As filed with the Securities and Exchange Commission on February 11, 2026

Registration Statement No. 333-292463

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 1 TO

FORM F-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MDXHEALTH SA
(Exact name of Registrant as specified in its charter)

Belgium	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

CAP Business Center
Zone Industrielle des Hauts-Sarts
4040 Herstal, Belgium
+1 (866) 259-5644
(Address and telephone number of Registrant’s principal executive offices)

MDxHealth, Inc.
15279 Alton Parkway — Suite 100
Irvine, CA 92618
United States
+1 949-812-6979
(Name, address, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Mark R. Busch Patrick J. Rogers K&L Gates 300 S. Tryon St., Suite 1000 Charlotte, NC 28202 United States +1 704-331-7400	Roel Meers Baker McKenzie BV/SRL Avenue du Boulevard 21 1210 Brussels Belgium +32 2 639 36 11

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the registrant.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standards” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), shall determine.

EXPLANATORY NOTE

This Registration Statement of MDxHealth SA contains three prospectuses:

●	a base prospectus which covers the offering, issuance and sale by us of the securities identified above from time to time in one or more offerings, which together shall have an aggregate initial offering price not to exceed $200,000,000;

●	a sales agreement prospectus covering the offering, issuance and sale by the Registrant of up to a maximum aggregate offering price of $50,000,000 (which amount is included in the $200,000,000 aggregate offering price set forth in the base prospectus) of our ordinary shares that may be issued and sold under the Sales Agreement, dated April 30, 2024, between us and TD Securities (USA) LLC (“TD Cowen”), as sales agent; and

●	a secondary offering prospectus which covers the offer and sale by the selling securityholder described therein of up to 1,867,186 ordinary shares acquired by the selling securityholder in connection with the closing of the Company’s acquisition of Exosome Diagnostics, Inc. business from Bio-Techne Corporation.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in one or more prospectus supplements to the base prospectus. The sales agreement prospectus immediately follows the base prospectus and the secondary offering prospectus follows the sales agreement prospectus. The $50,000,000 ordinary shares that may be offered, issued and sold under the sales agreement prospectus are included in the $200,000,000 of securities that may be offered, issued and sold by us under the base prospectus. Upon termination of the Sales Agreement or upon suspension of sales under the sales agreement prospectus, any portion of the $50,000,000 included in the sales agreement prospectus that is not sold pursuant to the Sales Agreement will be available for sale in other offerings pursuant to the base prospectus and a corresponding prospectus supplement, and if no ordinary shares are sold under the Sales Agreement, the full $50,000,000 of securities may be sold in other offerings pursuant to the base prospectus and a corresponding prospectus supplement. The 1,867,186 ordinary shares that may be offered and sold under the secondary offering prospectus are not included in the $200,000,000 of securities that may be offered, issued and sold by us under the base prospectus.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated February 11, 2026

MDXHEALTH SA

$200,000,000

Ordinary Shares

We may offer and sell from time to time, in one or more offerings, up to an aggregate amount of $200,000,000 in ordinary shares of the Company, no par value (the “securities”). We will provide specific terms of these securities in supplements to this prospectus. You should read carefully this prospectus, any prospectus supplement and any free writing prospectus, together with the additional information described under the heading “Where You Can Find More Information,” before you invest in our securities.

This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement for those securities. We may, from time to time, offer to sell the securities, through public or private transactions, directly or through underwriters, agents or dealers, on or off the Nasdaq Capital Market, at prevailing market prices or at privately negotiated prices. If any underwriters, agents or dealers are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the underwriter, agent or dealer and any applicable fees or commissions.

Our ordinary shares are listed on the Nasdaq Capital Market under the symbol “MDXH.” On February 10, 2026 the latest reported sale price for our ordinary shares was $3.62.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings. See “Prospectus Summary — Implications of Being an Emerging Growth Company.”

Our business and an investment in our securities involve significant risks. See “Risk Factors” beginning on page 3 for more information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is      , 2026

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”), under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and/or sell any combination of the securities described in this prospectus in one or more offerings, up to an aggregate of $200,000,000.

This prospectus provides you with a general description of the ordinary shares that we may offer. Each time we sell the securities described herein using this prospectus, we will provide you with a supplement to this prospectus that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to a particular offering. The prospectus supplement and any related free writing prospectus may include additional risk factors or other special considerations applicable to those particular securities. Any prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. If there is any inconsistency between the information contained in this prospectus and any prospectus supplement, you should rely on the information contained in that particular prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find Additional Information.”

Owning securities may subject you to tax consequences in the United States. This prospectus or any applicable prospectus supplement may not describe these tax consequences fully. You should read the tax discussion in any prospectus supplement with respect to a particular offering and consult your own tax advisor with respect to your own particular circumstances.

You should rely only on the information contained in or incorporated by reference into this prospectus or a prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The distribution or possession of this prospectus in or from certain jurisdictions may be restricted by law. This prospectus is not an offer to sell the securities and is not soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus and in any applicable prospectus supplement is accurate only as of the date on the front cover of this prospectus or prospectus supplement, as applicable, and the information incorporated by reference into this prospectus or any prospectus supplement is accurate only as of the date of the document incorporated by reference, in each case, regardless of the time of delivery of this prospectus or of any sale of the securities offered hereby. Our business, financial condition, results of operations and prospects may have changed since such dates.

Persons who come into possession of this prospectus in a jurisdiction outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus applicable to that jurisdiction.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to the terms “MDxHealth,” the “Company,” “our company,” “we,” “us,” and “our” refer to MDxHealth SA and its wholly owned subsidiaries. In this prospectus, any reference to any provision of any legislation shall include any amendment, modification, reenactment or extension thereof. Words importing the singular shall include the plural and vice versa, and words importing the masculine gender shall include the feminine or neutral gender. All references to “shares” in this prospectus refer to ordinary shares of MDxHealth SA with no nominal value.

All references in this prospectus to “$” are to U.S. dollars and all references to “€” are to Euros.

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PROSPECTUS SUMMARY

The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC or included in any applicable prospectus supplement. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in any prospectus supplements and in our most recent filings with the SEC including our Annual Reports on Form 20-F and reports on Form 6-K, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities. As used in this prospectus, the terms “we,” “our,” “us,” “MDxHealth,” or the “Company” refer to MDxHealth SA and its subsidiaries, taken as a whole, unless the context otherwise requires it.

About the Company

We are a commercial-stage precision diagnostics company providing non-invasive, clinically actionable and cost-effective urologic solutions to improve patient care. Our core menu of testing solutions, ExoDx for Prostate Cancer (“ExoDx”), Confirm mdx for Prostate Cancer (“Confirm mdx”), and Genomic Prostate Score (“GPS”), provide personalized genomic insights to both physicians and patients navigating the complexities of prostate cancer diagnosis and treatment. Our other testing solutions address related urologic diseases and conditions that are often managed by the same specialists who utilize our core prostate cancer tests. Each of our cutting-edge molecular diagnostic technologies provides patient-specific results enabling tailored approaches that enhance patient well-being while minimizing the need for invasive and unnecessary treatments and procedures.

More than 7,000 physicians have ordered over 500,000 mdxhealth tests. We have established a systematic approach to bring our precision diagnostic solutions to market, centered on proactive engagement, education, and market expansion aimed at healthcare professionals and their patients. Each of our core tests, ExoDx, Confirm mdx and GPS, have been included in prostate cancer detection and treatment guidelines published by the National Comprehensive Cancer Network, a non-profit alliance of the 31 leading cancer centers in the United States, and each core test has also successfully completed formal technical assessment review for Medicare reimbursement, culminating in positive final local coverage determinations.

Building from the foundation of our complementary marketed products, we are committed to sustained growth, with our core management principles defined by a commitment to focus, commercial execution and operating discipline throughout our organization. Our dedicated commercial team concentrates on cultivating relationships with major community urology centers, prioritizing those with significant patient volumes. We foster enduring connections with key physicians and practice groups who serve populations eligible for our solutions. Our overarching objective is to provide comprehensive support to physicians utilizing our tests throughout the entire patient journey, from initial diagnosis to advanced prostate cancer management.

ExoDx Acquisition

On August 5, 2025, we entered into an agreement with Bio-Techne Corporation (“Bio-Techne”), to acquire Exosome Diagnostics, Inc., including the ExoDx test, its CLIA-certified clinical laboratory and related assets. The closing of the acquisition took place on September 15, 2025. Total consideration for the acquisition is up to $15 million, with approximately $5 million in stock paid at closing and, subject to certain conditions, $2.5 million to be paid annually over the following 4 years, with 50% payable in cash and 50% payable in cash or stock at our discretion.

Implications of Being an Emerging Growth Company

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Start-ups Act of 2012, as amended (the “JOBS Act”). As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

●	exemption from the auditor attestation requirement of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, in the assessment of our internal controls over financial reporting; and

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●	to the extent that we no longer qualify as a foreign private issuer, (i) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (ii) exemptions from the requirements of holding a non-binding advisory vote on executive compensation, including golden parachute compensation.

We may take advantage of these exemptions until such time that we are no longer an emerging growth company. We will cease to be an emerging growth company upon the earliest to occur of (i) the last day of the fiscal year in which we have more than $1.235 billion in annual revenue; (ii) the date we qualify as a “large accelerated filer” with at least $700 million of equity securities held by non-affiliates; (iii) the issuance, in any three year period, by our company of more than $1.0 billion in non-convertible debt securities held by non-affiliates; and (iv) December 31, 2026.

Implications of Being a Foreign Private Issuer

We are also considered a “foreign private issuer” under U.S. securities laws. In our capacity as a foreign private issuer, we are exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, members of our board of directors and our principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our securities. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. In addition, we are not required to comply with Regulation FD (Fair Disclosure), which restricts the selective disclosure of material information.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We will remain a foreign private issuer until such time that more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of the members of the board of directors are U.S. citizens or residents; (ii) more than 50% of our assets are located in the United States; or (iii) our business is administered principally in the United States.

We have taken advantage of certain reduced reporting and other requirements in this prospectus. Accordingly, the information contained herein may be different from the information you receive from other public companies.

Corporate History and Additional Information

We were incorporated on January 10, 2003 as a company with limited liability (naamloze vennootschap/société anonyme) incorporated and operating under the laws of Belgium. We are registered with the legal entities register (Liège) under enterprise number 0479.292.440. We were publicly listed on Euronext Brussels in June 2006 and we had American Depositary Shares (“ADS”) listed on the Nasdaq Capital Market in November 2021. In November 2023, we completed a share consolidation of our ordinary shares by means of a 1-for-10 reverse split, such that following the share consolidation each ADS represented one ordinary share (instead of 10 ordinary shares previously). Following the share consolidation and also during November 2023, we completed the mandatory exchange of all of our ADSs for one ordinary share each and subsequently terminated our ADS facility. Following a transition period, the Company de-listed its ordinary shares from Euronext Brussels and, as of December 18, 2023, our ordinary shares began solely trading on the Nasdaq Capital Market under the symbol “MDXH”. In October 2010, the Company’s name was changed from OncoMethylome Sciences SA to MDxHealth SA. We have three directly held, wholly owned subsidiaries: MDxHealth, Inc., a Delaware company incorporated in April 2003, MDxHealth B.V., a Dutch company incorporated in September 2015, and Exosome Diagnostics, Inc., a Delaware company incorporated in 2008. Our principal executive office is in Belgium at Zone Industrielle des Hauts-Sarts 4040 Herstal, Belgium and the telephone number is +1 (866) 259-5644. Our agent for service of process in the United States is MDxHealth, Inc., which is located at 15279 Alton Parkway — Suite 100, Irvine, CA 92618. MDxHealth, Inc.’s telephone number is +1 949-812-6979.

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RISK FACTORS

Investing in the securities to be offered pursuant to this prospectus involves a high degree of risk. You should carefully consider the important factors set forth under the heading “Risk Factors” in our most recent Annual Report on Form 20-F filed with the SEC and incorporated herein by reference, which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, and any risk factors and other information described in the applicable prospectus supplement or relevant free writing prospectus for such issuance before investing in any securities that may be offered. For further details, see the sections entitled “Incorporation of Certain Information by Reference” and “Where You Can Find Additional Information.”

Any of the risk factors referred to above could significantly and negatively affect our business, results of operations or financial condition, which may reduce our ability to pay dividends and lower the trading price of our securities. The risks referred to above are not the only ones that we face. Additional risks not currently known by us or risks that we currently deem immaterial may also impair our business and operations. You should only consider investing in our securities if you can bear the risk of loss of your entire investment.

Summary of Risk Factors

●	We have a history of losses and expect to incur net losses in the future and may never achieve profitability.

●	We might require substantial additional funding to continue our operations and to respond to business needs or take advantage of new business opportunities, which may not be available on acceptable terms, or at all.

●	Our loan facility contains restrictions that limit our flexibility in operating our business, and if we fail to comply with the covenants and other obligations under our loan agreement, the lenders may be able to accelerate amounts owed under the facility and may foreclose upon the assets securing our obligations.

●	We may engage in acquisitions that are not successful and which could disrupt our business, cause dilution to our stockholders and reduce our financial resources.

●	Our operating results could be subject to significant fluctuation, which could increase the volatility of our stock price and cause losses to our shareholders.

●	The molecular diagnostics industry is highly competitive and characterized by rapid technological changes and we may be unable to keep pace with our competitors.

●	Our financial results have been largely dependent on sales of two tests, Confirm mdx and GPS, and we will need to generate sufficient revenues from these tests and other future solutions to grow our business.

●	We face uncertainties over the reimbursement of our tests by third party payors.

●	Our business may be adversely affected by global macroeconomic conditions and volatility in the capital markets.

●	If we are unable to retain intellectual property protection in relation to our tests or if we are required to expend significant resources to protect our intellectual property position, our competitive position could be undercut.

●	We may be subject to substantial costs and liabilities or be prevented from using technologies incorporated in our tests as a result of litigation or other proceedings relating to patent rights.

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●	We rely on strategic collaborative and license arrangements with third parties to develop critical intellectual property. We may not be able to successfully establish and maintain such intellectual property.

●	Due to billing complexities in the diagnostic and laboratory service industry, we may have difficulties receiving timely payment for the tests we perform, and may face write-offs, disputes with payors and patients, and long collection cycles.

●	We face an inherent risk of product liability claims.

●	Failure to attract or retain key personnel or to secure the support of key scientific collaborators could materially adversely impact our business.

●	Our business and reputation will suffer if we are unable to establish and comply with, stringent quality standards to assure that the highest level of quality is observed in the performance of our tests.

●	Our laboratory facilities may become inoperable due to natural or man-made disasters or regulatory sanctions.

●	We rely on a limited number of third-party suppliers for services and items used in the production and operation of our testing solutions, and some of those services and items are supplied from a single source. Disruption of the supply chain, unavailability of third-party services required for the performance of the tests, modifications of certain items or failure to achieve economies of scale could have a material adverse effect on us.

●	Failures in our information technology, storage systems, or our clinical laboratory equipment could significantly disrupt our operations and our research and development efforts.

●	The use of Artificial Intelligence presents new risks and challenges to our business.

●	We expect to make significant investments to research and develop new tests, which may not be successful.

●	Our research and development efforts will be hindered if we are not able to obtain samples, contract with third parties for access to samples or complete timely enrollment in future clinical trials.

●	Failure to comply with governmental payor regulations could result in us being excluded from participation in Medicare, Medicaid or other governmental payor programs, which would adversely affect our business.

●	Failure to comply with federal, state and foreign laboratory licensing and related requirements could cause us to lose the ability to perform our tests, experience disruptions to our business, or become subject to administrative or judicial sanctions.

●	The FDA may change its position with respect to its regulation of the laboratory developed tests we offer or may seek to offer in the future, causing us to incur substantial costs and time delays associated with meeting requirements for pre-market clearance or approval or we could experience decreased demand for or reimbursement of our tests.

●	Delays in receipt of, or failure to obtain, required FDA clearances or approvals for our products in development, or improvements to or expanded indications for our current offerings, could materially delay or prevent us from commercializing or otherwise adversely impact future product commercialization.

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●	We expect to rely on third parties to conduct any future studies of our technologies that may be required by the FDA or other U.S. or foreign regulatory bodies, and those third parties may not perform satisfactorily.

●	We conduct business in a heavily regulated industry, and changes in regulations or violations of regulations may, directly or indirectly, adversely affect our results of operations and financial condition and harm our business.

●	Our business is subject to various complex laws and regulations applicable to providers of clinical diagnostic products and services.

●	Failure to comply with privacy, security, and consumer protection laws and regulations could result in fines, penalties and damage to our reputation and have a material adverse effect on our business.

●	Our employees, independent contractors, consultants, commercial partners, and vendors may engage in misconduct or other improper activities, including noncompliance with regulatory standards and requirements.

●	Our operating results could be materially adversely affected by unanticipated changes in tax laws and regulations, adjustments to our tax provisions, exposure to additional tax liabilities, or forfeiture of our tax assets.

●	Certain of our significant shareholders may have different interests from us and may be able to control us, including the outcome of shareholder votes.

●	Holders of our ordinary shares should be aware that the rights provided to holders of our ordinary shares under Belgian corporate law and our Articles of Association differ in certain respects from the rights that you would typically enjoy as a shareholder of a U.S. company under applicable U.S. federal and state laws.

●	Concentration of ownership of our ordinary shares among our existing executive officers, directors and principal shareholders may prevent holders of our ordinary shares from influencing significant corporate decisions.

●	As a foreign private issuer and as permitted by the listing requirements of Nasdaq, we rely on certain home country corporate governance practices rather than the corporate governance requirements of Nasdaq.

●	We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

●	We incur significant costs as a result of operating as a company that is publicly listed on Nasdaq, and our management is required to devote substantial time to compliance initiatives.

●	If we fail to implement and maintain effective internal controls over financial reporting, our ability to produce accurate financial statements on a timely basis could be impaired.

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Risks Related to Our Business and Industry

We have a history of losses and expect to incur net losses in the future and may never achieve profitability.

We have incurred substantial net losses since our inception, and there can be no assurance that we will achieve profitability. As of December 31, 2024, we had an accumulated deficit of $369.5 million and for the year ended December 31, 2024, we had a net loss of $38.1 million and net cash outflows from operating activities of $18.5 million. We expect our losses to continue as a result of costs relating to ongoing research and development and for increased selling and marketing costs for existing and planned testing solutions. These losses have had, and will continue to have, an adverse effect on our working capital, total assets, and stockholders’ equity. Even if we achieve significant revenues, we may not become profitable, and even if we achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis. Failure to become and remain consistently profitable could adversely affect the market price of our common stock and could significantly impair our ability to raise capital or expand our business in accordance with our growth strategy. Historically, we have been able to raise capital at regular occasions. If we are unable to continue to do this, our ability to operate as a going concern could be seriously compromised.

We may not be able to continue as a going concern.

Our consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. We have a history of operating losses and management expects the Company to continue to incur net losses and have significant cash outflows for at least the next twelve months. While these conditions, among others, could raise doubt about our ability to continue as a going concern, these consolidated financial statements have been prepared assuming that the Company will continue as a going concern.

We may require substantial additional funding to continue our operations and to respond to business needs (including repayment of our outstanding debt) or take advantage of new business opportunities, which may not be available on acceptable terms, or at all.

Our capital outlays and operating expenditures are expected to increase over the next several years as commercial operations expand. We expect that we may require additional equity or debt funding from time to time in case of a shortfall in cash inflows from operations or to respond to business needs (including repayment of our outstanding debt) or take advantage of new business opportunities, which may not be available at acceptable terms, or at all. For more information about our cash and cash equivalent position or total liquidity position, see also Item 5B. “Liquidity and Capital Resources” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2024.

Additionally, we have agreed to make material additional payments in connection with recent acquisitions. In connection with our acquisition in 2025 of Exosome Diagnostics, Inc., we agreed to make deferred purchase price payments to Bio-Techne, an aggregate amount of up to $10 million of which remains outstanding. Pursuant to our acquisition in 2022 of the GPS prostate cancer business of Exact Sciences Corporation (“Exact Sciences”), we agreed to pay additional earnout amounts based upon a portion of the reported revenues attributable to the GPS business, an aggregate amount of up to $54.5 million of which remains outstanding. At our option, a portion of the additional payment amounts can be settled in cash or through the issuance of shares, subject to certain restrictions.

If additional funds are raised through the sale of equity, convertible debt or other equity-linked securities, our securityholders’ ownership will be diluted. Any equity securities issued also may provide for rights, preferences or privileges senior to those of holders of shares. If additional funds are raised by issuing debt securities, these debt securities would have rights, preferences and privileges senior to those of shareholders, and the terms of the debt securities issued could impose significant restrictions on our operations.

If adequate funds are not available, we may have to scale back our operations or limit our research and development activities, which may cause us to grow at a slower pace, or not at all, and our business could be adversely affected.

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Our credit facility contains restrictions that limit our flexibility in operating our business, and if we fail to comply with the covenants and other obligations under our credit facility, the lenders may be able to accelerate amounts owed under the facility and may foreclose upon the assets securing our obligations.

On May 1, 2024, we entered into a $100 million Credit Agreement (the “Credit Agreement”) with certain funds managed by OrbiMed Advisors LLC (“OrbiMed”) which Credit Agreement was amended in July and August 2024. The Credit Agreement provides for a five-year senior secured credit facility in an aggregate principal amount of up to $100 million, of which (i) $55 million was advanced in May 2024, (ii) $25 million was advanced in March 2025, and (iii) $20 million will be made available, at our discretion, on or prior to March 31, 2026, subject to certain net revenue requirements and other customary conditions. All obligations under the credit agreement are secured by substantially all of our assets, including intellectual property rights. The Credit Agreement matures on May 1, 2029.

We are subject to a number of affirmative and restrictive covenants pursuant to the Credit Agreement, which limit or restrict our ability to (subject to certain qualifications and exceptions): create liens and encumbrances; incur additional indebtedness; merge, dissolve, liquidate or consolidate; make acquisitions, investments, advances or loans; dispose of or transfer assets; pay dividends or make other payments in respect of their capital stock; amend certain material documents; redeem or repurchase certain debt; engage in certain transactions with affiliates; enter into certain restrictive agreements; and engage in certain other activities customary for a senior secured credit facility. In addition, if, for any quarter beginning on June 30, 2025 and until the maturity date of the Credit Agreement, our net revenue does not meet certain minimum amounts, then, subject to certain cure rights specified in the Credit Agreement, we will be required to repay the outstanding principal amount of the Credit Agreement in equal monthly installments, together with accrued interest on the principal repaid and a repayment premium and other fees, until the maturity date of the Credit Agreement. In addition, an event of default will occur if we fail to maintain certain levels of unrestricted cash and cash equivalents during various time periods, including monthly assessments thereof, initially at a minimum level of $20 million and subsequently reducing to a $5 million minimum level following the achievement of certain milestones.

Our obligations under the Credit Agreement are subject to acceleration upon the occurrence of an event of default (subject to applicable notice and grace periods). We may also enter into other debt agreements in the future which may contain similar or more restrictive terms.

Our ability to remain in compliance with financial covenants contained in the Credit Agreement, to request additional advances under the Credit Agreement, and to make scheduled payments required under the Credit Agreement depends on numerous factors, including our financial and operating performance. There can be no assurance that we will maintain a level of cash reserves or cash flows from operating activities sufficient to remain in compliance with applicable financial covenants, to qualify for additional advances under the Credit Agreement, and to permit us to pay the principal, premium, if any, and interest on our existing or future indebtedness. If our cash flows and capital resources prove insufficient, we may be forced to reduce or delay capital expenditures, sell assets or operations, seek additional capital or restructure or refinance our indebtedness. We cannot assure you that we would be able to take any of these actions, or that these actions would permit us to remain in compliance with the Credit Agreement or to meet our scheduled debt service obligations. Failure to comply with the terms and conditions of the Credit Agreement will (subject to applicable notice and grace periods) result in an event of default, which could result in an acceleration of amounts due under the Credit Agreement. We may not have sufficient funds or may be unable to arrange for additional financing to repay our indebtedness or to make any accelerated payments, and OrbiMed could seek to enforce security interests in the collateral securing such indebtedness, which would harm our business. In addition, if we are unable to timely achieve certain minimum revenue and liquidity targets, we will be unable to borrow additional funds pursuant to the Credit Agreement, which could negatively impact our ability to fund our operations.

We may engage in acquisitions that are not successful and which could disrupt our business, cause dilution to our stockholders and reduce our financial resources.

In addition to our acquisition of ExoDx from Bio-techne in September 2025 and our acquisition of our GPS test from Genomic Health, Inc., a subsidiary of Exact Sciences, in August 2022, we may enter into other transactions in the future to acquire other businesses, products or technologies. We may be unable to realize the anticipated benefits of the acquisitions or do so within the anticipated timeframe. Any acquisitions may not strengthen our competitive position, and these transactions may be viewed negatively by customers or investors. We could incur losses resulting from known or unknown liabilities of the acquired business that are not sufficiently covered by the indemnification we may obtain from the seller. In addition, we may not be able to successfully integrate the acquired personnel, technologies and operations into our existing business in an effective, timely and non-disruptive manner. If we are unable to do so, the disruption to our operations could result in additional costs or could distract management’s attention from other initiatives.

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Our operating results could be subject to significant fluctuation, which could increase the volatility of our stock price and cause losses to our shareholders.

Our revenues and results of operations have historically fluctuated significantly and may do so in the future, depending on a variety of factors, including the following:

●	our success in marketing and selling, and changes in demand for, our tests, and the level of reimbursement and collection obtained for such tests;

●	seasonal variations or non-seasonal events or circumstances affecting healthcare provider recommendations for our tests and patient compliance with healthcare provider recommendations, including without limitation, holidays, weather events, and circumstances such as the outbreak of influenza that may limit patient access to medical practices or institutions for diagnostic tests and preventive services;

●	our success in collecting payments from third-party and other payors, patients and collaborative partners, variation in the timing of these payments and recognition of these payments as revenues;

●	the pricing of our tests, including potential changes in the reimbursement rates for claims submitted to the U.S. Centers for Medicare & Medicaid Services (“CMS”) or other healthcare payors;

●	circumstances affecting our ability to provide our tests, including weather events, supply shortages, or regulatory or other circumstances that adversely affect our ability to manufacture our tests or process tests in our clinical laboratories;

●	fluctuations in the amount and timing of our selling and marketing costs and our ability to manage costs and expenses and effectively implement our business; and

●	our research and development activities, including the timing, size, complexity, and cost of clinical studies.

In addition, because the substantial majority of our revenues are generated by sales to customers without either a written contract, a set price, or a payment due date, the amount of revenue that we report is based on estimates of future collections that contain uncertainty and require the use of significant judgment by management. We cannot provide any assurance as to when, if ever, or to what extent, any of the recognized revenues that represent uncollected amounts will be collected. Shortfalls in actual cash collected, as well as changes to expected collectability, of estimated amounts recognized as revenue can materially negatively impact operating results in subsequent periods. See “Risk Factors — Due to billing complexities in the diagnostic and laboratory service industry, we may have difficulties receiving timely payment for the tests we perform, and may face write-offs, disputes with payors and patients, and long collection cycles.” As a result, comparing our operating results on a period-to-period basis may be difficult due to fluctuations resulting from our revenue estimation process, and such comparisons may not be meaningful and should not be relied upon as an indication of our future performance. Resulting fluctuations in revenue may make it difficult in the near term for us, research analysts and investors to accurately forecast our revenue and operating results.

If our revenues or operating results fall below the expectations of investors or public market analysts, the trading price of our common stock could decline substantially.

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The molecular diagnostics industry is highly competitive and characterized by rapid technological changes and we may be unable to keep pace with our competitors.

The molecular diagnostics field is characterized by rapid technological changes, frequent new product introductions, changing customer preferences, emerging competition, evolving industry and regulatory compliance standards, reimbursement uncertainty and price competition. Moreover, the molecular diagnostics field is intensely competitive both in terms of service and price, and continues to undergo significant consolidation, permitting larger clinical laboratory service providers to increase cost efficiencies and service levels, resulting in more intense competition.

The market for assessing men at risk for prostate cancer diagnosis or aggressiveness is large. As a result, this market has attracted competitors, some of which possess substantially greater financial, selling, logistical and laboratory resources, more experience in dealing with third-party payors, and greater market penetration, purchasing power and marketing budgets, as well as more experience in providing diagnostic services. Some companies and institutions are developing serum-based tests and diagnostic tests based on the detection of proteins, nucleic acids or the presence of fragments of mutated genes in the blood that are associated with prostate cancer. These competitors could have technological, financial, reputational, and market access advantages over us.

Some of our current and potential competitors may have significant competitive advantages over us, which may make them more attractive to hospitals, clinics, group purchasing organizations and physicians. See “Item 4.B. Business Overview — Competition” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2024, for additional information regarding our competitors and the effects of competition on our business.

We may be unable to compete effectively against our competitors either because their products and services are superior or because they are more effective in developing or commercializing competing products and services. Furthermore, even if we do develop new marketable products or services, our current and future competitors may develop products and services that are more clinically or commercially attractive than ours, and they may bring those products and services to market earlier or more effectively than us. If we are unable to compete successfully against current or future competitors, we may be unable to increase market acceptance for, and sales of, our tests, which could prevent us from increasing or sustaining our revenues or achieving sustained profitability and could cause the market price of our common stock to decline.

Our commercial success will depend on the market acceptance and adoption of our current and future tests.

Healthcare providers typically take a long time to adopt new products, testing practices and clinical treatments, partly because of perceived liability risks and the uncertainty of third-party coverage and reimbursement. It is critical to the success of our sales efforts that we educate enough patients, clinicians and administrators about molecular diagnostics testing, in general, as well as about our testing solutions, and demonstrate their clinical benefits. It is likely that clinicians may not adopt, and third-party payors may not cover or adequately reimburse for, our tests unless they determine, based on published peer-reviewed journal articles and the experience of other clinicians, that they provide accurate, reliable, and cost-effective information.

As the healthcare reimbursement system in the United States evolves to place greater emphasis on comparative effectiveness and outcomes data, we cannot predict whether we will have sufficient data, or whether the data we have will be presented to the satisfaction of any payors seeking such data, in the process of determining and maintaining coverage for our diagnostic tests. The administration of clinical and economic utility studies is expensive and demands significant attention from the management team. There can be no assurance that our clinical studies will be successfully initiated, enrolled or completed. Also, data collected from these studies may not be positive or consistent with our existing data or may not be statistically significant or compelling to the medical community. If the results obtained from ongoing or future studies are inconsistent with certain results obtained from previous studies, adoption of diagnostic services would suffer, and our business would be harmed.

If our tests or the technology underlying our current or future tests do not receive sufficient favorable exposure in peer-reviewed publications, the rate of clinician adoption of our tests and positive reimbursement coverage decisions for our tests could be negatively affected. See “Risk Factors — We face uncertainties over the reimbursement of our tests by third party payors.” The publication of clinical data in peer-reviewed journals is a crucial step in commercializing and obtaining reimbursement for diagnostic tests, and our inability to control when, if ever, our results are published may delay or limit our ability to derive sufficient revenue from any product that is the subject of a study.

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Our financial results have been largely dependent on sales of two tests, Confirm mdx and GPS, and we will need to generate sufficient revenues from these tests and other future solutions to grow our business.

Currently, we rely significantly on the sales of Confirm mdx and GPS tests in the United States for our revenues, with these tests combined accounting for approximately 82% of total revenues in the nine months ended September 30, 2025, 80% of total revenue in 2024 and 79% of total revenue in 2023.

We have diversified our revenue through the commercialization of additional precision diagnostic test offerings, including our ExoDx and Resolve mdx tests. However, sales of Confirm mdx and GPS are expected to continue to account for a substantial portion of total revenues for at least the next several years. If reimbursement for our tests were to be revoked or limited either by CMS or commercial payors, this could have an immediate impact on our revenues. While we do not believe that revocation of Medicare reimbursement for Confirm mdx or GPS tests is likely, if this were to occur, the impact could be severe.

The commercial success of our testing solutions and our ability to generate sales will depend on several factors, including:

●	acceptance by the medical community;

●	the number of patients undergoing a prostate biopsy procedure;

●	acceptance, endorsement and formal policy approval of favorable reimbursement for the test by Medicare and other third-party payors;

●	our ability to successfully market the tests;

●	the amount of and nature of competition from other prostate cancer products and procedures;

●	maintaining and defending patent protection for the intellectual property relevant to our products and services; and

●	our ability to establish and maintain adequate commercial distribution, sales force and laboratory testing capabilities.

If we are unable to increase sales and reimbursement of our current testing solutions or successfully develop and commercialize other solutions or enhancements, our revenues and our ability to achieve profitability would be impaired, and the market price of our shares could decline.

We face uncertainties concerning the coverage and reimbursement of our tests by third-party payors.

Successful commercialization of our testing solutions depends, in large part, on the availability of coverage and adequate reimbursement from government and private payors. Favorable third-party payor coverage and reimbursement are essential to meeting our immediate objectives and long-term commercial goals. In the United States, for new diagnostic tests, each private and government payor decides whether to cover the test, the amount it will reimburse clinical laboratories or other providers for a covered test, and any specific conditions for coverage and reimbursement. Healthcare providers may be unlikely to order a specific diagnostic test unless an applicable third-party payor offers meaningful reimbursement for the test. Therefore, adequate coverage and reimbursement is critical to the commercial success of a diagnostic product, and if we are unable to secure and maintain favorable coverage determinations and reimbursement, this will undermine our ability to earn revenue from our products.

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Medicare

Reimbursement for diagnostic tests furnished to Medicare beneficiaries (typically patients aged 65 or older) is usually based on a fee schedule set by the CMS, a division of the U.S. Department of Health and Human Services (“HHS”). As a Medicare-enrolled provider with our primary laboratory based in California, we bill Noridian Healthcare Solutions (“Noridian”), the Medicare Administrative Contractor (“MAC”) for California, and our Confirm mdx and GPS tests are subject to Noridian’s local coverage and reimbursement policies. Noridian participates in the Molecular Diagnostic Services Program (“MolDX”), administered by Palmetto GBA, which handles technical assessments for U.S. laboratories that perform molecular diagnostic testing and issues Medicare local coverage determinations and associated coverage documentation (“LCDs”). The Confirm mdx test obtained a positive Medicare LCD under the MolDX program in 2014 and the GPS test obtained a positive Medicare coverage LCD in 2015, each of which provides coverage for Medicare patients throughout the United States. As a Medicare-enrolled provider with a secondary laboratory based in Massachusetts, we bill National Government Services, Inc. (“NGS”), the MAC covering Massachusetts, for tests that are offered by our Waltham, Massachusetts laboratory, including our recently acquired ExoDx test, which obtained a positive Medicare coverage LCD in 2018. As a Medicare-enrolled provider with a secondary laboratory based in Texas, we bill Novitas Solutions (“Novitas”), the MAC covering Texas, for tests that are offered by our Texas laboratory, including our Resolve mdx test, claims for which tests are therefore subject to Novitas’ local coverage and reimbursement policies. Novitas does not at this time participate in the MolDx program, nor does it in practice issue LCDs for all molecular tests that it may reimburse. As a result, molecular tests offered by our Texas laboratory may in certain cases be billed to Novitas using industry-standard coding terms that describe the procedures performed, pursuant to guidance and instructions set forth by the American Medical Association “CPT codebook” as well as associated guidance set forth in the Policy Manual for Medicare Services published by the National Correct Coding Initiative (NCCI). Because of the highly technical nature of interpreting complex and disparate coding policies applicable to certain of the Company’s tests, there can be no assurance that Medicare, or the MACs that determine local Medicare coverage, will continue to issue or follow positive coverage and reimbursement policies and practices and, if issued or followed, that such policies or reimbursement practices will be maintained in the future.

Medicare accounted for approximately 41% of MDxHealth’s revenues in 2024 compared to 39% of MDxHealth’s revenues in 2023. See Note 4 in the Notes to Consolidated Financial Statements included in Part III for further detail.

Commercial payors

Obtaining coverage and reimbursement by commercial payors is a time-consuming and costly process, without a guaranteed outcome, since each commercial payor makes its own decision with respect to whether to cover a particular test and, if so, at what rate to reimburse providers for that test. In addition, several payors and other entities conduct technology assessments of new medical tests and devices and provide the results of these assessments for informational purposes to other parties. These assessments may be used by third-party payors and healthcare providers as grounds to deny coverage for a particular test, or to refuse to use or order a particular test or procedure. Our tests have received initial negative technology assessments from several of these entities and are likely to receive more negative technology assessments. We continue to work with third-party payors to obtain coverage and reimbursement for our tests and to appeal coverage denial decisions based on existing and ongoing studies, peer reviewed publications, and support from physician and patient groups. There are no assurances that commercial payors will continue to issue positive coverage and reimbursement policies and/or contracts and, if issued, that such policies and/or contracts will be maintained in the future. If our tests are considered on a policy-wide level by major third-party payors, whether at our request or on the payor’s own initiative, and the payor determines that such tests are ineligible for coverage and reimbursement, our revenue potential could be adversely impacted.

Our business may be adversely affected by global macroeconomic conditions and volatility in the capital markets.

The growth of our business is, and will continue to be, affected by changes in the overall global economy. Various macroeconomic factors could adversely affect our business and the results of our operations and financial condition, including changes in inflation, high interest rates, foreign currency exchange rates, weakness in general economic conditions and threatened or actual recessions, including those resulting from the current and future conditions in the global financial markets, shifting political landscapes, and budgeting constraints of governmental entities. Cost inflation, including increases in raw material prices, labor rates, transportation costs and tariffs, may continue to impact our profitability. Our ability to recover these cost increases through price increases is significantly limited by the process by which we are reimbursed for our products and services by government and private payors. In addition, disruptions in the U.S., Europe or other economies, including due to geopolitical conflict or uncertainty and changing international trade policies, could disrupt global markets, interrupt global supply chains, and have other potential inflationary or recessionary effects on the global economy.

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The volatility of the capital markets could also affect the value of our investments and our ability to liquidate our investments in order to fund our operations. The high interest rate environment and reduced access to capital markets could also adversely affect the ability of our suppliers, distributors, licensors, collaborators, contract manufacturers and other commercial partners to remain effective business partners or to remain in business. The loss of a critical business partner, or a failure to perform by a critical business partner, could have a disruptive effect on our business and could adversely affect our results of operations.

Public health crises, such as the COVID-19 pandemic, have had, and could in the future have, adverse effects on our business and financial results.

Pandemics or disease outbreaks, such as the COVID-19 pandemic, have created and may continue to create significant volatility, uncertainty and economic disruption in the markets in which we sell or plan to sell our current or future tests and in which we operate, and may negatively impact business and healthcare activity globally. For example, in response to the COVID-19 pandemic, governments around the world imposed measures designed to reduce the transmission of COVID-19, patients postponed visits to healthcare providers, certain healthcare providers temporarily closed their offices or restricted patient visits, healthcare provider employees became generally unavailable and there were disruptions in the operations of payors, suppliers and other third parties that are necessary for our tests to be administered. The extent to which fear of exposure to or actual effects of COVID-19, new variants, disease outbreak, epidemic or a similar widespread health concern impacts our business will depend on future developments, which are highly uncertain and cannot be predicted with confidence, such as the speed and extent of geographic spread of the disease, the duration of the outbreak, travel restrictions, the efficacy of vaccination and treatment; impact on the U.S. and international healthcare systems, the U.S. economy and worldwide economy; the timing, scope and effectiveness of U.S. and international governmental response; and the impact on the health, well-being and productivity of our employees; and short- and long-term changes in the behaviors of medical professionals and patients resulting from any such pandemic, outbreak, epidemic or other health concern.

Risks Related to Our Intellectual Property

If we are unable to retain intellectual property protection in relation to our tests or if we are required to expend significant resources to protect our intellectual property position, our competitive position could be undercut.

Our ability to protect our discoveries, know-how and technologies affects our ability to compete and to achieve profitability. We rely on a combination of U.S. and foreign patents and patent applications, copyrights, trademarks and trademark applications, confidentiality or non-disclosure agreements, material transfer agreements, licenses and consulting agreements to protect our intellectual property rights. We also maintain certain company know-how, algorithms, and technological innovations designed to provide us with a competitive advantage in the marketplace as trade secrets. As of December 26th, 2025, we owned or had exclusive rights to more than eighteen patent families related to our molecular technology and cancer-specific biomarkers. Specifically, there are 174 granted or pending patent applications in this group comprised of nineteen issued or allowed U.S. patents, six pending U.S. provisional or non-provisional applications, zero pending international patent applications filed under the Patent Cooperation Treaty and 147 granted or allowed patents in jurisdictions outside the United States, including Japan, Canada, Israel and the major European countries. Our issued U.S. patents expire at various times between 2029 and 2042. Of these issued patents, 9 cover intellectual property used in our Select mdx test, the last of which expires in 2036, 55 cover intellectual property used in our GPS test, the last of which expires in 2038, and 45 cover intellectual property used in our Exosome test the last of which expires in 2042. When these patents expire other companies will no longer be prohibited from incorporating the subject intellectual property into competing tests they may seek to develop.

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While we intend to pursue additional and future patent applications, it is possible that pending patent applications and any future applications may not result in issued patents. Additionally, agency workforce reductions or turnover could delay or change the outcome of approvals or decisions on which we rely to protect our intellectual property. Even if patents are issued, third parties may independently develop similar or competing technology that avoids our patents. Third parties may also assert infringement or other intellectual property claims against us or against our licensors, licensees, suppliers or strategic partners. Any actions regarding patents could be costly and time-consuming and could divert the attention of management and key personnel from other areas of our business. Further, we cannot be certain that the steps we have taken will prevent the misappropriation of our trade secrets and other confidential information as well as the misuse of our patents and other intellectual property, particularly in foreign countries with no patent protection.

Although we have licensed and own issued patents in the United States and foreign countries, we cannot be certain the claims will continue to be considered patentable by the U.S. Patent and Trademark Office (the “USPTO”), U.S. courts patent offices and courts in other jurisdictions. The U.S. Supreme Court, other federal courts and/or the USPTO, may change the standards of patentability and any such changes could have a negative impact on our business. For instance, the Federal Circuit has recently ruled on several patent cases, such as Univ. of Utah Research Found. v. Ambry Genetics Corp., 774 F.3d 755 (Fed. Cir. 2014), Ariosa Diagnostics, Inc. v. Sequenom, Inc., 788 F.3d 1371 (Fed. Cir. 2015), Genetic Tech. Ltd. v. Merial LLC, 818 F.3d 1369 (Fed. Cir. 2016), and Cleveland Clinic Found. v. True Health Diagnostics, 859 F.3d 1352 (Fed. Cir. 2017), that some diagnostic method claims are not patent eligible. These decisions have narrowed the scope of patent protection available in certain circumstances or weakened the rights of patent owners in certain situations. Some aspects of our technology involve processes that may be subject to this evolving standard and we cannot guarantee that any of our issued or pending process claims will be patentable as a result of such evolving standards. In addition, this combination of decisions has created uncertainty as to the value of certain issued patents, in particular in the detection of prostate cancer and other cancers.

We may be subject to substantial costs and liabilities or be prevented from using technologies incorporated in our tests as a result of litigation or other proceedings relating to patent rights.

Third parties may assert infringement or other intellectual property claims against us or our licensors, licensees, suppliers or strategic partners. We pursue a patent strategy that we believe provides us with a competitive advantage in the assessment of prostate cancer and is designed to maximize patent protection against third parties in the United States and, potentially, in certain foreign countries. In order to protect or enforce our patent rights, we may have to initiate actions against third parties. Any actions regarding patents could be costly and time-consuming and could divert the attention of management and key personnel from other areas of our business. Additionally, such actions could result in challenges to the validity or applicability of our patents. Because the USPTO maintains patent applications in secrecy until a patent application is published or the patent is issued, we have no way of knowing if others may have filed patent applications covering technologies used by us or our partners. Additionally, there may be third-party patents, patent applications and other intellectual property relevant our technologies that may block or compete with our technologies. Even if third-party claims are without merit, defending a lawsuit may result in substantial expense to us and may divert the attention of management and key personnel. In addition, we cannot provide assurance that we would prevail in any such suits or that the damages or other remedies, if any, awarded against us would not be substantial. Claims of intellectual property infringement may require us, or our strategic partners, to enter into royalty or license agreements with third parties that may not be available on acceptable terms, if at all. These claims may also result in injunctions which could prevent us from further developing and commercializing services or products containing our technologies, which could in turn adversely affect our ability to earn revenues from these services or products.

Also, patents and patent applications owned by us may become the subject of post-grant challenges or interference proceedings in the USPTO to determine validity and the priority of invention, which could result in substantial cost as well as a possible adverse decision as to the validity or priority of invention of the patent or patent application involved. An adverse decision in an interference proceeding may result in the loss of rights under a patent or patent application subject to such a proceeding.

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Ultimately, the potential weakening of our intellectual property position as a result of the evolution of case law or otherwise may make us more vulnerable to competition. While we are unable to quantify the impact of this risk given that our patents remain untested in the courts, the impact could be severe if our competitors are able to take advantage of any weakening of our intellectual property position.

We rely on strategic collaborative and license arrangements with third parties to develop critical intellectual property. We may not be able to successfully establish and maintain such intellectual property.

The development and commercialization of our products and services rely, directly or indirectly, upon strategic collaborations and license agreements with third parties. Our dependence on license, collaboration and other similar agreements with third parties may subject us to a number of risks. There can be no assurance that any current contractual arrangements between us and third parties or between our strategic partners and other third parties will be continued on materially similar terms and will not be breached or terminated early. Any failure to obtain or retain the rights to necessary technologies on acceptable commercial terms could require us to re-configure our products and services, which could negatively impact their commercial sale or increase the associated costs, either of which could materially harm our business and adversely affect our future revenues and ability to achieve sustained profitability.

We expect to continue and expand our reliance on collaboration and license arrangements. Establishing new strategic collaborations and license arrangements is difficult and time-consuming. Discussions with potential collaborators or licensors may not lead to the establishment of collaborations on favorable terms, if at all. To the extent we agree to work exclusively with one collaborator in a given area, our opportunities to collaborate with other entities could be limited. Potential collaborators or licensors may reject collaborations with us based upon their assessment of our financial, regulatory or intellectual property position or other factors. Even if we successfully establish new collaborations, these relationships may never result in the successful commercialization of any product or service. In addition, the success of the projects that require collaboration with third parties will be dependent on the continued success of such collaborators. There is no guarantee that our collaborators will continue to be successful and, as a result, we may expend considerable time and resources developing products or services that will not ultimately be commercialized.

If patent regulations or standards are modified, such changes could have a negative impact on our business.

From time to time, the U.S. Supreme Court, other federal courts, the U.S. Congress, or the USPTO may change the standards of patentability and validity of patents within the cancer screening and diagnostics space, and any such changes could have a negative impact on our business.

There have been several cases involving “gene patents” and diagnostic claims that have been considered by the U.S. Supreme Court that have affected the legal concept of subject matter eligibility by seemingly narrowing the scope of the statute defining patentable inventions.

Additionally, in December 2014 and again in 2019, the USPTO published revised guidelines for patent examiners to apply when examining process claims that narrow the scope of patentable subject matter. While these guidelines may be subject to review and modification by the USPTO over time, we cannot assure you that our patent portfolio will not be negatively impacted by the decisions mentioned above, rulings in other cases, or changes in guidance or procedures issued by the USPTO.

Additional substantive changes to patent law, whether new or associated with the America Invents Act — which substantially revised the U.S. patent system — may affect our ability to obtain, enforce or defend our patents. Accordingly, it is not clear what, if any, impact these substantive changes will ultimately have on the cost of prosecuting our patent applications, our ability to obtain patents based on our discoveries, and our ability to enforce or defend our issued patents, all of which could have a material adverse effect on our business.

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Risks Related to Our Operations

Due to billing complexities in the diagnostic and laboratory service industry, we may have difficulties receiving timely payment for the tests we perform, and may face write-offs, disputes with payors and patients, and long collection cycles.

Billing for diagnostic and laboratory services is a complex process. We bill many different payors including patients, private insurance companies, Medicare, Medicaid, and employer groups, all of which have different billing requirements.

We are often obligated to bill services in the specific manner required by each particular third-party payor. Failure to comply with these complex billing requirements (including complex federal and state regulations related to billing government health care programs, e.g., Medicare and Medicaid) may significantly hinder our collection and retention efforts, including not only potential write-offs of doubtful accounts and long collection cycles for accounts receivable, but also the potential disgorgement of previously paid claims based on third-party payor program integrity investigations into billing discrepancies, fraud, waste and abuse. With CMS’s recent implementation of a comprehensive oversight regime that consolidated program integrity powers into a single Unified Program Integrity Contractor (“UPIC”), audit and investigatory activity into potential billing fraud, waste and abuse in the industry has in recent years significantly increased. Responding to requests from a UPIC, or other auditor, is often time-consuming and requires dedication of internal, and sometimes external, resources. UPICs also have the authority to implement Medicare payment suspensions during the pendency of an audit, which could significantly impact cash flows, even where no improper billing is ultimately found to have occurred. Commercial payors may also engage in audit activity, requiring timely production of medical documentation in support of billed claims.

We may face patient dissatisfaction, complaints or lawsuits, including to the extent our tests are not fully covered by insurers and patients become responsible for all or part of the price of the test. As a result, patient demand for our tests could be adversely affected. To the extent patients express dissatisfaction with our billing practices to their healthcare providers, those healthcare providers may be less likely to prescribe our tests for other patients, and our business would be adversely affected.

Even if payors agree to cover our tests, our billing and collections process may be complicated by the following and other factors, which may be beyond our control:

●	differences between the list price for our tests and the reimbursement rates of payers;

●	complex and disparate reimbursement rules and requirements;

●	disputes among payors as to which payor is responsible for payment;

●	disparity in coverage among various payors or among various healthcare plans offered by a single payor;

●	payor medical management requirements, including prior authorization requirements;

●	differing information and billing requirements among payors;

●	failure by patients or healthcare providers to provide complete and correct billing information; and

●	limitations and requirement for patient billing, including those related to deductibles, co-payments, and co-insurance originating from contracts with commercial payors.

As a result of the above, we may face write-offs of doubtful accounts, payment suspensions and disgorgement of previously paid claims, disputes with payors and patients, and long collection cycles.

In addition, the substantial majority of tests that we perform for customers are sold without either a written contract, a set price or a payment due date. Generally, the amount of revenue that we report for these test sales represent estimates of our expected collections, based on factors such as payment history, payer coverage, whether there is a reimbursement contract between the payer and us, risks of denial or recoupment for patient ineligibility, non-coverage or error by us or the payor, and any current developments or changes that could impact reimbursement. We cannot provide any assurance as to when, if ever, or to what extent, any of the recognized revenues that represent uncollected amounts will be collected. We monitor the estimated amount to be collected at each reporting period based on actual cash collections and other indicia of expected payor behavior in order to assess whether an adjustment to the estimate is required. Both the estimates and any subsequent adjustments contain uncertainty and require the use of significant judgment by management. Actual results could differ from those estimates and assumptions.

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Third-party payers are increasingly focused on controlling healthcare costs, and such efforts, including revisions to coverage and reimbursement policies and practices, further complicate our ability to estimate expected collections and delays our reimbursement of claims. In response to changing and inconsistent payer claims reimbursement practices, particularly among commercial payers, we continue to actively adapt and refine the types and weighting of factors that are utilized to estimate and monitor expected collection amounts for tests performed in both current and prior reporting periods. Changes to estimates are made in the period those adjustments become known. Should the factors underlying our judgments materially change, our accrued revenue and financial results could be further negatively impacted in future periods.

These billing complexities, and the related uncertainty in obtaining payment for our tests, could negatively affect our revenue and cash flow, our ability to sustain profitability, and the consistency and comparability of our results of operations.

We face an inherent risk of product liability claims.

The marketing, sale and use of our tests could lead to product or professional liability claims against us if someone were to allege that our tests failed to perform as they were designed, or if someone were to misinterpret test results or improperly rely on them for clinical decisions. Although we maintain product and professional liability insurance which is deemed to be appropriate and adequate, it may not fully protect us from the financial impact of defending against product liability or professional liability claims or any judgments, fines or settlement costs arising out of any such claims. Furthermore, any product liability lawsuit, with or without merit, could increase our insurance rates or prevent us from securing insurance coverage in the future. Additionally, any product liability lawsuit could harm our reputation, which could impact our results of operations, or cause collaboration partners to terminate existing agreements and potential partners to seek alternate partners, any of which could negatively impact our results of operations.

Failure to attract or retain key personnel or to secure the support of key scientific collaborators could materially adversely impact our business.

Our success in implementing our business strategy depends largely on the skills, experience, and performance of key members of our executive management team and others in key management positions, including Michael McGarrity, our Chief Executive Officer. The collective efforts of our executive management team are critical to us as we continue to develop our technologies, tests, and R&D and sales programs. The loss or incapacity of existing members of our executive management team could adversely affect our operations. If we were to lose one or more of these key employees, we could experience difficulties in finding qualified successors, competing effectively, developing our technologies and implementing our business strategy. Our executives have employment agreements; however, the existence of an employment agreement does not guarantee retention of members of our executive management team. We do not maintain “key person” life insurance on any of our employees.

We have established relationships with leading key opinion leaders and scientists at important research and academic institutions that we believe are key to establishing tests using our technologies as a standard of care for cancer assessment and diagnosis. If our collaborators determine that cancer testing using our technologies are not appropriate options for prostate cancer diagnosis, or superior to available prostate cancer methods, or that alternative technologies would be more effective in the early diagnosis of prostate cancer, we would encounter significant difficulty establishing tests using our technologies as a standard of care for prostate cancer diagnosis, which would limit our revenue growth and profitability.

Our results of operations can be adversely affected by labor shortages, turnover and labor cost increases.

Labor is a significant component of operating our business. A number of factors may adversely affect the labor force available to us or increase labor costs, including high employment levels, federal unemployment subsidies, increased wages offered by other employers, vaccine mandates and other government regulations and our responses thereto. As more employers offer remote work, we may have more difficulty recruiting for jobs that require on-site attendance, such as certain clinical laboratory and sales roles. Although we have not experienced any material labor shortage to date, we have recently observed an overall tightening and increasingly competitive labor market. A sustained labor shortage or increased turnover rates within our employee base, caused by a pandemic or as a result of general macroeconomic factors, could lead to increased costs, such as increased overtime or financial incentives to meet demand and increased wage rates to attract and retain employees, and could negatively affect our ability to efficiently operate our clinical laboratories and overall business. If we are unable to hire and retain employees capable of performing at a high-level, or if mitigation measures we may take to respond to a decrease in labor availability have unintended negative effects, our business could be adversely affected.

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Additionally, the operations of our vendors and partners could also suffer from labor shortages, turnover and labor cost increases which could result in supply change disruptions and increases in the costs of the products and services we purchase, each of which could adversely affect our operations.

Our business and reputation will suffer if we are unable to establish and comply with stringent quality standards to assure that the highest level of quality is observed in the performance of our tests.

Inherent risks are involved in providing and marketing cancer tests and related services. Patients and healthcare providers rely on us to provide accurate clinical and diagnostic information that may be used to make critical healthcare decisions. As such, users of our testing solutions may have a greater sensitivity to errors than users of some other types of products and services.

Past or future performance or accuracy defects, incomplete or improper quality and process controls, excessively slow turnaround times, unanticipated uses of our tests or mishandling of samples or test results (whether by us, patients, healthcare providers, courier delivery services or others) can lead to adverse outcomes for patients and interruptions to our services. These events could lead to voluntary or legally mandated safety alerts relating to our tests or our laboratory facilities and could result in the removal of our products and services from the market or the suspension of our laboratories’ operations. Insufficient quality controls and any resulting negative outcomes could result in significant costs and litigation, as well as negative publicity that could reduce demand for our tests and payors’ willingness to cover our tests. Even if we maintain adequate controls and procedures, damaging and costly errors may occur.

Our laboratory facilities may become inoperable due to natural or man-made disasters or regulatory sanctions.

We currently perform testing services in our laboratory facilities located in Irvine, California, Waltham, Massachusetts, and Plano, Texas. These laboratory facilities could become inoperable due to circumstances that may be beyond our control, and such inoperability could adversely affect our business and operations. The facilities, equipment and other business process systems would be costly to replace and could require substantial time to repair or replace. The inability to perform our tests or the backlog of tests that could develop if any of our facilities become inoperable for even a short period of time may result in the loss of customers or harm our reputation, and we may be unable to regain those customers or rebuild our reputation in the future. Although we possess insurance for damage to our property and the disruption of our business, this insurance may not be sufficient to cover all of our potential losses and may not continue to be available to us on acceptable terms, if at all.

The facilities may be damaged or destroyed by natural or man-made disasters, including earthquakes, wildfires, floods, outbreak of disease, acts of terrorism or other criminal activities and power outages, which may render it difficult or impossible for us to perform our tests for some period.

The facilities may also be rendered inoperable because of regulatory sanction. In the United States, we are subject to federal and state laws and regulations regarding the operation of clinical laboratories. Our U.S. laboratory facilities in Irvine, California, Waltham, Massachusetts, and Plano, Texas are certified under the Clinical Laboratory Improvement Amendments (“CLIA”). CLIA and the laws of California and certain other states, impose certification requirements for clinical laboratories, and establish standards for quality assurance and quality control, among other things. Clinical laboratories are subject to inspection by regulators, and to sanctions for failing to comply with applicable requirements. Sanctions available under CLIA include prohibiting a laboratory from running tests, requiring a laboratory to implement a corrective action plan, and imposing civil monetary penalties. Our U.S. laboratory facilities hold certificates of accreditation from CMS to perform high-complexity testing. To renew these certificates, the facilities are subject to survey and inspection every two years. We also hold a certificate of accreditation from the College of American Pathologists (“CAP”), which sets standards that are higher than those contained in the CLIA regulations. CAP is an independent, non-governmental organization of board-certified pathologists that accredits laboratories nationwide on a voluntary basis. Sanctions for failure to comply with CAP or CLIA requirements, including proficiency testing violations, may include suspension, revocation, or limitation of a laboratory’s CLIA certificate, which is necessary to conduct business, as well as the imposition of significant fines or criminal penalties. In addition, our U.S. facilities are subject to regulation under state laws and regulations governing laboratory licensure. Certain states have enacted state licensure laws that are more stringent than CLIA. Failure to maintain CLIA certification, CAP accreditation, or required state licenses could have a material adverse effect on the sales of our tests and results of operations. Many states maintain independent licensure, registration, or certification procedures with which our U.S. facilities must maintain compliance in order to receive and test samples from that location. Maintaining compliance with the myriad of governmental requirements is time and resource intensive, and failure to maintain compliance could result in sanctions.

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In order to rely on a third party to perform certain of our tests, we could only use another facility with established state licensure and CLIA accreditation following validation and other required procedures. We cannot assure you that we would be able to find another CLIA certified facility willing to comply with the required procedures, that this laboratory would be willing to perform the tests for us on commercially reasonable terms, or that it would be able to meet our quality or regulatory standards. Alternatively, establishing a redundant facility for certain of our testing would require considerable time and money to secure adequate space, construct the facility, recruit and train employees, and establish the additional operational and administrative infrastructure necessary to support this facility. We also may not be able, or it may take considerable time, to replicate our testing processes or results in a new facility. Additionally, any such new facility would be subject to certification under CLIA and licensing by several states, including California and New York, which could take a significant amount of time and result in delays in our ability to resume operations.

We rely on a limited number of third-party suppliers for services and items used in the production and operation of our testing solutions, and some of those services and items are supplied from a single source. Disruption of the supply chain, unavailability of third-party services required for the performance of the tests, modifications of certain items or failure to achieve economies of scale could have a material adverse effect on us.

To provide our testing services, we are required to obtain customized components and services that are currently available from a limited number of sources. Most of these components and services are sourced externally from external suppliers. Many of the consumable supplies and reagents used as raw materials in our testing process are procured from a limited number of suppliers, some of which are single source. In addition, we rely on a limited number of suppliers, or in some cases a single supplier (for example, for the automation of our deparaffination steps for our Confirm mdx test), for certain services and equipment with which we provide testing services. If we have to switch to a replacement supplier for any of these items that are sub-components or for certain services required for the performance of our tests, or if we have to commence our own manufacturing or testing services to satisfy market demand, we may face delays. For example, in the past, a supplier has delivered critical non-conforming components that failed our acceptance testing, requiring us to audit the supplier and assist the supplier in improving its internal quality processes. In addition, third party suppliers may be subject to circumstances which impact their ability to supply, including enforcement action by regulatory authorities, natural disasters, epidemics, labor disputes, financial difficulties including insolvency, among a variety of other internal or external factors. Any such supply disruptions could in turn result in service disruptions for an extended period of time, which could delay completion of our clinical studies or commercialization activities and prevent us from achieving or maintaining profitability. While we were able to qualify alternative suppliers to address COVID-19 related disruptions, in the future alternative suppliers may be unavailable, may be unwilling to supply, may not have the necessary regulatory approvals, or may not have in place an adequate quality management systems.

Modifications to a service or items, such as modifications to the assembly and packaging of items for our testing services supplied to healthcare providers, or inclusions of certain services or items made by a third-party supplier could require new approvals from the relevant regulatory authorities before the modified service or item may be used. While we have not experienced any material supply chain disruptions to date, if we were to experience such disruptions it could have an immediate impact on revenues, and the impact could be material depending on the length of the supply disruption.

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Failures in our information technology, storage systems, or our clinical laboratory equipment could significantly disrupt our operations and our research and development efforts.

Our ability to execute our business strategy depends, in part, on the continued and uninterrupted performance of our information technology (“IT”) systems, which support our operations, including at our clinical laboratories, and our research and development efforts. We depend on our IT systems to receive and process test orders, securely store patient health records and deliver the results of our tests. The integrity and protection of our own data, and that of our customers and employees, is critical to our business. IT systems are vulnerable to damage from a variety of sources, including telecommunications or network failures, malicious human acts from criminal hackers, hacktivists, state-sponsored intrusions, industrial espionage and employee malfeasance, breaches due to employee error and natural disasters. Moreover, despite network security and back-up measures, some of our servers are potentially vulnerable to physical or electronic break-ins, computer viruses, and similar disruptive problems. Cyber-attacks are becoming more sophisticated and frequent, and in some cases have caused significant harm at other companies.

We face four primary risks relative to protecting sensitive and critical personally identifiable information, intellectual property or other proprietary business information about our customers, payors, recipients and collaboration partners, including test results: (1) loss of access risk, (2) inappropriate disclosure or access risk, (3) inappropriate modification risk, and (4) the risk of being unable to identify and audit controls over the first three risks. While we devote significant resources to protect the security of our IT systems, including the personal data and other information that we receive and store, there can be no assurance that any security measures will be effective against current or future security threats. We have experienced and expect to continue to experience attempted cyber-attacks on our IT systems and networks. To date, none of these attempted cyber-attacks has had a material effect on our operations or financial condition. However, any such breach or interruption could compromise our networks and the information stored therein could be accessed by unauthorized parties, publicly disclosed, lost or stolen. Despite the precautionary measures we have taken to prevent unanticipated problems that could affect our IT systems, unauthorized access, loss or disclosure could also disrupt our operations, including our ability to:

●	process tests, provide test results, bill payors or patients;

●	process claims and appeals;

●	provide customer assistance services;

●	conduct research and development activities;

●	collect, process and prepare company financial information;

●	provide information about our tests and other patient and healthcare provider education and outreach efforts through our website; and

●	manage the administrative aspects of our business.

Any such access, disclosure or other loss of information could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, such as the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), as amended by the Health Information Technology for Economic and Clinical Health Act (“HITECH”), similar U.S. state data protection regulations, the European Union’s General Data Protection Regulation (“GDPR”), and other regulations, the breach of which could result in significant penalties and damage to our reputation. In addition, disruptions to our business occurring as a result of system updates and enhancements, such as our efforts to move our precision oncology tests to our technology and services platform, could have a material adverse effect on our financial condition and operating results. There can be no assurance that our process of improving existing systems, developing new systems to support our expanding operations, protecting confidential patient information, and improving service levels will not be delayed or will not give rise to additional systems issues in the future. Although we carry insurance for this purpose, failure to adequately protect and maintain the integrity of our information systems and data, including as a result of a security breach, may result in significant losses that exceed our insurance coverage limits and have a material adverse effect on our financial position, results of operations and cash flows.

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The use of Artificial Intelligence presents new risks and challenges to our business.

Artificial Intelligence (“AI”) is increasingly being used across the global business landscape, including in the life sciences and healthcare industries. We have already employed certain AI technologies into our business to enhance our operations, products, technology, and services and expect our use of AI to increase as the technology rapidly evolves and improves.

However, AI innovation presents risks and challenges that could impact our business. AI algorithms may be flawed. Datasets may be insufficient or contain biased information. Ineffective AI development and deployment practices by us or our commercial partners could result in violations of our confidentiality and privacy obligations or applicable laws and regulations, jeopardize our intellectual property rights, cause or contribute to unlawful discrimination, result in the misuse of personally identifiable information, including PHI, or give rise to significant cyber security risks, any of which could have a material adverse effect on our business, results of operations, and financial condition.

We may also face increased competition from other companies that are employing AI and related technologies, some of whom may develop more effective methods than we and any of our commercial partners have, which could have a material adverse effect on our business, results of operations, or financial condition. In addition, uncertainties regarding developing legal and regulatory requirements and standards may require significant resources to modify and maintain business practices to comply with U.S. and foreign laws concerning the use of AI and related technologies, the nature of which cannot be determined at this time.

We expect to make significant investments to research and develop new tests, which may not be successful.

We are seeking to improve the performance of our existing testing solutions and to continue to expand our menu of products and services. For example, in August 2022, we acquired the GPS test from Exact Sciences and in September 2022, we developed and launched Resolve mdx which is a non-invasive urine test that identifies and quantifies infectious bacteria and their antibiotics susceptibility to help ensure patients receive the correct diagnosis and treatment as quickly as possible. In addition, in September 2025 we acquired the ExoDx test from Bio-Techne and we are currently developing an additional product, Monitor mdx, as a non-invasive test to risk stratifies patients for continued active surveillance versus intervention.

Developing new or improved diagnostic tests is a speculative and risky endeavor. Candidate products and services that may initially show promise may fail to achieve the desired results in larger clinical validation studies or may not achieve acceptable levels of clinical accuracy. Results from early studies or trials are not necessarily predictive of future clinical validation or clinical trial results, and interim results of a validation study or trial are not necessarily indicative of final results. From time to time, we may publicly disclose then-available data from clinical validation studies before completion, and the results and related findings and conclusions may be subject to change following the final analysis of the data related to the particular study. As a result, such data should be viewed with caution until the final data are available. Additionally, such data from clinical trials are subject to the risk that one or more of the clinical outcomes may materially change as patient enrollment and/or follow-up continues, and more patient data become available. Significant differences between initial or interim data and final data from either our clinical validation studies or clinical trials could significantly alter our plans to proceed with additional studies or trials, and harm our reputation and business prospects. If we determine that any of our current or future development programs is unlikely to succeed, we may abandon it without any return on our investment into the program. We may need to raise additional capital to bring any new products or services to market, which may not be available on acceptable terms, if at all.

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Our research and development efforts will be hindered if we are not able to obtain samples, contract with third parties for access to samples or complete timely enrollment in future clinical trials.

Access to human sample types, such as blood, tissue, stool, or urine is necessary for our research and product development. Acquiring samples from individuals with clinical diagnoses or associated clinical outcomes through purchase or clinical studies is necessary. Lack of available samples can delay development timelines and increase costs of development. Generally, the agreements under which we gain access to human samples are non-exclusive. Other companies may compete with us for access. Additionally, the process of negotiating access to samples can be lengthy and it may involve numerous parties and approval levels to resolve complex issues such as usage rights, institutional review board approval and patient informed consent, privacy rights, publication rights, intellectual property ownership and research parameters. If we are not able to negotiate access to clinical samples with research institutions, hospitals, clinical partners, pharmaceutical companies, or companies developing therapeutics on a timely basis, or at all, or if other laboratories or our competitors secure access to these samples before us, our ability to research, develop and commercialize future products will be limited or delayed. Finally, we may not be able to conduct or complete clinical trials on a timely basis if we are not able to enroll sufficient numbers of patients in such trials, and our failure to do so could have an adverse effect on our research and development and product commercialization efforts.

Risks Related to Regulation of Our Business

Failure to comply with governmental payor regulations could result in us being excluded from participation in Medicare, Medicaid or other governmental payor programs, which would adversely affect our business.

Failure to comply with applicable Medicare, Medicaid and other governmental payor rules could result in our exclusion from participation in one or more governmental payor programs, a requirement to return funds already paid, civil monetary penalties, criminal penalties and/or limitations on the operational function of our laboratories. Additionally, with the recent implementation by CMS of a comprehensive oversight regime that consolidates program integrity powers into a single UPIC, audit and investigatory activity into potential billing fraud, waste and abuse in the industry has increased. These changes have adversely affected and may in the future adversely affect coverage and reimbursement for laboratory services, including the molecular diagnostics testing services we provide. If we were unable to receive reimbursement under a governmental payor program, this would have a severe impact on our revenues, given the importance of reimbursement under these programs in our revenue base.

Failure to comply with federal, state and foreign laboratory licensing and related requirements could cause us to lose the ability to perform our tests, experience disruptions to our business, or become subject to administrative or judicial sanctions.

We are subject to CLIA, a federal law that regulates clinical laboratories that perform testing on specimens derived from humans for the purpose of providing information for the diagnosis, prevention or treatment of disease. CLIA regulations establish specific standards with respect to personnel qualifications, facility administration, proficiency testing, quality control, quality assurance and inspections. Any testing subject to CLIA regulation must be performed in a CLIA certified laboratory. CLIA certification is also required in order for us to be eligible to bill state and federal healthcare programs, as well as commercial payors, for our tests. In addition, some states, including California and New York, require that we hold licenses or permits to test samples from patients in those states, even if our laboratory facilities are not located in those states, and as a result we are also required to maintain standards related to those states’ licensure requirements to conduct testing in our laboratories.

Failure to comply with applicable clinical laboratory licensure requirements may result in a range of enforcement actions, including suspension, limitation or revocation of our CLIA certification and/or state licenses, imposition of a directed plan of action, on-site monitoring, civil monetary penalties, criminal sanctions, inability to receive reimbursement from Medicare, Medicaid and commercial payors, as well as significant adverse publicity. Any sanction imposed under CLIA, its implementing regulations, or state or foreign laws or regulations governing clinical laboratory licensure or our failure to renew our CLIA certification, a state or foreign license or accreditation, could have a material adverse effect on our business, financial condition and results of operations. Even if we were able to bring our laboratory back into compliance, we could incur significant expenses and potentially lose revenue in doing so.

The FDA may change its position with respect to its regulation of the laboratory developed tests we offer or may seek to offer in the future, causing us to incur substantial costs and time delays associated with meeting requirements for pre-market clearance or approval or we could experience decreased demand for or reimbursement of our tests.

Our current tests are regulated as laboratory developed tests (“LDTs”) and we may seek to commercialize future products as LDTs. LDTs are clinical laboratory tests that are developed and validated by a laboratory for its own use.

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The FDA historically has taken the position that it has the authority to regulate such tests as medical devices under the Federal Food, Drug, and Cosmetic Act (the “FDCA”) but until recently has for the most part exercised enforcement discretion and has not required clearance, de novo classification, or approval of LDTs prior to marketing.

In May 2024, the FDA issued a final rule (the “LDT Rule”), which amended the FDA’s regulations to make explicit that LDTs are devices under the FDCA. Along with the final rule, the FDA finalized a policy under which the FDA would phase out over the course of three years its historical LDT enforcement discretion, as well as its targeted enforcement discretion policies for certain categories of LDTs. Under the LDT Rule and this policy, (1) from May 2025 to May 2028 various requirements will be phased in including medical device reporting requirements, correction and removal reporting requirements, registration and listing requirements, labeling requirements, investigational use requirements and quality system requirements, (2) beginning in November 2027, premarket review requirements will become applicable to high risk (e.g., Class III) LDTs and (3) beginning in May 2028, premarket review requirements will become applicable to moderate and low risk LDTs. LDTs that were first marketed prior to May 6, 2024 (and have not been significantly modified) (“Grandfathered LDTs”) and LDTs for unmet medical needs manufactured and performed by laboratories integrated in a healthcare system, will not be subject to premarket review and most of the quality system requirements.

On March 31, 2025, the U.S. District Court in the Eastern District of Texas vacated the LDT rule, holding that LDTs are not subject to FDA regulation as “devices” under the FDCA. If the government appeals the decision and it is reversed by an appellate court, implementation and enforcement of the LDT Rule by the FDA may materially impact our development and commercialization of LDTs, including our current tests as well as future tests we may seek to develop. The regulatory approval process may involve, among other things, successfully completing additional clinical studies and submitting a pre-market clearance notice or filing a pre-market approval application with the FDA. Such pre-market clinical testing could delay the commencement or completion of other clinical testing, significantly increase our test development costs, delay commercialization of any future LDTs, and interrupt sales of our current LDTs. Many of the factors that may cause or lead to a delay in the commencement or completion of clinical studies may also ultimately lead to delay or denial of regulatory clearance or approval. If pre-market review is required by the FDA, there can be no assurance that our LDTs will be cleared or approved on a timely basis, if at all, nor can there be assurance that the labeling claims cleared or approved by the FDA will be consistent with our current claims or adequate to support continued adoption of and reimbursement for our LDTs.

If the FDA does not appeal the District Court decision vacating the LDT Rule, or the decision is appealed but is not overturned, the FDA may change its position with respect to its regulation of the laboratory developed tests we offer or may seek to offer in the future. This may include eliminating any pathway for LDTs to be submitted for FDA clearance or approval or by defining different requirements that the FDA views to be in line with the District Court decision, causing us to incur substantial costs and time delays associated with meeting new requirements for pre-market clearance or approval, or causing us to experience decreased demand for or reimbursement for our tests due to an inability to secure FDA clearance or approval. Congress may also enact new legislation to regulate laboratory services and the impact of any such legislation is uncertain.

Delays in receipt of, or failure to obtain, required FDA clearances or approvals for our products in development, or improvements to or expanded indications for our current offerings, could materially delay or prevent us from commercializing or otherwise adversely impact future product commercialization.

Unless otherwise exempted or subject to enforcement discretion, medical devices, which include diagnostic tests, must receive either FDA regulatory approval or clearance before being marketed in the U.S. Our tests and tests that we may develop may be deemed medical devices and require FDA clearance or approval. The FDA determines whether a medical device will require either regulatory approval or clearance based on statutory criteria that include the risk associated with the device and whether the device is similar to an existing, legally marketed product. The process to obtain either regulatory approval or clearance is typically costly, time-consuming, and uncertain. The regulatory approval process is generally more challenging than the clearance process. Even if we design a product that we expect to be eligible for the regulatory clearance process, the FDA may require that the product undergo the regulatory approval process. There can be no assurance that the FDA will ever permit us to market any new product that we develop. Even if regulatory approval or clearance is granted, such approval may include significant limitations on indicated uses, which could materially and adversely affect the prospects of any new medical device.

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FDA regulatory approval or clearance is also required for certain enhancements we may make to future FDA-approved or FDA-cleared tests. FDA approval or clearance may also be required to make changes to the processes, equipment, reagents, and other consumables used in connection with a test. The FDA’s approval pathway can be time-consuming and costly and there can be no assurance that the FDA will ultimately approve any premarket approval submitted by us in a timely manner or at all.

In addition, the FDA’s ability to review and clear or approve new products or changes to existing products can be affected by a variety of factors, including government budget and funding levels, statutory, regulatory, and policy changes, the FDA’s ability to hire and retain key personnel and accept the payment of user fees, and other events that may otherwise affect the FDA’s ability to perform routine functions. Average review times at the agency have fluctuated in recent years as a result. In addition, prolonged government shutdowns or global health concerns may prevent or delay the FDA or other regulatory authorities from conducting, at all or in a timely manner, their regular inspections, reviews, or other regulatory activities (including pre-submission engagements). Any such delay in the ability of the FDA or other regulatory authorities to timely review and process our regulatory submissions could have a material adverse effect on our business.

Delays in receipt of, or failure to obtain, clearances or approvals could materially delay or prevent us from commercializing our products or result in substantial additional costs that could decrease our profitability. In addition, even if we receive FDA clearance or approval for a new or enhanced product, the FDA may condition, withdraw, or materially modify its clearance or approval.

We expect to rely on third parties to conduct any future studies of our technologies that may be required by the FDA or other U.S. or foreign regulatory bodies, and those third parties may not perform satisfactorily.

We expect to rely on third parties, such as contract research organizations, medical institutions and clinical investigators to conduct studies of our technologies that may be required by the FDA or other U.S. or foreign regulatory bodies. Our reliance on these third parties for clinical development activities will reduce our control over these activities. These third parties may not complete activities on schedule or conduct studies in accordance with regulatory requirements or our study design. Our reliance on these third parties will not relieve us of our requirement to prepare, and ensure our compliance with, various procedures required under good clinical practices, even though third-party contract research organizations may prepare and comply with their own, comparable procedures. If these third parties do not successfully carry out their contractual duties or regulatory obligations or meet expected deadlines, if the third parties need to be replaced or if the quality or accuracy of the data they obtain is compromised due to the failure to adhere to our clinical protocols or regulatory requirements or for other reasons, our studies may be extended, delayed, suspended or terminated, the study data may be invalidated, and we may not be able to obtain a required regulatory approval.

We conduct business in a heavily regulated industry, and changes in, or violations of, applicable regulations may, directly or indirectly, adversely affect our operational results and financial condition, which could harm our business.

Our business operations and activities may be subject to a range of local, state, federal, and international healthcare laws and regulations, including investigatory and program integrity audits and other oversight federal and state health care programs. These laws and regulations currently include, among others:

●	CLIA (which requires laboratories to obtain certification from the federal government) and state laboratory licensure laws;

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●	Federal Trade Commission standards regarding advertising and business practices;

●	FDA laws and regulations;

●	HIPAA (which imposes comprehensive federal standards with respect to the privacy and security of protected health information, and requirements for the use of certain standardized electronic transactions), and the amendments to HIPAA under HITECH (which strengthened and expanded HIPAA privacy and security compliance requirements, increased penalties for violators, extended enforcement authority to state attorneys general and imposed requirements for breach notification);

●	state laws regulating genetic testing and the privacy protection of genetic test results, as well as state laws protecting the privacy and security of health information and personal data and mandating reporting of breaches to affected individuals and state regulators;

●	the federal Anti-Kickback Statute (which prohibits knowingly and willfully offering, paying, soliciting, receiving, or providing remuneration, directly or indirectly, to induce either the referral of an individual, or the furnishing, arranging for, or recommending of an item or service that is reimbursable, in whole or in part, by a federal health care program) and parallel state anti-kickback laws (which contain similar prohibitions on remuneration between referral sources, although these state laws are not always limited in application to items or services reimbursable by federal or state health care programs);

●	the federal False Claims Act (which imposes liability on any person or entity that, among other things, knowingly presents, or causes to be presented, a false or fraudulent claim for payment to the federal government or the improper retention of identified overpayments or other financial obligations to the federal government) and parallel state false claims acts (which contain similar prohibition on presenting false or fraudulent claims, although these state may extend to items or services by any third-party payor, including commercial insurers);

●	the federal Civil Monetary Penalties Law, which prohibits, among other things, the offering or transferring of remuneration to a Medicare or state health care program (e.g., Medicaid) beneficiary if the person knows or should know it is likely to influence the beneficiary’s selection of a particular provider, practitioner, or supplier of services reimbursable by Medicare or a state health care program, unless an exception applies;

●	the federal physician self-referral law, commonly known as the “Stark Law,” which prohibits a physician from making a referral to an entity for certain “designated health services” (“DHS”) payable by Medicare if the physician, or an immediate family member of the physician, has a financial relationship with that entity, unless an exception applies. The Stark Law further prohibits the entity from billing the Medicare program for DHS furnished pursuant to a prohibited referral. In addition, the Stark Law, through the addition of section 1903(s) to the Social Security Act, prohibits the federal government from making federal financial participation payments to state Medicaid programs for DHS furnished as a result of a referral that would violate the Stark Law if Medicare “covered the service to the same extent and under the same conditions” as the state Medicaid Program. The U.S. Department of Justice (“DOJ”) and several state agencies have successfully argued that Section 1903(s) expands the Stark Law to Medicaid-covered claims, even absent a separate state self-referral law prohibiting the same conduct;

●	other federal and state fraud and abuse laws, including (i) the state anti-kickback laws described above, (ii) the state physician self-referral laws, and (iii) the state false claims acts described above;

●	Section 216 of the Protecting Access to Medicare Act of 2014, which requires applicable laboratories to report commercial payor data in a timely and accurate manner beginning in 2017 and every three years thereafter (and in some cases annually);

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●	federal and state laws that impose reporting and other compliance-related requirements; and

●	similar foreign laws and regulations that apply to us in the countries in which we operate.

In addition, in October 2018, the Eliminating Kickbacks in Recovery Act of 2018 (“EKRA”), was enacted by the U.S. Congress as part of the Substance Use-Disorder Prevention that Promotes Opioid Recovery and Treatment for Patients and Communities Act. EKRA is an all-payor anti-kickback law that makes it a criminal offense to pay any remuneration to induce referrals to, or in exchange for, patients using the services of a recovery home, a substance use clinical treatment facility, or laboratory. Although it appears that EKRA was intended to reach patient brokering and similar arrangements to induce patronage of substance use recovery and treatment, the language in EKRA is broadly written. Further, certain of EKRA’s exceptions, such as the exception applicable to relationships with employees that effectively prohibits incentive compensation, are inconsistent with the federal anti-kickback statute and regulations, which permit payment of employee incentive compensation, a practice that is common in the industry. Significantly, EKRA permits the DOJ to issue regulations clarifying EKRA’s exceptions or adding additional exceptions, but such regulations have not yet been issued. Laboratory industry stakeholders are reportedly seeking clarification regarding EKRA’s scope and/or amendments to its language.

Our business practices, in operating U.S. clinical laboratories, may face heightened scrutiny from U.S. government enforcement agencies such as the DOJ, the HHS Office of Inspector General (“OIG”), and CMS. The OIG has issued fraud alerts in recent years that identify certain arrangements between clinical laboratories and referring physicians as implicating the federal Anti-Kickback Statute. The OIG has stated that it is particularly concerned about these types of arrangements because the choice of laboratory, as well as the decision to order laboratory tests, typically are made or strongly influenced by the physician, with little or no input from the patient. Moreover, the provision of payments or other items of value by a clinical laboratory to a referring physician could be prohibited under the Stark Law, unless the arrangement meets all criteria of an applicable exception. The government has actively enforced these laws against clinical laboratories in recent years.

These U.S. laws and regulations are complex and are subject to interpretation by the U.S. courts and government agencies. Our failure to comply with such laws and regulations could lead to significant civil or criminal penalties, exclusion from participation in state and federal health care programs, individual imprisonment, disgorgement of profits, contractual damages, reputational harm, diminished profits and future earnings, additional reporting or oversight obligations if we become subject to a corporate integrity agreement or other agreement to resolve allegations of non-compliance with the law, curtailment or restructuring of our operations, or prohibitions or restrictions on our laboratories’ ability to provide or receive payment for our services, any of which could adversely affect our ability to operate our business and pursue our strategy. Even where we are able to successfully defend against any such claims, any potential audit, enforcement action, or litigation would involve substantial internal and external resources, detract from our executives’ day-to-day responsibilities, and result in legal expenditures, all of which could materially adversely affect our results of operations. While we believe that we are in material compliance with all applicable laws and regulations, there remains a risk that one or more government agencies could take a contrary position, or that a private party could file suit under the qui tam provisions of the federal False Claims Act or a similar state law. Such occurrences, regardless of their outcome, could damage our reputation and adversely affect important business relationships with third parties, including managed care organizations, and other private third-party payors.

Our business is subject to various complex laws and regulations applicable to providers of clinical diagnostic products and services.

As a provider of clinical diagnostic products and services, we and our partners are subject to extensive and frequently changing federal, state, local and foreign laws and regulations governing various aspects of our business. In particular, the clinical laboratory and healthcare industry is subject to significant governmental certification and licensing regulations, as well as federal, state and foreign laws regarding:

●	test ordering and billing practices;

●	marketing, sales and pricing practices;

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●	health information privacy and security, including HIPAA and comparable state and foreign laws;

●	insurance, including foreign public reimbursement;

●	anti-markup legislation; and

●	consumer protection

We are also required to comply with FDA regulations, including with respect to our labeling and promotion activities. In addition, advertising of our tests is subject to regulation by the Federal Trade Commission, or FTC, and advertising of laboratory services is regulated by certain state laws. Violation of any FDA requirement could result in enforcement actions, such as seizures, injunctions, civil penalties and criminal prosecutions, and violation of any FTC or state law requirement could result in injunctions and other associated remedies, all of which could have a material adverse effect on our business. Most states also have similar regulatory and enforcement authority for medical devices. Additionally, most foreign countries have authorities comparable to the FDA and processes for obtaining marketing approvals. In particular, the entry into application of the European Union’s In Vitro Diagnostic Device Regulation will impose new requirements and create new compliance risks. Obtaining and maintaining these approvals, and complying with all laws and regulations, may subject us to similar risks and delays as those we could experience under FDA, FTC and state regulation. We incur various costs in complying and overseeing compliance with these laws and regulations. The growth of our business and sales organization, the acquisition of additional businesses or products and services and our expansion outside of the U.S. may increase the potential of violating these laws, regulations or our internal policies and procedures.

Healthcare policy has been a subject of extensive discussion in the executive and legislative branches of the federal and many state governments, and healthcare laws and regulations are subject to change. Development of the existing commercialization strategy for our tests and planned development of products in our pipeline has been based on existing healthcare policies. We cannot predict what additional changes, if any, will be proposed or adopted or the effect that such proposals or adoption may have on our business, financial condition and results of operations.

If we, or our partners, fail to comply with these laws and regulations, we could incur significant fines and penalties and our reputation and prospects could suffer. Additionally, any such partners could be forced to cease offering our products and services in certain jurisdictions, which could materially disrupt our business.

Failure to comply with privacy, security, and consumer protection laws and regulations could result in fines, penalties and damage to our reputation and have a material adverse effect on our business.

We are subject to a number of foreign, federal and state laws and regulations protecting the use, disclosure, and confidentiality of certain patient health and personal information, including patient records, and restricting the use and disclosure of that protected information, including state breach notification laws, HIPAA, as amended by HITECH, the European Union’s GDPR, and the California Consumer Privacy Act (“CCPA”), among others.

HIPAA extensively regulates the use and disclosure of individually identifiable health information, known as “protected health information,” and require covered entities, including health plans and most health care providers, to implement administrative, physical and technical safeguards to protect the security of such information. Covered entities must report breaches of unsecured protected health information to affected individuals without unreasonable delay and notification must also be made to the U.S. Department of Health & Human Services, Office for Civil Rights (the “OCR”) and, in certain situations involving large breaches, to the media. Various U.S. state laws and regulations may also require us to notify affected individuals and state agencies in the event of a data breach involving individually identifiable information.

Violations of the HIPAA privacy and security regulations may result in criminal and civil penalties. The OCR enforces the regulations and performs compliance audits. In addition to enforcement by OCR, state attorneys general are authorized to bring civil actions seeking either injunction or damages in response to violations that threaten the privacy of state residents. We follow and maintain a HIPAA compliance program, which we believe complies with the HIPAA privacy and security regulations, but there can be no assurance that OCR or other regulators will agree. The HIPAA privacy regulations and security regulations have and will continue to impose significant costs on us in order to comply with these standards.

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We also remain subject to state privacy-related laws, such as the CCPA, that are more restrictive than the privacy regulations issued under HIPAA. These laws vary and could impose additional penalties.

We are also subject to laws and regulations in foreign countries covering data privacy and other protection of health and employee information that may be more onerous than corresponding U.S. laws, including in particular the laws of Europe.

For instance, the GDPR applies across the European Union and includes, among other things, a requirement for prompt notice of data breaches to data subjects and supervisory authorities in certain circumstances and significant fines for non-compliance. The GDPR also requires companies processing personal data of individuals residing in the European Union to comply with EU privacy and data protection rules, even if we do not have a physical presence in the European Union. Noncompliance could result in the imposition of fines, penalties, or orders to stop noncompliant activities.

These laws and regulations, in addition to similar laws and regulations being enacted by other states and counties, impose stringent cybersecurity standards and potentially significant non-compliance penalties, involve the expenditure of significant resources, the investment of significant resources and the investment of significant time and effort to comply. As these laws and regulations continue develop in the United States and internationally, we may be required to expend significant time and resources in order to update existing processes or implement additional mechanisms as necessary to ensure compliance with such cybersecurity laws.

Our employees, independent contractors, consultants, commercial partners, and vendors may engage in misconduct or other improper activities, including noncompliance with regulatory standards and requirements.

We are exposed to the risk of fraud, misconduct, or other illegal activity by our employees, independent contractors, consultants, commercial partners, and vendors. Misconduct by these parties could include intentional, reckless and negligent conduct that fails to: comply with the rules and regulations of the CMS, FDA, and other federal and state government agencies as well as comparable foreign regulatory authorities; provide true, complete and accurate information to such regulatory authorities; comply with manufacturing and clinical laboratory standards; comply with healthcare fraud and abuse laws in the United States and similar foreign fraudulent misconduct laws; or report financial information or data accurately or to disclose unauthorized activities to us. In particular, research, sales, marketing, education, and other business arrangements in the healthcare industry are subject to extensive laws designed to prevent fraud, kickbacks, self-dealing, and other abusive practices, as well as off-label product promotion. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, educating, marketing and promotion, sales and commission, certain customer incentive programs, and other business arrangements generally. Activities subject to these laws also involve the improper use of information obtained in the course of participant recruitment for clinical studies, which could result in regulatory sanctions and cause serious harm to our reputation. We have adopted a code of business conduct and ethics and provide compliance training to our workforce members upon onboarding and annually thereafter, but it is not always possible to identify and deter misconduct by employees and third parties, and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws. If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business, including the imposition of significant fines or other sanctions. Even if it is later determined after an action is instituted against us that we were not in violation of these laws, we may be faced with negative publicity, incur significant expenses defending our actions, and have to divert significant management resources from other matters.

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Our operating results could be materially adversely affected by unanticipated changes in tax laws and regulations, adjustments to our tax provisions, exposure to additional tax liabilities, or forfeiture of our tax assets.

We are subject to laws and regulations on tax levies and other charges or contributions in different countries, including transfer pricing and tax regulations for the compensation of personnel and third parties. Our tax structure involves several transfers and transfer price determinations between our parent company and our subsidiaries or other affiliates. Our effective tax rates could be adversely affected by changes in tax laws, treaties and regulations, both internationally and domestically. An increase of the effective tax rates could have an adverse effect on our business, financial position, results of operations and cash flows.

The net operating loss carry forwards of our corporate subsidiaries may be unavailable to offset future taxable income because of restrictions under U.S. tax law. As of December 31, 2024, consolidated net tax loss carry forwards amounted to $333.9 million. Our NOLs generated in tax years ending on or prior to December 31, 2017 are only permitted to be carried forward for 20 taxable years under applicable U.S. federal tax law, and therefore could expire unused. We consider that it is highly likely that we will be unable to use at least a portion of these NOLs, in light of our continued losses. Under tax legislation commonly referred to as the Tax Cuts and Jobs Act (“TCJA”), as modified by the CARES Act, our federal NOLs generated in tax years ending after December 31, 2017 may be carried forward indefinitely and NOLs arising in taxable years beginning after December 31, 2017 and before January 1, 2021 may be carried back to each of the five taxable years preceding the tax year of such loss, but NOLs arising in taxable years beginning after December 31, 2020 may not be carried back. In addition, under the TCJA, as modified by the CARES Act, for taxable years beginning after December 31, 2020, the deductibility of federal NOLs generated in taxable years beginning after December 31, 2017 is limited to 80% of current year taxable income. It is uncertain if and to what extent various states will conform to the TCJA, as modified by the CARES Act.

In addition, under sections 382 and 383 of the Internal Revenue Code of 1986, as amended, or the Code, if a corporation undergoes an “ownership change” (generally defined as a cumulative change in ownership by “5-percent shareholders” that exceeds 50 percentage points over a rolling three-year period), the corporation’s ability to use its pre-change NOLs and certain other pre-change tax attributes to offset post-change income and taxes may be limited. Similar rules may apply under state tax laws. Our existing NOLs and other certain tax attributes may be subject to limitations arising from previous ownership changes. In addition, future changes in our stock ownership, many of which are outside of our control, could result in an ownership change under Sections 382 and 383 of the Code. We have not conducted any studies to determine annual limitations, if any, that could result from such changes in the ownership. Our ability to utilize those NOLs and certain other tax attributes could be limited by an “ownership change” as described above and consequently, we may not be able to utilize a material portion of our NOLs and certain other tax attributes, which could have a material adverse effect on our cash flows and results of operations by effectively increasing our future tax obligations.

Also under Belgian tax law, certain restrictions regarding the use of Belgian tax losses carried forward apply and these losses may also be forfeited upon certain changes of control over Belgian corporate taxpayers.

Given that we have historically generated operating losses, any change in our ability to use NOLs could have a severe impact on us if and when we become profitable. As of December 31, 2024, we had an accumulated deficit of $369.5 million and for the year ended December 31, 2024, we had a net loss of $38.1 million.

Risks Related to Ownership of Our Ordinary Shares

The trading price of our ordinary shares may be volatile due to factors beyond our control, and purchasers of our ordinary shares could incur substantial losses.

The market price of our ordinary shares may be volatile. The stock market in general and the market for biotechnology companies in particular have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, investors may not be able to sell their shares at or above the price originally paid for the security. The market price for our ordinary shares may be influenced by many factors, including:

●	actual or anticipated fluctuations in our financial condition and operating results;

●	the release of new data from our clinical trials;

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●	actual or anticipated changes in our growth rate relative to our competitors;

●	competition from existing products or new products that may emerge;

●	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, collaborations or capital commitments;

●	failure to meet or exceed financial estimates and projections of the investment community or that we provide to the public;

●	issuance of new or updated research or reports by securities analysts;

●	fluctuations in the valuation of companies perceived by investors to be comparable to us;

●	currency fluctuations;

●	additions or departures of key management or scientific personnel;

●	disputes or other developments related to proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our technologies;

●	changes to coverage policies or reimbursement levels by commercial third-party payors and government payors and any announcements relating to coverage policies or reimbursement levels;

●	announcement or expectation of additional debt or equity financing efforts;

●	issuances or sales of ordinary shares by us, our insiders or our other holders; and

●	general economic and market conditions.

These and other market and industry factors may cause the market price and demand for our ordinary shares to fluctuate substantially, regardless of our actual operating performance, which may limit or prevent investors from readily selling shares and may otherwise negatively affect the liquidity of the trading market for our ordinary shares.

Certain of our significant shareholders may have different interests from us and may be able to control us, including the outcome of shareholder votes.

As of December 31, 2025, (i) MVM Partners LLP beneficially owned approximately 9.2% of our ordinary shares and has one representative at the board level (Dr. Eric Bednarski), (ii) Bleichroeder LP owned approximately 14.5% of our ordinary shares, (iii) Exact Sciences Corporation beneficially owned approximately 11.6% of our ordinary shares and (iv) AWM Investment Company beneficially owned approximately 9.5% of our ordinary shares. In addition, as long as two of MVM Partners LLP’s funds (MVM V LP and MVM GP (No.5) LP) hold in aggregate 5% of our company’s outstanding shares, they are entitled to have one observer at the board level (see Item 7B. “Related party transactions — MVM Subscription Agreement” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2024). As a result, these shareholders will be able to exercise a significant level of control over all matters requiring stockholder approval, including the election of directors, amendment of our Articles of Association and approval of certain significant corporate transactions. This control could have the effect of delaying or preventing a change of control of the Company or changes in management, in each case, which other shareholders might find favorable, and will make the approval of certain transactions difficult or impossible without the support of these significant shareholders.

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If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, the price of our ordinary shares and their trading volume could decline.

The trading market for our ordinary shares depends in part on the research and reports that securities or industry analysts publish about us or our business. If no or only limited securities or industry analysts cover our company, the trading price for our ordinary shares could be negatively impacted. If one or more of the analysts who cover us downgrades our equity securities or publishes inaccurate or unfavorable research about our business, the price of our ordinary shares would likely decline. If one or more of these analysts ceases coverage of our company or fails to publish reports on us regularly, or downgrades our securities, demand for our ordinary shares could decrease, which could cause the price of our ordinary shares or their trading volume to decline.

We intend to retain all available funds and any future earnings and, consequently, the ability of holders of our ordinary shares to achieve a return on their investment will depend on appreciation in the price of our ordinary shares.

We have never declared or paid any cash dividends on our ordinary shares, and we intend to retain all available funds and any future earnings to fund the development and expansion of our business. In addition, our loan agreement with OrbiMed limits our ability to pay any such dividends. Therefore, holders of our ordinary shares are not likely to receive any dividends for the foreseeable future and the success of an investment in our ordinary shares will depend upon any future appreciation in their value. Consequently, investors may need to sell all or part of their holdings of our ordinary shares after price appreciation, which may never occur, as the only way to realize any future gains on their investment. There is no guarantee that our ordinary shares will appreciate in value or even maintain the price at which our investors have purchased them. Investors seeking cash dividends should not purchase our ordinary shares.

In addition, if we choose to pay dividends in the future, exchange rate fluctuations may affect the amount of Euros that we are able to distribute, and the amount in U.S. dollars that our shareholders receive upon the payment of cash dividends or other distributions we declare and pay in euros, if any. Any dividends will generally be subject to Belgian withholding tax. These factors could harm the value of our ordinary shares.

Holders of our ordinary shares should be aware that the rights provided to holders of our ordinary shares under Belgian corporate law and our Articles of Association differ in certain respects from the rights that you would typically enjoy as a shareholder of a U.S. company under applicable U.S. federal and state laws.

We are a Belgian company with limited liability. Our corporate affairs are governed by our Articles of Association and by the laws governing companies incorporated in Belgium. The rights of shareholders and the responsibilities of members of our Board of Directors may be different from the rights and obligations of shareholders and boards of directors in companies governed by the laws of U.S. jurisdictions. In the performance of its duties, our Board is required by Belgian law to consider the interests of our company, its shareholders, its employees, and other stakeholders. It is possible that some of these parties will have interests that are different from, or in addition to, the interests of our shareholders. See Item 10B. “Memorandum and Articles of Association” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2024.

Concentration of ownership of our ordinary shares among our existing executive officers, directors and principal shareholders may prevent holders of our ordinary shares from influencing significant corporate decisions.

Our executive officers, directors, greater than five percent shareholders and their affiliates beneficially owned approximately 53.4% of our outstanding ordinary shares as of December 31, 2025. Depending on the level of attendance at our general meetings of shareholders, these shareholders, either alone or voting together as a group, will be in a position to determine the outcome of decisions taken at any such general meeting. Any shareholder or group of shareholders controlling more than 50% of the share capital present and voting at our general meetings of shareholders may control any shareholder resolution requiring a simple majority, including the appointment of Board members, as well as certain decisions relating to our capital structure, the approval of certain significant corporate transactions and amendments to our Articles of Association. Among other consequences, this concentration of ownership may prevent or discourage unsolicited acquisition proposals that shareholders may believe are in the best interest of the Company. Some of these persons or entities may have interests different than those of our shareholders.

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Future sales, or the perception of future sales, of a substantial number of our ordinary shares could adversely affect the price of our ordinary shares, and actual sales of our equity will dilute current holders of our ordinary shares.

Future sales of a substantial number of our ordinary shares, or the perception that such sales will occur, could cause a decline in the market price of our ordinary shares. Approximately 25.4 million ordinary shares are held by our directors, executive officers and greater than five percent shareholders. If one or more of these securityholders sell substantial amounts of ordinary shares in the public market, or the market perceives that such sales may occur, the market price of our ordinary shares and our ability to raise capital through an issue of equity securities in the future could be adversely affected.

If we issue ordinary shares in future financings, shareholders may experience dilution and, as a result, the price of our ordinary shares may decline.

We may from time-to-time issue additional ordinary shares at a discount from the trading price of our ordinary shares. As a result, holders of our ordinary shares would experience immediate dilution upon the issuance of any of our ordinary shares at such discount. In addition, as opportunities present themselves, we may enter into financing or similar arrangements in the future, including the issuance of debt securities, preference shares or shares. If we issue ordinary shares or other equity or equity-linked securities, holders of our ordinary shares would experience additional dilution and, as a result, the price of our ordinary shares may decline.

It may be difficult for holders of our ordinary shares outside Belgium to serve process on, or enforce foreign judgments against, us or our directors and senior management.

We are a Belgian limited liability company. Less than a majority of the members of our Board of Directors are residents of the United States. All or a substantial portion of the assets of such non-resident persons and a significant portion of our assets are located outside the United States. As a result, it may not be possible for holders of our ordinary shares to effect service of process upon such persons or on us or to enforce against them or us a judgment obtained in U.S. courts. Original actions or actions for the enforcement of judgments of U.S. courts relating to the civil liability provisions of the federal or state securities laws of the United States are not directly enforceable in Belgium.

The United States and Belgium do not currently have a multilateral or bilateral treaty providing for reciprocal recognition and enforcement of judgments, other than arbitral awards, in civil and commercial matters. In order for a final judgment for the payment of money rendered by U.S. courts based on civil liability to produce any effect on Belgian soil, it is accordingly required that this judgment be recognized or be declared enforceable by a Belgian court in accordance with Articles 22 to 25 of the 2004 Belgian Code of Private International Law. Recognition or enforcement does not imply a review of the merits of the case and is irrespective of any reciprocity requirement. A U.S. judgment will, however, not be recognized or declared enforceable in Belgium, unless (in addition to compliance with certain technical provisions) the Belgian courts are satisfied of the following:

●	the effect of the recognition or enforcement of judgment is not manifestly incompatible with (Belgian) public order;

●	the judgment did not violate the rights of the defendant;

●	the judgment was not rendered in a matter where the parties did not freely dispose of their rights, with the sole purpose of avoiding the application of the law applicable according to Belgian international law;

●	the judgment is not subject to further recourse under U.S. law;

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●	the judgment is not incompatible with a judgment rendered in Belgium or with a prior judgment rendered abroad that might be recognized in Belgium;

●	the claim was not filed outside Belgium after a claim was filed in Belgium, if the claim filed in Belgium relates to the same parties and the same subject and is still pending;

●	the Belgian courts did not have exclusive jurisdiction to rule on the matter;

●	the U.S. court did not accept its jurisdiction solely on the basis of the presence of the plaintiff or the location of goods not directly linked to the dispute in the United States;

●	the judgment did not concern the deposit or validity of intellectual property rights when the deposit or registration of those intellectual property rights was requested, done or should have been done in Belgium pursuant to international treaties;

●	the judgment did not relate to the validity, operation, dissolution, or liquidation of a legal entity that has its main seat in Belgium at the time of the petition of the U.S. court;

●	if the judgment relates to the opening, progress or closure of insolvency proceedings, it is rendered on the basis of the European Regulation on Insolvency Proceedings (EU Regulation No. 2015/848 of May 20, 2015) or, if not, that (a) a decision in the principal proceedings is taken by a judge in the state where the most important establishment of the debtor was located or (b) a decision in territorial proceedings was taken by a judge in the state where the debtor had another establishment than its most important establishment – in this latter case, the recognition or declaration of enforcement of the judgment may only concern assets located in the territory of the state where the proceedings were opened; and

●	the judgment submitted to the Belgian court is authentic under the laws of the state where the judgment was issued; in case of a default judgment, it can be shown that under locally applicable laws the invitation to appear in court was properly served on the defendant; a document can be produced showing that the judgment is, under the rules of the state where it was issued, enforceable and was properly served on the defendant..

In addition to recognition or enforcement, a judgment by a federal or state court in the United States against us may also serve as evidence in a similar action in a Belgian court if it meets the conditions required for the authenticity of judgments according to the law of the state where it was rendered. The findings of a federal or state court in the United States will not, however, be taken into account to the extent they appear incompatible with Belgian public policy.

Based on the lack of a treaty as described above, U.S. investors may not be able to enforce against us or members of our Board of Directors or our executive management any judgments obtained in U.S. courts in civil and commercial matters, including judgments under the U.S. federal securities laws.

We are an “emerging growth company” and as a result of the reduced disclosure and governance requirements applicable to emerging growth companies, our ordinary shares may be less attractive to investors.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We may take advantage of these exemptions until we are no longer an emerging growth company. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the aggregate market value of our ordinary shares held by non-affiliates exceeds $700 million as of the end of our second fiscal quarter before that time, in which case we would no longer be an emerging growth company as of the following December 31st (the last day of our fiscal year). We cannot predict if investors will find our ordinary shares less attractive because we may rely on these exemptions. If some investors find our ordinary shares less attractive as a result, there may be a less active trading market for our ordinary shares and the price of our ordinary shares may be more volatile.

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As a foreign private issuer and as permitted by the listing requirements of Nasdaq, we rely on certain home country corporate governance practices rather than the corporate governance requirements of Nasdaq.

We qualify as a foreign private issuer and our ordinary shares are listed on Nasdaq. In accordance with the listing requirements of Nasdaq, we rely on home country governance requirements and certain exemptions thereunder rather than relying on the corporate governance requirements of Nasdaq. For example, we are exempt from certain rules under the Exchange Act that regulate disclosure obligations and procedural requirements related to the solicitation of proxies, consents or authorizations applicable to a security registered under the Exchange Act, including the U.S. proxy rules under Section 14 of the Exchange Act. In addition, our officers and directors are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and related rules with respect to their purchases and sales of our securities. Moreover, while we currently publish annual and semi-annual reports on our website and file such financial reports with the SEC, we are not required to file periodic reports with the SEC as frequently or as promptly as U.S. public companies. Specifically, we are not required to file quarterly reports on Form 10-Q or current reports on Form 8-K that a domestic company would be required to file under the Exchange Act. Accordingly, there may be less publicly available information concerning our company than there would be if we were not a foreign private issuer.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

As a foreign private issuer, we are not required to comply with all the periodic disclosure and current reporting requirements of the Exchange Act and related rules and regulations. The determination of foreign private issuer status is made annually on the last business day of our most recently completed second fiscal quarter. Accordingly, we will next make a determination with respect to our foreign private issuer status on June 30, 2026. There is a risk that we will lose our foreign private issuer status in the future.

We would lose our foreign private issuer status if, for instance more than 50% of our ordinary shares are owned by U.S. residents or persons and more than 50% of our assets are located in the United States and we continue to fail to meet additional requirements necessary to maintain our foreign private issuer status. The regulatory and compliance costs to us under U.S. securities laws as a U.S. domestic issuer may be significantly greater than the costs we incur as a foreign private issuer. If we are not a foreign private issuer, we will be required to file periodic reports and registration statements on U.S. domestic issuer forms with the SEC, which are more detailed and extensive in certain respects than the forms available to a foreign private issuer. We would be required under current SEC rules to prepare our financial statements in accordance with U.S. GAAP and modify certain of our policies to comply with corporate governance practices associated with U.S. domestic issuers. Such conversion and modifications would involve additional costs. In addition, we may lose our ability to rely upon exemptions from certain corporate governance requirements on U.S. stock exchanges that are available to foreign private issuers, which could also increase our costs.

U.S. holders of our ordinary shares may suffer adverse tax consequences if we are characterized as a passive foreign investment company, or PFIC.

In general, a non-U.S. corporation is a PFIC for U.S. federal income tax purposes for any taxable year in which (i) 50% or more of value of its assets (based on an average of the quarterly values of the assets during such taxable year) consists of assets that produce, or are held for the production of, passive income, or (ii) 75% or more of its gross income consists of passive income. A separate determination must be made after the close of each fiscal year as to whether a non-U.S. corporation is a PFIC for that year. For purposes of the above calculations, a non-U.S. corporation that owns, directly or indirectly, at least 25% by value of the shares of another corporation is treated as if it held its proportionate share of the assets of the other corporation and received directly its proportionate share of the income of the other corporation. Passive income generally includes dividends, interest, investment gains and certain rents and royalties. Cash is generally a passive asset for these purposes. The value goodwill is generally treated as an active asset if it is associated with business activities that produce active income.

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If we are a PFIC for any taxable year during which a U.S. Holder (as defined under Item 10E. “Taxation” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2024) holds our ordinary shares, we will continue to be treated as a PFIC with respect to such U.S. Holder in all succeeding years during which the U.S. Holder owns our ordinary shares regardless of whether we continue to meet the PFIC test described above, unless the U.S. Holder makes a specified election once we cease to be a PFIC. If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our ordinary shares, the U.S. Holder may be subject to adverse tax consequences regardless of whether we continue to qualify as a PFIC, including ineligibility for any preferred tax rates on capital gains or on actual or deemed dividends, interest charges on certain taxes treated as deferred, and additional reporting requirements.

Based on the current estimates, and expected future composition, of our income and the value of our assets, including goodwill, we do not expect to be a PFIC for our current taxable year. However, our PFIC status for any taxable year is an annual determination that can be made only after the end of that year and will depend on the composition of our income and assets and the value of our assets from time to time. The determination of whether we are a PFIC is fact-intensive and the applicable law is subject to varying interpretation. There can be no assurance that the U.S. Internal Revenue Service, or IRS, will agree with our position or that the IRS will not successfully challenge our position including our classification of certain income and assets as non-passive or our valuation of our tangible and intangible assets.

A U.S. Holder may in certain circumstances mitigate the adverse tax consequences of the PFIC rules by filing an election to treat the PFIC as a Qualified Electing Fund (“QEF”) or, if shares of the PFIC are “marketable stock” for purposes of the PFIC rules, by making a mark-to-market election with respect to the shares of the PFIC. However, we do not currently intend to provide the information necessary for U.S. Holders to make a QEF election if we were treated as a PFIC for any taxable year and prospective investors should assume that a QEF election will not be available. Furthermore, if a U.S. Holder were to make a mark-to-market election with respect to our ordinary shares, the U.S. Holder would be required to include annually in its U.S. federal taxable income (taxable at ordinary income rates) an amount reflecting any year end increase in the value of its ordinary shares. For further discussion of the PFIC rules and the adverse U.S. federal income tax consequences in the event we are classified as a PFIC, see Item 10E. “Taxation” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2024.

The U.S. federal income tax rules relating to PFICs are very complex. Current and prospective U.S. Holders are strongly urged to consult their own tax advisors with respect to the impact of PFIC status on the purchase, ownership and disposition of our ordinary shares, the consequences to them of an investment in a PFIC, any elections available with respect to our ordinary shares and the IRS information reporting obligations with respect to the purchase, ownership and disposition of our ordinary shares of a PFIC.

If a U.S. Holder is treated as owning at least 10% of our ordinary share capital, such holder may be subject to adverse U.S. federal income tax consequences.

If a U.S. Holder (as defined under Item 10E. “Taxation” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2024) is treated as owning, directly, indirectly or constructively, at least 10% of the value or voting power of our share capital, such U.S. Holder may be treated as a “U.S. shareholder” with respect to each “controlled foreign corporation” in our group, if any. Because our group currently includes at least one U.S. subsidiary, under current law, any of our current non-U.S. subsidiaries and any future newly formed or acquired non-U.S. subsidiaries will be treated as controlled foreign corporations, regardless of whether we are treated as a controlled foreign corporation. A U.S. shareholder of a controlled foreign corporation may be required to annually report and include in its U.S. taxable income its pro rata share of “Subpart F income,” “global intangible low-taxed income” and investments in U.S. property by controlled foreign corporations, regardless of whether we make any distributions. An individual that is a U.S. shareholder with respect to a controlled foreign corporation generally would not be allowed certain tax deductions or foreign tax credits that would be allowed to a U.S. shareholder that is a U.S. corporation. Failure to comply with controlled foreign corporation reporting obligations may subject a U.S. shareholder to significant monetary penalties. We cannot provide any assurances that we will furnish to any U.S. shareholder information that may be necessary to comply with the reporting and tax paying obligations applicable under the controlled foreign corporation rules of the Code. U.S. Holders should consult their tax advisors regarding the potential application of these rules to their investment in our ordinary shares. See Item 10E. “Taxation” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2024 for a more detailed discussion.

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We incur significant costs as a result of operating as a company that is publicly listed on Nasdaq, and our management is required to devote substantial time to compliance initiatives.

As a company that is publicly listed on Nasdaq, we are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Nasdaq listing requirements and other applicable securities rules and regulations. Compliance with these rules and regulations is costly, and will become even more costly after we are no longer an “emerging growth company” and/or a foreign private issuer. Further, as Belgian limited liability company listed in the U.S., we are subject to potentially overlapping and disparate multi-jurisdictional laws and rules that potentially impact the disclosure of information. From time to time, this may result in uncertainty regarding compliance matters and result in higher costs necessitated by legal analysis of dual legal regimes, ongoing revisions to disclosure and adherence to heightened governance practices. Moreover, these rules and regulations increase our legal and financial compliance costs and make some activities more time-consuming and costly. For example, we expect that these rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance, which in turn could make it more difficult for us to attract and retain qualified senior management personnel or members for our Board of Directors. These rules and regulations are often subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices.

As a result of being a U.S. public company, we are subject to regulatory compliance requirements, including Section 404 of the Sarbanes-Oxley Act (“Section 404”), and if we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud.

Pursuant to Section 404, our management is required to assess and attest to the effectiveness of our internal control over financial reporting in connection with issuing our consolidated financial statements as of and for each fiscal year. Section 404 also requires an attestation report on the effectiveness of internal control over financial reporting be provided by our independent registered public accounting firm beginning with our annual report following the date on which we are no longer an “emerging growth company.”

The cost of complying with Section 404 significantly increases and management’s attention may be diverted from other business concerns, which could adversely affect our results. We may need to hire more employees in the future or engage outside consultants to comply with these requirements, which will further increase expenses. If we fail to comply with the requirements of Section 404 in the required timeframe, we may be subject to sanctions or investigations by regulatory authorities, including the SEC and Nasdaq. Furthermore, if we are unable to attest to the effectiveness of our internal control over financial reporting, we could lose investor confidence in the accuracy and completeness of our financial reports, and the market price of our ordinary shares could decline. Failure to implement or maintain effective internal control over financial reporting could also restrict our future access to the capital markets and subject each of us, our directors and our officers to both significant monetary and criminal liability. In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expense and a diversion of management’s time and attention from revenue generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate legal proceedings against us and our business, financial position, results and prospects may be adversely affected.

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If we fail to implement and maintain effective internal controls over financial reporting, our ability to produce accurate financial statements on a timely basis could be impaired.

We are subject to reporting obligations under U.S. securities laws and the Sarbanes-Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act requires that we include a report from management on the effectiveness of our internal control over financial reporting in our annual report on Form 20-F for the year ended December 31, 2024. If we fail to implement and maintain adequate disclosure controls and procedures, our management may conclude that our internal control over financial reporting is not effective. This conclusion could adversely impact the market price of our ordinary shares due to a loss of investor confidence in the reliability of our reporting processes.

Undetected material weaknesses in our internal controls could lead to financial statement restatements and require us to incur remediation costs. To the extent we experience additional future material weaknesses, investors could lose confidence in the accuracy or completeness of our reported financial information, which could have a negative effect on the trading price of our ordinary shares. Failure to implement or maintain effective internal control over financial reporting could also restrict our future access to the capital markets and subject each of us, our directors and our officers to both significant monetary and criminal liability.

We are required to perform system and process evaluations and testing of our internal controls over financial reporting, to allow our management and our independent public registered accounting firm to report on the effectiveness of our internal control over financial reporting. In addition, our compliance with Section 404 of the Sarbanes-Oxley Act will require that we incur substantial accounting expense, expend significant management effort and we may need to hire additional accounting and financial staff with the appropriate experience and technical accounting knowledge, and compile the system and process documentation necessary to perform the evaluation needed to comply with Section 404 of the Sarbanes-Oxley Act. We may not be able to complete our evaluation, testing and any required remediation in a timely fashion. Any failure to implement required new or improved controls, or difficulties encountered in their implementation could cause us to fail to meet our reporting obligations. In addition, any testing by us conducted in connection with Section 404 of the Sarbanes-Oxley Act, or any subsequent testing by our independent registered public accounting firm, may reveal additional deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses or that may require prospective or retroactive changes to our financial statements or identify other areas for further attention or improvement. We cannot assure you that there will not be additional material weaknesses or significant deficiencies in our internal control over financial reporting in the future.

We may be subject to securities litigation, which is expensive and could divert management’s attention.

The market price of our ordinary shares may be volatile and, in the past, companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns, which could seriously harm our business.

Investors residing in countries other than Belgium may suffer dilution if they are unable to participate in future preferential subscription rights offerings.

Under Belgian law and our constitutional documents, shareholders have a waivable and cancellable preferential subscription right to subscribe pro rata to their existing shareholdings to the issuance, against a contribution in cash, of new shares or other securities entitling the holder thereof to new shares, unless such rights are limited or cancelled by resolution of our general shareholders’ meeting or, if so authorized by a resolution of such meeting, our Board of Directors. The exercise of preferential subscription rights by certain shareholders not residing in Belgium (including those in the United States, Australia, Israel, Canada or Japan as a result of the offering and taking into account the current shareholding and international network of our current Board of Directors) may be restricted by applicable law, practice or other considerations, and such shareholders may not be entitled to exercise such rights, unless the rights and shares are registered or qualified for sale under the relevant legislation or regulatory framework. In particular, we may not be able to establish an exemption from registration in the United States under the Securities Act of 1933, as amended (the “Securities Act”), and we are under no obligation to file a registration statement with respect to any such preferential subscription rights or underlying securities or to endeavor to have a registration statement declared effective under the Securities Act. Shareholders in jurisdictions outside Belgium who are not able or not permitted to exercise their preferential subscription rights in the event of a future preferential subscription rights, equity or other offering may suffer dilution of their shareholdings.

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Takeover provisions in the national law of Belgium may make a takeover difficult.

Public takeover bids on our shares and other voting securities, such as warrants or convertible bonds, if any, are subject to the Belgian Act of April 1, 2007 on public takeover bids, as amended and implemented by the Belgian Royal Decree of April 27, 2007, or Royal Decree, and to the supervision by the Belgian Financial Services and Markets Authority, or FSMA. Public takeover bids must be made for all of our voting securities, as well as for all other securities that entitle the holders thereof to the subscription to, the acquisition of or the conversion into voting securities. Prior to making a bid, a bidder must issue and disseminate a prospectus, which must be approved by the FSMA. The bidder must also obtain approval of the relevant competition authorities, where such approval is legally required for the acquisition of our company. However, as the Company no longer qualifies a listed company under Belgian law following de-listing from Euronext Brussels in December 2023, the requirement, provided for by the Belgian Act of April 1, 2007, to launch a mandatory bid for all of our outstanding shares and securities giving access to shares if a person, as a result of its own acquisition or the acquisition by persons acting in concert with it or by persons acting on their account, directly or indirectly holds more than 30% of the voting securities in a company that has its registered office in Belgium and of which at least part of the voting securities are traded on a regulated market or on a multilateral trading facility designated by the Royal Decree no longer applies. This may allow existing shareholders or new investors to acquire significant influence or control over the Company by acquiring the shares in the market without being required to acquire the other outstanding voting securities, as well as for all other securities that entitle the holders thereof to the subscription to, the acquisition of or the conversion into voting securities.

There are several provisions of Belgian company law and certain other provisions of Belgian law, such as merger control, that may apply to us and which may make an unfriendly tender offer, merger, change in management or other change in control, more difficult. These provisions could discourage potential takeover attempts that third parties may consider and thus deprive the shareholders of the opportunity to sell their shares at a premium (which is typically offered in the framework of a takeover bid).

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth are forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can find many (but not all) of these statements by looking for words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “would,” “should,” “could,” “may” or other similar expressions in this prospectus. The sections in our periodic reports, including our Annual Report on Form 20-F for the fiscal year ended December 31, 2024, titled “Information on the Company,” and “Operating and Financial Review and Prospects,” as well as other sections in this prospectus and the documents or reports incorporated by reference in this prospectus, discuss some of the factors that could contribute to these differences. These forward-looking statements include, among other things, statements about:

●	our plans relating to commercializing our tests and related diagnostic products and services (collectively “tests”, “testing solutions” or “solutions”) and the rate and degree of market acceptance of our solutions;

●	the size of the market opportunity for our Confirm mdx, ExoDx, Resolve mdx, Monitor mdx and Genomic Prostate Score (“GPS”) tests and other tests and solutions we may commercialize or may develop;

●	the acceptance of our testing solutions by healthcare providers;

●	the willingness of health insurance companies and other payers to cover our testing solutions and adequately reimburse us for such solutions;

●	our plans relating to the further development of testing solutions;

●	existing regulations and regulatory developments in the United States, Europe and other jurisdictions;

●	our ability to obtain and maintain regulatory approvals and comply with applicable regulations;

●	timing, progress and results of our research and development programs;

●	the period over which we estimate our existing cash will be sufficient to fund our future operating expenses and capital expenditure requirements;

●	our ability to attract and retain qualified employees and key personnel;

●	the scope of protection we are able to establish and maintain for intellectual property rights covering our testing solutions and technology;

●	our ability to operate our business without infringing the intellectual property rights and proprietary technology of third parties;

●	the possibility that the anticipated benefits from our business acquisitions will not be realized in full or at all or may take longer to realize than expected;

●	cost associated with defending intellectual property infringement, product liability and other claims;

●	uncertainties associated with global macroeconomic conditions; and

●	other risks and uncertainties, including those listed under the caption “Risk Factors.”

These statements reflect our views with respect to future events as of the date of this prospectus and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this prospectus and, except as required by law, we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus. We anticipate that subsequent events and developments will cause our views to change. You should read this prospectus and the documents referenced in this prospectus and filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

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CAPITALIZATION AND INDEBTEDNESS

Our capitalization and indebtedness will be set forth in a prospectus supplement to this prospectus or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

USE OF PROCEEDS

We currently intend to use the net proceeds from the sale of the securities for general corporate and working capital purposes, including to fund our product development efforts and expansion of our commercialization activities. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from the sale of the securities. Our plans to use the estimated net proceeds from the sale of the securities may change, and if they do, we will update this information in a prospectus supplement.

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PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus to one or more underwriters or dealers for public offering, through agents, directly to one or more purchasers or through a combination of any such methods of sale. The name of any such underwriters, dealers or agents involved in the offer and sale of the securities, the amounts underwritten and the nature of its obligation to take the securities will be specified in the applicable prospectus supplement. We reserve the right to sell the securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so. The sale of the securities may be effected in one or more transactions (a) on any national or international securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, (b) in the over-the-counter market, (c) in transactions otherwise than on such exchanges or in the over-the-counter market or (d) through the writing of options. Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

We and our agents and underwriters may offer and sell the securities at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The securities may be offered on an exchange, which will be disclosed in the applicable prospectus supplement. We may, from time to time, authorize dealers, acting as our agents, to offer and sell the securities upon such terms and conditions as set forth in the applicable prospectus supplement. We may also sell the securities offered by any applicable prospectus supplement in “at-the-market offerings” within the meaning of Rule 415 of the Securities Act of 1933, to or through a market maker or into an existing trading market, on an exchange or otherwise.

If we use underwriters to sell securities, we will enter into an underwriting agreement with them at the time of the sale to them. In connection with the sale of the securities, underwriters or agents may receive compensation from us in the form of underwriting fees or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. The names of any underwriters, any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement to the extent required by applicable law. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of fees, concessions or commissions from the underwriters or commissions (which may be changed from time to time) from the purchasers for whom they may act as agents. If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any fees, discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise indicated in the applicable prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase debt securities as a principal, and may then resell the debt securities at varying prices to be determined by the dealer.

 If so indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain specified institutions to purchase offered securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the applicable prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts. Offers to purchase the securities being offered by this prospectus may also be solicited directly.

Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution towards certain civil liabilities, including any liabilities under the Securities Act.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. These may include over-allotment, stabilization, syndicate short covering transactions and penalty bids. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by the dealers are purchased in covering transactions to cover syndicate short positions. These transactions may cause the price of the securities sold in an offering to be higher than it would otherwise be. These transactions, if commenced, may be discontinued by the underwriters at any time.

During such time as we may be engaged in a distribution of the securities covered by this prospectus, we are required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes us, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M also restricts bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of our shares of common stock.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

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DESCRIPTION OF SHARE CAPITAL AND ARTICLES OF ASSOCIATION

Description of Share Capital

The following description of our share capital summarizes certain provisions of our articles of association and the Belgian Companies and Associations Code. Because this description is a summary, it may not contain all information important to you. Accordingly, this description is qualified entirely by references to our articles of association. Copies of our articles of association will be publicly available as an exhibit to the registration statement of which this prospectus forms a part.

The following description includes comparisons of certain provisions of our articles of association and the Belgian Companies and Associations Code applicable to us and the Delaware General Corporation Law, or the DGCL, the law under which many publicly listed companies in the United States are incorporated. Because such statements are summaries, they do not address all aspects of Belgian law that may be relevant to us and our shareholders or all aspects of Delaware law which may differ from Belgian law, and they are not intended to be a complete discussion of the respective rights.

Share Capital

Share Capital and Shares

Our share capital is represented by ordinary shares without nominal value. Our share capital is fully paid-up. Our shares are not separated into classes.

As of December 31, 2024, our share capital amounted to €204,245,492.10, represented by 49,497,334 fully authorized and subscribed and paid-up shares without nominal value. This number does not include outstanding warrants issued by us and granted to certain of our directors, employees and non-employees nor any other capital increases after December 31, 2024. Neither we nor any of our subsidiaries holds any of our own shares.

Pursuant to the notarized deed received by the notary Stijn Raes, a resident notary in Ghent, on October 1, 2025, the board of directors increased our share capital by an amount of EUR 3,866,208.91 through the issuance of 1,867,186 new shares, fully paid up by contribution in kind, issued at a rounded issue price of EUR 2.07 per share.

On the date of this prospectus, our share capital amounts to €208,111,701.01, represented by 51,364,520 fully authorized and subscribed and paid-up shares without nominal value.

Other Outstanding Securities

In addition to the shares already outstanding, we have granted subscription rights (share options or warrants), which upon exercise will lead to an increase in the number of our outstanding shares.

On the date of this prospectus:

●	5,870,128 new shares are issuable upon exercise of outstanding share options issued by us;

●	1,000,000 new shares are issuable upon the exercise of 1,000,000 warrants granted by us to Exact Sciences;

●	in the context of the fourth amendment to the asset purchase agreement entered into with Exact Sciences, we granted Exact Sciences the right, for a period of five year as from the amendment and subject to applicable corporate approvals, to subscribe for 3,000,000 new shares issuable by us upon exercise of such right; at the occasion of our next ordinary general shareholders’ meeting, we will convene an extraordinary general shareholders’ meeting to approve the issuance of 3,000,000 warrants pursuant to which Exact Sciences will be able to exercise its subscription right; and

●	1,243,060 new shares are issuable upon the exercise of 1,243,060 warrants granted by us to affiliates of OrbiMed.

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History of Securities Issuances

All shares issued have been fully paid.

The changes to our actual share capital since January 1, 2023 can be summarized as follows:

Date	Transaction	Increase (reduction) of share capital (in EUR)	Number of shares issued	Class of shares issued	Issue price per Share (in EUR, rounded)	Resulting share capital (in EUR)	Existing shares
February 7, 2023	Capital Increase in Cash	37,119,524.87	100,000,000	Ordinary Shares	0.37	160,658,690.06	262,880,936
March 8, 2023	Capital Increase in Cash	2,812,939.52	7,500,000	Ordinary Shares	0.37	163,471,629.58	270,380,936
October 20, 2023	Capital Increase in kind	831,123.31	2,500,000	Ordinary Shares	0.33	164,302,752.89	272,880,936
November 13, 2023	Share Consolidation	N/A	N/A	N/A	N/A	164,302,752.89	27,288,093
September 27, 2024	Capital Increase in Cash	35,858,359.48	20,000,000	Ordinary Shares	1.79	200,161,112.37	47,288,093
October 29, 2024	Capital Increase in Cash	4,084,379.73	2,209,241	Ordinary Shares	1.84	204,245,492.10	49,497,334
October 1, 2025	Capital Increase in kind	3,866,208.91	1,867,186	Ordinary Shares	2.07	208,111,701.01	51,364,520

On the date of this prospectus, our share capital amounts to €208,111,701.01, represented by 51,364,520 fully authorized and subscribed and paid-up shares without nominal value.

Articles of Association and Other Share Information

Corporate Profile

Our legal and commercial name is MDxHealth SA. We are a public limited liability company incorporated in the form of a naamloze vennootschap/société anonyme under Belgian law. We are registered with the Register of Legal Entities (RPM Liège) under the enterprise number 0479.292.440. Our principal executive and registered offices are located at CAP Business Center, Zone Industrielle des Hauts-Sarts, Rue d’Abhooz 31, 4040 Herstal, Belgium and our telephone number is +1 (866) 259-5644. Our agent for service of process in the United States is MDxHealth, Inc., whose address is 15279 Alton Parkway, Suite 100, Irvine, CA 92618, United States.

We were incorporated in Belgium on January 10, 2003 for an unlimited duration. Our fiscal year ends December 31.

Corporate Purpose

Our corporate purpose as set forth in Article 3 of our articles of association is as follows:

“The Company’s corporate purpose is to engage in Belgium and abroad, in its own name and on behalf of third parties, alone or in collaboration with third parties, in the following activities:

●	All forms of research and development into or involving biological cells and organisms (including gene methylation) and chemical compounds, as well as the industrialization and commercialization of the results thereof;

●	Research and development into biotechnological or derivative products that could have a market value in applications related to human and animal healthcare, diagnostics, pharmacogenomics and therapeutics, based amongst other things on the technology of genetics, genetic engineering and detection, chemistry and cell biology;

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●	Commercialization of the aforementioned products and application domains;

●	Acquisition, disposal, exploitation, commercialization and management of intellectual property, property and usage rights, trade marks, patents, drawings, licenses and any other form of know how.

The company is also authorised to engage in all commercial, industrial, financial and real estate transactions which are directly or indirectly related to or which may be beneficial to the achievement of its corporate purpose.

It may , by means of subscription, contribution, merger, collaboration, financial participation or otherwise, take interests or participate in any company, existing or to be incorporated, undertakings, businesses and associations in Belgium or abroad.

The company may manage, re-organize or sell these interests and can also, directly or indirectly, participate in the board of directors, management, control and winding-up of companies, undertakings, business and associations in which it has an interest or a participation.

The company may provide guarantees and security interests for the benefit of these companies, undertakings, businesses and associations, act as their agent or representative, and grant advances, credit, mortgages or other securities.”

Board of Directors

Belgian law does not specifically regulate the ability of directors to borrow money from us.

Directors are expected to arrange their personal and business affairs so as to avoid conflicts of interest with our Company. When the board takes a decision, board members should disregard their personal interests. They should not use business opportunities intended for the Company for their own benefit.

In accordance with article 7:96 of the Belgian Companies and Associations Code, all directors must inform the board of directors and the statutory auditor of the Company of conflicts of interest as they arise and abstain from voting on the matter involved in accordance with the relevant provisions of the Belgian Companies and Associations Code.

Each board member should place the Company’s interests above his/her own. The board members have the duty to look after the interests of all shareholders on an equivalent basis. Each board member should act in accordance with the principles of reasonableness and fairness.

Each board member should inform the board of any conflict of interests that could in their opinion affect their capacity of judgement. In particular, at the beginning of each board or committee meeting, board members should declare whether they have any conflict of interests regarding the items on the agenda.

Each board member should, in particular, be attentive to conflicts of interests that may arise between the Company, its board members, its significant or controlling shareholder(s) and other shareholders. The board members who are proposed by significant or controlling shareholder(s) should ensure that the interests and intentions of these shareholder(s) are sufficiently clear and communicated to the board in a timely manner.

The board should act in such a manner that a conflict of interest, or the appearance of such a conflict, is avoided. In the possible case of a conflict of interest, the board should, under the lead of its chair, decide which procedure it will follow to protect the interests of the Company and all its shareholders. In the next annual report, the board should explain why they chose this procedure. However, where there is a substantial conflict of interests, the board should carefully consider communicating as soon as possible on the procedure followed, the most important considerations and the conclusions.

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There are no outstanding loans granted by our Company to any of the members of the board of directors and members of the executive management, nor are there any guarantees provided by our Company for the benefit of any of the members of the board of directors and members of the executive management.

None of the members of the board of directors and members of the executive management has a family relationship with any other of the members of the board of directors and members of the executive management.

The DGCL generally permits transactions involving a Delaware corporation and an interested director of that corporation if (i) the material facts as to the director’s relationship or interest and as to the transaction are disclosed and a majority of disinterested directors consent, (ii) the material facts are disclosed as to the director’s relationship or interest and a majority of shares entitled to vote thereon consent or (iii) the transaction is fair to the corporation at the time it is authorized by the board of directors, a committee of the board of directors or the shareholders.

We rely on a provision in the listing rules of the Nasdaq Stock Market that allows us to follow Belgian corporate law with respect to certain aspects of corporate governance. This allows us to continue following certain corporate governance practices that differ in significant respects from the corporate governance requirements applicable to U.S. companies listed on the Nasdaq Capital Market. In particular, the listing rules of the Nasdaq Stock Market require a majority of the directors of a listed U.S. company to be independent, whereas pursuant to Belgian law, there is no longer a requirement for the Company to have independent directors since the de-listing from Euronext Brussels in December 2023. The listing rules of the Nasdaq Stock Market further require that each of the nominating, compensation and audit committees of a listed U.S. company be comprised entirely of independent directors. However, the Belgian Companies and Associations Code does not require companies that are not listed in the sense of the Belgian Companies and Associations Code to have an audit committee or a nominating committee. At present, our Audit Committee is composed of three independent directors out of three members. Our Corporate Governance and Nominating Committee and our Compensation Committee are each composed of two independent directors out of three members. Our board of directors currently has no plan to change the composition of our Corporate Governance and Nominating Committee or our Compensation Committee.

Form and Transferability of Our Shares

All our ordinary shares are fully paid and rank pari passu in all respects with all other existing and outstanding shares of the Company. All of our shares belong to the same class of securities and are in registered form or in dematerialized form. All of our outstanding shares are fully paid-up and freely transferable, subject to any contractual restrictions. Belgian company law and our articles of association entitle shareholders to request, in writing and at their expense, the conversion of their dematerialized shares into registered shares and vice versa. Any costs incurred as a result of the conversion of shares into another form will be borne by the shareholder. For shareholders who opt for registered shares, the shares will be recorded in our shareholder register.

Currency

Our share capital, which is represented by our outstanding ordinary shares, is denominated in Euros.

Changes to the share capital decided by the shareholders

In principle, changes to our share capital are decided by our shareholders. Our general shareholders’ meeting may at any time decide to increase or reduce the share capital of the Company. Such resolution must satisfy the quorum and majority requirements that apply to an amendment of the articles of association, as described below under “— Right to attend and vote at general shareholders’ meetings” and “— Quorum and majorities.”

Capital increases decided by the board of directors

Subject to the quorum and majority requirements described below under subsection “— Right to attend and vote at general shareholders’ meetings” and subsection “— Quorum and majorities”, the general shareholders’ meeting may authorize our board of directors, within certain limits, to increase our share capital without any further approval of our shareholders. This is the so-called authorized capital. This authorization needs to be limited in time (i.e. it can only be granted for a renewable period of maximum five years).

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By virtue of the resolution of the extraordinary general shareholders’ meeting of the Company held on June 30, 2023, as published by excerpt in the Annexes to the Belgian Official Gazette (Belgisch Staatsblad/Moniteur belge) on July 7, 2023 under number 23368447, which entered into force on July 7, 2023, the board of directors of the Company has been granted certain powers to increase our share capital in the framework of the authorized capital. The powers under the authorized capital have been set out in article 6 of the Company’s articles of association. Pursuant to the authorization granted by the extraordinary general shareholders’ meeting, the board of directors was authorized to increase the share capital of the Company on one or several occasions by a maximum aggregate amount of EUR 163,471,629.58 (excluding issue premium, as the case may be). This authorization may be renewed in accordance with the relevant legal provisions.

The board of directors may increase the share capital by contributions in cash or in kind, by capitalization of reserves, whether available or unavailable for distribution, and capitalization of issue premiums, with or without the issuance of new shares, with or without voting rights, that will have the rights as will be determined by the board of directors. The board of directors is also authorized to use this authorization for the issuance of convertible bonds or subscription rights, bonds with subscription rights or other securities.

In the event of a capital increase decided by the board of directors within the framework of the authorized capital, all issue premiums booked, if any, will be accounted for in accordance with the provisions of the articles of association.

The board of directors is authorized, when exercising its powers within the framework of the authorized capital, to restrict or cancel, in the interest of the company, the preferential subscription rights of the shareholders. This restriction or cancellation of the preferential subscription rights can also be done in favor of members of the personnel of the Company or of its subsidiaries, or in favor of one or more persons other than members of the personnel of the Company or of its subsidiaries.

The board of directors is authorized, with the right of substitution, to amend the articles of association, after each capital increase that has occurred within the framework of the authorized capital, in order to bring them in conformity with the new situation of the share capital and the shares

So far, the board of directors has used its powers under the authorised capital (granted on June 30, 2023) (i) on October 20, 2023 by the issuance of 2,500,000 new shares for an aggregate amount of EUR 831,123.31 (all booked as share capital, without issue premium), (ii) on September 27, 2024 by the issuance of 20,000,000 new shares for an aggregate amount of EUR 35,858,359.48 (all booked as share capital, without issue premium), (iii) on October 29, 2024 by the issuance of 2,209,241 new shares for an aggregate amount of EUR 4,084,379.73 (all booked as share capital, without issue premium) an (iv) on October 1, 2025 by the issuance of 1,867,186 new shares for an aggregate amount of EUR 3,866,208.91 (all booked as share capital, without issue premium). As a result, by virtue of this authorisation, the board of directors is still authorised to increase the Company’s share capital by a total amount of EUR 118,831,558.15 (excluding issue premium, if any).

For the sake of completeness, on April 30, 2024, the board of directors also reserved a total amount of EUR 80,000,000.00 to proceed with capital increases within the framework of the authorized capital, subject to certain conditions. While this amount has not yet been utilized by the board of directors, taking into account a hypothetical capital increase for the full amount, by virtue of the June 30, 2023 authorisation, the board of directors is still authorised to increase the Company’s share capital by a total amount of EUR 38,831,558.15 (excluding issue premium, if any).

Preferential Subscription Rights

In the event of a capital increase for cash with the issue of new shares, or in the event of an issue of convertible bonds or subscription rights, the existing shareholders have a preferential right to subscribe, pro rata, to the new shares, convertible bonds or subscription rights. These preferential subscription rights are transferable during the subscription period.

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Our general shareholders’ meeting may decide to limit or cancel this preferential subscription right, subject to special reporting requirements. Such decision by the general shareholders’ meeting needs to satisfy the same quorum and majority requirements as the decision to increase our share capital.

The shareholders may also decide to authorize our board of directors to limit or cancel the preferential subscription right within the framework of the authorized capital, subject to the terms and conditions set forth in the Belgian Companies and Associations Code. As mentioned above, our board of directors of the Company has been granted certain powers to increase our share capital in the framework of the authorized capital and to cancel the statutory preferential subscription rights of the shareholders (within the meaning of articles 7:191 and 7:193 of the Belgian Companies and Associations Code). The powers under the authorized capital have been set out in article 6 of the Company’s articles of association.

Generally, unless expressly authorized in advance by the general shareholders’ meeting, the authorization of the board of directors to increase our share capital through contributions in cash with cancellation or limitation of the preferential subscription right of the existing shareholders is suspended as of the notification to us by the Belgian Financial Services and Markets Authority, or the FSMA, of a public takeover bid on our financial instruments. Our general shareholders’ meeting did not grant such express authorization to our board of directors. See also “— Capital increases decided by the board of directors” above.

Under the DGCL, shareholders of a Delaware corporation have no pre-emptive rights to subscribe for additional issues of stock or to any security convertible into such stock unless, and to the extent that, such rights are expressly provided for in the corporation’s certificate of incorporation.

Acquisition and Sale of own Shares

We may acquire, pledge and dispose of our own shares, profit certificates or associated certificates at the conditions provided for by articles 7:215 and following of the Belgian Companies and Associations Code. These conditions include a prior special shareholders’ resolution approved by at least 75% of the votes validly cast at a general shareholders’ meeting (whereby abstentions are not included in the numerator nor in the denominator) where at least 50% of the share capital and at least 50% of the profit certificates, if any, are present or represented.

Furthermore, shares can only be acquired with funds that would otherwise be available for distribution as a dividend to the shareholders and the transaction must relate to fully paid-up shares or associated certificates. Furthermore, an offer to purchase shares must be made by way of an offer to all shareholders under the same conditions.

Generally, the general shareholders’ meeting or the articles of association determine the amount of shares, profit certificates or certificates that can be acquired, the duration of such an authorization which cannot exceed five years as from the publication of the proposed resolution as well as the minimum and maximum price that the board of directors can pay for the shares. The prior approval by the shareholders is not required if we purchase the shares to offer them to our personnel, in which case the shares must be transferred within a period of 12 months as from their acquisition.

We may, without prior authorization by the general shareholders’ meeting, dispose of the Company’s own shares, profit certificates or associated certificates in the limited number of situations set out in article 7:218 of the Belgian Companies and Associations Code.

As of the date of this annual report, our company does not hold any own shares.

Under the DGCL, a Delaware corporation may purchase or redeem its own shares, unless the capital of the corporation is impaired or the purchase or redemption would cause an impairment of the capital of the corporation.

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Description of the Rights and Benefits Attached to Our Shares

Right to attend and vote at general shareholders’ meetings

Annual meetings of shareholders

Our annual general shareholders’ meeting is held at the registered office of our Company (in Belgium) or at the place determined in the notice convening the general shareholders’ meeting. The meeting is held every year on the last Thursday of May at 15:00 p.m. (Belgian time). If this day would be a Belgian public holiday, the annual general shareholders’ meeting shall be held on the previous business day. At our annual general shareholders’ meeting, the board of directors submits to the shareholders the audited non-consolidated and consolidated annual financial statements and the reports of the board of directors and of the statutory auditor with respect thereto.

The general shareholders’ meeting then decides on the approval of the statutory annual financial statements, the proposed allocation of the Company’s profit or loss, the release from liability of the directors and the statutory auditor, and, when applicable, the (re-)appointment or dismissal of the statutory auditor and/or of all or certain directors. In addition, as relevant, the general shareholders’ meeting must also decide on the approval of the remuneration of the directors and statutory auditor for the exercise of their mandate (see also “— Voting rights attached to the ordinary shares” below).

Special and extraordinary general shareholders’ meetings

Our board of directors or the statutory auditor (or the liquidators, if appropriate) may, whenever the interest of our Company so requires, convene a special or extraordinary general shareholders’ meeting. Pursuant to article 7:126 of the Belgian Companies and Associations Code, such general shareholders’ meeting must also be convened every time one or more shareholders holding, alone or together, at least 10% of our company’s share capital so request. Shareholders that do not hold at least 10% of our share capital do not have the right to have the general shareholders’ meeting convened.

Under the DGCL, special meetings of the shareholders of a Delaware corporation may be called by such person or persons as may be authorized by the certificate of incorporation or by the bylaws of the corporation, or if not so designated, as determined by the board of directors. Shareholders generally do not have the right to call meetings of shareholders, unless that right is granted in the certificate of incorporation or the bylaws.

Notices convening the general shareholders’ meeting

The notice convening the general shareholders’ meeting must state the place, date and hour of the meeting, must include an agenda indicating the items to be discussed and the proposed resolutions, and must be published at least 15 calendar days prior to the general shareholders’ meeting in the Belgian Official Gazette (Belgisch Staatsblad/Moniteur Belge), in a newspaper that is published nation-wide in Belgium, in paper or electronically, and on our company’s website. A publication in a nation-wide newspaper is not needed for annual general shareholders’ meetings taking place on the date, hour and place indicated in the articles of association of the Company if the agenda is limited to the treatment and approval of the financial statements, the annual report of the board of directors, the report of the statutory auditor, and the discharge from liability of the directors and statutory auditor. See also “— Voting Rights attached to the ordinary shares” below. In addition to this publication, the notice has to be distributed at least 15 calendar days prior to the meeting via the normal publication means that the Company uses for the publication of press releases. The term of 15 calendar days prior to the general shareholders’ meeting for the publication and distribution of the convening notice can be reduced to 10 calendar days for a second meeting if, as the case may be, the applicable quorum for the meeting is not reached at the first meeting, the date of the second meeting was mentioned in the notice for the first meeting and no new item is put on the agenda of the second meeting. See also further below under “— Quorum and majorities.”

At the same time as its publication, the convening notice must also be sent to the holders of registered shares, holders of registered convertible bonds, holders of registered subscription rights, holders of registered certificates issued with the co-operation of the Company (if any), and, as the case may be, to the directors and statutory auditor of the Company. This communication needs to be made by e-mail unless the addressee has informed the Company that it wishes to receive the relevant documentation by another equivalent means of communication. If the relevant addressee does not have an e-mail address or if it did not inform the Company thereof, the relevant documentation will be sent by ordinary mail.

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Under the DGCL, unless otherwise provided in the certificate of incorporation or bylaws, written notice of any meeting of the shareholders of a Delaware corporation must be given to each shareholder entitled to vote at the meeting not less than ten nor more than sixty days before the date of the meeting and shall specify the place, date, hour and, in the case of a special meeting, the purpose of the meeting.

Formalities to attend the general shareholders’ meeting

All holders of shares, warrants, profit-sharing certificates, non-voting shares, convertible bonds, subscription rights or other securities issued by our company, as the case may be, and all holders of certificates issued with the co-operation of our company (if any) can attend the general shareholders’ meetings insofar as the law or the articles of association entitles them to do so and, as the case may be, gives them the right to participate in voting. The articles of association determine the formalities that shareholders need to fulfill to be admitted to the general shareholders’ meeting. As the case may be, the formalities for the registration of securities holders, and the notification of our company must be described in the notice convening the general shareholders’ meeting.

Our board of directors shall have the ability to determine that the right to attend the general shareholders’ meetings and to exercise the voting right at such meetings (as the case may be) is determined by the registration of the ownership of the securities concerned in the name of the holder of such securities on the third (3rd) business day prior to the date of the relevant general shareholders’ meeting (or such other date as shall be set out in the notice convening the general shareholders’ meeting, but which cannot be earlier than the 15th calendar date before the relevant general shareholders’ meeting), at midnight at the end of such day (Brussels time) (such date and hour being the relevant registration date), by means of the registration of such securities in the relevant (portion of the split) register book for such securities, or in the accounts of a certified account holder or relevant settlement institution for the securities concerned.

Our board of directors can make participation to the general shareholders’ meetings dependent on a requirement of notification by the securities holders concerned to the Company, or to the person appointed for this purpose by the Company, on a date to be determined by the board of directors before the date of the scheduled meeting, that such securities holder intends to attend the meeting, stating the number of securities with which such securities holder wishes to participate. The manner in which such notification must be made (as the case may be) must be set out in the notice convening the general shareholders’ meeting.

Electronic participation

Our board of directors has the possibility to organize the general shareholders’ meeting by means of electronic communication which must (i) allow the Company to verify the capacity and identity of the shareholders using it; (ii) at least enable (a) the securities holders to directly, simultaneously and continuously follow the discussions during the meeting and (b) the shareholders to exercise their voting rights on all points on which the general shareholders’ meeting is required to take a decision; and (iii) allow the securities holders to actively participate to the deliberations and to ask questions during the meeting.

Voting by proxy or remote voting

Each shareholder has, subject to compliance with the requirements set forth above under “— Formalities to attend the general shareholders’ meeting”, the right to attend a general shareholders’ meeting and to vote at the general shareholders’ meeting in person or through a proxy holder, who need not be a shareholder. The appointment of a proxy holder must be made in accordance with the applicable rules of Belgian law, including in relation to conflicts of interest and the keeping of a register.

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The notice convening the meeting may allow shareholders to vote remotely in relation to the general shareholders’ meeting, by sending a paper form or, if specifically allowed in the notice convening the meeting, by sending a form electronically (in which case the form shall be signed by means of an electronic signature in accordance with applicable Belgian law). These forms shall be made available by our company. The original signed paper form must be received by our company within the term specified by the articles of association. Voting through the signed electronic form may occur until the last calendar day before the meeting.

Our company may also organize a remote vote in relation to the general shareholders’ meeting through other electronic communication methods, such as, among others, through one or several websites. Our company shall specify the practical terms of any such remote vote in the convening notice.

When votes are cast electronically, an electronic confirmation of receipt of the votes is sent to the relevant shareholders that cast the vote. After the general shareholders’ meeting, shareholders can obtain, at least upon request (which must be made no later than three months after the vote), the confirmation that their votes have been validly recorded and taken into account by the Company, unless that information is already available to them.

 Holders of securities who wish to be represented by proxy or vote remotely must, in any case comply with the formalities to attend the meeting, as explained under “— Formalities to attend the general shareholders’ meeting.” Holders of shares without voting rights, profit-sharing certificates without voting rights, convertible bonds, warrants or certificates issued with the cooperation of our company may attend the general shareholders’ meeting but only with an advisory vote.

Voting rights attached to the Ordinary Shares

Each shareholder of the Company is entitled to one vote per ordinary share. Shareholders may vote by proxy, subject to the rules described below in “— Right to attend and vote at general shareholders’ meetings” and “— Voting by proxy or remote voting.”

●	Voting rights can be mainly suspended in relation to shares:

●	which are not fully paid up, notwithstanding the request thereto of the board of directors of the Company;

●	to which more than one person is entitled or on which more than one person has rights in rem (zakelijke rechten/droits réels) on, except in the event a single representative is appointed for the exercise of the voting right vis-à-vis the Company;

●	which entitle their holder to voting rights above the threshold of 25% of the total number of voting rights attached to the outstanding financial instruments of our company on the date of the relevant general shareholders’ meeting, in the event that the relevant shareholder has not notified us at least 20 calendar days prior to the date of the general shareholders’ meeting in accordance with the applicable rules of the Belgian Companies and Associations Code; or

●	of which the voting right was suspended by a competent court.

Pursuant to the Belgian Companies and Associations Code, the voting rights attached to shares owned by the Company, or a person acting in its own name but on behalf of the Company, or acquired by a subsidiary of the Company, as the case may be, are suspended. Generally, the general shareholders’ meeting has sole authority with respect to:

●	the approval of the annual financial statements of the Company;

●	the distribution of profits (except interim dividends (see “— Dividends” below));

●	the appointment and dismissal of directors of the Company;

●	the appointment and dismissal of the statutory auditor of the Company;

●	the granting of release from liability to the directors and the statutory auditor of the Company;

●	the determination of the remuneration of the directors and of the statutory auditor for the exercise of their mandate;

●	the filing of a claim for liability against directors;

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●	the decisions relating to the dissolution, merger and certain other reorganizations of the Company; and

●	the approval of amendments to the articles of association.

Quorum and majorities

In general, there is no attendance quorum requirement for a general shareholders’ meeting and decisions are generally passed with a simple majority of the votes of the shares present or represented. However, capital increases (other than those decided by the board of directors pursuant to the authorized capital), decisions with respect to the Company’s dissolution, mergers, de-mergers and certain other reorganizations of the Company, amendments to the articles of association (other than an amendment of the corporate purpose), and certain other matters referred to in the Belgian Companies and Associations Code do not only require the presence or representation of at least 50% of the share capital of our Company but also a majority of at least 75% of the votes cast (whereby abstentions are not included in the numerator nor in the denominator). An amendment of our company’s corporate purpose requires the approval of at least 80% of the votes cast at a general shareholders’ meeting (whereby abstentions are not included in the numerator nor in the denominator), which can only validly pass such resolution if at least 50% of the share capital of the Company and at least 50% of the profit certificates, if any, are present or represented. In the event where the required quorum is not present or represented at the first meeting, a second meeting needs to be convened through a new notice. The second general shareholders’ meeting may validly deliberate and decide regardless of the number of shares present or represented. The special majority requirements, however, remain applicable.

Under the DGCL, the certificate of incorporation or bylaws of a Delaware corporation may specify the number of shares required to constitute a quorum but in no event shall a quorum consist of less than one-third of shares entitled to vote at a meeting. In the absence of such specifications, a majority of shares entitled to vote shall constitute a quorum.

Right to ask questions

Within the limits of article 7:139 of the Belgian Companies and Associations Code, security holders have a right to ask questions to the directors in connection with the report of the board of directors or the items on the agenda of such general shareholders’ meeting. However, directors may, in the interest of the Company, refuse to answer questions when the communication of certain information or facts could cause prejudice to the Company or is contrary to the obligations of confidentiality entered into by them or by the Company.

 Shareholders can also ask questions to the statutory auditor in connection with its report. Such questions can be submitted in writing prior to the meeting or can be asked at the meeting. Written questions to the statutory auditor must be submitted to the Company at the same time. The statutory auditor may, in the interest of the Company, refuse to answer questions when the communication of certain information or facts could cause prejudice to the Company or is contrary to its professional secrecy or to obligations of confidentiality entered into by the Company. The statutory auditor has the right to speak at the general meeting in connection with the performance of its duties.

Written and oral questions will be answered during the meeting concerned in accordance with applicable law. In addition, in order for written questions to be considered, the shareholders who submitted the written questions concerned must comply with the formalities to attend the meeting, as explained under “— Formalities to attend the general shareholders’ meeting.”

Dividends

All shares participate equally in the Company’s profits (if any). Pursuant to the Belgian Companies and Associations Code, the shareholders can in principle decide on the distribution of profits with a simple majority vote at the occasion of the annual general shareholders’ meeting, based on the most recent statutory audited financial statements, prepared in accordance with Belgian GAAP and based on a (non-binding) proposal of the Company’s board of directors. The Belgian Companies and Associations Code and the Company’s articles of association also authorize the board of directors to declare interim dividends without shareholder approval. The right to pay such interim dividends is, however, subject to certain legal restrictions.

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Our company’s ability to distribute dividends is subject to availability of sufficient distributable profits as defined under Belgian law on the basis of our stand-alone statutory accounts prepared in accordance with Belgian GAAP. In particular, dividends can only be distributed if following the declaration and issuance of the dividends the amount of our net assets on the date of the closing of the last financial year as follows from the statutory non-consolidated financial statements (i.e. summarized, the amount of the assets as shown in the balance sheet, decreased with provisions and liabilities, all in accordance with Belgian accounting rules), decreased with, except in exceptional circumstances, to be disclosed and justified in the notes to the annual accounts, the non-amortized costs of incorporation and extension and non-amortized costs for research and development, does not fall below the amount of the paid-up capital (or, if higher, the issued capital), increased with the amount of non-distributable reserves.

In addition, pursuant to Belgian law and our articles of association, the Company must allocate an amount of 5% of our Belgian GAAP annual net profit (nettowinst/bénéfices nets) to a legal reserve in its stand-alone statutory accounts, until the legal reserve amounts to 10% of our share capital. Our legal reserve currently does not meet this requirement. Accordingly, 5% of our Belgian GAAP annual net profit during future years will need to be allocated to the legal reserve, limiting our ability to pay out dividends to our shareholders.

Under our Credit Agreement with OrbiMed, no distributions can be declared or made without OrbiMed’s consent. In addition, further financial restrictions and other limitations may be contained in future credit agreements. The right to payment of dividends expires five years after the board of directors declared the dividend payable.

Under the DGCL, a Delaware corporation may pay dividends out of its surplus (the excess of net assets over capital), or in case there is no surplus, out of its net profits for either or both of the fiscal year in which the dividend is declared and the preceding fiscal year (provided that the amount of the capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets). Dividends may be paid in the form of shares, property or cash.

Appointment of Directors

Pursuant to the Belgian Companies and Associations Code and the articles of association, the board of directors must consist of at least three directors. Our Company’s Corporate Governance Charter provides that the board of directors should have a composition appropriate to the Company’s purpose, its operations, phase of development, structure of ownership and other specifics. Pursuant to the Belgian Companies and Associations Code and the articles of association of the company, the board of directors should be composed of at least three directors.

Liquidation Rights

Our company can only be voluntarily dissolved by a shareholders’ resolution passed with a majority of at least 75% of the votes cast at a meeting of shareholders where at least 50% of the share capital is present or represented. In the event the required quorum is not present or represented at the first meeting, a second meeting needs to be convened through a new notice. The second meeting of shareholders can validly deliberate and decide regardless of the number of shares present or represented.

Under the DGCL, unless the board of directors approves the proposal to dissolve, dissolution of a Delaware corporation must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. The DGCL allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

In the event of the dissolution and liquidation of our company, the assets remaining after payment of all debts and liquidation expenses will be distributed to the holders of our shares, each receiving a sum on a pro rata basis.

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Pursuant to article 7:228 of the Belgian Companies and Associations Code, if, as a result of losses incurred, the ratio of our company’s net assets (determined in accordance with Belgian legal and accounting rules for non-consolidated financial statements) to share capital is less than 50%, the board of directors must convene an extraordinary general shareholders’ meeting within two months as of the date upon which the board of directors discovered or should have discovered this undercapitalization. At this general shareholders’ meeting the board of directors needs to propose either the dissolution of the Company or the continuation of the Company, in which case the board of directors must propose measures to ensure the Company’s continuity. The board of directors must justify its proposals in a special report to the shareholders. Shareholders representing at least 75% of the votes validly cast at this meeting have the right to dissolve the Company, provided that at least 50% of our share capital is present or represented at the meeting.

If, as a result of losses incurred, the ratio of the Company’s net assets to share capital is less than 25%, the same procedure must be followed, it being understood, however, that in that event shareholders representing 25% of the votes validly cast at the meeting can decide to dissolve the Company.

Pursuant to article 7:229 of the Belgian Companies and Associations Code, if the amount of the Company’s net assets has dropped below €61,500 (the minimum amount of share capital of a corporation with limited liability organised under the laws of Belgium (naamloze vennootschap/société anonyme)), any interested party is entitled to request the competent court to dissolve the Company. The court can order the dissolution of the Company or grant a grace period within which the Company is to remedy the situation.

If the Company is dissolved for any reason, the liquidation must be carried out by one or more liquidators appointed by the general shareholders’ meeting and whose appointment has been ratified by the enterprise court. Any balance remaining after discharging all debts, liabilities and liquidation costs must first be applied to reimburse, in cash or in kind, the paid-up capital of the shares not yet reimbursed. Any remaining balance shall be equally distributed amongst all the shareholders.

Specific legislation and jurisdiction

Notification of significant shareholdings

Pursuant to Article 7:83 of the Belgian Companies and Associations Code, a notification to the Company is required by all natural persons and legal persons that directly or indirectly acquire dematerialized voting securities representing the share capital or not of a limited liability company, at the latest within five working days following the day of acquisition, of the number of securities it holds, when the voting rights attached to these securities reach 25% or more of the total voting rights at the time of the transaction requiring notification. This notification is also compulsory within the same period in case of a transfer of securities when as a result the voting rights fall below the 25% threshold mentioned above.

The obligation to disclose significant shareholdings as well as certain other provisions of Belgian law (e.g., merger control and authorized capital) that may apply to the Company, may make an unsolicited tender offer, merger, change in management or other change in control, more difficult. Such provisions could discourage potential takeover attempts that third parties may consider and that other shareholders may consider to be in their best interest and could adversely affect the market price of the shares. These provisions may also deprive shareholders of the opportunity to sell their shares at a premium (which is typically offered in the context of a takeover bid).

In accordance with U.S. federal securities laws, holders of our ordinary shares will be required to comply with disclosure requirements relating to their ownership of our securities. Any person that, after acquiring beneficial ownership of our ordinary shares, is the beneficial owners of more than 5% of our outstanding ordinary shares must file with the SEC a Schedule 13D or Schedule 13G, as applicable, disclosing the information required by such schedules, including the number of our ordinary shares that such person has acquired (whether alone or jointly with one or more other persons). In addition, if any material change occurs in the facts set forth in the report filed on Schedule 13D (including a more than 1% increase or decrease in the percentage of the total shares beneficially owned), the beneficial owner must promptly file an amendment disclosing such change.

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Public Takeover Bids

Public takeover bids for the Company’s shares and other securities giving access to voting rights (such as subscription rights or convertible bonds, if any) are subject to supervision by the FSMA. Any public takeover bid must be extended to all of the Company’s voting securities, as well as all other securities giving access to voting rights. Prior to making a bid, a bidder must publish a prospectus which has been approved by the FSMA prior to publication.

Belgium has implemented the Thirteenth Company Law Directive (European Directive 2004/25/EC of 21 April 2004) by the Belgian Act of 1 April 2007 on public takeover bids, as amended, or the Belgian Takeover Act, and the Belgian Royal Decree of 27 April 2007 on public takeover bids, as amended, or the Belgian Takeover Decree. As the Company no longer qualifies a listed company under Belgian law since its de-listing from Euronext Brussels in December 2023, the requirement, provided for by the Belgian Act of April 1, 2007, to launch a mandatory bid for all of our outstanding shares and securities giving access to shares if a person, as a result of its own acquisition or the acquisition by persons acting in concert with it or by persons acting on their account, directly or indirectly holds more than 30% of the voting securities in a company that has its registered office in Belgium and of which at least part of the voting securities are traded on a regulated market or on a multilateral trading facility designated by the Belgian Royal Decree of 27 April 2007 no longer applies. This may allow existing shareholders or new investors to acquire significant influence or control over the Company by acquiring the shares in the market without being required to acquire the other outstanding voting securities, as well as for all other securities that entitle the holders thereof to the subscription to the acquisition of or conversion into voting securities.

There are several provisions of Belgian company law and certain other provisions of Belgian law, such as merger control, that may apply towards the Company and which may create hurdles to an unsolicited tender offer, merger, change in management or other change in control. These provisions could discourage potential takeover attempts that other shareholders may consider to be in their best interest and could adversely affect the market price of the shares of the Company. These provisions may also have the effect of depriving the shareholders of the opportunity to sell their shares at a premium.

In addition, pursuant to Belgian company law, the board of directors of Belgian companies may in certain circumstances, and subject to prior authorization by the shareholders, deter or frustrate public takeover bids through dilutive issuances of equity securities (pursuant to the “authorized capital”) or through share buy-backs (i.e. purchase of own shares). In principle, the authorization of the board of directors to increase the share capital of the Company through contributions in kind or in cash with cancellation or limitation of the preferential subscription right of the existing shareholders is suspended as of the notification to the Company by the FSMA of a public takeover bid on the securities of the Company. The general shareholders’ meeting can, however, under certain conditions, expressly authorize the board of directors to increase the capital of the Company in such case by issuing shares in an amount of not more than 10% of the existing shares at the time of such a public takeover bid. (see also “— Rights attached to the ordinary shares”, “— Changes to the share capital” and “— Capital increases decided by the board of directors”).

The Company’s articles of association do not provide for any specific protective mechanisms against public takeover bids.

Squeeze-out

Pursuant to article 7:82 of the Belgian Companies and Associations Code or the regulations promulgated thereunder, a person or legal entity, or different persons or legal entities acting alone or in concert, who own, at least 95% of the securities with voting rights in a limited liability company are entitled to acquire the totality of the securities with voting rights in that company following a squeeze-out offer. With the exception of the securities for which the owner has expressly indicated in writing that he does not wish to relinquish them, the securities not offered at the end of the procedure shall be deemed to have passed automatically to the person making a squeeze-out offer with consignment of the price.

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Limitations on the Right to Own Securities

Neither Belgian law nor our articles of association impose any general limitation on the right of non-residents or foreign persons to hold our securities or exercise voting rights on our securities other than those limitations that would generally apply to all shareholders.

Exchange Controls and Limitations Affecting Shareholders

There are no Belgian exchange control regulations that impose limitations on our ability to make, or the amount of, cash payments to residents of the United States.

We are in principle under an obligation to report to the National Bank of Belgium certain cross-border payments, transfers of funds, investments and other transactions in accordance with applicable balance-of-payments statistical reporting obligations. Where a cross-border transaction is carried out by a Belgian credit institution on our behalf, the credit institution will in certain circumstances be responsible for the reporting obligations.

Securities Exercisable for Ordinary Shares (Equity Incentives)

See “Management — Compensation of Our Directors and Executives — Warrant Plans” for a description of securities granted by our board of directors to our directors, members of the executive management team, employees and other service providers.

Listing

Our ordinary shares are listed on the Nasdaq Capital Market under the symbol “MDXH.”

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is Computershare.

TAXATION

Material Belgian Tax Consequences

General

The following paragraphs are a summary of material Belgian tax consequences of the ownership and disposal of our ordinary shares by an investor. The summary is based on laws, treaties and regulatory interpretations in effect in Belgium on the date of this document, all of which are subject to change, including changes that could have retroactive effect.

The summary only discusses Belgian tax aspects which are relevant to U.S. holders of our ordinary shares (“Holders”). This summary does not address Belgian tax aspects which are relevant to persons who are residents in Belgium or engaged in a trade or business in Belgium through a permanent establishment or a fixed base in Belgium. This summary does not purport to be a description of all of the tax consequences of the ownership and disposal of our ordinary shares and does not take into account the specific circumstances of any particular investor, some of which may be subject to special rules, or the tax laws of any country other than Belgium. This summary does not describe the tax treatment of investors that are subject to special rules, such as banks, insurance companies, collective investment undertakings, dealers in securities or currencies, persons that hold, or will hold, ordinary shares in a position in a straddle, share-repurchase transaction, conversion transactions, synthetic security or other integrated financial transactions. Investors should consult their own advisers regarding the tax consequences of an investment in ordinary shares in the light of their particular circumstances, including the effect of any state, local or other national laws, treaties and regulatory interpretation thereof.

Dividend Withholding Tax

As a general rule, under current Belgian law, a withholding tax of 30% is levied on the gross amount of dividends paid on or attributed to our ordinary shares, subject to such relief as may be available under applicable domestic or tax treaty provisions. Dividends subject to the dividend withholding tax include all benefits attributed to our ordinary shares. A reimbursement of fiscal capital made in accordance with the Belgian Companies and Associations Code is partly considered to be a distribution of the existing taxed reserves (irrespective whether incorporated into the capital or not) and/or the tax-free reserves incorporated into the capital. The proportion is determined on the basis of the ratio between certain taxed reserves and tax-free reserves incorporated into the capital on the one hand and, on the other hand, the aggregate of such reserves and the fiscal capital. In principle, fiscal capital includes paid-up statutory share capital, and subject to certain conditions, the paid-up issue premiums and the cash amounts subscribed to at the time of the issue of profit sharing certificates.

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In case of a redemption by us of own shares, the redemption distribution (after deduction of the portion of fiscal capital represented by the redeemed shares) can be treated as a dividend which in certain circumstances may be subject to a withholding tax of 30%, subject to such relief as may be available under applicable domestic or tax treaty provisions. No Belgian withholding tax will be triggered if this redemption is carried out on a stock exchange and meets certain conditions. In case of a liquidation of our Company, any amounts distributed in excess of the fiscal capital will also be treated as a dividend which in principle is subject to a 30% withholding tax, subject to such relief as may be available under applicable domestic or tax treaty provisions.

For non-residents, the dividend withholding tax, if any, will be the only tax on dividends in Belgium, unless the non-resident holds ordinary shares in connection with a business conducted in Belgium, through a fixed base in Belgium or a Belgian permanent establishment.

Relief of Belgian Dividend Withholding Tax

Under the Belgium-United States Tax Treaty (the “Treaty”), there is a reduced Belgian withholding tax rate of 15% on dividends paid by us to a U.S. resident which beneficially owns the dividends and is entitled to claim the benefits of the Treaty under the limitation of benefits article included in the Treaty, (a “Qualifying Holder”). If such Qualifying Holder is a company that owns directly at least 10% of our voting stock, the Belgian withholding tax rate is further reduced to 5%. No withholding tax is however applicable if the Qualifying Holder does not carry on a business in Belgium through a permanent establishment situated therein, with which our shares are effectively connected and, is: (i) a company that is a resident of the United States that has owned directly ordinary shares representing at least 10% of our capital for a 12-month period ending on the date the dividend is declared, or (ii) a pension fund that is a resident of the United States, provided that such dividends are not derived from the carrying on of a business by the pension fund or through an associated enterprise.

Under the normal procedure, we or our paying agent must withhold the full Belgian withholding tax (without taking into account the (reduced) Treaty rate). Qualifying Holders may make a claim for reimbursement for amounts withheld in excess of the rate defined by the Treaty. The reimbursement form (Form 276 Div-Aut.) may be obtained online on the website of the Belgian tax authorities. The reimbursement form is to be sent as soon as possible to the tax authorities and in each case within a term of five years starting from the first of January of the year the withholding tax was paid to the Belgian Treasury. Qualifying Holders may also, subject to certain conditions, obtain the reduced Treaty rate at source. Qualifying Holders should deliver a duly completed Form 276 Div-Aut., accompanied by a duly stamped and signed form 6166 to us no later than ten days after the date on which the dividend is paid or attributed (whichever comes first). U.S. holders should consult their own tax advisors as to whether they qualify for reduction in withholding tax upon payment or attribution of dividends, and as to the procedural requirements for obtaining a reduced withholding tax upon the payment of dividends or for making claims for reimbursement.

Additionally, pursuant to Belgian domestic tax law, dividends paid or attributed to non-resident individuals who do not use our shares in the exercise of a professional activity may be exempt from non-resident individual income tax up to the taxable amount of EUR 859 (for income year 2026 – hence EUR 257.7 of non-resident individual income tax if the 30% withholding tax rate is applicable). Consequently, if Belgian withholding tax has been levied on dividends paid or attributed to our shares, such Belgian non-resident may request in his or her non-resident income tax return that any Belgian withholding tax levied on dividends up to the amount of EUR 859 (for income year 2026) be credited and, as the case may be, reimbursed. However, if no Belgian non-resident income tax return has to be filed by the non-resident individual, any Belgian withholding tax levied on dividends up to such an amount could in principle be reclaimed by filing a request thereto addressed to the designated tax official. Such a request has to be made at the latest on December 31 of the calendar year following the calendar year in which the relevant dividend(s) have been received, together with an affidavit confirming the non-resident individual status and certain other formalities which are determined by Royal Decree. For the avoidance of doubt, all dividends paid or attributed to the non-resident individual are taken into account to assess whether the maximum amount of EUR 859 (for income year 2026) is reached (and hence not only the amount of dividends paid or attributed on our shares).

Withholding tax is also not applicable, pursuant to Belgian domestic tax law, on dividends paid to certain U.S. pension funds provided that the U.S. pension fund (i) qualifies as a non-resident saver for Belgian withholding tax purposes (i.e., it has a separate legal personality and fiscal residence outside of Belgium and without a permanent establishment or fixed base in Belgium), (ii) has a corporate purpose that consists solely in managing and investing funds collected in order to pay legal or complementary pensions, (iii) has activity that is limited to the investment of funds collected in the exercise of its statutory purpose, without any profit making activity and (iv) is exempt from income taxes in the United States. Furthermore, such pension fund may not contractually be obligated to redistribute the dividends to any beneficial owner of such dividends for whom it would manage our ordinary shares nor obligated to pay a manufactured dividend with respect to our ordinary shares under a securities borrowing transaction (save in certain particular cases as described in Belgian law) and subject to certain procedural formalities. A pension fund not holding the shares — which give rise to dividends — for an uninterrupted period of 60 days in full ownership amounts to a rebuttable presumption that the arrangement or series of arrangements which are connected to the dividend distributions, are not genuine. The withholding tax exemption will in such case be rejected, unless counterproof is provided by the OFP that the arrangement or series of arrangements are genuine.

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Under Belgian domestic tax law, a withholding tax exemption is available to dividends paid to a non-resident corporate shareholder (located in a Member State of the European Union or in a country with which Belgium has entered in a double tax treaty including sufficient information exchange provisions) provided that (i) at the date of payment or attribution of the dividend it holds a participation in our company representing at least 10% of our share capital, (ii) this holding is held or will be held in full ownership for an uninterrupted period of at least one year, (iii) this non-resident corporate shareholder is tax resident of the country where it is established according to the tax laws of and the bilateral tax treaties established by such country, (iv) this non-resident corporate shareholder is subject to a corporate income tax regime similar to Belgian corporate income tax regime without benefitting from a tax regime that derogates from our ordinary tax regime and (v) its legal form is (similar to one of the legal forms) listed in the annex of the E.U. directive dated July 23, 1990 (90/435/EC) as amended by the directive of December 22, 2003 (2003/123/EC). The withholding tax exemption will apply provided that certain procedural formalities are complied with.

Please note that this withholding tax exemption will not be applicable to dividends which are connected to an arrangement or a series of arrangements (“rechtshandeling of geheel van rechtshandelingen”/“acte juridique ou un ensemble d’actes juridiques”) for which the Belgian Tax Administration, taking into account all relevant facts and circumstances, has proven, unless evidence to the contrary, that this arrangement or this series of arrangements is not genuine (“kunstmatig”/“non authentique”) and has been put in place for the main purpose or one of the main purposes of obtaining the dividend received deduction, the above dividend withholding tax exemption or one of the advantages of the Parent-Subsidiary Directive in another EU Member State. An arrangement or a series of arrangements is regarded as not genuine to the extent that they are not put into place for valid commercial reasons which reflect economic reality.

If the Holder holds the above-mentioned minimum participation for less than one year, at the time the dividends are paid on, we must levy the withholding tax but we do not need to transfer it to the Belgian Treasury provided that the Holder provides us or our paying agent, at the latest upon the attribution of the dividends, its qualifying status, with a certificate confirming – in addition to its qualifying status and the fulfilment of the relevant conditions – , the date as of which the Holder has held the minimum participation, and the Holder’s commitment to hold it for an uninterrupted period of at least one year. The Holder must also inform us or our paying agent when the one-year period has expired or if its shareholding drops below 10% of our share capital before the end of the one-year holding period. Upon satisfying the one-year shareholding requirement, the dividend withholding tax which was temporarily withheld will be paid to the Holder.

Finally, a withholding tax exemption is available, pursuant to Belgian domestic tax law, to dividends paid to a non-resident corporate shareholder (located in the European Economic Area or in a country with which Belgium has entered in a double tax treaty including sufficient information exchange provisions) to the extent that at the date of payment or attribution of the dividend it holds a participation in our company representing less than 10% of our share capital but the acquisition value of which is at least €2.5 million (and which participation qualifies as financially fixed asset in case the Holder does not qualify as SME according to Belgian law) and provided that certain other conditions are met, i.e., that (i) this holding is held or will be held in full ownership for an uninterrupted period of at least one year (ii) this non-resident corporate shareholder is subject to a corporate income tax regime similar to Belgian corporate income tax regime without benefitting from a tax regime that derogates from our ordinary tax regime, and (iii) its legal form is (similar to one of the legal forms) listed in the annex I, part A, of the E.U. directive dated November 30, 2011 (2011/96/EU) as amended by the directive of July 8, 2014 (2014/86/EU). This reduced withholding tax will apply only if and to the extent that our ordinary Belgian withholding tax cannot be credited or reimbursed to the non-resident corporate shareholder referred to above and subject to certain procedural formalities.

Capital Gains and Losses

Pursuant to the Treaty, capital gains and/or losses realized by a Qualifying Holder from the sale, exchange or other disposition of ordinary shares do not fall within the scope of application of Belgian domestic tax law.

Capital gains realized on ordinary shares by a corporate Holder which is not entitled to claim the benefits of the Treaty under the limitation of benefits article included in the Treaty are generally not subject to taxation in Belgium unless the corporate Holder is acting through a Belgian permanent establishment or a fixed place in Belgium to which our ordinary shares are effectively connected. Capital losses are not deductible.

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Private individual Holders who are not entitled to claim the benefits of the Treaty under the limitation of benefits article included in the Treaty and which are holding ordinary shares as a private investment will, as a rule, not be subject to tax on any capital gains arising out of a disposal of ordinary shares. Losses will, as a rule, not be deductible in Belgium.

However, if the gain realized by such individual Holders on ordinary shares is deemed to be realized outside the scope of the normal management of such individual’s private estate and the capital gain is obtained or received in Belgium, the gain will in principle be taxable at 33% as miscellaneous income. The Official Commentary to the ITC 1992 stipulates that occasional transactions on a stock exchange regarding ordinary shares should not be considered as transactions realized outside the scope of normal management of one’s own private estate.

Capital gains realized by such individual Holders on the disposal of ordinary shares for consideration, outside the exercise of a professional activity, to a non-resident company (or a body constituted in a similar legal form), to a foreign state (or one of its political subdivisions or local authorities) or to a non-resident legal entity who is established outside the European Economic Area, are in principle taxable at a rate of 16.5% if, at any time during the five years preceding the sale, such individual Holders has owned directly or indirectly, alone or with his/her spouse or with certain relatives, a substantial shareholding in us (that is, a shareholding of more than 25% of our shares).

Capital gains realized by a Holder upon the redemption of ordinary shares or upon our liquidation will generally be taxable as a dividend. See section “Dividend Withholding Tax.”

It is foreseen in the governmental agreement (but not yet implemented) that, as of January 1, 2026, capital gains (calculated as of the market value on December 31, 2025) are subject to the so-called ‘solidarity contribution’. The capital gains will then be taxed at a standard rate of 10%, with an annual exemption of EUR 10,000. Shareholders, holding at least 20% will be subject to a regime with progressive rates (1.25-10%), whereby the exemption is increased to EUR 1,000,000 (which is to be spread over a five-year period). Capital losses can then be offset to capital gains within the same category of financial asset, which arise within the same taxable period.

Estate and Gift Tax

There is no Belgian estate tax on the transfer of ordinary shares upon the death of a Belgian non-resident.

Donations of ordinary shares made in Belgium may or may not be subject to gift tax in Belgium depending on the modalities under which the donation is carried out.

Belgian Tax on Stock Exchange Transactions

A tax on stock exchange transactions (taxe sur les opérations de bourse/taks op de beursverrichtingen) is generally levied on the purchase and the sale and on any other acquisition and transfer for consideration of existing ordinary shares on the secondary market carried out by a Belgian resident investor through a professional intermediary if (i) executed in Belgium through a professional intermediary, or (ii) deemed to be executed in Belgium, which is the case if the order is directly or indirectly made to a professional intermediary established outside of Belgium, either by private individuals having their usual residence in Belgium, or legal entities for the account of their seat or establishment in Belgium.

The applicable rate amounts to 0.35% of the consideration paid but with a cap of €1,600 per transaction and per party. The tax is due separately from each party to any such transaction, i.e., the seller (transferor) and the purchaser (transferee), both collected by the professional intermediary.

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However, if the intermediary is established outside of Belgium, the tax will in principle be due by the ordering private individual or legal entity, unless that individual or entity can demonstrate that the tax has already been paid. Professional intermediaries established outside of Belgium can, subject to certain conditions and formalities, appoint a Belgian representative for tax purposes, which will be liable for the tax on stock exchange transactions in respect of the transactions executed through the professional intermediary.

Belgian non-residents who purchase or otherwise acquire or transfer, for consideration, ordinary shares in Belgium for their own account through a professional intermediary may be exempt from the tax on stock exchange transactions if they deliver a sworn affidavit to the intermediary in Belgium confirming their non-resident status.

In addition, no stock exchange tax is payable by: (i) professional intermediaries described in Article 2, 9° and 10° of the Belgian Act of August 2, 2002 acting for their own account, (ii) insurance companies described in Article 6 of the Belgian Act of 13 March 2016 on the status and control of insurance and reinsurance companies, (iii) professional retirement institutions referred to in Article 2, 1° of the Belgian Act of October 27, 2006 relating to the control of professional retirement institutions acting for their own account, (iv) collective investment institutions acting for their own account, or (v) regulated real estate companies (for the stock exchange tax only).

No stock exchange tax will thus be due by Holders on the subscription, purchase or sale of ordinary shares, if the Holders are acting for their own account. In order to benefit from this exemption, the Holders must file with the professional intermediary in Belgium a sworn affidavit evidencing that they are non-residents for Belgian tax purposes.

Belgian Annual Tax on Securities Accounts

The Belgian Act of February 17, 2021 introduced a annual tax on securities accounts due on securities accounts held through an intermediary if the average value of the taxable financial instruments held on this securities account exceeds €1 million during a reference period of 12 consecutive months. This annual tax on securities accounts is introduced because the previous tax on securities accounts was annulled by the Belgian Constitutional Court.

The annual tax on securities accounts is due irrespective of whether the holder of a securities account is a physical person or a legal entity. If the holder of a securities account is a Belgian resident, the annual tax on securities accounts will be applicable both to securities accounts held in Belgium as well as securities accounts held abroad. For non-residents, only securities accounts held in Belgium fall in scope of the annual tax on securities accounts. A double tax treaty could prevent Belgium to levy the annual tax on securities accounts.

Certain exemptions exist to mitigate the impact of the annual tax on securities accounts on the financial sector. As such, securities accounts held by certain financial undertakings are exempt.

All securities held on a securities account are targeted, such as shares, bonds, participations in investment funds and investment companies, but also derived products, such as index trackers, turbos, real estate certificates and cash. The rate of the annual tax on securities accounts amounts to 0.15% on securities accounts of which the average value exceeds €1 million during a reference period of 12 consecutive months. In order to avoid that the payment of the tax would result in a decrease of the average value below the €1 million threshold, the rate is limited to 10% of the difference between the taxable base and €1 million in those cases. The reference period is a subsequent period of 12 months starting on October 1 and ending September 30 of the subsequent year subject to certain changes in specific circumstances. The average value is calculated by taking the average of the securities accounts values on December 31, March 31, June 30 and September 30.

The tax must be declared and paid by the Belgian resident intermediary with whom the securities account is held. If a securities account is held with a non-resident intermediary, the holder of the securities account itself is responsible for the declaration and the payment of the annual tax on securities accounts. Alternatively, the foreign intermediary could also voluntarily appoint a recognized responsible representative in Belgium to declare and pay the tax.

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In case of non-declaration, late, inaccurate or incomplete declaration, as well as non-payment or late payment, a penalty varying from 10% to 200% of the tax due can be imposed. Every holder of the securities account is jointly and severally liable to pay these penalties. The Act furthermore includes a general anti-abuse provision pursuant to which the following is not allowed: (i) distributing taxable financial instruments over different securities accounts to avoid the threshold of €1 million for an individual account, (ii) converting taxable financial instruments into nominative securities (the latter are out of scope of the tax); (iii) transferring a securities account to a foreign legal entity which then transfers the securities to a foreign securities account, etc. In the aforementioned circumstances, there is a refutable presumption that abuse exists. However, the Act also includes situations in which there is an irrefutable presumption of abuse (specific anti-abuse provisions). As such, the following transactions taking place as of October 30, 2020 onwards will be considered to constitute abuse: (i) splitting of a securities account into multiple securities accounts held by the same intermediary; and (ii) the conversion of taxable financial instruments held in a securities account to nominal financial instruments. However, in its judgment of October 27, 2022, the Belgian Constitutional Court annulled the specific anti-abuse provisions as well as the retroactive effect up to October 30, 2020 of the general anti-abuse provision. As a result, only the general anti-abuse provision can still be validly applied and, moreover, only as of February 26, 2021.

Prospective Holders should consult their own tax advisors as to whether they are subject to the annual tax on securities accounts.

Proposed Financial Transactions Tax

On 14 February 2013, the EU Commission adopted the Draft Directive on a common Financial Transaction Tax (“FTT”). Earlier negotiations for a common transaction tax among all 28 EU Member States had failed. The current negotiations between the Participating Member States (i.e. Austria, Belgium, France, Germany, Greece, Italy, Portugal, Slovakia, Slovenia and Spain) are seeking a compromise under “enhanced cooperation” rules, which require consensus from at least nine nations. Estonia already left the negotiations by declaring it would not introduce the FTT.

The Draft Directive currently stipulates that once the FTT enters into force, the Participating Member States shall not maintain or introduce taxes on financial transactions other than the FTT (or VAT as provided in the Council Directive 2006/112/EC of 28 November 2006 on the common system of value added tax). For Belgium, the tax on stock exchange transactions should thus be abolished once the FTT enters into force.

Pursuant to the Draft Directive, the FTT would be payable on financial transactions provided at least one party to the financial transaction is established or deemed established in a Participating Member State and there is a financial institution established or deemed established in a Participating Member State which is a party to the financial transaction, or is acting in the name of a party to the transaction. The FTT would, however, not apply to (inter alia) primary market transactions referred to in article 5(c) of Regulation (EC) No 1287/2006, including the activity of underwriting and subsequent allocation of financial instruments in the framework of their issue.

The rates of the FTT would be fixed by each Participating Member State but for transactions involving financial instruments other than derivatives shall amount to at least 0.1% of the taxable amount. The taxable amount for such transactions would in general be determined by reference to the consideration paid or owed in return for the transfer or the market price (whichever is higher). The FTT should be payable by each financial institution established or deemed established in a Participating Member State which is either a party to the financial transaction, or acting in the name of a party to the transaction or where the transaction has been carried out on its account. Where the FTT due has not been paid within the applicable time limits, each party to a financial transaction, including persons other than financial institutions, would become jointly and severally liable for the payment of the FTT due.

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In case of implementation any sale, purchase or exchange of shares would become subject to the FTT at a minimum rate of 0.1% provided the above mentioned prerequisites are met. The issuance of new shares would not be subject to the FTT.

In January 2019, Germany and France proposed that a French-style FTT be levied on the acquisition of shares of listed companies whose head office is in a Member State of the European Union and whose market capitalization exceeds EUR 1 billion on 1 December of the preceding year. The tax should be levied on the transfer of ownership when shares of listed public limited companies are acquired. Initial public offerings, market making and intraday trading should not be taxable.

The tax rate should be no less than 0.2 per cent.

On 11 March 2019, the finance ministers of the Participating Member States met in the margins of the Ecofin meeting. There is consensus among the ministers that the FTT should continue to be negotiated according to the Franco-German proposal.

However, the introduction of the FTT remains subject to negotiations between the Participating Member States. It may therefore be altered prior to any implementation, of which the eventual timing and fate remains unclear. Additional EU Member States may decide to participate or drop out of the negotiations. The project will be terminated if the number of Participating Member States falls below nine.

In the framework of the Multiannual Financial Framework (MFF)/Own Resources negotiations, the European Parliament supported the introduction of the FTT as an Own Resource. The Commission agreed to issue a declaration as part of the overall political agreement. The Commission has recently clarified that “should there be an agreement on this Financial Transaction Tax, the Commission will make a proposal in order to transfer revenues from this Financial Transaction Tax to the EU budget as an own resource. If there is no agreement by end of 2022, the Commission will, based on impact assessments, propose a new own resource, based on a new Financial Transaction Tax. The Commission shall endeavor to make these proposals by June 2024 in view of its introduction by 1 January 2026”.

In February 2021, EU Member States have been consulted on their current position regarding the FTT.

On 18 May 2021, the Commission again mentioned in a Communication that it will propose additional new own resources, which could include a Financial Transaction Tax.

In June 2023, the Commission stated that “the prospects of reaching an agreement” on the FTT in the future were “limited” adding there was “little expectation that any proposal would be agreed in the short term.”

In the Work Program for 2026, the European Commission indicated that it intends to withdraw the FTT proposal.

Prospective investors should consult their own professional advisors in relation to the FTT.

Common Reporting Standard

Following recent international developments, the exchange of information is governed by the Common Reporting Standard (“CRS”). On March 13, 2025, the total of jurisdictions that have signed the multilateral competent authority agreement (“MCAA”) amounts to 126. The MCAA is a multilateral framework agreement to automatically exchange financial and personal information, with the subsequent bilateral exchanges coming into effect between those signatories that file the subsequent notifications.

Under CRS, financial institutions resident in a CRS country are required to report, according to a due diligence standard, financial information with respect to reportable accounts, which includes interest, dividends, account balance or value, income from certain insurance products, sales proceeds from financial assets and other income generated with respect to assets held in the account or payments made with respect to the account. Reportable accounts include accounts held by individuals and entities (which include trusts and foundations) with fiscal residence in another CRS country. The standard includes a requirement to look through passive entities to report on the relevant controlling persons.

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On December 9, 2014, EU Member States adopted Directive 2014/107/EU on administrative cooperation in direct taxation (“DAC2”), which provides for mandatory automatic exchange of financial information as foreseen in CRS. DAC2 amends the previous Directive on administrative cooperation in direct taxation, Directive 2011/16/EU and replaces the EC Council Directive 2003/48EC on the taxation of savings income (commonly referred to as the “Savings Directive”) as from January 1, 2016. Austria has been nonetheless allowed to exchange information under DAC2 as from January 1, 2017.

On May 27, 2015, Switzerland signed an agreement with the European Union in order to implement, as from January 1, 2017, an automatic exchange of information based on the CRS. This new agreement will replace the agreement on the taxation of savings that entered into force in 2005. As from January 1, 2017, financial institutions in the EU and Switzerland apply the due diligence procedures envisaged under the new agreement to identify customers who are reportable persons, i.e., for Switzerland residents of any EU Member State. This data was exchanged for the first time in autumn 2018.

As a result of the Law of December 16, 2015, the mandatory automatic exchange of information applies in Belgium (i) as of income year 2016 (first information exchange in 2017) towards the EU Member States (including Austria, irrespective of the fact that the automatic exchange of information by Austria towards other EU Member States is only foreseen as of income year 2017), (ii) as of income year 2014 (first information exchange in 2016) towards the US and (iii), with respect to any other non-EU States that have signed the MCAA.

Investors who are in any doubt as to their position should consult their professional advisers.

MATERIAL CHANGES

Except as otherwise described below and in our Annual Report on Form 20-F for the fiscal year ended December 31, 2024, in those portions of our Current Reports on Form 6-K furnished under the Exchange Act and specifically incorporated by reference herein and as disclosed in this prospectus, no reportable material changes have occurred since December 31, 2024.

LEGAL MATTERS

Unless otherwise indicated in an applicable prospectus supplement, the validity of the securities being offered by this prospectus and other legal matters concerning this offering relating to Belgian law will be passed upon for us by Baker McKenzie BV/SRL. In addition, certain legal matters in connection with any offering of securities by this prospectus may be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of the offering by such underwriters, dealers or agents.

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EXPERTS

The consolidated financial statements of MDxHealth SA at December 31, 2024 and 2023, and for each of the two years in the period ended December 31, 2024, which are incorporated by reference into this prospectus have been so included in reliance on the report of BDO Réviseurs d’Entreprises SRL, an independent registered public accounting firm, appearing elsewhere herein and in the registration statement given on the authority of such firm as experts in accounting and auditing.

The registered business address of BDO Réviseurs d’Entreprises SRL is Da Vincilaan 9, 1930 Zaventem, Belgium. The audited financial statements of Exosome Diagnostics, Inc. as of June 30, 2025 and for the year then ended included in exhibit 99.1 of MDxHealth SA’s Current Report on Form 6-K dated February 11, 2026, have been incorporated by reference herein in reliance on the report of KPMG LLP, independent auditors, incorporated by reference herein, and upon on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus, which constitutes a part of the registration statement on Form F-3, does not contain all of the information contained in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. You should read our registration statements and their exhibits and schedules for further information with respect to us and the securities offered by this prospectus. Statements made in this prospectus concerning the contents of any contract, agreement or other document are summaries of all material information about the documents summarized, but are not complete descriptions of all terms of these documents. If we file any of these documents as an exhibit to the registration statement, we refer you to the copy of the document that has been filed for a complete description of its terms. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

As a foreign private issuer, we are also exempt from the requirements of Regulation FD (Fair Disclosure) which, generally, are meant to ensure that select groups of investors are not privy to specific information about an issuer before other investors. We are, however, still subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5 of the Exchange Act. Since many of the disclosure obligations required of us as a foreign private issuer are different than those required by U.S. domestic reporting companies, our shareholders, potential shareholders and the investing public in general should not expect to receive information about us in the same amount and at the same time as information is received from, or provided by, U.S. domestic reporting companies.

We maintain a corporate website at www.mdxhealth.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus and our website address is included in this prospectus as an inactive textual reference only.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form F-3 under the Securities Act with the SEC with respect to the securities we may offer pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.” The documents we are incorporating by reference into this prospectus are:

●	our Annual Report on Form 20-F for the year ended December 31, 2024, filed with the SEC on March 31, 2025;

●	our Reports on Form 6-K furnished to the SEC on May 2, 2025, May 6, 2025, June 6, 2025, July 3, 2025, August 14, 2025, and February 11, 2026; and

●	the description of our ordinary shares contained in Exhibit 2.1 to our Annual Report on Form 20-F for the year ended December 31, 2023, filed with the SEC on April 30, 2024, including any amendment or report filed for the purpose of updating such description.

We are also incorporating by reference all subsequent Annual Reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) prior to the termination of this offering. In all cases, you should rely on the later information over different information included in this prospectus or any accompanying prospectus supplement.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

MDxHealth SA

CAP Business Center

Zone Industrielle des Hauts-Sarts

4040 Herstal, Belgium

+1 (866) 259-5644

You may also access these documents on our website, www.mdxhealth.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

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EXPENSES

The following is an estimate of the expenses (all of which are to be paid by us) that we may incur in connection with the securities being registered hereby, other than the SEC registration fee.

SEC registration fee	$18,591.02
FINRA filing fee		(1)
Legal fees and expenses		(1)
Accounting fees and expenses		(1)
Printing expenses		(1)
Miscellaneous expenses		(1)

Total		$(1)

(1)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

ENFORCEMENT OF CIVIL LIABILITIES

We are a corporation organized under the laws of Belgium. Certain of our directors are citizens and residents of countries other than the United States, and certain of our assets are located outside of the United States. Accordingly, it may be difficult for investors:

●	to obtain jurisdiction over us or our non-U.S. resident officers and directors in U.S. courts in actions predicated on the civil liability provisions of the U.S. federal securities laws;

●	to enforce judgments obtained in such actions against us or our non-U.S. resident officers and directors;

●	to bring an original action in a Belgian court to enforce liabilities based upon the U.S. federal securities laws against us or our non-U.S. resident officers or directors; and

●	to enforce against us or our directors in non-U.S. courts, including Belgian courts, judgments of U.S. courts predicated upon the civil liability provisions of the U.S. federal securities laws.

The U.S. currently does not have a treaty with Belgium providing for the reciprocal recognition and enforcement of judgments, other than arbitral awards, in civil and commercial matters. Consequently, a final judgment rendered by any federal or state court in the United States, whether or not predicated solely upon U.S. federal or state securities laws, would not automatically be enforceable in Belgium. Actions for the recognition and enforcement of judgments of U.S. courts are regulated by Articles 22 to 25 of the 2004 Belgian Code of Private International Law. Recognition or enforcement does not imply a review of the merits of the case and is irrespective of any reciprocity requirement. A U.S. judgment will, however, not be recognized or declared enforceable in Belgium, unless (in addition to compliance with certain technical provisions) the Belgian courts are satisfied of the following:

●	The effect of the recognition or enforcement of judgment is not manifestly incompatible with (Belgian) public order.

●	The judgment did not violate the rights of the defendant.

●	The judgment was not rendered in a matter where the parties did not freely dispose of their rights, with the sole purpose of avoiding the application of the law applicable according to Belgian international law.

●	The judgment is not subject to further recourse under U.S. law.

●	The judgment is not incompatible with a judgment rendered in Belgium or with a prior judgment rendered abroad that might be recognized in Belgium.

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●	The claim was not filed outside Belgium after a claim was filed in Belgium, if the claim filed in Belgium relates to the same parties and the same subject and is still pending.

●	The Belgian courts did not have exclusive jurisdiction to rule on the matter.

●	The U.S. court did not accept its jurisdiction solely on the basis of either the presence of the plaintiff or the location of goods not directly linked to the dispute in the United States.

●	The judgment did not concern the deposit or validity of intellectual property rights when the deposit or registration of those intellectual property rights was requested, done or should have been done in Belgium pursuant to international treaties.

●	The judgment did not relate to the validity, operation, dissolution, or liquidation of a legal entity that has its main seat in Belgium at the time of the petition of the U.S. court.

●	If the judgment relates to the opening, progress or closure of insolvency proceedings, it is rendered on the basis of the European Regulation on Insolvency Proceedings (EU Regulation No. 2015/848 of May 20, 2015) or, if not, that (a) a decision in the principal proceedings is taken by a judge in the state where the most important establishment of the debtor was located or (b) a decision in territorial proceedings was taken by a judge in the state where the debtor had another establishment than its most important establishment – in this latter case, the recognition or declaration of enforcement of the judgment may only concern assets located in the territory of the state where the proceedings were opened.

●	The judgment submitted to the Belgian court is authentic under the laws of the state where the judgment was issued; in case of a default judgment, it can be shown that under locally applicable laws the invitation to appear in court was properly served on the defendant; a document can be produced showing that the judgment is, under the rules of the state where it was issued, enforceable and was properly served on the defendant.

In addition, with regard to the enforcement by legal proceedings of any claim (including the exequatur of foreign court decisions in Belgium), a registration tax of 3% (to be calculated on the total amount that a debtor is ordered to pay) is due, if the sum of money that the debtor is ordered to pay by a Belgian court judgment, or by a foreign court judgment that is either (i) automatically enforceable and registered in Belgium or (ii) rendered enforceable by a Belgian court, exceeds €12,500. The debtor is liable for the payment of the registration tax. A stamp duty is payable for each second (or more) original copies of an enforcement judgment rendered by a Belgian court, with a maximum of €1,450.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

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$200,000,000

Ordinary Shares

PROSPECTUS

, 2026

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated February 11, 2026

MDXHEALTH SA

Up to $50,000,000

Ordinary Shares

We have entered into a sales agreement with TD Securities (USA) LLC (“TD Cowen”), dated April 30, 2024, relating to the sale of our ordinary shares, no par value, offered by this prospectus (such agreement, the “sales agreement”). In accordance with the terms of the sales agreement, under this prospectus, we may offer and sell our ordinary shares having an aggregate offering price of up to $50,000,000 from time to time through TD Cowen.

Sales of our ordinary shares, if any, under this prospectus will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”). TD Cowen is not required to sell any specific number or dollar amount, but upon acceptance of a placement notice from us and subject to the terms and conditions of the sales agreement, will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices to sell our ordinary shares on the terms set forth in such placement notice. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

TD Cowen will be entitled to compensation at a commission rate of 3.0% of the gross sales price of any ordinary shares sold under the sales agreement. In connection with the sale of ordinary shares on our behalf, TD Cowen will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of TD Cowen will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to TD Cowen with respect to certain liabilities, including civil liabilities under the Securities Act. See “Plan of Distribution” beginning on page S-43 for additional information regarding the compensation to be paid to TD Cowen.

Our ordinary shares are listed on the Nasdaq Capital Market under the symbol “MDXH.” On February 10, 2026, the latest reported sale price for our ordinary shares was $3.62.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings.

Investing in our ordinary shares involves risks. These risks are described under the caption “Risk Factors” beginning on page S-5 of this prospectus, as well as in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

TD Cowen

The date of this prospectus is         , 2026

Table of Contents

Prospectus

S-i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell ordinary shares having an aggregate offering price of up to $50.0 million under this prospectus at prices and on terms to be determined by market conditions at the time of the offering.

Before buying any of the securities that we are offering, you should carefully read this prospectus with all of the information incorporated by reference in this prospectus, as well as the additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” These documents contain important information that you should consider when making your investment decision. We have filed or incorporated by reference exhibits to the registration statement of which the accompanying prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

The information contained in this prospectus or any document incorporated by reference in this prospectus is accurate only as of their respective dates, regardless of the time of delivery of this prospectus or the documents incorporated by reference in this prospectus or the sale of any securities. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Neither we nor TD Cowen have authorized anyone to provide you with information that is different from that contained in this prospectus or any free writing prospectus we may authorize to be delivered or made available to you. Neither we nor TD Cowen take responsibility for, or provide assurance as to the reliability of, any other information that others may give you. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.

For investors outside the United States: Neither we nor TD Cowen have taken any action that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus outside the United States.

This prospectus and the information incorporated herein or therein by reference contains market data, industry statistics and other data that have been obtained or compiled from information made available by independent third parties. This prospectus and the information incorporated herein or therein by reference include trademarks, service marks and trade names owned by us or other companies. Solely for convenience, we may refer to our trademarks included or incorporated by reference in this prospectus or any free writing prospectus without theTM or® symbols, but any such references are not intended to indicate that we will not assert, to the fullest extent permitted under applicable law, our rights to our trademarks or other intellectual property. All trademarks, service marks and trade names included or incorporated by reference in this prospectus or any related free writing prospectus are the property of their respective owners.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to the terms “MDxHealth,” the “Company,” “our company,” “we,” “us,” and “our” refer to MDxHealth SA and its wholly owned subsidiaries.

All references in this prospectus to “$” are to U.S. dollars and all references to “€” are to Euros.

S-ii

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus and in the documents we incorporate by reference. This summary does not contain all of the information you should consider before making an investment decision. You should read this entire prospectus and the documents incorporated by reference in this prospectus carefully, especially the risks of investing in our ordinary shares discussed under “Risk Factors” beginning on page S-5 of this prospectus, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus.

About the Company

We are a commercial-stage precision diagnostics company providing non-invasive, clinically actionable and cost-effective urologic solutions to improve patient care. Our core menu of testing solutions, ExoDx for Prostate Cancer (“ExoDx”), Confirm mdx for Prostate Cancer (“Confirm mdx”), and Genomic Prostate Score (“GPS”), provide personalized genomic insights to both physicians and patients navigating the complexities of prostate cancer diagnosis and treatment. Our other testing solutions address related urologic diseases and conditions that are often managed by the same specialists who utilize our core prostate cancer tests. Each of our cutting-edge molecular diagnostic technologies provides patient-specific results enabling tailored approaches that enhance patient well-being while minimizing the need for invasive and unnecessary treatments and procedures.

More than 7,000 physicians have ordered over 500,000 mdxhealth tests. We have established a systematic approach to bring our precision diagnostic solutions to market, centered on proactive engagement, education, and market expansion aimed at healthcare professionals and their patients. Each of our core tests, ExoDx, Confirm mdx and GPS, have been included in prostate cancer detection and treatment guidelines published by the National Comprehensive Cancer Network, a non-profit alliance of the 31 leading cancer centers in the United States, and each core test has also successfully completed formal technical assessment review for Medicare reimbursement, culminating in positive final local coverage determinations.

Building from the foundation of our complementary marketed products, we are committed to sustained growth, with our core management principles defined by a commitment to focus, commercial execution and operating discipline throughout our organization. Our dedicated commercial team concentrates on cultivating relationships with major community urology centers, prioritizing those with significant patient volumes. We foster enduring connections with key physicians and practice groups who serve populations eligible for our solutions. Our overarching objective is to provide comprehensive support to physicians utilizing our tests throughout the entire patient journey, from initial diagnosis to advanced prostate cancer management.

ExoDx Acquisition

On August 5, 2025, we entered into an agreement with Bio-Techne Corporation (“Bio-Techne”), to acquire Exosome Diagnostics, Inc., including the ExoDx test, its CLIA-certified clinical laboratory and related assets. The closing of the acquisition took place on September 15, 2025. Total consideration for the acquisition is up to $15 million, with approximately $5 million in stock paid at closing and, subject to certain conditions, $2.5 million to be paid annually over the following 4 years, with 50% payable in cash and 50% payable in cash or stock at our discretion.

Implications of Being an Emerging Growth Company

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Start-ups Act of 2012, as amended (the “JOBS Act”). As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

●	exemption from the auditor attestation requirement of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, in the assessment of our internal controls over financial reporting; and

●	to the extent that we no longer qualify as a foreign private issuer, (i) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (ii) exemptions from the requirements of holding a non-binding advisory vote on executive compensation, including golden parachute compensation.

We may take advantage of these exemptions until such time that we are no longer an emerging growth company. We will cease to be an emerging growth company upon the earliest to occur of (i) the last day of the fiscal year in which we have more than $1.235 billion in annual revenue; (ii) the date we qualify as a “large accelerated filer” with at least $700 million of equity securities held by non-affiliates; (iii) the issuance, in any three year period, by our company of more than $1.0 billion in non-convertible debt securities held by non-affiliates; and (iv) December 31, 2026.

Implications of Being a Foreign Private Issuer

We are also considered a “foreign private issuer” under U.S. securities laws. In our capacity as a foreign private issuer, we are exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, members of our board of directors and our principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our securities. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. In addition, we are not required to comply with Regulation FD (Fair Disclosure), which restricts the selective disclosure of material information.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We will remain a foreign private issuer until such time that more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of the members of the board of directors are U.S. citizens or residents; (ii) more than 50% of our assets are located in the United States; or (iii) our business is administered principally in the United States.

We have taken advantage of certain reduced reporting and other requirements in this prospectus. Accordingly, the information contained herein may be different from the information you receive from other public companies.

Corporate History and Additional Information

We were incorporated on January 10, 2003 as a company with limited liability (naamloze vennootschap/société anonyme) incorporated and operating under the laws of Belgium. We are registered with the legal entities register (Liège) under enterprise number 0479.292.440. We were publicly listed on Euronext Brussels in June 2006 and we had American Depositary Shares (“ADS”) listed on the Nasdaq Capital Market in November 2021. In November 2023, we completed a share consolidation of our ordinary shares by means of a 1-for-10 reverse split, such that following the share consolidation each ADS represented one ordinary share (instead of 10 ordinary shares previously). Following the share consolidation and also during November 2023, we completed the mandatory exchange of all of our ADSs for one ordinary share each and subsequently terminated our ADS facility. Following a transition period, the Company de-listed its ordinary shares from Euronext Brussels and, as of December 18, 2023, our ordinary shares began solely trading on the Nasdaq Capital Market under the symbol “MDXH”. In October 2010, the Company’s name was changed from OncoMethylome Sciences SA to MDxHealth SA. We have three directly held, wholly owned subsidiaries: MDxHealth, Inc., a Delaware company incorporated in April 2003, MDxHealth B.V., a Dutch company incorporated in September 2015, and Exosome Diagnostics, Inc., a Delaware company incorporated in 2008. Our principal executive office is in Belgium at Zone Industrielle des Hauts-Sarts 4040 Herstal, Belgium and the telephone number is +1 (866) 259-5644. Our agent for service of process in the United States is MDxHealth, Inc., which is located at 15279 Alton Parkway — Suite 100, Irvine, CA 92618. MDxHealth, Inc.’s telephone number is +1 949-812-6979.

THE OFFERING

Ordinary Shares Offered by Us	Ordinary shares having an aggregate offering price of up to $50,000,000

Plan of Distribution	“At the market offering” that may be made from time to time through TD Cowen. See “Plan of Distribution” on page S-43 of this prospectus.

Use of Proceeds	We intend to use the net proceeds from this offering, if any, for general corporate and working capital purposes, including to fund our product development efforts and expansion of our commercialization activities. See “Use of Proceeds.”

Risk Factors	You should read the “Risk Factors” section of this prospectus for a discussion of factors to consider carefully before deciding to purchase our ordinary shares.

Nasdaq Stock Market Symbol	“MDXH”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth are forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can find many (but not all) of these statements by looking for words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “would,” “should,” “could,” “may” or other similar expressions in this prospectus. The sections in our periodic reports, including our Annual Report on Form 20-F for the fiscal year ended December 31, 2024, titled “Information on the Company,” and “Operating and Financial Review and Prospects,” as well as other sections in this prospectus and the documents or reports incorporated by reference in this prospectus, discuss some of the factors that could contribute to these differences. These forward-looking statements include, among other things, statements about:

●	our plans relating to commercializing our tests and related diagnostic products and services (collectively “tests”, “testing solutions” or “solutions”) and the rate and degree of market acceptance of our solutions;

●	the size of the market opportunity for our Confirm mdx, ExoDx, Resolve mdx, Monitor mdx and Genomic Prostate Score (“GPS”) tests and other tests and solutions we may commercialize or may develop;

●	the acceptance of our testing solutions by healthcare providers;

●	the willingness of health insurance companies and other payers to cover our testing solutions and adequately reimburse us for such solutions;

●	our plans relating to the further development of testing solutions;

●	existing regulations and regulatory developments in the United States, Europe and other jurisdictions;

●	our ability to obtain and maintain regulatory approvals and comply with applicable regulations;

●	timing, progress and results of our research and development programs;

●	the period over which we estimate our existing cash will be sufficient to fund our future operating expenses and capital expenditure requirements;

●	our ability to attract and retain qualified employees and key personnel;

●	the scope of protection we are able to establish and maintain for intellectual property rights covering our testing solutions and technology;

●	our ability to operate our business without infringing the intellectual property rights and proprietary technology of third parties;

●	the possibility that the anticipated benefits from our business acquisitions will not be realized in full or at all or may take longer to realize than expected;

●	cost associated with defending intellectual property infringement, product liability and other claims;

●	uncertainties associated with global macroeconomic conditions; and

●	other risks and uncertainties, including those listed under the caption “Risk Factors.”

These statements reflect our views with respect to future events as of the date of this prospectus and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this prospectus and, except as required by law, we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus. We anticipate that subsequent events and developments will cause our views to change. You should read this prospectus and the documents incorporated by reference in this prospectus and filed as exhibits to the registration statement, of which the base prospectus forms a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

RISK FACTORS

Investing in the securities to be offered pursuant to this prospectus involves a high degree of risk. You should carefully consider the important factors set forth under the heading “Risk Factors” in our most recent Annual Report on Form 20-F filed with the SEC and incorporated herein by reference, which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, and any risk factors and other information described in the applicable prospectus supplement or relevant free writing prospectus for such issuance before investing in any securities that may be offered. For further details, see the sections entitled “Incorporation of Certain Information by Reference” and “Where You Can Find Additional Information.”

Any of the risk factors referred to above could significantly and negatively affect our business, results of operations or financial condition, which may reduce our ability to pay dividends and lower the trading price of our securities. The risks referred to above are not the only ones that we face. Additional risks not currently known by us or risks that we currently deem immaterial may also impair our business and operations. You should only consider investing in our securities if you can bear the risk of loss of your entire investment.

Summary of Risk Factors

●	You may experience immediate and substantial dilution in the book value of your investment.

●	The actual number of ordinary shares we will sell under the sales agreement and the resulting gross proceeds is uncertain.

●	The ordinary shares offered in this offering will be sold in “at the market offerings.” Investors who purchase our ordinary shares in this offering at different times will likely pay different prices.

●	We will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

●	We have a history of losses and expect to incur net losses in the future and may never achieve profitability.

●	We might require substantial additional funding to continue our operations and to respond to business needs or take advantage of new business opportunities, which may not be available on acceptable terms, or at all.

●	Our loan facility contains restrictions that limit our flexibility in operating our business, and if we fail to comply with the covenants and other obligations under our loan agreement, the lenders may be able to accelerate amounts owed under the facility and may foreclose upon the assets securing our obligations.

●	We may engage in acquisitions that are not successful and which could disrupt our business, cause dilution to our stockholders and reduce our financial resources.

●	Our operating results could be subject to significant fluctuation, which could increase the volatility of our stock price and cause losses to our shareholders.

●	The molecular diagnostics industry is highly competitive and characterized by rapid technological changes and we may be unable to keep pace with our competitors.

●	Our financial results have been largely dependent on sales of two tests, Confirm mdx and GPS, and we will need to generate sufficient revenues from these tests and other future solutions to grow our business.

●	We face uncertainties over the reimbursement of our tests by third party payors.

●	Our business may be adversely affected by global macroeconomic conditions and volatility in the capital markets.

●	If we are unable to retain intellectual property protection in relation to our tests or if we are required to expend significant resources to protect our intellectual property position, our competitive position could be undercut.

●	We may be subject to substantial costs and liabilities or be prevented from using technologies incorporated in our tests as a result of litigation or other proceedings relating to patent rights.

●	We rely on strategic collaborative and license arrangements with third parties to develop critical intellectual property. We may not be able to successfully establish and maintain such intellectual property.

●	Due to billing complexities in the diagnostic and laboratory service industry, we may have difficulties receiving timely payment for the tests we perform, and may face write-offs, disputes with payors and patients, and long collection cycles.

●	We face an inherent risk of product liability claims.

●	Failure to attract or retain key personnel or to secure the support of key scientific collaborators could materially adversely impact our business.

●	Our business and reputation will suffer if we are unable to establish and comply with, stringent quality standards to assure that the highest level of quality is observed in the performance of our tests.

●	Our laboratory facilities may become inoperable due to natural or man-made disasters or regulatory sanctions.

●	We rely on a limited number of third-party suppliers for services and items used in the production and operation of our testing solutions, and some of those services and items are supplied from a single source. Disruption of the supply chain, unavailability of third-party services required for the performance of the tests, modifications of certain items or failure to achieve economies of scale could have a material adverse effect on us.

●	Failures in our information technology, storage systems, or our clinical laboratory equipment could significantly disrupt our operations and our research and development efforts.

●	The use of Artificial Intelligence presents new risks and challenges to our business.

●	We expect to make significant investments to research and develop new tests, which may not be successful.

●	Our research and development efforts will be hindered if we are not able to obtain samples, contract with third parties for access to samples or complete timely enrollment in future clinical trials.

●	Failure to comply with governmental payor regulations could result in us being excluded from participation in Medicare, Medicaid or other governmental payor programs, which would adversely affect our business.

●	Failure to comply with federal, state and foreign laboratory licensing and related requirements could cause us to lose the ability to perform our tests, experience disruptions to our business, or become subject to administrative or judicial sanctions.

●	The FDA may change its position with respect to its regulation of the laboratory developed tests we offer or may seek to offer in the future, causing us to incur substantial costs and time delays associated with meeting requirements for pre-market clearance or approval or we could experience decreased demand for or reimbursement of our tests.

●	Delays in receipt of, or failure to obtain, required FDA clearances or approvals for our products in development, or improvements to or expanded indications for our current offerings, could materially delay or prevent us from commercializing or otherwise adversely impact future product commercialization.

●	We expect to rely on third parties to conduct any future studies of our technologies that may be required by the FDA or other U.S. or foreign regulatory bodies, and those third parties may not perform satisfactorily.

●	We conduct business in a heavily regulated industry, and changes in regulations or violations of regulations may, directly or indirectly, adversely affect our results of operations and financial condition and harm our business.

●	Our business is subject to various complex laws and regulations applicable to providers of clinical diagnostic products and services.

●	Failure to comply with privacy, security, and consumer protection laws and regulations could result in fines, penalties and damage to our reputation and have a material adverse effect on our business.

●	Our employees, independent contractors, consultants, commercial partners, and vendors may engage in misconduct or other improper activities, including noncompliance with regulatory standards and requirements.

●	Our operating results could be materially adversely affected by unanticipated changes in tax laws and regulations, adjustments to our tax provisions, exposure to additional tax liabilities, or forfeiture of our tax assets.

●	Certain of our significant shareholders may have different interests from us and may be able to control us, including the outcome of shareholder votes.

●	Holders of our ordinary shares should be aware that the rights provided to holders of our ordinary shares under Belgian corporate law and our Articles of Association differ in certain respects from the rights that you would typically enjoy as a shareholder of a U.S. company under applicable U.S. federal and state laws.

●	Concentration of ownership of our ordinary shares among our existing executive officers, directors and principal shareholders may prevent holders of our ordinary shares from influencing significant corporate decisions.

●	As a foreign private issuer and as permitted by the listing requirements of Nasdaq, we rely on certain home country corporate governance practices rather than the corporate governance requirements of Nasdaq.

●	We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

●	We incur significant costs as a result of operating as a company that is publicly listed on Nasdaq, and our management is required to devote substantial time to compliance initiatives.

●	If we fail to implement and maintain effective internal controls over financial reporting, our ability to produce accurate financial statements on a timely basis could be impaired.

Risks Related to this Offering

You may experience immediate and substantial dilution in the book value of your investment.

If you purchase our ordinary shares in this offering, you will experience immediate dilution in an amount equal to the difference between the purchase price per share and our then-net tangible book value per ordinary share. See “Dilution.”

The actual number of ordinary shares we will sell under the sales agreement and the resulting gross proceeds is uncertain.

Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a placement notice to TD Cowen at any time throughout the term of the sales agreement. The number of ordinary shares that are sold by TD Cowen after we deliver a placement notice will fluctuate based on the market price of our ordinary shares during the sales period and limits we set in the placement notice. Because the price per share sold will fluctuate based on the market price of our ordinary shares during the sales period, it is not possible to predict the number of ordinary shares that will be ultimately sold or the resulting gross proceeds.

The ordinary shares offered in this offering will be sold in “at the market offerings.” Investors who purchase our ordinary shares in this offering at different times will likely pay different prices.

Investors who purchase our ordinary shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and numbers of ordinary shares sold, and subject to certain limitations in the sales agreement, there is no minimum or maximum sales price. Investors may experience a decline in the value of their ordinary shares and dilution as a result of sales made at prices lower than the prices they paid.

We will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

We have not designated the amount of net proceeds we will use for any particular purpose. Accordingly, our management will have broad discretion as to the application of the net proceeds and could use them for purposes other than those contemplated at the time of this offering. Our shareholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase our profitability or our market value. See “Use of Proceeds” for a description of our management’s intended use of the proceeds from this offering.

Risks Related to Our Business and Industry

We have a history of losses and expect to incur net losses in the future and may never achieve profitability.

We have incurred substantial net losses since our inception, and there can be no assurance that we will achieve profitability. As of December 31, 2024, we had an accumulated deficit of $369.5 million and for the year ended December 31, 2024, we had a net loss of $38.1 million and net cash outflows from operating activities of $18.5 million. We expect our losses to continue as a result of costs relating to ongoing research and development and for increased selling and marketing costs for existing and planned testing solutions. These losses have had, and will continue to have, an adverse effect on our working capital, total assets, and stockholders’ equity. Even if we achieve significant revenues, we may not become profitable, and even if we achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis. Failure to become and remain consistently profitable could adversely affect the market price of our common stock and could significantly impair our ability to raise capital or expand our business in accordance with our growth strategy. Historically, we have been able to raise capital at regular occasions. If we are unable to continue to do this, our ability to operate as a going concern could be seriously compromised.

We may not be able to continue as a going concern.

Our consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. We have a history of operating losses and management expects the Company to continue to incur net losses and have significant cash outflows for at least the next twelve months. While these conditions, among others, could raise doubt about our ability to continue as a going concern, these consolidated financial statements have been prepared assuming that the Company will continue as a going concern.

We may require substantial additional funding to continue our operations and to respond to business needs (including repayment of our outstanding debt) or take advantage of new business opportunities, which may not be available on acceptable terms, or at all.

Our capital outlays and operating expenditures are expected to increase over the next several years as commercial operations expand. We expect that we may require additional equity or debt funding from time to time in case of a shortfall in cash inflows from operations or to respond to business needs (including repayment of our outstanding debt) or take advantage of new business opportunities, which may not be available at acceptable terms, or at all. For more information about our cash and cash equivalent position or total liquidity position, see also Item 5B. “Liquidity and Capital Resources” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2024.

Additionally, we have agreed to make material additional payments in connection with recent acquisitions. In connection with our acquisition in 2025 of Exosome Diagnostics, Inc., we agreed to make deferred purchase price payments to Bio-Techne, an aggregate amount of up to $10 million of which remains outstanding. Pursuant to our acquisition in 2022 of the GPS prostate cancer business of Exact Sciences Corporation (“Exact Sciences”), we agreed to pay additional earnout amounts based upon a portion of the reported revenues attributable to the GPS business, an aggregate amount of up to $54.5 million of which remains outstanding. At our option, a portion of the additional payment amounts can be settled in cash or through the issuance of shares, subject to certain restrictions.

If additional funds are raised through the sale of equity, convertible debt or other equity-linked securities, our securityholders’ ownership will be diluted. Any equity securities issued also may provide for rights, preferences or privileges senior to those of holders of shares. If additional funds are raised by issuing debt securities, these debt securities would have rights, preferences and privileges senior to those of shareholders, and the terms of the debt securities issued could impose significant restrictions on our operations.

If adequate funds are not available, we may have to scale back our operations or limit our research and development activities, which may cause us to grow at a slower pace, or not at all, and our business could be adversely affected.

Our credit facility contains restrictions that limit our flexibility in operating our business, and if we fail to comply with the covenants and other obligations under our credit facility, the lenders may be able to accelerate amounts owed under the facility and may foreclose upon the assets securing our obligations.

On May 1, 2024, we entered into a $100 million Credit Agreement (the “Credit Agreement”) with certain funds managed by OrbiMed Advisors LLC (“OrbiMed”) which Credit Agreement was amended in July and August 2024. The Credit Agreement provides for a five-year senior secured credit facility in an aggregate principal amount of up to $100 million, of which (i) $55 million was advanced in May 2024, (ii) $25 million was advanced in March 2025, and (iii) $20 million will be made available, at our discretion, on or prior to March 31, 2026, subject to certain net revenue requirements and other customary conditions. All obligations under the credit agreement are secured by substantially all of our assets, including intellectual property rights. The Credit Agreement matures on May 1, 2029.

We are subject to a number of affirmative and restrictive covenants pursuant to the Credit Agreement, which limit or restrict our ability to (subject to certain qualifications and exceptions): create liens and encumbrances; incur additional indebtedness; merge, dissolve, liquidate or consolidate; make acquisitions, investments, advances or loans; dispose of or transfer assets; pay dividends or make other payments in respect of their capital stock; amend certain material documents; redeem or repurchase certain debt; engage in certain transactions with affiliates; enter into certain restrictive agreements; and engage in certain other activities customary for a senior secured credit facility. In addition, if, for any quarter beginning on June 30, 2025 and until the maturity date of the Credit Agreement, our net revenue does not meet certain minimum amounts, then, subject to certain cure rights specified in the Credit Agreement, we will be required to repay the outstanding principal amount of the Credit Agreement in equal monthly installments, together with accrued interest on the principal repaid and a repayment premium and other fees, until the maturity date of the Credit Agreement. In addition, an event of default will occur if we fail to maintain certain levels of unrestricted cash and cash equivalents during various time periods, including monthly assessments thereof, initially at a minimum level of $20 million and subsequently reducing to a $5 million minimum level following the achievement of certain milestones.

Our obligations under the Credit Agreement are subject to acceleration upon the occurrence of an event of default (subject to applicable notice and grace periods). We may also enter into other debt agreements in the future which may contain similar or more restrictive terms.

Our ability to remain in compliance with financial covenants contained in the Credit Agreement, to request additional advances under the Credit Agreement, and to make scheduled payments required under the Credit Agreement depends on numerous factors, including our financial and operating performance. There can be no assurance that we will maintain a level of cash reserves or cash flows from operating activities sufficient to remain in compliance with applicable financial covenants, to qualify for additional advances under the Credit Agreement, and to permit us to pay the principal, premium, if any, and interest on our existing or future indebtedness. If our cash flows and capital resources prove insufficient, we may be forced to reduce or delay capital expenditures, sell assets or operations, seek additional capital or restructure or refinance our indebtedness. We cannot assure you that we would be able to take any of these actions, or that these actions would permit us to remain in compliance with the Credit Agreement or to meet our scheduled debt service obligations. Failure to comply with the terms and conditions of the Credit Agreement will (subject to applicable notice and grace periods) result in an event of default, which could result in an acceleration of amounts due under the Credit Agreement. We may not have sufficient funds or may be unable to arrange for additional financing to repay our indebtedness or to make any accelerated payments, and OrbiMed could seek to enforce security interests in the collateral securing such indebtedness, which would harm our business. In addition, if we are unable to timely achieve certain minimum revenue and liquidity targets, we will be unable to borrow additional funds pursuant to the Credit Agreement, which could negatively impact our ability to fund our operations.

We may engage in acquisitions that are not successful and which could disrupt our business, cause dilution to our stockholders and reduce our financial resources.

In addition to our acquisition of ExoDx from Bio-Techne in September 2025 and our acquisition of our GPS test from Genomic Health, Inc., a subsidiary of Exact Sciences, in August 2022, we may enter into other transactions in the future to acquire other businesses, products or technologies. We may be unable to realize the anticipated benefits of the acquisitions or do so within the anticipated timeframe. Any acquisitions may not strengthen our competitive position, and these transactions may be viewed negatively by customers or investors. We could incur losses resulting from known or unknown liabilities of the acquired business that are not sufficiently covered by the indemnification we may obtain from the seller. In addition, we may not be able to successfully integrate the acquired personnel, technologies and operations into our existing business in an effective, timely and non-disruptive manner. If we are unable to do so, the disruption to our operations could result in additional costs or could distract management’s attention from other initiatives.

Our operating results could be subject to significant fluctuation, which could increase the volatility of our stock price and cause losses to our shareholders.

Our revenues and results of operations have historically fluctuated significantly and may do so in the future, depending on a variety of factors, including the following:

●	our success in marketing and selling, and changes in demand for, our tests, and the level of reimbursement and collection obtained for such tests;

●	seasonal variations or non-seasonal events or circumstances affecting healthcare provider recommendations for our tests and patient compliance with healthcare provider recommendations, including without limitation, holidays, weather events, and circumstances such as the outbreak of influenza that may limit patient access to medical practices or institutions for diagnostic tests and preventive services;

●	our success in collecting payments from third-party and other payors, patients and collaborative partners, variation in the timing of these payments and recognition of these payments as revenues;

●	the pricing of our tests, including potential changes in the reimbursement rates for claims submitted to the U.S. Centers for Medicare & Medicaid Services (“CMS”) or other healthcare payors;

●	circumstances affecting our ability to provide our tests, including weather events, supply shortages, or regulatory or other circumstances that adversely affect our ability to manufacture our tests or process tests in our clinical laboratories;

●	fluctuations in the amount and timing of our selling and marketing costs and our ability to manage costs and expenses and effectively implement our business; and

●	our research and development activities, including the timing, size, complexity, and cost of clinical studies.

In addition, because the substantial majority of our revenues are generated by sales to customers without either a written contract, a set price, or a payment due date, the amount of revenue that we report is based on estimates of future collections that contain uncertainty and require the use of significant judgment by management. We cannot provide any assurance as to when, if ever, or to what extent, any of the recognized revenues that represent uncollected amounts will be collected. Shortfalls in actual cash collected, as well as changes to expected collectability, of estimated amounts recognized as revenue can materially negatively impact operating results in subsequent periods. See “Risk Factors — Due to billing complexities in the diagnostic and laboratory service industry, we may have difficulties receiving timely payment for the tests we perform, and may face write-offs, disputes with payors and patients, and long collection cycles.” As a result, comparing our operating results on a period-to-period basis may be difficult due to fluctuations resulting from our revenue estimation process, and such comparisons may not be meaningful and should not be relied upon as an indication of our future performance. Resulting fluctuations in revenue may make it difficult in the near term for us, research analysts and investors to accurately forecast our revenue and operating results.

If our revenues or operating results fall below the expectations of investors or public market analysts, the trading price of our common stock could decline substantially.

The molecular diagnostics industry is highly competitive and characterized by rapid technological changes and we may be unable to keep pace with our competitors.

The molecular diagnostics field is characterized by rapid technological changes, frequent new product introductions, changing customer preferences, emerging competition, evolving industry and regulatory compliance standards, reimbursement uncertainty and price competition. Moreover, the molecular diagnostics field is intensely competitive both in terms of service and price, and continues to undergo significant consolidation, permitting larger clinical laboratory service providers to increase cost efficiencies and service levels, resulting in more intense competition.

The market for assessing men at risk for prostate cancer diagnosis or aggressiveness is large. As a result, this market has attracted competitors, some of which possess substantially greater financial, selling, logistical and laboratory resources, more experience in dealing with third-party payors, and greater market penetration, purchasing power and marketing budgets, as well as more experience in providing diagnostic services. Some companies and institutions are developing serum-based tests and diagnostic tests based on the detection of proteins, nucleic acids or the presence of fragments of mutated genes in the blood that are associated with prostate cancer. These competitors could have technological, financial, reputational, and market access advantages over us.

Some of our current and potential competitors may have significant competitive advantages over us, which may make them more attractive to hospitals, clinics, group purchasing organizations and physicians. See “Item 4.B. Business Overview — Competition” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2024, for additional information regarding our competitors and the effects of competition on our business.

We may be unable to compete effectively against our competitors either because their products and services are superior or because they are more effective in developing or commercializing competing products and services. Furthermore, even if we do develop new marketable products or services, our current and future competitors may develop products and services that are more clinically or commercially attractive than ours, and they may bring those products and services to market earlier or more effectively than us. If we are unable to compete successfully against current or future competitors, we may be unable to increase market acceptance for, and sales of, our tests, which could prevent us from increasing or sustaining our revenues or achieving sustained profitability and could cause the market price of our common stock to decline.

Our commercial success will depend on the market acceptance and adoption of our current and future tests.

Healthcare providers typically take a long time to adopt new products, testing practices and clinical treatments, partly because of perceived liability risks and the uncertainty of third-party coverage and reimbursement. It is critical to the success of our sales efforts that we educate enough patients, clinicians and administrators about molecular diagnostics testing, in general, as well as about our testing solutions, and demonstrate their clinical benefits. It is likely that clinicians may not adopt, and third-party payors may not cover or adequately reimburse for, our tests unless they determine, based on published peer-reviewed journal articles and the experience of other clinicians, that they provide accurate, reliable, and cost-effective information.

As the healthcare reimbursement system in the United States evolves to place greater emphasis on comparative effectiveness and outcomes data, we cannot predict whether we will have sufficient data, or whether the data we have will be presented to the satisfaction of any payors seeking such data, in the process of determining and maintaining coverage for our diagnostic tests. The administration of clinical and economic utility studies is expensive and demands significant attention from the management team. There can be no assurance that our clinical studies will be successfully initiated, enrolled or completed. Also, data collected from these studies may not be positive or consistent with our existing data or may not be statistically significant or compelling to the medical community. If the results obtained from ongoing or future studies are inconsistent with certain results obtained from previous studies, adoption of diagnostic services would suffer, and our business would be harmed.

If our tests or the technology underlying our current or future tests do not receive sufficient favorable exposure in peer-reviewed publications, the rate of clinician adoption of our tests and positive reimbursement coverage decisions for our tests could be negatively affected. See “Risk Factors — We face uncertainties over the reimbursement of our tests by third party payors.” The publication of clinical data in peer-reviewed journals is a crucial step in commercializing and obtaining reimbursement for diagnostic tests, and our inability to control when, if ever, our results are published may delay or limit our ability to derive sufficient revenue from any product that is the subject of a study.

Our financial results have been largely dependent on sales of two tests, Confirm mdx and GPS, and we will need to generate sufficient revenues from these tests and other future solutions to grow our business.

Currently, we rely significantly on the sales of Confirm mdx and GPS tests in the United States for our revenues, with these tests combined accounting for approximately 82% of total revenues in the nine months ended September 30, 2025, 80% of total revenue in 2024 and 79% of total revenue in 2023.

We have diversified our revenue through the commercialization of additional precision diagnostic test offerings, including our ExoDx and Resolve mdx tests. However, sales of Confirm mdx and GPS are expected to continue to account for a substantial portion of total revenues for at least the next several years. If reimbursement for our tests were to be revoked or limited either by CMS or commercial payors, this could have an immediate impact on our revenues. While we do not believe that revocation of Medicare reimbursement for Confirm mdx or GPS tests is likely, if this were to occur, the impact could be severe.

The commercial success of our testing solutions and our ability to generate sales will depend on several factors, including:

●	acceptance by the medical community;

●	the number of patients undergoing a prostate biopsy procedure;

●	acceptance, endorsement and formal policy approval of favorable reimbursement for the test by Medicare and other third-party payors;

●	our ability to successfully market the tests;

●	the amount of and nature of competition from other prostate cancer products and procedures;

●	maintaining and defending patent protection for the intellectual property relevant to our products and services; and

●	our ability to establish and maintain adequate commercial distribution, sales force and laboratory testing capabilities.

If we are unable to increase sales and reimbursement of our current testing solutions or successfully develop and commercialize other solutions or enhancements, our revenues and our ability to achieve profitability would be impaired, and the market price of our shares could decline.

We face uncertainties concerning the coverage and reimbursement of our tests by third-party payors.

Successful commercialization of our testing solutions depends, in large part, on the availability of coverage and adequate reimbursement from government and private payors. Favorable third-party payor coverage and reimbursement are essential to meeting our immediate objectives and long-term commercial goals. In the United States, for new diagnostic tests, each private and government payor decides whether to cover the test, the amount it will reimburse clinical laboratories or other providers for a covered test, and any specific conditions for coverage and reimbursement. Healthcare providers may be unlikely to order a specific diagnostic test unless an applicable third-party payor offers meaningful reimbursement for the test. Therefore, adequate coverage and reimbursement is critical to the commercial success of a diagnostic product, and if we are unable to secure and maintain favorable coverage determinations and reimbursement, this will undermine our ability to earn revenue from our products.

Medicare

Reimbursement for diagnostic tests furnished to Medicare beneficiaries (typically patients aged 65 or older) is usually based on a fee schedule set by the CMS, a division of the U.S. Department of Health and Human Services (“HHS”). As a Medicare-enrolled provider with our primary laboratory based in California, we bill Noridian Healthcare Solutions (“Noridian”), the Medicare Administrative Contractor (“MAC”) for California, and our Confirm mdx and GPS tests are subject to Noridian’s local coverage and reimbursement policies. Noridian participates in the Molecular Diagnostic Services Program (“MolDX”), administered by Palmetto GBA, which handles technical assessments for U.S. laboratories that perform molecular diagnostic testing and issues Medicare local coverage determinations and associated coverage documentation (“LCDs”). The Confirm mdx test obtained a positive Medicare LCD under the MolDX program in 2014 and the GPS test obtained a positive Medicare coverage LCD in 2015, each of which provides coverage for Medicare patients throughout the United States. As a Medicare-enrolled provider with a secondary laboratory based in Massachusetts, we bill National Government Services, Inc. (“NGS”), the MAC covering Massachusetts, for tests that are offered by our Waltham, Massachusetts laboratory, including our recently acquired ExoDx test, which obtained a positive Medicare coverage LCD in 2018. As a Medicare-enrolled provider with a secondary laboratory based in Texas, we bill Novitas Solutions (“Novitas”), the MAC covering Texas, for tests that are offered by our Texas laboratory, including our Resolve mdx test, claims for which tests are therefore subject to Novitas’ local coverage and reimbursement policies. Novitas does not at this time participate in the MolDx program, nor does it in practice issue LCDs for all molecular tests that it may reimburse. As a result, molecular tests offered by our Texas laboratory may in certain cases be billed to Novitas using industry-standard coding terms that describe the procedures performed, pursuant to guidance and instructions set forth by the American Medical Association “CPT codebook” as well as associated guidance set forth in the Policy Manual for Medicare Services published by the National Correct Coding Initiative (NCCI). Because of the highly technical nature of interpreting complex and disparate coding policies applicable to certain of the Company’s tests, there can be no assurance that Medicare, or the MACs that determine local Medicare coverage, will continue to issue or follow positive coverage and reimbursement policies and practices and, if issued or followed, that such policies or reimbursement practices will be maintained in the future.

Medicare accounted for approximately 41% of MDxHealth’s revenues in 2024 compared to 39% of MDxHealth’s revenues in 2023. See Note 4 in the Notes to Consolidated Financial Statements included in Part III for further detail.

Commercial payors

Obtaining coverage and reimbursement by commercial payors is a time-consuming and costly process, without a guaranteed outcome, since each commercial payor makes its own decision with respect to whether to cover a particular test and, if so, at what rate to reimburse providers for that test. In addition, several payors and other entities conduct technology assessments of new medical tests and devices and provide the results of these assessments for informational purposes to other parties. These assessments may be used by third-party payors and healthcare providers as grounds to deny coverage for a particular test, or to refuse to use or order a particular test or procedure. Our tests have received initial negative technology assessments from several of these entities and are likely to receive more negative technology assessments. We continue to work with third-party payors to obtain coverage and reimbursement for our tests and to appeal coverage denial decisions based on existing and ongoing studies, peer reviewed publications, and support from physician and patient groups. There are no assurances that commercial payors will continue to issue positive coverage and reimbursement policies and/or contracts and, if issued, that such policies and/or contracts will be maintained in the future. If our tests are considered on a policy-wide level by major third-party payors, whether at our request or on the payor’s own initiative, and the payor determines that such tests are ineligible for coverage and reimbursement, our revenue potential could be adversely impacted.

Our business may be adversely affected by global macroeconomic conditions and volatility in the capital markets.

The growth of our business is, and will continue to be, affected by changes in the overall global economy. Various macroeconomic factors could adversely affect our business and the results of our operations and financial condition, including changes in inflation, high interest rates, foreign currency exchange rates, weakness in general economic conditions and threatened or actual recessions, including those resulting from the current and future conditions in the global financial markets, shifting political landscapes, and budgeting constraints of governmental entities. Cost inflation, including increases in raw material prices, labor rates, transportation costs and tariffs, may continue to impact our profitability. Our ability to recover these cost increases through price increases is significantly limited by the process by which we are reimbursed for our products and services by government and private payors. In addition, disruptions in the U.S., Europe or other economies, including due to geopolitical conflict or uncertainty and changing international trade policies, could disrupt global markets, interrupt global supply chains, and have other potential inflationary or recessionary effects on the global economy.

The volatility of the capital markets could also affect the value of our investments and our ability to liquidate our investments in order to fund our operations. The high interest rate environment and reduced access to capital markets could also adversely affect the ability of our suppliers, distributors, licensors, collaborators, contract manufacturers and other commercial partners to remain effective business partners or to remain in business. The loss of a critical business partner, or a failure to perform by a critical business partner, could have a disruptive effect on our business and could adversely affect our results of operations.

Public health crises, such as the COVID-19 pandemic, have had, and could in the future have, adverse effects on our business and financial results.

Pandemics or disease outbreaks, such as the COVID-19 pandemic, have created and may continue to create significant volatility, uncertainty and economic disruption in the markets in which we sell or plan to sell our current or future tests and in which we operate, and may negatively impact business and healthcare activity globally. For example, in response to the COVID-19 pandemic, governments around the world imposed measures designed to reduce the transmission of COVID-19, patients postponed visits to healthcare providers, certain healthcare providers temporarily closed their offices or restricted patient visits, healthcare provider employees became generally unavailable and there were disruptions in the operations of payors, suppliers and other third parties that are necessary for our tests to be administered. The extent to which fear of exposure to or actual effects of COVID-19, new variants, disease outbreak, epidemic or a similar widespread health concern impacts our business will depend on future developments, which are highly uncertain and cannot be predicted with confidence, such as the speed and extent of geographic spread of the disease, the duration of the outbreak, travel restrictions, the efficacy of vaccination and treatment; impact on the U.S. and international healthcare systems, the U.S. economy and worldwide economy; the timing, scope and effectiveness of U.S. and international governmental response; and the impact on the health, well-being and productivity of our employees; and short- and long-term changes in the behaviors of medical professionals and patients resulting from any such pandemic, outbreak, epidemic or other health concern.

Risks Related to Our Intellectual Property

If we are unable to retain intellectual property protection in relation to our tests or if we are required to expend significant resources to protect our intellectual property position, our competitive position could be undercut.

Our ability to protect our discoveries, know-how and technologies affects our ability to compete and to achieve profitability. We rely on a combination of U.S. and foreign patents and patent applications, copyrights, trademarks and trademark applications, confidentiality or non-disclosure agreements, material transfer agreements, licenses and consulting agreements to protect our intellectual property rights. We also maintain certain company know-how, algorithms, and technological innovations designed to provide us with a competitive advantage in the marketplace as trade secrets. As of December 26th, 2025, we owned or had exclusive rights to more than eighteen patent families related to our molecular technology and cancer-specific biomarkers. Specifically, there are 174 granted or pending patent applications in this group comprised of nineteen issued or allowed U.S. patents, six pending U.S. provisional or non-provisional applications, zero pending international patent applications filed under the Patent Cooperation Treaty and 147 granted or allowed patents in jurisdictions outside the United States, including Japan, Canada, Israel and the major European countries. Our issued U.S. patents expire at various times between 2029 and 2042. Of these issued patents, 9 cover intellectual property used in our Select mdx test, the last of which expires in 2036, 55 cover intellectual property used in our GPS test, the last of which expires in 2038, and 45 cover intellectual property used in our Exosome test the last of which expires in 2042. When these patents expire other companies will no longer be prohibited from incorporating the subject intellectual property into competing tests they may seek to develop.

While we intend to pursue additional and future patent applications, it is possible that pending patent applications and any future applications may not result in issued patents. Additionally, agency workforce reductions or turnover could delay or change the outcome of approvals or decisions on which we rely to protect our intellectual property. Even if patents are issued, third parties may independently develop similar or competing technology that avoids our patents. Third parties may also assert infringement or other intellectual property claims against us or against our licensors, licensees, suppliers or strategic partners. Any actions regarding patents could be costly and time-consuming and could divert the attention of management and key personnel from other areas of our business. Further, we cannot be certain that the steps we have taken will prevent the misappropriation of our trade secrets and other confidential information as well as the misuse of our patents and other intellectual property, particularly in foreign countries with no patent protection.

Although we have licensed and own issued patents in the United States and foreign countries, we cannot be certain the claims will continue to be considered patentable by the U.S. Patent and Trademark Office (the “USPTO”), U.S. courts patent offices and courts in other jurisdictions. The U.S. Supreme Court, other federal courts and/or the USPTO, may change the standards of patentability and any such changes could have a negative impact on our business. For instance, the Federal Circuit has recently ruled on several patent cases, such as Univ. of Utah Research Found. v. Ambry Genetics Corp., 774 F.3d 755 (Fed. Cir. 2014), Ariosa Diagnostics, Inc. v. Sequenom, Inc., 788 F.3d 1371 (Fed. Cir. 2015), Genetic Tech. Ltd. v. Merial LLC, 818 F.3d 1369 (Fed. Cir. 2016), and Cleveland Clinic Found. v. True Health Diagnostics, 859 F.3d 1352 (Fed. Cir. 2017), that some diagnostic method claims are not patent eligible. These decisions have narrowed the scope of patent protection available in certain circumstances or weakened the rights of patent owners in certain situations. Some aspects of our technology involve processes that may be subject to this evolving standard and we cannot guarantee that any of our issued or pending process claims will be patentable as a result of such evolving standards. In addition, this combination of decisions has created uncertainty as to the value of certain issued patents, in particular in the detection of prostate cancer and other cancers.

We may be subject to substantial costs and liabilities or be prevented from using technologies incorporated in our tests as a result of litigation or other proceedings relating to patent rights.

Third parties may assert infringement or other intellectual property claims against us or our licensors, licensees, suppliers or strategic partners. We pursue a patent strategy that we believe provides us with a competitive advantage in the assessment of prostate cancer and is designed to maximize patent protection against third parties in the United States and, potentially, in certain foreign countries. In order to protect or enforce our patent rights, we may have to initiate actions against third parties. Any actions regarding patents could be costly and time-consuming and could divert the attention of management and key personnel from other areas of our business. Additionally, such actions could result in challenges to the validity or applicability of our patents. Because the USPTO maintains patent applications in secrecy until a patent application is published or the patent is issued, we have no way of knowing if others may have filed patent applications covering technologies used by us or our partners. Additionally, there may be third-party patents, patent applications and other intellectual property relevant our technologies that may block or compete with our technologies. Even if third-party claims are without merit, defending a lawsuit may result in substantial expense to us and may divert the attention of management and key personnel. In addition, we cannot provide assurance that we would prevail in any such suits or that the damages or other remedies, if any, awarded against us would not be substantial. Claims of intellectual property infringement may require us, or our strategic partners, to enter into royalty or license agreements with third parties that may not be available on acceptable terms, if at all. These claims may also result in injunctions which could prevent us from further developing and commercializing services or products containing our technologies, which could in turn adversely affect our ability to earn revenues from these services or products.

Also, patents and patent applications owned by us may become the subject of post-grant challenges or interference proceedings in the USPTO to determine validity and the priority of invention, which could result in substantial cost as well as a possible adverse decision as to the validity or priority of invention of the patent or patent application involved. An adverse decision in an interference proceeding may result in the loss of rights under a patent or patent application subject to such a proceeding.

Ultimately, the potential weakening of our intellectual property position as a result of the evolution of case law or otherwise may make us more vulnerable to competition. While we are unable to quantify the impact of this risk given that our patents remain untested in the courts, the impact could be severe if our competitors are able to take advantage of any weakening of our intellectual property position.

We rely on strategic collaborative and license arrangements with third parties to develop critical intellectual property. We may not be able to successfully establish and maintain such intellectual property.

The development and commercialization of our products and services rely, directly or indirectly, upon strategic collaborations and license agreements with third parties. Our dependence on license, collaboration and other similar agreements with third parties may subject us to a number of risks. There can be no assurance that any current contractual arrangements between us and third parties or between our strategic partners and other third parties will be continued on materially similar terms and will not be breached or terminated early. Any failure to obtain or retain the rights to necessary technologies on acceptable commercial terms could require us to re-configure our products and services, which could negatively impact their commercial sale or increase the associated costs, either of which could materially harm our business and adversely affect our future revenues and ability to achieve sustained profitability.

We expect to continue and expand our reliance on collaboration and license arrangements. Establishing new strategic collaborations and license arrangements is difficult and time-consuming. Discussions with potential collaborators or licensors may not lead to the establishment of collaborations on favorable terms, if at all. To the extent we agree to work exclusively with one collaborator in a given area, our opportunities to collaborate with other entities could be limited. Potential collaborators or licensors may reject collaborations with us based upon their assessment of our financial, regulatory or intellectual property position or other factors. Even if we successfully establish new collaborations, these relationships may never result in the successful commercialization of any product or service. In addition, the success of the projects that require collaboration with third parties will be dependent on the continued success of such collaborators. There is no guarantee that our collaborators will continue to be successful and, as a result, we may expend considerable time and resources developing products or services that will not ultimately be commercialized.

If patent regulations or standards are modified, such changes could have a negative impact on our business.

From time to time, the U.S. Supreme Court, other federal courts, the U.S. Congress, or the USPTO may change the standards of patentability and validity of patents within the cancer screening and diagnostics space, and any such changes could have a negative impact on our business.

There have been several cases involving “gene patents” and diagnostic claims that have been considered by the U.S. Supreme Court that have affected the legal concept of subject matter eligibility by seemingly narrowing the scope of the statute defining patentable inventions.

Additionally, in December 2014 and again in 2019, the USPTO published revised guidelines for patent examiners to apply when examining process claims that narrow the scope of patentable subject matter. While these guidelines may be subject to review and modification by the USPTO over time, we cannot assure you that our patent portfolio will not be negatively impacted by the decisions mentioned above, rulings in other cases, or changes in guidance or procedures issued by the USPTO.

Additional substantive changes to patent law, whether new or associated with the America Invents Act — which substantially revised the U.S. patent system — may affect our ability to obtain, enforce or defend our patents. Accordingly, it is not clear what, if any, impact these substantive changes will ultimately have on the cost of prosecuting our patent applications, our ability to obtain patents based on our discoveries, and our ability to enforce or defend our issued patents, all of which could have a material adverse effect on our business.

Risks Related to Our Operations

Due to billing complexities in the diagnostic and laboratory service industry, we may have difficulties receiving timely payment for the tests we perform, and may face write-offs, disputes with payors and patients, and long collection cycles.

Billing for diagnostic and laboratory services is a complex process. We bill many different payors including patients, private insurance companies, Medicare, Medicaid, and employer groups, all of which have different billing requirements.

We are often obligated to bill services in the specific manner required by each particular third-party payor. Failure to comply with these complex billing requirements (including complex federal and state regulations related to billing government health care programs, e.g., Medicare and Medicaid) may significantly hinder our collection and retention efforts, including not only potential write-offs of doubtful accounts and long collection cycles for accounts receivable, but also the potential disgorgement of previously paid claims based on third-party payor program integrity investigations into billing discrepancies, fraud, waste and abuse. With CMS’s recent implementation of a comprehensive oversight regime that consolidated program integrity powers into a single Unified Program Integrity Contractor (“UPIC”), audit and investigatory activity into potential billing fraud, waste and abuse in the industry has in recent years significantly increased. Responding to requests from a UPIC, or other auditor, is often time-consuming and requires dedication of internal, and sometimes external, resources. UPICs also have the authority to implement Medicare payment suspensions during the pendency of an audit, which could significantly impact cash flows, even where no improper billing is ultimately found to have occurred. Commercial payors may also engage in audit activity, requiring timely production of medical documentation in support of billed claims.

We may face patient dissatisfaction, complaints or lawsuits, including to the extent our tests are not fully covered by insurers and patients become responsible for all or part of the price of the test. As a result, patient demand for our tests could be adversely affected. To the extent patients express dissatisfaction with our billing practices to their healthcare providers, those healthcare providers may be less likely to prescribe our tests for other patients, and our business would be adversely affected.

Even if payors agree to cover our tests, our billing and collections process may be complicated by the following and other factors, which may be beyond our control:

●	differences between the list price for our tests and the reimbursement rates of payers;

●	complex and disparate reimbursement rules and requirements;

●	disputes among payors as to which payor is responsible for payment;

●	disparity in coverage among various payors or among various healthcare plans offered by a single payor;

●	payor medical management requirements, including prior authorization requirements;

●	differing information and billing requirements among payors;

●	failure by patients or healthcare providers to provide complete and correct billing information; and

●	limitations and requirement for patient billing, including those related to deductibles, co-payments, and co-insurance originating from contracts with commercial payors.

As a result of the above, we may face write-offs of doubtful accounts, payment suspensions and disgorgement of previously paid claims, disputes with payors and patients, and long collection cycles.

In addition, the substantial majority of tests that we perform for customers are sold without either a written contract, a set price or a payment due date. Generally, the amount of revenue that we report for these test sales represent estimates of our expected collections, based on factors such as payment history, payer coverage, whether there is a reimbursement contract between the payer and us, risks of denial or recoupment for patient ineligibility, non-coverage or error by us or the payor, and any current developments or changes that could impact reimbursement. We cannot provide any assurance as to when, if ever, or to what extent, any of the recognized revenues that represent uncollected amounts will be collected. We monitor the estimated amount to be collected at each reporting period based on actual cash collections and other indicia of expected payor behavior in order to assess whether an adjustment to the estimate is required. Both the estimates and any subsequent adjustments contain uncertainty and require the use of significant judgment by management. Actual results could differ from those estimates and assumptions.

Third-party payers are increasingly focused on controlling healthcare costs, and such efforts, including revisions to coverage and reimbursement policies and practices, further complicate our ability to estimate expected collections and delays our reimbursement of claims. In response to changing and inconsistent payer claims reimbursement practices, particularly among commercial payers, we continue to actively adapt and refine the types and weighting of factors that are utilized to estimate and monitor expected collection amounts for tests performed in both current and prior reporting periods. Changes to estimates are made in the period those adjustments become known. Should the factors underlying our judgments materially change, our accrued revenue and financial results could be further negatively impacted in future periods.

These billing complexities, and the related uncertainty in obtaining payment for our tests, could negatively affect our revenue and cash flow, our ability to sustain profitability, and the consistency and comparability of our results of operations.

We face an inherent risk of product liability claims.

The marketing, sale and use of our tests could lead to product or professional liability claims against us if someone were to allege that our tests failed to perform as they were designed, or if someone were to misinterpret test results or improperly rely on them for clinical decisions. Although we maintain product and professional liability insurance which is deemed to be appropriate and adequate, it may not fully protect us from the financial impact of defending against product liability or professional liability claims or any judgments, fines or settlement costs arising out of any such claims. Furthermore, any product liability lawsuit, with or without merit, could increase our insurance rates or prevent us from securing insurance coverage in the future. Additionally, any product liability lawsuit could harm our reputation, which could impact our results of operations, or cause collaboration partners to terminate existing agreements and potential partners to seek alternate partners, any of which could negatively impact our results of operations.

Failure to attract or retain key personnel or to secure the support of key scientific collaborators could materially adversely impact our business.

Our success in implementing our business strategy depends largely on the skills, experience, and performance of key members of our executive management team and others in key management positions, including Michael McGarrity, our Chief Executive Officer. The collective efforts of our executive management team are critical to us as we continue to develop our technologies, tests, and R&D and sales programs. The loss or incapacity of existing members of our executive management team could adversely affect our operations. If we were to lose one or more of these key employees, we could experience difficulties in finding qualified successors, competing effectively, developing our technologies and implementing our business strategy. Our executives have employment agreements; however, the existence of an employment agreement does not guarantee retention of members of our executive management team. We do not maintain “key person” life insurance on any of our employees.

We have established relationships with leading key opinion leaders and scientists at important research and academic institutions that we believe are key to establishing tests using our technologies as a standard of care for cancer assessment and diagnosis. If our collaborators determine that cancer testing using our technologies are not appropriate options for prostate cancer diagnosis, or superior to available prostate cancer methods, or that alternative technologies would be more effective in the early diagnosis of prostate cancer, we would encounter significant difficulty establishing tests using our technologies as a standard of care for prostate cancer diagnosis, which would limit our revenue growth and profitability.

Our results of operations can be adversely affected by labor shortages, turnover and labor cost increases.

Labor is a significant component of operating our business. A number of factors may adversely affect the labor force available to us or increase labor costs, including high employment levels, federal unemployment subsidies, increased wages offered by other employers, vaccine mandates and other government regulations and our responses thereto. As more employers offer remote work, we may have more difficulty recruiting for jobs that require on-site attendance, such as certain clinical laboratory and sales roles. Although we have not experienced any material labor shortage to date, we have recently observed an overall tightening and increasingly competitive labor market. A sustained labor shortage or increased turnover rates within our employee base, caused by a pandemic or as a result of general macroeconomic factors, could lead to increased costs, such as increased overtime or financial incentives to meet demand and increased wage rates to attract and retain employees, and could negatively affect our ability to efficiently operate our clinical laboratories and overall business. If we are unable to hire and retain employees capable of performing at a high-level, or if mitigation measures we may take to respond to a decrease in labor availability have unintended negative effects, our business could be adversely affected.

Additionally, the operations of our vendors and partners could also suffer from labor shortages, turnover and labor cost increases which could result in supply change disruptions and increases in the costs of the products and services we purchase, each of which could adversely affect our operations.

Our business and reputation will suffer if we are unable to establish and comply with stringent quality standards to assure that the highest level of quality is observed in the performance of our tests.

Inherent risks are involved in providing and marketing cancer tests and related services. Patients and healthcare providers rely on us to provide accurate clinical and diagnostic information that may be used to make critical healthcare decisions. As such, users of our testing solutions may have a greater sensitivity to errors than users of some other types of products and services.

Past or future performance or accuracy defects, incomplete or improper quality and process controls, excessively slow turnaround times, unanticipated uses of our tests or mishandling of samples or test results (whether by us, patients, healthcare providers, courier delivery services or others) can lead to adverse outcomes for patients and interruptions to our services. These events could lead to voluntary or legally mandated safety alerts relating to our tests or our laboratory facilities and could result in the removal of our products and services from the market or the suspension of our laboratories’ operations. Insufficient quality controls and any resulting negative outcomes could result in significant costs and litigation, as well as negative publicity that could reduce demand for our tests and payors’ willingness to cover our tests. Even if we maintain adequate controls and procedures, damaging and costly errors may occur.

Our laboratory facilities may become inoperable due to natural or man-made disasters or regulatory sanctions.

We currently perform testing services in our laboratory facilities located in Irvine, California, Waltham, Massachusetts, and Plano, Texas. These laboratory facilities could become inoperable due to circumstances that may be beyond our control, and such inoperability could adversely affect our business and operations. The facilities, equipment and other business process systems would be costly to replace and could require substantial time to repair or replace. The inability to perform our tests or the backlog of tests that could develop if any of our facilities become inoperable for even a short period of time may result in the loss of customers or harm our reputation, and we may be unable to regain those customers or rebuild our reputation in the future. Although we possess insurance for damage to our property and the disruption of our business, this insurance may not be sufficient to cover all of our potential losses and may not continue to be available to us on acceptable terms, if at all.

The facilities may be damaged or destroyed by natural or man-made disasters, including earthquakes, wildfires, floods, outbreak of disease, acts of terrorism or other criminal activities and power outages, which may render it difficult or impossible for us to perform our tests for some period.

The facilities may also be rendered inoperable because of regulatory sanction. In the United States, we are subject to federal and state laws and regulations regarding the operation of clinical laboratories. Our U.S. laboratory facilities in Irvine, California, Waltham, Massachusetts, and Plano, Texas are certified under the Clinical Laboratory Improvement Amendments (“CLIA”). CLIA and the laws of California and certain other states, impose certification requirements for clinical laboratories, and establish standards for quality assurance and quality control, among other things. Clinical laboratories are subject to inspection by regulators, and to sanctions for failing to comply with applicable requirements. Sanctions available under CLIA include prohibiting a laboratory from running tests, requiring a laboratory to implement a corrective action plan, and imposing civil monetary penalties. Our U.S. laboratory facilities hold certificates of accreditation from CMS to perform high-complexity testing. To renew these certificates, the facilities are subject to survey and inspection every two years. We also hold a certificate of accreditation from the College of American Pathologists (“CAP”), which sets standards that are higher than those contained in the CLIA regulations. CAP is an independent, non-governmental organization of board-certified pathologists that accredits laboratories nationwide on a voluntary basis. Sanctions for failure to comply with CAP or CLIA requirements, including proficiency testing violations, may include suspension, revocation, or limitation of a laboratory’s CLIA certificate, which is necessary to conduct business, as well as the imposition of significant fines or criminal penalties. In addition, our U.S. facilities are subject to regulation under state laws and regulations governing laboratory licensure. Certain states have enacted state licensure laws that are more stringent than CLIA. Failure to maintain CLIA certification, CAP accreditation, or required state licenses could have a material adverse effect on the sales of our tests and results of operations. Many states maintain independent licensure, registration, or certification procedures with which our U.S. facilities must maintain compliance in order to receive and test samples from that location. Maintaining compliance with the myriad of governmental requirements is time and resource intensive, and failure to maintain compliance could result in sanctions.

In order to rely on a third party to perform certain of our tests, we could only use another facility with established state licensure and CLIA accreditation following validation and other required procedures. We cannot assure you that we would be able to find another CLIA certified facility willing to comply with the required procedures, that this laboratory would be willing to perform the tests for us on commercially reasonable terms, or that it would be able to meet our quality or regulatory standards. Alternatively, establishing a redundant facility for certain of our testing would require considerable time and money to secure adequate space, construct the facility, recruit and train employees, and establish the additional operational and administrative infrastructure necessary to support this facility. We also may not be able, or it may take considerable time, to replicate our testing processes or results in a new facility. Additionally, any such new facility would be subject to certification under CLIA and licensing by several states, including California and New York, which could take a significant amount of time and result in delays in our ability to resume operations.

We rely on a limited number of third-party suppliers for services and items used in the production and operation of our testing solutions, and some of those services and items are supplied from a single source. Disruption of the supply chain, unavailability of third-party services required for the performance of the tests, modifications of certain items or failure to achieve economies of scale could have a material adverse effect on us.

To provide our testing services, we are required to obtain customized components and services that are currently available from a limited number of sources. Most of these components and services are sourced externally from external suppliers. Many of the consumable supplies and reagents used as raw materials in our testing process are procured from a limited number of suppliers, some of which are single source. In addition, we rely on a limited number of suppliers, or in some cases a single supplier (for example, for the automation of our deparaffination steps for our Confirm mdx test), for certain services and equipment with which we provide testing services. If we have to switch to a replacement supplier for any of these items that are sub-components or for certain services required for the performance of our tests, or if we have to commence our own manufacturing or testing services to satisfy market demand, we may face delays. For example, in the past, a supplier has delivered critical non-conforming components that failed our acceptance testing, requiring us to audit the supplier and assist the supplier in improving its internal quality processes. In addition, third party suppliers may be subject to circumstances which impact their ability to supply, including enforcement action by regulatory authorities, natural disasters, epidemics, labor disputes, financial difficulties including insolvency, among a variety of other internal or external factors. Any such supply disruptions could in turn result in service disruptions for an extended period of time, which could delay completion of our clinical studies or commercialization activities and prevent us from achieving or maintaining profitability. While we were able to qualify alternative suppliers to address COVID-19 related disruptions, in the future alternative suppliers may be unavailable, may be unwilling to supply, may not have the necessary regulatory approvals, or may not have in place an adequate quality management systems.

Modifications to a service or items, such as modifications to the assembly and packaging of items for our testing services supplied to healthcare providers, or inclusions of certain services or items made by a third-party supplier could require new approvals from the relevant regulatory authorities before the modified service or item may be used. While we have not experienced any material supply chain disruptions to date, if we were to experience such disruptions it could have an immediate impact on revenues, and the impact could be material depending on the length of the supply disruption.

Failures in our information technology, storage systems, or our clinical laboratory equipment could significantly disrupt our operations and our research and development efforts.

Our ability to execute our business strategy depends, in part, on the continued and uninterrupted performance of our information technology (“IT”) systems, which support our operations, including at our clinical laboratories, and our research and development efforts. We depend on our IT systems to receive and process test orders, securely store patient health records and deliver the results of our tests. The integrity and protection of our own data, and that of our customers and employees, is critical to our business. IT systems are vulnerable to damage from a variety of sources, including telecommunications or network failures, malicious human acts from criminal hackers, hacktivists, state-sponsored intrusions, industrial espionage and employee malfeasance, breaches due to employee error and natural disasters. Moreover, despite network security and back-up measures, some of our servers are potentially vulnerable to physical or electronic break-ins, computer viruses, and similar disruptive problems. Cyber-attacks are becoming more sophisticated and frequent, and in some cases have caused significant harm at other companies.

We face four primary risks relative to protecting sensitive and critical personally identifiable information, intellectual property or other proprietary business information about our customers, payors, recipients and collaboration partners, including test results: (1) loss of access risk, (2) inappropriate disclosure or access risk, (3) inappropriate modification risk, and (4) the risk of being unable to identify and audit controls over the first three risks. While we devote significant resources to protect the security of our IT systems, including the personal data and other information that we receive and store, there can be no assurance that any security measures will be effective against current or future security threats. We have experienced and expect to continue to experience attempted cyber-attacks on our IT systems and networks. To date, none of these attempted cyber-attacks has had a material effect on our operations or financial condition. However, any such breach or interruption could compromise our networks and the information stored therein could be accessed by unauthorized parties, publicly disclosed, lost or stolen. Despite the precautionary measures we have taken to prevent unanticipated problems that could affect our IT systems, unauthorized access, loss or disclosure could also disrupt our operations, including our ability to:

●	process tests, provide test results, bill payors or patients;

●	process claims and appeals;

●	provide customer assistance services;

●	conduct research and development activities;

●	collect, process and prepare company financial information;

●	provide information about our tests and other patient and healthcare provider education and outreach efforts through our website; and

●	manage the administrative aspects of our business.

Any such access, disclosure or other loss of information could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, such as the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), as amended by the Health Information Technology for Economic and Clinical Health Act (“HITECH”), similar U.S. state data protection regulations, the European Union’s General Data Protection Regulation (“GDPR”), and other regulations, the breach of which could result in significant penalties and damage to our reputation. In addition, disruptions to our business occurring as a result of system updates and enhancements, such as our efforts to move our precision oncology tests to our technology and services platform, could have a material adverse effect on our financial condition and operating results. There can be no assurance that our process of improving existing systems, developing new systems to support our expanding operations, protecting confidential patient information, and improving service levels will not be delayed or will not give rise to additional systems issues in the future. Although we carry insurance for this purpose, failure to adequately protect and maintain the integrity of our information systems and data, including as a result of a security breach, may result in significant losses that exceed our insurance coverage limits and have a material adverse effect on our financial position, results of operations and cash flows.

The use of Artificial Intelligence presents new risks and challenges to our business.

Artificial Intelligence (“AI”) is increasingly being used across the global business landscape, including in the life sciences and healthcare industries. We have already employed certain AI technologies into our business to enhance our operations, products, technology, and services and expect our use of AI to increase as the technology rapidly evolves and improves.

However, AI innovation presents risks and challenges that could impact our business. AI algorithms may be flawed. Datasets may be insufficient or contain biased information. Ineffective AI development and deployment practices by us or our commercial partners could result in violations of our confidentiality and privacy obligations or applicable laws and regulations, jeopardize our intellectual property rights, cause or contribute to unlawful discrimination, result in the misuse of personally identifiable information, including PHI, or give rise to significant cyber security risks, any of which could have a material adverse effect on our business, results of operations, and financial condition.

We may also face increased competition from other companies that are employing AI and related technologies, some of whom may develop more effective methods than we and any of our commercial partners have, which could have a material adverse effect on our business, results of operations, or financial condition. In addition, uncertainties regarding developing legal and regulatory requirements and standards may require significant resources to modify and maintain business practices to comply with U.S. and foreign laws concerning the use of AI and related technologies, the nature of which cannot be determined at this time.

We expect to make significant investments to research and develop new tests, which may not be successful.

We are seeking to improve the performance of our existing testing solutions and to continue to expand our menu of products and services. For example, in August 2022, we acquired the GPS test from Exact Sciences and in September 2022, we developed and launched Resolve mdx which is a non-invasive urine test that identifies and quantifies infectious bacteria and their antibiotics susceptibility to help ensure patients receive the correct diagnosis and treatment as quickly as possible. In addition, in September 2025 we acquired the ExoDx test from Bio-Techne and we are currently developing an additional product, Monitor mdx, as a non-invasive test to risk stratifies patients for continued active surveillance versus intervention.

Developing new or improved diagnostic tests is a speculative and risky endeavor. Candidate products and services that may initially show promise may fail to achieve the desired results in larger clinical validation studies or may not achieve acceptable levels of clinical accuracy. Results from early studies or trials are not necessarily predictive of future clinical validation or clinical trial results, and interim results of a validation study or trial are not necessarily indicative of final results. From time to time, we may publicly disclose then-available data from clinical validation studies before completion, and the results and related findings and conclusions may be subject to change following the final analysis of the data related to the particular study. As a result, such data should be viewed with caution until the final data are available. Additionally, such data from clinical trials are subject to the risk that one or more of the clinical outcomes may materially change as patient enrollment and/or follow-up continues, and more patient data become available. Significant differences between initial or interim data and final data from either our clinical validation studies or clinical trials could significantly alter our plans to proceed with additional studies or trials, and harm our reputation and business prospects. If we determine that any of our current or future development programs is unlikely to succeed, we may abandon it without any return on our investment into the program. We may need to raise additional capital to bring any new products or services to market, which may not be available on acceptable terms, if at all.

Our research and development efforts will be hindered if we are not able to obtain samples, contract with third parties for access to samples or complete timely enrollment in future clinical trials.

Access to human sample types, such as blood, tissue, stool, or urine is necessary for our research and product development. Acquiring samples from individuals with clinical diagnoses or associated clinical outcomes through purchase or clinical studies is necessary. Lack of available samples can delay development timelines and increase costs of development. Generally, the agreements under which we gain access to human samples are non-exclusive. Other companies may compete with us for access. Additionally, the process of negotiating access to samples can be lengthy and it may involve numerous parties and approval levels to resolve complex issues such as usage rights, institutional review board approval and patient informed consent, privacy rights, publication rights, intellectual property ownership and research parameters. If we are not able to negotiate access to clinical samples with research institutions, hospitals, clinical partners, pharmaceutical companies, or companies developing therapeutics on a timely basis, or at all, or if other laboratories or our competitors secure access to these samples before us, our ability to research, develop and commercialize future products will be limited or delayed. Finally, we may not be able to conduct or complete clinical trials on a timely basis if we are not able to enroll sufficient numbers of patients in such trials, and our failure to do so could have an adverse effect on our research and development and product commercialization efforts.

Risks Related to Regulation of Our Business

Failure to comply with governmental payor regulations could result in us being excluded from participation in Medicare, Medicaid or other governmental payor programs, which would adversely affect our business.

Failure to comply with applicable Medicare, Medicaid and other governmental payor rules could result in our exclusion from participation in one or more governmental payor programs, a requirement to return funds already paid, civil monetary penalties, criminal penalties and/or limitations on the operational function of our laboratories. Additionally, with the recent implementation by CMS of a comprehensive oversight regime that consolidates program integrity powers into a single UPIC, audit and investigatory activity into potential billing fraud, waste and abuse in the industry has increased. These changes have adversely affected and may in the future adversely affect coverage and reimbursement for laboratory services, including the molecular diagnostics testing services we provide. If we were unable to receive reimbursement under a governmental payor program, this would have a severe impact on our revenues, given the importance of reimbursement under these programs in our revenue base.

Failure to comply with federal, state and foreign laboratory licensing and related requirements could cause us to lose the ability to perform our tests, experience disruptions to our business, or become subject to administrative or judicial sanctions.

We are subject to CLIA, a federal law that regulates clinical laboratories that perform testing on specimens derived from humans for the purpose of providing information for the diagnosis, prevention or treatment of disease. CLIA regulations establish specific standards with respect to personnel qualifications, facility administration, proficiency testing, quality control, quality assurance and inspections. Any testing subject to CLIA regulation must be performed in a CLIA certified laboratory. CLIA certification is also required in order for us to be eligible to bill state and federal healthcare programs, as well as commercial payors, for our tests. In addition, some states, including California and New York, require that we hold licenses or permits to test samples from patients in those states, even if our laboratory facilities are not located in those states, and as a result we are also required to maintain standards related to those states’ licensure requirements to conduct testing in our laboratories.

Failure to comply with applicable clinical laboratory licensure requirements may result in a range of enforcement actions, including suspension, limitation or revocation of our CLIA certification and/or state licenses, imposition of a directed plan of action, on-site monitoring, civil monetary penalties, criminal sanctions, inability to receive reimbursement from Medicare, Medicaid and commercial payors, as well as significant adverse publicity. Any sanction imposed under CLIA, its implementing regulations, or state or foreign laws or regulations governing clinical laboratory licensure or our failure to renew our CLIA certification, a state or foreign license or accreditation, could have a material adverse effect on our business, financial condition and results of operations. Even if we were able to bring our laboratory back into compliance, we could incur significant expenses and potentially lose revenue in doing so.

The FDA may change its position with respect to its regulation of the laboratory developed tests we offer or may seek to offer in the future, causing us to incur substantial costs and time delays associated with meeting requirements for pre-market clearance or approval or we could experience decreased demand for or reimbursement of our tests.

Our current tests are regulated as laboratory developed tests (“LDTs”) and we may seek to commercialize future products as LDTs. LDTs are clinical laboratory tests that are developed and validated by a laboratory for its own use.

The FDA historically has taken the position that it has the authority to regulate such tests as medical devices under the Federal Food, Drug, and Cosmetic Act (the “FDCA”) but until recently has for the most part exercised enforcement discretion and has not required clearance, de novo classification, or approval of LDTs prior to marketing.

In May 2024, the FDA issued a final rule (the “LDT Rule”), which amended the FDA’s regulations to make explicit that LDTs are devices under the FDCA. Along with the final rule, the FDA finalized a policy under which the FDA would phase out over the course of three years its historical LDT enforcement discretion, as well as its targeted enforcement discretion policies for certain categories of LDTs. Under the LDT Rule and this policy, (1) from May 2025 to May 2028 various requirements will be phased in including medical device reporting requirements, correction and removal reporting requirements, registration and listing requirements, labeling requirements, investigational use requirements and quality system requirements, (2) beginning in November 2027, premarket review requirements will become applicable to high risk (e.g., Class III) LDTs and (3) beginning in May 2028, premarket review requirements will become applicable to moderate and low risk LDTs. LDTs that were first marketed prior to May 6, 2024 (and have not been significantly modified) (“Grandfathered LDTs”) and LDTs for unmet medical needs manufactured and performed by laboratories integrated in a healthcare system, will not be subject to premarket review and most of the quality system requirements.

On March 31, 2025, the U.S. District Court in the Eastern District of Texas vacated the LDT rule, holding that LDTs are not subject to FDA regulation as “devices” under the FDCA. If the government appeals the decision and it is reversed by an appellate court, implementation and enforcement of the LDT Rule by the FDA may materially impact our development and commercialization of LDTs, including our current tests as well as future tests we may seek to develop. The regulatory approval process may involve, among other things, successfully completing additional clinical studies and submitting a pre-market clearance notice or filing a pre-market approval application with the FDA. Such pre-market clinical testing could delay the commencement or completion of other clinical testing, significantly increase our test development costs, delay commercialization of any future LDTs, and interrupt sales of our current LDTs. Many of the factors that may cause or lead to a delay in the commencement or completion of clinical studies may also ultimately lead to delay or denial of regulatory clearance or approval. If pre-market review is required by the FDA, there can be no assurance that our LDTs will be cleared or approved on a timely basis, if at all, nor can there be assurance that the labeling claims cleared or approved by the FDA will be consistent with our current claims or adequate to support continued adoption of and reimbursement for our LDTs.

If the FDA does not appeal the District Court decision vacating the LDT Rule, or the decision is appealed but is not overturned, the FDA may change its position with respect to its regulation of the laboratory developed tests we offer or may seek to offer in the future. This may include eliminating any pathway for LDTs to be submitted for FDA clearance or approval or by defining different requirements that the FDA views to be in line with the District Court decision, causing us to incur substantial costs and time delays associated with meeting new requirements for pre-market clearance or approval, or causing us to experience decreased demand for or reimbursement for our tests due to an inability to secure FDA clearance or approval. Congress may also enact new legislation to regulate laboratory services and the impact of any such legislation is uncertain.

Delays in receipt of, or failure to obtain, required FDA clearances or approvals for our products in development, or improvements to or expanded indications for our current offerings, could materially delay or prevent us from commercializing or otherwise adversely impact future product commercialization.

Unless otherwise exempted or subject to enforcement discretion, medical devices, which include diagnostic tests, must receive either FDA regulatory approval or clearance before being marketed in the U.S. Our tests and tests that we may develop may be deemed medical devices and require FDA clearance or approval. The FDA determines whether a medical device will require either regulatory approval or clearance based on statutory criteria that include the risk associated with the device and whether the device is similar to an existing, legally marketed product. The process to obtain either regulatory approval or clearance is typically costly, time-consuming, and uncertain. The regulatory approval process is generally more challenging than the clearance process. Even if we design a product that we expect to be eligible for the regulatory clearance process, the FDA may require that the product undergo the regulatory approval process. There can be no assurance that the FDA will ever permit us to market any new product that we develop. Even if regulatory approval or clearance is granted, such approval may include significant limitations on indicated uses, which could materially and adversely affect the prospects of any new medical device.

FDA regulatory approval or clearance is also required for certain enhancements we may make to future FDA-approved or FDA-cleared tests. FDA approval or clearance may also be required to make changes to the processes, equipment, reagents, and other consumables used in connection with a test. The FDA’s approval pathway can be time-consuming and costly and there can be no assurance that the FDA will ultimately approve any premarket approval submitted by us in a timely manner or at all.

In addition, the FDA’s ability to review and clear or approve new products or changes to existing products can be affected by a variety of factors, including government budget and funding levels, statutory, regulatory, and policy changes, the FDA’s ability to hire and retain key personnel and accept the payment of user fees, and other events that may otherwise affect the FDA’s ability to perform routine functions. Average review times at the agency have fluctuated in recent years as a result. In addition, prolonged government shutdowns or global health concerns may prevent or delay the FDA or other regulatory authorities from conducting, at all or in a timely manner, their regular inspections, reviews, or other regulatory activities (including pre-submission engagements). Any such delay in the ability of the FDA or other regulatory authorities to timely review and process our regulatory submissions could have a material adverse effect on our business.

Delays in receipt of, or failure to obtain, clearances or approvals could materially delay or prevent us from commercializing our products or result in substantial additional costs that could decrease our profitability. In addition, even if we receive FDA clearance or approval for a new or enhanced product, the FDA may condition, withdraw, or materially modify its clearance or approval.

We expect to rely on third parties to conduct any future studies of our technologies that may be required by the FDA or other U.S. or foreign regulatory bodies, and those third parties may not perform satisfactorily.

We expect to rely on third parties, such as contract research organizations, medical institutions and clinical investigators to conduct studies of our technologies that may be required by the FDA or other U.S. or foreign regulatory bodies. Our reliance on these third parties for clinical development activities will reduce our control over these activities. These third parties may not complete activities on schedule or conduct studies in accordance with regulatory requirements or our study design. Our reliance on these third parties will not relieve us of our requirement to prepare, and ensure our compliance with, various procedures required under good clinical practices, even though third-party contract research organizations may prepare and comply with their own, comparable procedures. If these third parties do not successfully carry out their contractual duties or regulatory obligations or meet expected deadlines, if the third parties need to be replaced or if the quality or accuracy of the data they obtain is compromised due to the failure to adhere to our clinical protocols or regulatory requirements or for other reasons, our studies may be extended, delayed, suspended or terminated, the study data may be invalidated, and we may not be able to obtain a required regulatory approval.

We conduct business in a heavily regulated industry, and changes in, or violations of, applicable regulations may, directly or indirectly, adversely affect our operational results and financial condition, which could harm our business.

Our business operations and activities may be subject to a range of local, state, federal, and international healthcare laws and regulations, including investigatory and program integrity audits and other oversight federal and state health care programs. These laws and regulations currently include, among others:

●	CLIA (which requires laboratories to obtain certification from the federal government) and state laboratory licensure laws;

●	Federal Trade Commission standards regarding advertising and business practices;

●	FDA laws and regulations;

●	HIPAA (which imposes comprehensive federal standards with respect to the privacy and security of protected health information, and requirements for the use of certain standardized electronic transactions), and the amendments to HIPAA under HITECH (which strengthened and expanded HIPAA privacy and security compliance requirements, increased penalties for violators, extended enforcement authority to state attorneys general and imposed requirements for breach notification);

●	state laws regulating genetic testing and the privacy protection of genetic test results, as well as state laws protecting the privacy and security of health information and personal data and mandating reporting of breaches to affected individuals and state regulators;

●	the federal Anti-Kickback Statute (which prohibits knowingly and willfully offering, paying, soliciting, receiving, or providing remuneration, directly or indirectly, to induce either the referral of an individual, or the furnishing, arranging for, or recommending of an item or service that is reimbursable, in whole or in part, by a federal health care program) and parallel state anti-kickback laws (which contain similar prohibitions on remuneration between referral sources, although these state laws are not always limited in application to items or services reimbursable by federal or state health care programs);

●	the federal False Claims Act (which imposes liability on any person or entity that, among other things, knowingly presents, or causes to be presented, a false or fraudulent claim for payment to the federal government or the improper retention of identified overpayments or other financial obligations to the federal government) and parallel state false claims acts (which contain similar prohibition on presenting false or fraudulent claims, although these state may extend to items or services by any third-party payor, including commercial insurers);

●	the federal Civil Monetary Penalties Law, which prohibits, among other things, the offering or transferring of remuneration to a Medicare or state health care program (e.g., Medicaid) beneficiary if the person knows or should know it is likely to influence the beneficiary’s selection of a particular provider, practitioner, or supplier of services reimbursable by Medicare or a state health care program, unless an exception applies;

●	the federal physician self-referral law, commonly known as the “Stark Law,” which prohibits a physician from making a referral to an entity for certain “designated health services” (“DHS”) payable by Medicare if the physician, or an immediate family member of the physician, has a financial relationship with that entity, unless an exception applies. The Stark Law further prohibits the entity from billing the Medicare program for DHS furnished pursuant to a prohibited referral. In addition, the Stark Law, through the addition of section 1903(s) to the Social Security Act, prohibits the federal government from making federal financial participation payments to state Medicaid programs for DHS furnished as a result of a referral that would violate the Stark Law if Medicare “covered the service to the same extent and under the same conditions” as the state Medicaid Program. The U.S. Department of Justice (“DOJ”) and several state agencies have successfully argued that Section 1903(s) expands the Stark Law to Medicaid-covered claims, even absent a separate state self-referral law prohibiting the same conduct;

●	other federal and state fraud and abuse laws, including (i) the state anti-kickback laws described above, (ii) the state physician self-referral laws, and (iii) the state false claims acts described above;

●	Section 216 of the Protecting Access to Medicare Act of 2014, which requires applicable laboratories to report commercial payor data in a timely and accurate manner beginning in 2017 and every three years thereafter (and in some cases annually);

●	federal and state laws that impose reporting and other compliance-related requirements; and

●	similar foreign laws and regulations that apply to us in the countries in which we operate.

In addition, in October 2018, the Eliminating Kickbacks in Recovery Act of 2018 (“EKRA”), was enacted by the U.S. Congress as part of the Substance Use-Disorder Prevention that Promotes Opioid Recovery and Treatment for Patients and Communities Act. EKRA is an all-payor anti-kickback law that makes it a criminal offense to pay any remuneration to induce referrals to, or in exchange for, patients using the services of a recovery home, a substance use clinical treatment facility, or laboratory. Although it appears that EKRA was intended to reach patient brokering and similar arrangements to induce patronage of substance use recovery and treatment, the language in EKRA is broadly written. Further, certain of EKRA’s exceptions, such as the exception applicable to relationships with employees that effectively prohibits incentive compensation, are inconsistent with the federal anti-kickback statute and regulations, which permit payment of employee incentive compensation, a practice that is common in the industry. Significantly, EKRA permits the DOJ to issue regulations clarifying EKRA’s exceptions or adding additional exceptions, but such regulations have not yet been issued. Laboratory industry stakeholders are reportedly seeking clarification regarding EKRA’s scope and/or amendments to its language.

Our business practices, in operating U.S. clinical laboratories, may face heightened scrutiny from U.S. government enforcement agencies such as the DOJ, the HHS Office of Inspector General (“OIG”), and CMS. The OIG has issued fraud alerts in recent years that identify certain arrangements between clinical laboratories and referring physicians as implicating the federal Anti-Kickback Statute. The OIG has stated that it is particularly concerned about these types of arrangements because the choice of laboratory, as well as the decision to order laboratory tests, typically are made or strongly influenced by the physician, with little or no input from the patient. Moreover, the provision of payments or other items of value by a clinical laboratory to a referring physician could be prohibited under the Stark Law, unless the arrangement meets all criteria of an applicable exception. The government has actively enforced these laws against clinical laboratories in recent years.

These U.S. laws and regulations are complex and are subject to interpretation by the U.S. courts and government agencies. Our failure to comply with such laws and regulations could lead to significant civil or criminal penalties, exclusion from participation in state and federal health care programs, individual imprisonment, disgorgement of profits, contractual damages, reputational harm, diminished profits and future earnings, additional reporting or oversight obligations if we become subject to a corporate integrity agreement or other agreement to resolve allegations of non-compliance with the law, curtailment or restructuring of our operations, or prohibitions or restrictions on our laboratories’ ability to provide or receive payment for our services, any of which could adversely affect our ability to operate our business and pursue our strategy. Even where we are able to successfully defend against any such claims, any potential audit, enforcement action, or litigation would involve substantial internal and external resources, detract from our executives’ day-to-day responsibilities, and result in legal expenditures, all of which could materially adversely affect our results of operations. While we believe that we are in material compliance with all applicable laws and regulations, there remains a risk that one or more government agencies could take a contrary position, or that a private party could file suit under the qui tam provisions of the federal False Claims Act or a similar state law. Such occurrences, regardless of their outcome, could damage our reputation and adversely affect important business relationships with third parties, including managed care organizations, and other private third-party payors.

Our business is subject to various complex laws and regulations applicable to providers of clinical diagnostic products and services.

As a provider of clinical diagnostic products and services, we and our partners are subject to extensive and frequently changing federal, state, local and foreign laws and regulations governing various aspects of our business. In particular, the clinical laboratory and healthcare industry is subject to significant governmental certification and licensing regulations, as well as federal, state and foreign laws regarding:

●	test ordering and billing practices;

●	marketing, sales and pricing practices;

●	health information privacy and security, including HIPAA and comparable state and foreign laws;

●	insurance, including foreign public reimbursement;

●	anti-markup legislation; and

●	consumer protection

We are also required to comply with FDA regulations, including with respect to our labeling and promotion activities. In addition, advertising of our tests is subject to regulation by the Federal Trade Commission, or FTC, and advertising of laboratory services is regulated by certain state laws. Violation of any FDA requirement could result in enforcement actions, such as seizures, injunctions, civil penalties and criminal prosecutions, and violation of any FTC or state law requirement could result in injunctions and other associated remedies, all of which could have a material adverse effect on our business. Most states also have similar regulatory and enforcement authority for medical devices. Additionally, most foreign countries have authorities comparable to the FDA and processes for obtaining marketing approvals. In particular, the entry into application of the European Union’s In Vitro Diagnostic Device Regulation will impose new requirements and create new compliance risks. Obtaining and maintaining these approvals, and complying with all laws and regulations, may subject us to similar risks and delays as those we could experience under FDA, FTC and state regulation. We incur various costs in complying and overseeing compliance with these laws and regulations. The growth of our business and sales organization, the acquisition of additional businesses or products and services and our expansion outside of the U.S. may increase the potential of violating these laws, regulations or our internal policies and procedures.

Healthcare policy has been a subject of extensive discussion in the executive and legislative branches of the federal and many state governments, and healthcare laws and regulations are subject to change. Development of the existing commercialization strategy for our tests and planned development of products in our pipeline has been based on existing healthcare policies. We cannot predict what additional changes, if any, will be proposed or adopted or the effect that such proposals or adoption may have on our business, financial condition and results of operations.

If we, or our partners, fail to comply with these laws and regulations, we could incur significant fines and penalties and our reputation and prospects could suffer. Additionally, any such partners could be forced to cease offering our products and services in certain jurisdictions, which could materially disrupt our business.

Failure to comply with privacy, security, and consumer protection laws and regulations could result in fines, penalties and damage to our reputation and have a material adverse effect on our business.

We are subject to a number of foreign, federal and state laws and regulations protecting the use, disclosure, and confidentiality of certain patient health and personal information, including patient records, and restricting the use and disclosure of that protected information, including state breach notification laws, HIPAA, as amended by HITECH, the European Union’s GDPR, and the California Consumer Privacy Act (“CCPA”), among others.

HIPAA extensively regulates the use and disclosure of individually identifiable health information, known as “protected health information,” and require covered entities, including health plans and most health care providers, to implement administrative, physical and technical safeguards to protect the security of such information. Covered entities must report breaches of unsecured protected health information to affected individuals without unreasonable delay and notification must also be made to the U.S. Department of Health & Human Services, Office for Civil Rights (the “OCR”) and, in certain situations involving large breaches, to the media. Various U.S. state laws and regulations may also require us to notify affected individuals and state agencies in the event of a data breach involving individually identifiable information.

Violations of the HIPAA privacy and security regulations may result in criminal and civil penalties. The OCR enforces the regulations and performs compliance audits. In addition to enforcement by OCR, state attorneys general are authorized to bring civil actions seeking either injunction or damages in response to violations that threaten the privacy of state residents. We follow and maintain a HIPAA compliance program, which we believe complies with the HIPAA privacy and security regulations, but there can be no assurance that OCR or other regulators will agree. The HIPAA privacy regulations and security regulations have and will continue to impose significant costs on us in order to comply with these standards.

We also remain subject to state privacy-related laws, such as the CCPA, that are more restrictive than the privacy regulations issued under HIPAA. These laws vary and could impose additional penalties.

We are also subject to laws and regulations in foreign countries covering data privacy and other protection of health and employee information that may be more onerous than corresponding U.S. laws, including in particular the laws of Europe.

For instance, the GDPR applies across the European Union and includes, among other things, a requirement for prompt notice of data breaches to data subjects and supervisory authorities in certain circumstances and significant fines for non-compliance. The GDPR also requires companies processing personal data of individuals residing in the European Union to comply with EU privacy and data protection rules, even if we do not have a physical presence in the European Union. Noncompliance could result in the imposition of fines, penalties, or orders to stop noncompliant activities.

These laws and regulations, in addition to similar laws and regulations being enacted by other states and counties, impose stringent cybersecurity standards and potentially significant non-compliance penalties, involve the expenditure of significant resources, the investment of significant resources and the investment of significant time and effort to comply. As these laws and regulations continue develop in the United States and internationally, we may be required to expend significant time and resources in order to update existing processes or implement additional mechanisms as necessary to ensure compliance with such cybersecurity laws.

Our employees, independent contractors, consultants, commercial partners, and vendors may engage in misconduct or other improper activities, including noncompliance with regulatory standards and requirements.

We are exposed to the risk of fraud, misconduct, or other illegal activity by our employees, independent contractors, consultants, commercial partners, and vendors. Misconduct by these parties could include intentional, reckless and negligent conduct that fails to: comply with the rules and regulations of the CMS, FDA, and other federal and state government agencies as well as comparable foreign regulatory authorities; provide true, complete and accurate information to such regulatory authorities; comply with manufacturing and clinical laboratory standards; comply with healthcare fraud and abuse laws in the United States and similar foreign fraudulent misconduct laws; or report financial information or data accurately or to disclose unauthorized activities to us. In particular, research, sales, marketing, education, and other business arrangements in the healthcare industry are subject to extensive laws designed to prevent fraud, kickbacks, self-dealing, and other abusive practices, as well as off-label product promotion. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, educating, marketing and promotion, sales and commission, certain customer incentive programs, and other business arrangements generally. Activities subject to these laws also involve the improper use of information obtained in the course of participant recruitment for clinical studies, which could result in regulatory sanctions and cause serious harm to our reputation. We have adopted a code of business conduct and ethics and provide compliance training to our workforce members upon onboarding and annually thereafter, but it is not always possible to identify and deter misconduct by employees and third parties, and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws. If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business, including the imposition of significant fines or other sanctions. Even if it is later determined after an action is instituted against us that we were not in violation of these laws, we may be faced with negative publicity, incur significant expenses defending our actions, and have to divert significant management resources from other matters.

Our operating results could be materially adversely affected by unanticipated changes in tax laws and regulations, adjustments to our tax provisions, exposure to additional tax liabilities, or forfeiture of our tax assets.

We are subject to laws and regulations on tax levies and other charges or contributions in different countries, including transfer pricing and tax regulations for the compensation of personnel and third parties. Our tax structure involves several transfers and transfer price determinations between our parent company and our subsidiaries or other affiliates. Our effective tax rates could be adversely affected by changes in tax laws, treaties and regulations, both internationally and domestically. An increase of the effective tax rates could have an adverse effect on our business, financial position, results of operations and cash flows.

The net operating loss carry forwards of our corporate subsidiaries may be unavailable to offset future taxable income because of restrictions under U.S. tax law. As of December 31, 2024, consolidated net tax loss carry forwards amounted to $333.9 million. Our NOLs generated in tax years ending on or prior to December 31, 2017 are only permitted to be carried forward for 20 taxable years under applicable U.S. federal tax law, and therefore could expire unused. We consider that it is highly likely that we will be unable to use at least a portion of these NOLs, in light of our continued losses. Under tax legislation commonly referred to as the Tax Cuts and Jobs Act (“TCJA”), as modified by the CARES Act, our federal NOLs generated in tax years ending after December 31, 2017 may be carried forward indefinitely and NOLs arising in taxable years beginning after December 31, 2017 and before January 1, 2021 may be carried back to each of the five taxable years preceding the tax year of such loss, but NOLs arising in taxable years beginning after December 31, 2020 may not be carried back. In addition, under the TCJA, as modified by the CARES Act, for taxable years beginning after December 31, 2020, the deductibility of federal NOLs generated in taxable years beginning after December 31, 2017 is limited to 80% of current year taxable income. It is uncertain if and to what extent various states will conform to the TCJA, as modified by the CARES Act.

In addition, under sections 382 and 383 of the Internal Revenue Code of 1986, as amended, or the Code, if a corporation undergoes an “ownership change” (generally defined as a cumulative change in ownership by “5-percent shareholders” that exceeds 50 percentage points over a rolling three-year period), the corporation’s ability to use its pre-change NOLs and certain other pre-change tax attributes to offset post-change income and taxes may be limited. Similar rules may apply under state tax laws. Our existing NOLs and other certain tax attributes may be subject to limitations arising from previous ownership changes. In addition, future changes in our stock ownership, many of which are outside of our control, could result in an ownership change under Sections 382 and 383 of the Code. We have not conducted any studies to determine annual limitations, if any, that could result from such changes in the ownership. Our ability to utilize those NOLs and certain other tax attributes could be limited by an “ownership change” as described above and consequently, we may not be able to utilize a material portion of our NOLs and certain other tax attributes, which could have a material adverse effect on our cash flows and results of operations by effectively increasing our future tax obligations.

Also under Belgian tax law, certain restrictions regarding the use of Belgian tax losses carried forward apply and these losses may also be forfeited upon certain changes of control over Belgian corporate taxpayers.

Given that we have historically generated operating losses, any change in our ability to use NOLs could have a severe impact on us if and when we become profitable. As of December 31, 2024, we had an accumulated deficit of $369.5 million and for the year ended December 31, 2024, we had a net loss of $38.1 million.

Risks Related to Ownership of Our Ordinary Shares

The trading price of our ordinary shares may be volatile due to factors beyond our control, and purchasers of our ordinary shares could incur substantial losses.

The market price of our ordinary shares may be volatile. The stock market in general and the market for biotechnology companies in particular have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, investors may not be able to sell their shares at or above the price originally paid for the security. The market price for our ordinary shares may be influenced by many factors, including:

●	actual or anticipated fluctuations in our financial condition and operating results;

●	the release of new data from our clinical trials;

●	actual or anticipated changes in our growth rate relative to our competitors;

●	competition from existing products or new products that may emerge;

●	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, collaborations or capital commitments;

●	failure to meet or exceed financial estimates and projections of the investment community or that we provide to the public;

●	issuance of new or updated research or reports by securities analysts;

●	fluctuations in the valuation of companies perceived by investors to be comparable to us;

●	currency fluctuations;

●	additions or departures of key management or scientific personnel;

●	disputes or other developments related to proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our technologies;

●	changes to coverage policies or reimbursement levels by commercial third-party payors and government payors and any announcements relating to coverage policies or reimbursement levels;

●	announcement or expectation of additional debt or equity financing efforts;

●	issuances or sales of ordinary shares by us, our insiders or our other holders; and

●	general economic and market conditions.

These and other market and industry factors may cause the market price and demand for our ordinary shares to fluctuate substantially, regardless of our actual operating performance, which may limit or prevent investors from readily selling shares and may otherwise negatively affect the liquidity of the trading market for our ordinary shares.

Certain of our significant shareholders may have different interests from us and may be able to control us, including the outcome of shareholder votes.

As of December 31, 2025, (i) MVM Partners LLP beneficially owned approximately 9.2% of our ordinary shares and has one representative at the board level (Dr. Eric Bednarski), (ii) Bleichroeder LP owned approximately 14.5% of our ordinary shares, (iii) Exact Sciences Corporation beneficially owned approximately 11.6% of our ordinary shares and (iv) AWM Investment Company beneficially owned approximately 9.5% of our ordinary shares. In addition, as long as two of MVM Partners LLP’s funds (MVM V LP and MVM GP (No.5) LP) hold in aggregate 5% of our company’s outstanding shares, they are entitled to have one observer at the board level (see Item 7B. “Related party transactions — MVM Subscription Agreement” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2024). As a result, these shareholders will be able to exercise a significant level of control over all matters requiring stockholder approval, including the election of directors, amendment of our Articles of Association and approval of certain significant corporate transactions. This control could have the effect of delaying or preventing a change of control of the Company or changes in management, in each case, which other shareholders might find favorable, and will make the approval of certain transactions difficult or impossible without the support of these significant shareholders.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, the price of our ordinary shares and their trading volume could decline.

The trading market for our ordinary shares depends in part on the research and reports that securities or industry analysts publish about us or our business. If no or only limited securities or industry analysts cover our company, the trading price for our ordinary shares could be negatively impacted. If one or more of the analysts who cover us downgrades our equity securities or publishes inaccurate or unfavorable research about our business, the price of our ordinary shares would likely decline. If one or more of these analysts ceases coverage of our company or fails to publish reports on us regularly, or downgrades our securities, demand for our ordinary shares could decrease, which could cause the price of our ordinary shares or their trading volume to decline.

We intend to retain all available funds and any future earnings and, consequently, the ability of holders of our ordinary shares to achieve a return on their investment will depend on appreciation in the price of our ordinary shares.

We have never declared or paid any cash dividends on our ordinary shares, and we intend to retain all available funds and any future earnings to fund the development and expansion of our business. In addition, our loan agreement with OrbiMed limits our ability to pay any such dividends. Therefore, holders of our ordinary shares are not likely to receive any dividends for the foreseeable future and the success of an investment in our ordinary shares will depend upon any future appreciation in their value. Consequently, investors may need to sell all or part of their holdings of our ordinary shares after price appreciation, which may never occur, as the only way to realize any future gains on their investment. There is no guarantee that our ordinary shares will appreciate in value or even maintain the price at which our investors have purchased them. Investors seeking cash dividends should not purchase our ordinary shares.

In addition, if we choose to pay dividends in the future, exchange rate fluctuations may affect the amount of Euros that we are able to distribute, and the amount in U.S. dollars that our shareholders receive upon the payment of cash dividends or other distributions we declare and pay in euros, if any. Any dividends will generally be subject to Belgian withholding tax. These factors could harm the value of our ordinary shares.

Holders of our ordinary shares should be aware that the rights provided to holders of our ordinary shares under Belgian corporate law and our Articles of Association differ in certain respects from the rights that you would typically enjoy as a shareholder of a U.S. company under applicable U.S. federal and state laws.

We are a Belgian company with limited liability. Our corporate affairs are governed by our Articles of Association and by the laws governing companies incorporated in Belgium. The rights of shareholders and the responsibilities of members of our Board of Directors may be different from the rights and obligations of shareholders and boards of directors in companies governed by the laws of U.S. jurisdictions. In the performance of its duties, our Board is required by Belgian law to consider the interests of our company, its shareholders, its employees, and other stakeholders. It is possible that some of these parties will have interests that are different from, or in addition to, the interests of our shareholders. See Item 10B. “Memorandum and Articles of Association” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2024.

Concentration of ownership of our ordinary shares among our existing executive officers, directors and principal shareholders may prevent holders of our ordinary shares from influencing significant corporate decisions.

Our executive officers, directors, greater than five percent shareholders and their affiliates beneficially owned approximately 53.4% of our outstanding ordinary shares as of December 31, 2025. Depending on the level of attendance at our general meetings of shareholders, these shareholders, either alone or voting together as a group, will be in a position to determine the outcome of decisions taken at any such general meeting. Any shareholder or group of shareholders controlling more than 50% of the share capital present and voting at our general meetings of shareholders may control any shareholder resolution requiring a simple majority, including the appointment of Board members, as well as certain decisions relating to our capital structure, the approval of certain significant corporate transactions and amendments to our Articles of Association. Among other consequences, this concentration of ownership may prevent or discourage unsolicited acquisition proposals that shareholders may believe are in the best interest of the Company. Some of these persons or entities may have interests different than those of our shareholders.

Future sales, or the perception of future sales, of a substantial number of our ordinary shares could adversely affect the price of our ordinary shares, and actual sales of our equity will dilute current holders of our ordinary shares.

Future sales of a substantial number of our ordinary shares, or the perception that such sales will occur, could cause a decline in the market price of our ordinary shares. Approximately 25.4 million ordinary shares are held by our directors, executive officers and greater than five percent shareholders. If one or more of these securityholders sell substantial amounts of ordinary shares in the public market, or the market perceives that such sales may occur, the market price of our ordinary shares and our ability to raise capital through an issue of equity securities in the future could be adversely affected.

If we issue ordinary shares in future financings, shareholders may experience dilution and, as a result, the price of our ordinary shares may decline.

We may from time-to-time issue additional ordinary shares at a discount from the trading price of our ordinary shares. As a result, holders of our ordinary shares would experience immediate dilution upon the issuance of any of our ordinary shares at such discount. In addition, as opportunities present themselves, we may enter into financing or similar arrangements in the future, including the issuance of debt securities, preference shares or shares. If we issue ordinary shares or other equity or equity-linked securities, holders of our ordinary shares would experience additional dilution and, as a result, the price of our ordinary shares may decline.

It may be difficult for holders of our ordinary shares outside Belgium to serve process on, or enforce foreign judgments against, us or our directors and senior management.

We are a Belgian limited liability company. Less than a majority of the members of our Board of Directors are residents of the United States. All or a substantial portion of the assets of such non-resident persons and a significant portion of our assets are located outside the United States. As a result, it may not be possible for holders of our ordinary shares to effect service of process upon such persons or on us or to enforce against them or us a judgment obtained in U.S. courts. Original actions or actions for the enforcement of judgments of U.S. courts relating to the civil liability provisions of the federal or state securities laws of the United States are not directly enforceable in Belgium.

The United States and Belgium do not currently have a multilateral or bilateral treaty providing for reciprocal recognition and enforcement of judgments, other than arbitral awards, in civil and commercial matters. In order for a final judgment for the payment of money rendered by U.S. courts based on civil liability to produce any effect on Belgian soil, it is accordingly required that this judgment be recognized or be declared enforceable by a Belgian court in accordance with Articles 22 to 25 of the 2004 Belgian Code of Private International Law. Recognition or enforcement does not imply a review of the merits of the case and is irrespective of any reciprocity requirement. A U.S. judgment will, however, not be recognized or declared enforceable in Belgium, unless (in addition to compliance with certain technical provisions) the Belgian courts are satisfied of the following:

●	the effect of the recognition or enforcement of judgment is not manifestly incompatible with (Belgian) public order;

●	the judgment did not violate the rights of the defendant;

●	the judgment was not rendered in a matter where the parties did not freely dispose of their rights, with the sole purpose of avoiding the application of the law applicable according to Belgian international law;

●	the judgment is not subject to further recourse under U.S. law;

●	the judgment is not incompatible with a judgment rendered in Belgium or with a prior judgment rendered abroad that might be recognized in Belgium;

●	the claim was not filed outside Belgium after a claim was filed in Belgium, if the claim filed in Belgium relates to the same parties and the same subject and is still pending;

●	the Belgian courts did not have exclusive jurisdiction to rule on the matter;

●	the U.S. court did not accept its jurisdiction solely on the basis of the presence of the plaintiff or the location of goods not directly linked to the dispute in the United States;

●	the judgment did not concern the deposit or validity of intellectual property rights when the deposit or registration of those intellectual property rights was requested, done or should have been done in Belgium pursuant to international treaties;

●	the judgment did not relate to the validity, operation, dissolution, or liquidation of a legal entity that has its main seat in Belgium at the time of the petition of the U.S. court;

●	if the judgment relates to the opening, progress or closure of insolvency proceedings, it is rendered on the basis of the European Regulation on Insolvency Proceedings (EU Regulation No. 2015/848 of May 20, 2015) or, if not, that (a) a decision in the principal proceedings is taken by a judge in the state where the most important establishment of the debtor was located or (b) a decision in territorial proceedings was taken by a judge in the state where the debtor had another establishment than its most important establishment – in this latter case, the recognition or declaration of enforcement of the judgment may only concern assets located in the territory of the state where the proceedings were opened; and

●	the judgment submitted to the Belgian court is authentic under the laws of the state where the judgment was issued; in case of a default judgment, it can be shown that under locally applicable laws the invitation to appear in court was properly served on the defendant; a document can be produced showing that the judgment is, under the rules of the state where it was issued, enforceable and was properly served on the defendant..

In addition to recognition or enforcement, a judgment by a federal or state court in the United States against us may also serve as evidence in a similar action in a Belgian court if it meets the conditions required for the authenticity of judgments according to the law of the state where it was rendered. The findings of a federal or state court in the United States will not, however, be taken into account to the extent they appear incompatible with Belgian public policy.

Based on the lack of a treaty as described above, U.S. investors may not be able to enforce against us or members of our Board of Directors or our executive management any judgments obtained in U.S. courts in civil and commercial matters, including judgments under the U.S. federal securities laws.

We are an “emerging growth company” and as a result of the reduced disclosure and governance requirements applicable to emerging growth companies, our ordinary shares may be less attractive to investors.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We may take advantage of these exemptions until we are no longer an emerging growth company. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the aggregate market value of our ordinary shares held by non-affiliates exceeds $700 million as of the end of our second fiscal quarter before that time, in which case we would no longer be an emerging growth company as of the following December 31st (the last day of our fiscal year). We cannot predict if investors will find our ordinary shares less attractive because we may rely on these exemptions. If some investors find our ordinary shares less attractive as a result, there may be a less active trading market for our ordinary shares and the price of our ordinary shares may be more volatile.

As a foreign private issuer and as permitted by the listing requirements of Nasdaq, we rely on certain home country corporate governance practices rather than the corporate governance requirements of Nasdaq.

We qualify as a foreign private issuer and our ordinary shares are listed on Nasdaq. In accordance with the listing requirements of Nasdaq, we rely on home country governance requirements and certain exemptions thereunder rather than relying on the corporate governance requirements of Nasdaq. For example, we are exempt from certain rules under the Exchange Act that regulate disclosure obligations and procedural requirements related to the solicitation of proxies, consents or authorizations applicable to a security registered under the Exchange Act, including the U.S. proxy rules under Section 14 of the Exchange Act. In addition, our officers and directors are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and related rules with respect to their purchases and sales of our securities. Moreover, while we currently publish annual and semi-annual reports on our website and file such financial reports with the SEC, we are not required to file periodic reports with the SEC as frequently or as promptly as U.S. public companies. Specifically, we are not required to file quarterly reports on Form 10-Q or current reports on Form 8-K that a domestic company would be required to file under the Exchange Act. Accordingly, there may be less publicly available information concerning our company than there would be if we were not a foreign private issuer.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

As a foreign private issuer, we are not required to comply with all the periodic disclosure and current reporting requirements of the Exchange Act and related rules and regulations. The determination of foreign private issuer status is made annually on the last business day of our most recently completed second fiscal quarter. Accordingly, we will next make a determination with respect to our foreign private issuer status on June 30, 2026. There is a risk that we will lose our foreign private issuer status in the future.

We would lose our foreign private issuer status if, for instance more than 50% of our ordinary shares are owned by U.S. residents or persons and more than 50% of our assets are located in the United States and we continue to fail to meet additional requirements necessary to maintain our foreign private issuer status. The regulatory and compliance costs to us under U.S. securities laws as a U.S. domestic issuer may be significantly greater than the costs we incur as a foreign private issuer. If we are not a foreign private issuer, we will be required to file periodic reports and registration statements on U.S. domestic issuer forms with the SEC, which are more detailed and extensive in certain respects than the forms available to a foreign private issuer. We would be required under current SEC rules to prepare our financial statements in accordance with U.S. GAAP and modify certain of our policies to comply with corporate governance practices associated with U.S. domestic issuers. Such conversion and modifications would involve additional costs. In addition, we may lose our ability to rely upon exemptions from certain corporate governance requirements on U.S. stock exchanges that are available to foreign private issuers, which could also increase our costs.

U.S. holders of our ordinary shares may suffer adverse tax consequences if we are characterized as a passive foreign investment company, or PFIC.

In general, a non-U.S. corporation is a PFIC for U.S. federal income tax purposes for any taxable year in which (i) 50% or more of value of its assets (based on an average of the quarterly values of the assets during such taxable year) consists of assets that produce, or are held for the production of, passive income, or (ii) 75% or more of its gross income consists of passive income. A separate determination must be made after the close of each fiscal year as to whether a non-U.S. corporation is a PFIC for that year. For purposes of the above calculations, a non-U.S. corporation that owns, directly or indirectly, at least 25% by value of the shares of another corporation is treated as if it held its proportionate share of the assets of the other corporation and received directly its proportionate share of the income of the other corporation. Passive income generally includes dividends, interest, investment gains and certain rents and royalties. Cash is generally a passive asset for these purposes. The value goodwill is generally treated as an active asset if it is associated with business activities that produce active income.

If we are a PFIC for any taxable year during which a U.S. Holder (as defined under Item 10E. “Taxation” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2024) holds our ordinary shares, we will continue to be treated as a PFIC with respect to such U.S. Holder in all succeeding years during which the U.S. Holder owns our ordinary shares regardless of whether we continue to meet the PFIC test described above, unless the U.S. Holder makes a specified election once we cease to be a PFIC. If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our ordinary shares, the U.S. Holder may be subject to adverse tax consequences regardless of whether we continue to qualify as a PFIC, including ineligibility for any preferred tax rates on capital gains or on actual or deemed dividends, interest charges on certain taxes treated as deferred, and additional reporting requirements.

Based on the current estimates, and expected future composition, of our income and the value of our assets, including goodwill, we do not expect to be a PFIC for our current taxable year. However, our PFIC status for any taxable year is an annual determination that can be made only after the end of that year and will depend on the composition of our income and assets and the value of our assets from time to time. The determination of whether we are a PFIC is fact-intensive and the applicable law is subject to varying interpretation. There can be no assurance that the U.S. Internal Revenue Service, or IRS, will agree with our position or that the IRS will not successfully challenge our position including our classification of certain income and assets as non-passive or our valuation of our tangible and intangible assets.

A U.S. Holder may in certain circumstances mitigate the adverse tax consequences of the PFIC rules by filing an election to treat the PFIC as a Qualified Electing Fund (“QEF”) or, if shares of the PFIC are “marketable stock” for purposes of the PFIC rules, by making a mark-to-market election with respect to the shares of the PFIC. However, we do not currently intend to provide the information necessary for U.S. Holders to make a QEF election if we were treated as a PFIC for any taxable year and prospective investors should assume that a QEF election will not be available. Furthermore, if a U.S. Holder were to make a mark-to-market election with respect to our ordinary shares, the U.S. Holder would be required to include annually in its U.S. federal taxable income (taxable at ordinary income rates) an amount reflecting any year end increase in the value of its ordinary shares. For further discussion of the PFIC rules and the adverse U.S. federal income tax consequences in the event we are classified as a PFIC, see Item 10E. “Taxation” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2024.

The U.S. federal income tax rules relating to PFICs are very complex. Current and prospective U.S. Holders are strongly urged to consult their own tax advisors with respect to the impact of PFIC status on the purchase, ownership and disposition of our ordinary shares, the consequences to them of an investment in a PFIC, any elections available with respect to our ordinary shares and the IRS information reporting obligations with respect to the purchase, ownership and disposition of our ordinary shares of a PFIC.

If a U.S. Holder is treated as owning at least 10% of our ordinary share capital, such holder may be subject to adverse U.S. federal income tax consequences.

If a U.S. Holder (as defined below under Item 10E. “Taxation” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2024) is treated as owning, directly, indirectly or constructively, at least 10% of the value or voting power of our share capital, such U.S. Holder may be treated as a “U.S. shareholder” with respect to each “controlled foreign corporation” in our group, if any. Because our group currently includes at least one U.S. subsidiary, under current law, any of our current non-U.S. subsidiaries and any future newly formed or acquired non-U.S. subsidiaries will be treated as controlled foreign corporations, regardless of whether we are treated as a controlled foreign corporation. A U.S. shareholder of a controlled foreign corporation may be required to annually report and include in its U.S. taxable income its pro rata share of “Subpart F income,” “global intangible low-taxed income” and investments in U.S. property by controlled foreign corporations, regardless of whether we make any distributions. An individual that is a U.S. shareholder with respect to a controlled foreign corporation generally would not be allowed certain tax deductions or foreign tax credits that would be allowed to a U.S. shareholder that is a U.S. corporation. Failure to comply with controlled foreign corporation reporting obligations may subject a U.S. shareholder to significant monetary penalties. We cannot provide any assurances that we will furnish to any U.S. shareholder information that may be necessary to comply with the reporting and tax paying obligations applicable under the controlled foreign corporation rules of the Code. U.S. Holders should consult their tax advisors regarding the potential application of these rules to their investment in our ordinary shares. See Item 10E. “Taxation” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2024 for a more detailed discussion.

We incur significant costs as a result of operating as a company that is publicly listed on Nasdaq, and our management is required to devote substantial time to compliance initiatives.

As a company that is publicly listed on Nasdaq, we are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Nasdaq listing requirements and other applicable securities rules and regulations. Compliance with these rules and regulations is costly, and will become even more costly after we are no longer an “emerging growth company” and/or a foreign private issuer. Further, as Belgian limited liability company listed in the U.S., we are subject to potentially overlapping and disparate multi-jurisdictional laws and rules that potentially impact the disclosure of information. From time to time, this may result in uncertainty regarding compliance matters and result in higher costs necessitated by legal analysis of dual legal regimes, ongoing revisions to disclosure and adherence to heightened governance practices. Moreover, these rules and regulations increase our legal and financial compliance costs and make some activities more time-consuming and costly. For example, we expect that these rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance, which in turn could make it more difficult for us to attract and retain qualified senior management personnel or members for our Board of Directors. These rules and regulations are often subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices.

As a result of being a U.S. public company, we are subject to regulatory compliance requirements, including Section 404 of the Sarbanes-Oxley Act (“Section 404”), and if we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud.

Pursuant to Section 404, our management is required to assess and attest to the effectiveness of our internal control over financial reporting in connection with issuing our consolidated financial statements as of and for each fiscal year. Section 404 also requires an attestation report on the effectiveness of internal control over financial reporting be provided by our independent registered public accounting firm beginning with our annual report following the date on which we are no longer an “emerging growth company.”

The cost of complying with Section 404 significantly increases and management’s attention may be diverted from other business concerns, which could adversely affect our results. We may need to hire more employees in the future or engage outside consultants to comply with these requirements, which will further increase expenses. If we fail to comply with the requirements of Section 404 in the required timeframe, we may be subject to sanctions or investigations by regulatory authorities, including the SEC and Nasdaq. Furthermore, if we are unable to attest to the effectiveness of our internal control over financial reporting, we could lose investor confidence in the accuracy and completeness of our financial reports, and the market price of our ordinary shares could decline. Failure to implement or maintain effective internal control over financial reporting could also restrict our future access to the capital markets and subject each of us, our directors and our officers to both significant monetary and criminal liability. In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expense and a diversion of management’s time and attention from revenue generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate legal proceedings against us and our business, financial position, results and prospects may be adversely affected.

If we fail to implement and maintain effective internal controls over financial reporting, our ability to produce accurate financial statements on a timely basis could be impaired.

We are subject to reporting obligations under U.S. securities laws and the Sarbanes-Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act requires that we include a report from management on the effectiveness of our internal control over financial reporting in our annual report on Form 20-F for the year ended December 31, 2024. If we fail to implement and maintain adequate disclosure controls and procedures, our management may conclude that our internal control over financial reporting is not effective. This conclusion could adversely impact the market price of our ordinary shares due to a loss of investor confidence in the reliability of our reporting processes.

Undetected material weaknesses in our internal controls could lead to financial statement restatements and require us to incur remediation costs. To the extent we experience additional future material weaknesses, investors could lose confidence in the accuracy or completeness of our reported financial information, which could have a negative effect on the trading price of our ordinary shares. Failure to implement or maintain effective internal control over financial reporting could also restrict our future access to the capital markets and subject each of us, our directors and our officers to both significant monetary and criminal liability.

We are required to perform system and process evaluations and testing of our internal controls over financial reporting, to allow our management and our independent public registered accounting firm to report on the effectiveness of our internal control over financial reporting. In addition, our compliance with Section 404 of the Sarbanes-Oxley Act will require that we incur substantial accounting expense, expend significant management effort and we may need to hire additional accounting and financial staff with the appropriate experience and technical accounting knowledge, and compile the system and process documentation necessary to perform the evaluation needed to comply with Section 404 of the Sarbanes-Oxley Act. We may not be able to complete our evaluation, testing and any required remediation in a timely fashion. Any failure to implement required new or improved controls, or difficulties encountered in their implementation could cause us to fail to meet our reporting obligations. In addition, any testing by us conducted in connection with Section 404 of the Sarbanes-Oxley Act, or any subsequent testing by our independent registered public accounting firm, may reveal additional deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses or that may require prospective or retroactive changes to our financial statements or identify other areas for further attention or improvement. We cannot assure you that there will not be additional material weaknesses or significant deficiencies in our internal control over financial reporting in the future.

We may be subject to securities litigation, which is expensive and could divert management’s attention.

The market price of our ordinary shares may be volatile and, in the past, companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns, which could seriously harm our business.

Investors residing in countries other than Belgium may suffer dilution if they are unable to participate in future preferential subscription rights offerings.

Under Belgian law and our constitutional documents, shareholders have a waivable and cancellable preferential subscription right to subscribe pro rata to their existing shareholdings to the issuance, against a contribution in cash, of new shares or other securities entitling the holder thereof to new shares, unless such rights are limited or cancelled by resolution of our general shareholders’ meeting or, if so authorized by a resolution of such meeting, our Board of Directors. The exercise of preferential subscription rights by certain shareholders not residing in Belgium (including those in the United States, Australia, Israel, Canada or Japan as a result of the offering and taking into account the current shareholding and international network of our current Board of Directors) may be restricted by applicable law, practice or other considerations, and such shareholders may not be entitled to exercise such rights, unless the rights and shares are registered or qualified for sale under the relevant legislation or regulatory framework. In particular, we may not be able to establish an exemption from registration in the United States under the Securities Act of 1933, as amended (the “Securities Act”), and we are under no obligation to file a registration statement with respect to any such preferential subscription rights or underlying securities or to endeavor to have a registration statement declared effective under the Securities Act. Shareholders in jurisdictions outside Belgium who are not able or not permitted to exercise their preferential subscription rights in the event of a future preferential subscription rights, equity or other offering may suffer dilution of their shareholdings.

Takeover provisions in the national law of Belgium may make a takeover difficult.

Public takeover bids on our shares and other voting securities, such as warrants or convertible bonds, if any, are subject to the Belgian Act of April 1, 2007 on public takeover bids, as amended and implemented by the Belgian Royal Decree of April 27, 2007, or Royal Decree, and to the supervision by the Belgian Financial Services and Markets Authority, or FSMA. Public takeover bids must be made for all of our voting securities, as well as for all other securities that entitle the holders thereof to the subscription to, the acquisition of or the conversion into voting securities. Prior to making a bid, a bidder must issue and disseminate a prospectus, which must be approved by the FSMA. The bidder must also obtain approval of the relevant competition authorities, where such approval is legally required for the acquisition of our company. However, as the Company no longer qualifies a listed company under Belgian law following de-listing from Euronext Brussels in December 2023, the requirement, provided for by the Belgian Act of April 1, 2007, to launch a mandatory bid for all of our outstanding shares and securities giving access to shares if a person, as a result of its own acquisition or the acquisition by persons acting in concert with it or by persons acting on their account, directly or indirectly holds more than 30% of the voting securities in a company that has its registered office in Belgium and of which at least part of the voting securities are traded on a regulated market or on a multilateral trading facility designated by the Royal Decree no longer applies. This may allow existing shareholders or new investors to acquire significant influence or control over the Company by acquiring the shares in the market without being required to acquire the other outstanding voting securities, as well as for all other securities that entitle the holders thereof to the subscription to, the acquisition of or the conversion into voting securities.

There are several provisions of Belgian company law and certain other provisions of Belgian law, such as merger control, that may apply to us and which may make an unfriendly tender offer, merger, change in management or other change in control, more difficult. These provisions could discourage potential takeover attempts that third parties may consider and thus deprive the shareholders of the opportunity to sell their shares at a premium (which is typically offered in the framework of a takeover bid).

USE OF PROCEEDS

We may offer and sell up to $50,000,000 of our ordinary shares from time to time through TD Cowen. The amount of proceeds from this offering will depend upon the number of ordinary shares sold and the market price at which they are sold. There can be no assurance that we will be able to sell any ordinary shares under or fully use the sales agreement with TD Cowen as a source of financing.

We currently intend to use the net proceeds of this offering for general corporate and working capital purposes, including to fund our product development efforts and expansion of our commercialization activities.

Our expected use of net proceeds from this offering represents our current intentions based upon our present plans and business conditions. As of the date of this prospectus, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering or the amounts that we will actually spend on the uses set forth above. The amounts and timing of our actual use of net proceeds will vary depending on numerous factors. As a result, management will have broad discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the net proceeds of this offering.

CAPITALIZATION AND INDEBTEDNESS

The table below sets forth our cash and cash equivalents and capitalization, each as of December 31, 2025.

The following information should be read in conjunction with the consolidated financial statements and related notes incorporated by reference in this prospectus. You should read this table together with our consolidated financial statements and related notes, as well as the sections titled “Operating and Financial Review and Prospects” in our Annual Report on Form 20-F for the year ended December 31, 2024 and the other financial information incorporated by reference in this prospectus. For more details on how you can obtain the documents incorporated by reference in this prospectus, see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

(in thousands)	As of December 31, 2025
Cash and cash equivalents	29,032
Capitalization:
Share capital	219,209
Issuance premium	153,177
Accumulated deficit	(402,092)
Share-based compensation	19,335
Translation reserve	(781)
Total equity	(11,152)
Loans and borrowings
Long-term	76,197
Short-term	-
Total loans and borrowings	76,197
Total capitalization	94,077

DILUTION

If you invest in our ordinary shares in this offering, your ownership interest will be diluted immediately to the extent of the difference between the price per ordinary share you pay in this offering and the net tangible book value per share after this offering.

Our net tangible book value as of December 31, 2025, was ($89.2) million, or ($1.74) per ordinary share, based on 51,364,520 ordinary shares then outstanding. Net tangible book value per ordinary share represents the amount of our total assets less our total liabilities, excluding goodwill and other intangible assets, divided by the total number of our ordinary shares outstanding as of December 31, 2025.

After giving effect to the sale of ordinary shares in the aggregate amount of $50,000,000 in this offering at an assumed offering price of $3.57 per share, the last reported sale price of the ordinary shares on The Nasdaq Stock Market on December 31, 2025, and after deducting estimated commissions and offering expenses payable by us, our net tangible book value at December 31, 2025 would have been ($41.2) million, or ($0.63) per ordinary share. This represents an immediate increase in net tangible book value of $1.11 per ordinary share to existing shareholders and an immediate dilution of $4.20 per ordinary share to investors in this offering. The following table illustrates this hypothetical per share dilution. The as adjusted information is illustrative only.

As of December 31, 2025
Per ordinary share
Assumed offering price	$3.57
Historical net tangible book value per ordinary share	$(1.74)
Increase in net tangible book value per ordinary share attributable investors participating in the offering	$1.11
As adjusted net tangible book value per ordinary share, after giving effect to this the offering	$(0.63)
Dilution in as adjusted net tangible book value per ordinary share to new investors participating in the offering	$4.20

The number of ordinary shares to be outstanding after this offering is based on 51,364,520 shares outstanding as of December 31, 2025, and excludes:

●	5,868,523 ordinary shares issuable upon the exercise of outstanding share options granted under our stock option plans, at a weighted average exercise price of $3.62 per ordinary share;

●	1,000,000 ordinary shares issuable upon the exercise of outstanding warrants issued to Exact Sciences at an exercise price of $5.265 per ordinary share;

●	3,000,000 new shares issuable upon the exercise by Exact Sciences of its contractual subscription right granted by us in the context of the fourth amendment to the asset purchase agreement entered into with Exact Sciences (at the occasion of our next ordinary general shareholders’ meeting, we will convene an extraordinary general shareholders’ meeting to approve the issuance of 3,000,000 warrants pursuant to which Exact Sciences will be able to exercise its subscription right);

●	1,243,060 ordinary shares issuable upon the exercise of outstanding warrants issued to affiliates of OrbiMed Advisors LLC (“OrbiMed”), at an exercise price of $2.25 per ordinary share;

●	ordinary shares we may issue as a portion of earn-out amounts due under the agreement pursuant to which we acquired the Genomic Prostate Score (formerly Oncotype DX GPS) prostate cancer business; and

●	ordinary shares we may issue as a portion of consideration due under the agreement pursuant to which we acquired the Exosome Diagnostics, Inc. business, including the ExoDx test.

PLAN OF DISTRIBUTION

We entered into a sales agreement with TD Cowen dated April 30, 2024, under which we may offer and sell our ordinary shares from time to time through TD Cowen, acting as agent and/or principal. Pursuant to this prospectus , we may offer and sell up to $50,000,000 of our ordinary shares. Sales of our ordinary shares, if any, under this prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act. Sales pursuant to the sales agreement may be made through an affiliate of TD Cowen.

Each time we wish to issue and sell ordinary shares under the sales agreement, we will notify the placement of the number of ordinary shares to be sold, the dates on which such sales are anticipated to be made, any limitation on the number of ordinary shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed TD Cowen, unless it declines to accept the terms of such notice, TD Cowen has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such ordinary shares up to the amount specified on such terms. The obligations of TD Cowen under the sales agreement to sell our ordinary shares are subject to a number of conditions that we must meet.

The settlement of sales of our ordinary shares between us and TD Cowen is generally anticipated to occur on the first trading day or such earlier day as is industry practice for regular-way trading following the date on which the sale was made. Sales of our ordinary shares as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and TD Cowen may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay TD Cowen a commission equal to 3.0% of the aggregate gross proceeds we receive from each sale of our ordinary shares. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. Except as we and TD Cowen otherwise agree, we will reimburse TD Cowen for the fees and disbursements of its counsel, payable upon execution of the sales agreement, in an amount not to exceed $150,000, in addition to certain ongoing disbursements of its legal counsel unless we and TD Cowen otherwise agree.

We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to TD Cowen under the terms of the sales agreement, will be approximately $350,000. The remaining proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of our ordinary shares in this offering.

TD Cowen will provide written confirmation to us before the open on Nasdaq on the day following each day on which ordinary shares are sold under the sales agreement. Each confirmation will include the number of ordinary shares sold on that day, the aggregate gross proceeds of such sales and the proceeds to us.

In connection with the sale of ordinary shares on our behalf, TD Cowen will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of TD Cowen will be deemed to be underwriting commissions or discounts. We have agreed to indemnify TD Cowen against certain liabilities, including civil liabilities under the Securities Act. We have also agreed to contribute to payments TD Cowen may be required to make in respect of such liabilities.

The offering of our ordinary shares pursuant to the sales agreement will terminate upon the earlier of (i) the sale of all ordinary shares subject to the sales agreement and (ii) the termination of the sales agreement as permitted therein. This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. A copy of the sales agreement is filed as an exhibit to a Report on Form 6-K filed under the Exchange Act and incorporated by reference in this prospectus.

TD Cowen and its affiliates have engaged in, and may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they have received, or may in the future receive, customary fees and commissions for these transactions. In the course of its business, TD Cowen may actively trade our securities for its own account or for the accounts of customers, and, accordingly, TD Cowen may at any time hold long or short positions in such securities.

In addition, in the ordinary course of their business activities, TD Cowen and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. TD Cowen and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

A prospectus in electronic format may be made available on a website maintained by TD Cowen, and TD Cowen may distribute the prospectus and any prospectus supplement electronically. The address of TD Cowen is TD Securities (USA) LLC, 1 Vanderbilt Avenue, New York, New York 10017.

TAXATION

Material Belgian Tax Consequences

General

The following paragraphs are a summary of material Belgian tax consequences of the ownership and disposal of our ordinary shares by an investor. The summary is based on laws, treaties and regulatory interpretations in effect in Belgium on the date of this document, all of which are subject to change, including changes that could have retroactive effect.

The summary only discusses Belgian tax aspects which are relevant to U.S. holders of our ordinary shares (“Holders”). This summary does not address Belgian tax aspects which are relevant to persons who are residents in Belgium or engaged in a trade or business in Belgium through a permanent establishment or a fixed base in Belgium. This summary does not purport to be a description of all of the tax consequences of the ownership and disposal of our ordinary shares and does not take into account the specific circumstances of any particular investor, some of which may be subject to special rules, or the tax laws of any country other than Belgium. This summary does not describe the tax treatment of investors that are subject to special rules, such as banks, insurance companies, collective investment undertakings, dealers in securities or currencies, persons that hold, or will hold, ordinary shares in a position in a straddle, share-repurchase transaction, conversion transactions, synthetic security or other integrated financial transactions. Investors should consult their own advisers regarding the tax consequences of an investment in ordinary shares in the light of their particular circumstances, including the effect of any state, local or other national laws, treaties and regulatory interpretation thereof.

Dividend Withholding Tax

As a general rule, under current Belgian law, a withholding tax of 30% is levied on the gross amount of dividends paid on or attributed to our ordinary shares, subject to such relief as may be available under applicable domestic or tax treaty provisions. Dividends subject to the dividend withholding tax include all benefits attributed to our ordinary shares. A reimbursement of fiscal capital made in accordance with the Belgian Companies and Associations Code is partly considered to be a distribution of the existing taxed reserves (irrespective whether incorporated into the capital or not) and/or the tax-free reserves incorporated into the capital. The proportion is determined on the basis of the ratio between certain taxed reserves and tax-free reserves incorporated into the capital on the one hand and, on the other hand, the aggregate of such reserves and the fiscal capital. In principle, fiscal capital includes paid-up statutory share capital, and subject to certain conditions, the paid-up issue premiums and the cash amounts subscribed to at the time of the issue of profit sharing certificates.

In case of a redemption by us of own shares, the redemption distribution (after deduction of the portion of fiscal capital represented by the redeemed shares) can be treated as a dividend which in certain circumstances may be subject to a withholding tax of 30%, subject to such relief as may be available under applicable domestic or tax treaty provisions. No Belgian withholding tax will be triggered if this redemption is carried out on a stock exchange and meets certain conditions. In case of a liquidation of our Company, any amounts distributed in excess of the fiscal capital will also be treated as a dividend which in principle is subject to a 30% withholding tax, subject to such relief as may be available under applicable domestic or tax treaty provisions.

For non-residents, the dividend withholding tax, if any, will be the only tax on dividends in Belgium, unless the non-resident holds ordinary shares in connection with a business conducted in Belgium, through a fixed base in Belgium or a Belgian permanent establishment.

Relief of Belgian Dividend Withholding Tax

Under the Belgium-United States Tax Treaty (the “Treaty”), there is a reduced Belgian withholding tax rate of 15% on dividends paid by us to a U.S. resident which beneficially owns the dividends and is entitled to claim the benefits of the Treaty under the limitation of benefits article included in the Treaty, (a “Qualifying Holder”). If such Qualifying Holder is a company that owns directly at least 10% of our voting stock, the Belgian withholding tax rate is further reduced to 5%. No withholding tax is however applicable if the Qualifying Holder does not carry on a business in Belgium through a permanent establishment situated therein, with which our shares are effectively connected and, is: (i) a company that is a resident of the United States that has owned directly ordinary shares representing at least 10% of our capital for a 12-month period ending on the date the dividend is declared, or (ii) a pension fund that is a resident of the United States, provided that such dividends are not derived from the carrying on of a business by the pension fund or through an associated enterprise.

Under the normal procedure, we or our paying agent must withhold the full Belgian withholding tax (without taking into account the (reduced) Treaty rate). Qualifying Holders may make a claim for reimbursement for amounts withheld in excess of the rate defined by the Treaty. The reimbursement form (Form 276 Div-Aut.) may be obtained online on the website of the Belgian tax authorities. The reimbursement form is to be sent as soon as possible to the tax authorities and in each case within a term of five years starting from the first of January of the year the withholding tax was paid to the Belgian Treasury. Qualifying Holders may also, subject to certain conditions, obtain the reduced Treaty rate at source. Qualifying Holders should deliver a duly completed Form 276 Div-Aut., accompanied by a duly stamped and signed form 6166 to us no later than ten days after the date on which the dividend is paid or attributed (whichever comes first). U.S. holders should consult their own tax advisors as to whether they qualify for reduction in withholding tax upon payment or attribution of dividends, and as to the procedural requirements for obtaining a reduced withholding tax upon the payment of dividends or for making claims for reimbursement.

Additionally, pursuant to Belgian domestic tax law, dividends paid or attributed to non-resident individuals who do not use our shares in the exercise of a professional activity may be exempt from non-resident individual income tax up to the taxable amount of EUR 859 (for income year 2026 – hence EUR 257.7 of non-resident individual income tax if the 30% withholding tax rate is applicable). Consequently, if Belgian withholding tax has been levied on dividends paid or attributed to our shares, such Belgian non-resident may request in his or her non-resident income tax return that any Belgian withholding tax levied on dividends up to the amount of EUR 859 (for income year 2026) be credited and, as the case may be, reimbursed. However, if no Belgian non-resident income tax return has to be filed by the non-resident individual, any Belgian withholding tax levied on dividends up to such an amount could in principle be reclaimed by filing a request thereto addressed to the designated tax official. Such a request has to be made at the latest on December 31 of the calendar year following the calendar year in which the relevant dividend(s) have been received, together with an affidavit confirming the non-resident individual status and certain other formalities which are determined by Royal Decree. For the avoidance of doubt, all dividends paid or attributed to the non-resident individual are taken into account to assess whether the maximum amount of EUR 859 (for income year 2026) is reached (and hence not only the amount of dividends paid or attributed on our shares).

Withholding tax is also not applicable, pursuant to Belgian domestic tax law, on dividends paid to certain U.S. pension funds provided that the U.S. pension fund (i) qualifies as a non-resident saver for Belgian withholding tax purposes (i.e., it has a separate legal personality and fiscal residence outside of Belgium and without a permanent establishment or fixed base in Belgium), (ii) has a corporate purpose that consists solely in managing and investing funds collected in order to pay legal or complementary pensions, (iii) has activity that is limited to the investment of funds collected in the exercise of its statutory purpose, without any profit making activity and (iv) is exempt from income taxes in the United States. Furthermore, such pension fund may not contractually be obligated to redistribute the dividends to any beneficial owner of such dividends for whom it would manage our ordinary shares nor obligated to pay a manufactured dividend with respect to our ordinary shares under a securities borrowing transaction (save in certain particular cases as described in Belgian law) and subject to certain procedural formalities. A pension fund not holding the shares — which give rise to dividends — for an uninterrupted period of 60 days in full ownership amounts to a rebuttable presumption that the arrangement or series of arrangements which are connected to the dividend distributions, are not genuine. The withholding tax exemption will in such case be rejected, unless counterproof is provided by the OFP that the arrangement or series of arrangements are genuine.

Under Belgian domestic tax law, a withholding tax exemption is available to dividends paid to a non-resident corporate shareholder (located in a Member State of the European Union or in a country with which Belgium has entered in a double tax treaty including sufficient information exchange provisions) provided that (i) at the date of payment or attribution of the dividend it holds a participation in our company representing at least 10% of our share capital, (ii) this holding is held or will be held in full ownership for an uninterrupted period of at least one year, (iii) this non-resident corporate shareholder is tax resident of the country where it is established according to the tax laws of and the bilateral tax treaties established by such country, (iv) this non-resident corporate shareholder is subject to a corporate income tax regime similar to Belgian corporate income tax regime without benefitting from a tax regime that derogates from our ordinary tax regime and (v) its legal form is (similar to one of the legal forms) listed in the annex of the E.U. directive dated July 23, 1990 (90/435/EC) as amended by the directive of December 22, 2003 (2003/123/EC). The withholding tax exemption will apply provided that certain procedural formalities are complied with.

Please note that this withholding tax exemption will not be applicable to dividends which are connected to an arrangement or a series of arrangements (“rechtshandeling of geheel van rechtshandelingen”/“acte juridique ou un ensemble d’actes juridiques”) for which the Belgian Tax Administration, taking into account all relevant facts and circumstances, has proven, unless evidence to the contrary, that this arrangement or this series of arrangements is not genuine (“kunstmatig”/“non authentique”) and has been put in place for the main purpose or one of the main purposes of obtaining the dividend received deduction, the above dividend withholding tax exemption or one of the advantages of the Parent-Subsidiary Directive in another EU Member State. An arrangement or a series of arrangements is regarded as not genuine to the extent that they are not put into place for valid commercial reasons which reflect economic reality.

If the Holder holds the above-mentioned minimum participation for less than one year, at the time the dividends are paid on, we must levy the withholding tax but we do not need to transfer it to the Belgian Treasury provided that the Holder provides us or our paying agent, at the latest upon the attribution of the dividends, its qualifying status, with a certificate confirming – in addition to its qualifying status and the fulfilment of the relevant conditions – , the date as of which the Holder has held the minimum participation, and the Holder’s commitment to hold it for an uninterrupted period of at least one year. The Holder must also inform us or our paying agent when the one-year period has expired or if its shareholding drops below 10% of our share capital before the end of the one-year holding period. Upon satisfying the one-year shareholding requirement, the dividend withholding tax which was temporarily withheld will be paid to the Holder.

Finally, a withholding tax exemption is available, pursuant to Belgian domestic tax law, to dividends paid to a non-resident corporate shareholder (located in the European Economic Area or in a country with which Belgium has entered in a double tax treaty including sufficient information exchange provisions) to the extent that at the date of payment or attribution of the dividend it holds a participation in our company representing less than 10% of our share capital but the acquisition value of which is at least €2.5 million (and which participation qualifies as financially fixed asset in case the Holder does not qualify as SME according to Belgian law) and provided that certain other conditions are met, i.e., that (i) this holding is held or will be held in full ownership for an uninterrupted period of at least one year (ii) this non-resident corporate shareholder is subject to a corporate income tax regime similar to Belgian corporate income tax regime without benefitting from a tax regime that derogates from our ordinary tax regime, and (iii) its legal form is (similar to one of the legal forms) listed in the annex I, part A, of the E.U. directive dated November 30, 2011 (2011/96/EU) as amended by the directive of July 8, 2014 (2014/86/EU). This reduced withholding tax will apply only if and to the extent that our ordinary Belgian withholding tax cannot be credited or reimbursed to the non-resident corporate shareholder referred to above and subject to certain procedural formalities.

Capital Gains and Losses

Pursuant to the Treaty, capital gains and/or losses realized by a Qualifying Holder from the sale, exchange or other disposition of ordinary shares do not fall within the scope of application of Belgian domestic tax law.

Capital gains realized on ordinary shares by a corporate Holder which is not entitled to claim the benefits of the Treaty under the limitation of benefits article included in the Treaty are generally not subject to taxation in Belgium unless the corporate Holder is acting through a Belgian permanent establishment or a fixed place in Belgium to which our ordinary shares are effectively connected. Capital losses are not deductible.

Private individual Holders who are not entitled to claim the benefits of the Treaty under the limitation of benefits article included in the Treaty and which are holding ordinary shares as a private investment will, as a rule, not be subject to tax on any capital gains arising out of a disposal of ordinary shares. Losses will, as a rule, not be deductible in Belgium.

However, if the gain realized by such individual Holders on ordinary shares is deemed to be realized outside the scope of the normal management of such individual’s private estate and the capital gain is obtained or received in Belgium, the gain will in principle be taxable at 33% as miscellaneous income. The Official Commentary to the ITC 1992 stipulates that occasional transactions on a stock exchange regarding ordinary shares should not be considered as transactions realized outside the scope of normal management of one’s own private estate.

Capital gains realized by such individual Holders on the disposal of ordinary shares for consideration, outside the exercise of a professional activity, to a non-resident company (or a body constituted in a similar legal form), to a foreign state (or one of its political subdivisions or local authorities) or to a non-resident legal entity who is established outside the European Economic Area, are in principle taxable at a rate of 16.5% if, at any time during the five years preceding the sale, such individual Holders has owned directly or indirectly, alone or with his/her spouse or with certain relatives, a substantial shareholding in us (that is, a shareholding of more than 25% of our shares).

Capital gains realized by a Holder upon the redemption of ordinary shares or upon our liquidation will generally be taxable as a dividend. See section “Dividend Withholding Tax.”

It is foreseen in the governmental agreement (but not yet implemented) that, as of January 1, 2026, capital gains (calculated as of the market value on December 31, 2025) are subject to the so-called ‘solidarity contribution’. The capital gains will then be taxed at a standard rate of 10%, with an annual exemption of EUR 10,000. Shareholders, holding at least 20% will be subject to a regime with progressive rates (1.25-10%), whereby the exemption is increased to EUR 1,000,000 (which is to be spread over a five-year period). Capital losses can then be offset to capital gains within the same category of financial asset, which arise within the same taxable period.

Estate and Gift Tax

There is no Belgian estate tax on the transfer of ordinary shares upon the death of a Belgian non-resident.

Donations of ordinary shares made in Belgium may or may not be subject to gift tax in Belgium depending on the modalities under which the donation is carried out.

Belgian Tax on Stock Exchange Transactions

A tax on stock exchange transactions (taxe sur les opérations de bourse/taks op de beursverrichtingen) is generally levied on the purchase and the sale and on any other acquisition and transfer for consideration of existing ordinary shares on the secondary market carried out by a Belgian resident investor through a professional intermediary if (i) executed in Belgium through a professional intermediary, or (ii) deemed to be executed in Belgium, which is the case if the order is directly or indirectly made to a professional intermediary established outside of Belgium, either by private individuals having their usual residence in Belgium, or legal entities for the account of their seat or establishment in Belgium.

The applicable rate amounts to 0.35% of the consideration paid but with a cap of €1,600 per transaction and per party. The tax is due separately from each party to any such transaction, i.e., the seller (transferor) and the purchaser (transferee), both collected by the professional intermediary.

However, if the intermediary is established outside of Belgium, the tax will in principle be due by the ordering private individual or legal entity, unless that individual or entity can demonstrate that the tax has already been paid. Professional intermediaries established outside of Belgium can, subject to certain conditions and formalities, appoint a Belgian representative for tax purposes, which will be liable for the tax on stock exchange transactions in respect of the transactions executed through the professional intermediary.

Belgian non-residents who purchase or otherwise acquire or transfer, for consideration, ordinary shares in Belgium for their own account through a professional intermediary may be exempt from the tax on stock exchange transactions if they deliver a sworn affidavit to the intermediary in Belgium confirming their non-resident status.

In addition, no stock exchange tax is payable by: (i) professional intermediaries described in Article 2, 9° and 10° of the Belgian Act of August 2, 2002 acting for their own account, (ii) insurance companies described in Article 6 of the Belgian Act of 13 March 2016 on the status and control of insurance and reinsurance companies, (iii) professional retirement institutions referred to in Article 2, 1° of the Belgian Act of October 27, 2006 relating to the control of professional retirement institutions acting for their own account, (iv) collective investment institutions acting for their own account, or (v) regulated real estate companies (for the stock exchange tax only).

No stock exchange tax will thus be due by Holders on the subscription, purchase or sale of ordinary shares, if the Holders are acting for their own account. In order to benefit from this exemption, the Holders must file with the professional intermediary in Belgium a sworn affidavit evidencing that they are non-residents for Belgian tax purposes.

Belgian Annual Tax on Securities Accounts

The Belgian Act of February 17, 2021 introduced a annual tax on securities accounts due on securities accounts held through an intermediary if the average value of the taxable financial instruments held on this securities account exceeds €1 million during a reference period of 12 consecutive months. This annual tax on securities accounts is introduced because the previous tax on securities accounts was annulled by the Belgian Constitutional Court.

The annual tax on securities accounts is due irrespective of whether the holder of a securities account is a physical person or a legal entity. If the holder of a securities account is a Belgian resident, the annual tax on securities accounts will be applicable both to securities accounts held in Belgium as well as securities accounts held abroad. For non-residents, only securities accounts held in Belgium fall in scope of the annual tax on securities accounts. A double tax treaty could prevent Belgium to levy the annual tax on securities accounts.

Certain exemptions exist to mitigate the impact of the annual tax on securities accounts on the financial sector. As such, securities accounts held by certain financial undertakings are exempt.

All securities held on a securities account are targeted, such as shares, bonds, participations in investment funds and investment companies, but also derived products, such as index trackers, turbos, real estate certificates and cash. The rate of the annual tax on securities accounts amounts to 0.15% on securities accounts of which the average value exceeds €1 million during a reference period of 12 consecutive months. In order to avoid that the payment of the tax would result in a decrease of the average value below the €1 million threshold, the rate is limited to 10% of the difference between the taxable base and €1 million in those cases. The reference period is a subsequent period of 12 months starting on October 1 and ending September 30 of the subsequent year subject to certain changes in specific circumstances. The average value is calculated by taking the average of the securities accounts values on December 31, March 31, June 30 and September 30.

The tax must be declared and paid by the Belgian resident intermediary with whom the securities account is held. If a securities account is held with a non-resident intermediary, the holder of the securities account itself is responsible for the declaration and the payment of the annual tax on securities accounts. Alternatively, the foreign intermediary could also voluntarily appoint a recognized responsible representative in Belgium to declare and pay the tax.

In case of non-declaration, late, inaccurate or incomplete declaration, as well as non-payment or late payment, a penalty varying from 10% to 200% of the tax due can be imposed. Every holder of the securities account is jointly and severally liable to pay these penalties. The Act furthermore includes a general anti-abuse provision pursuant to which the following is not allowed: (i) distributing taxable financial instruments over different securities accounts to avoid the threshold of €1 million for an individual account, (ii) converting taxable financial instruments into nominative securities (the latter are out of scope of the tax); (iii) transferring a securities account to a foreign legal entity which then transfers the securities to a foreign securities account, etc. In the aforementioned circumstances, there is a refutable presumption that abuse exists. However, the Act also includes situations in which there is an irrefutable presumption of abuse (specific anti-abuse provisions). As such, the following transactions taking place as of October 30, 2020 onwards will be considered to constitute abuse: (i) splitting of a securities account into multiple securities accounts held by the same intermediary; and (ii) the conversion of taxable financial instruments held in a securities account to nominal financial instruments. However, in its judgment of October 27, 2022, the Belgian Constitutional Court annulled the specific anti-abuse provisions as well as the retroactive effect up to October 30, 2020 of the general anti-abuse provision. As a result, only the general anti-abuse provision can still be validly applied and, moreover, only as of February 26, 2021.

Prospective Holders should consult their own tax advisors as to whether they are subject to the annual tax on securities accounts.

Proposed Financial Transactions Tax

On 14 February 2013, the EU Commission adopted the Draft Directive on a common Financial Transaction Tax (“FTT”). Earlier negotiations for a common transaction tax among all 28 EU Member States had failed. The current negotiations between the Participating Member States (i.e. Austria, Belgium, France, Germany, Greece, Italy, Portugal, Slovakia, Slovenia and Spain) are seeking a compromise under “enhanced cooperation” rules, which require consensus from at least nine nations. Estonia already left the negotiations by declaring it would not introduce the FTT.

The Draft Directive currently stipulates that once the FTT enters into force, the Participating Member States shall not maintain or introduce taxes on financial transactions other than the FTT (or VAT as provided in the Council Directive 2006/112/EC of 28 November 2006 on the common system of value added tax). For Belgium, the tax on stock exchange transactions should thus be abolished once the FTT enters into force.

Pursuant to the Draft Directive, the FTT would be payable on financial transactions provided at least one party to the financial transaction is established or deemed established in a Participating Member State and there is a financial institution established or deemed established in a Participating Member State which is a party to the financial transaction, or is acting in the name of a party to the transaction. The FTT would, however, not apply to (inter alia) primary market transactions referred to in article 5(c) of Regulation (EC) No 1287/2006, including the activity of underwriting and subsequent allocation of financial instruments in the framework of their issue.

The rates of the FTT would be fixed by each Participating Member State but for transactions involving financial instruments other than derivatives shall amount to at least 0.1% of the taxable amount. The taxable amount for such transactions would in general be determined by reference to the consideration paid or owed in return for the transfer or the market price (whichever is higher). The FTT should be payable by each financial institution established or deemed established in a Participating Member State which is either a party to the financial transaction, or acting in the name of a party to the transaction or where the transaction has been carried out on its account. Where the FTT due has not been paid within the applicable time limits, each party to a financial transaction, including persons other than financial institutions, would become jointly and severally liable for the payment of the FTT due.

In case of implementation any sale, purchase or exchange of shares would become subject to the FTT at a minimum rate of 0.1% provided the above mentioned prerequisites are met. The issuance of new shares would not be subject to the FTT.

In January 2019, Germany and France proposed that a French-style FTT be levied on the acquisition of shares of listed companies whose head office is in a Member State of the European Union and whose market capitalization exceeds EUR 1 billion on 1 December of the preceding year. The tax should be levied on the transfer of ownership when shares of listed public limited companies are acquired. Initial public offerings, market making and intraday trading should not be taxable.

The tax rate should be no less than 0.2 per cent.

On 11 March 2019, the finance ministers of the Participating Member States met in the margins of the Ecofin meeting. There is consensus among the ministers that the FTT should continue to be negotiated according to the Franco-German proposal.

However, the introduction of the FTT remains subject to negotiations between the Participating Member States. It may therefore be altered prior to any implementation, of which the eventual timing and fate remains unclear. Additional EU Member States may decide to participate or drop out of the negotiations. The project will be terminated if the number of Participating Member States falls below nine.

In the framework of the Multiannual Financial Framework (MFF)/Own Resources negotiations, the European Parliament supported the introduction of the FTT as an Own Resource. The Commission agreed to issue a declaration as part of the overall political agreement. The Commission has recently clarified that “should there be an agreement on this Financial Transaction Tax, the Commission will make a proposal in order to transfer revenues from this Financial Transaction Tax to the EU budget as an own resource. If there is no agreement by end of 2022, the Commission will, based on impact assessments, propose a new own resource, based on a new Financial Transaction Tax. The Commission shall endeavor to make these proposals by June 2024 in view of its introduction by 1 January 2026”.

In February 2021, EU Member States have been consulted on their current position regarding the FTT.

On 18 May 2021, the Commission again mentioned in a Communication that it will propose additional new own resources, which could include a Financial Transaction Tax.

In June 2023, the Commission stated that “the prospects of reaching an agreement” on the FTT in the future were “limited” adding there was “little expectation that any proposal would be agreed in the short term.”

In the Work Program for 2026, the European Commission indicated that it intends to withdraw the FTT proposal.

Prospective investors should consult their own professional advisors in relation to the FTT.

Common Reporting Standard

Following recent international developments, the exchange of information is governed by the Common Reporting Standard (“CRS”). On March 13, 2025, the total of jurisdictions that have signed the multilateral competent authority agreement (“MCAA”) amounts to 126. The MCAA is a multilateral framework agreement to automatically exchange financial and personal information, with the subsequent bilateral exchanges coming into effect between those signatories that file the subsequent notifications.

Under CRS, financial institutions resident in a CRS country are required to report, according to a due diligence standard, financial information with respect to reportable accounts, which includes interest, dividends, account balance or value, income from certain insurance products, sales proceeds from financial assets and other income generated with respect to assets held in the account or payments made with respect to the account. Reportable accounts include accounts held by individuals and entities (which include trusts and foundations) with fiscal residence in another CRS country. The standard includes a requirement to look through passive entities to report on the relevant controlling persons.

On December 9, 2014, EU Member States adopted Directive 2014/107/EU on administrative cooperation in direct taxation (“DAC2”), which provides for mandatory automatic exchange of financial information as foreseen in CRS. DAC2 amends the previous Directive on administrative cooperation in direct taxation, Directive 2011/16/EU and replaces the EC Council Directive 2003/48EC on the taxation of savings income (commonly referred to as the “Savings Directive”) as from January 1, 2016. Austria has been nonetheless allowed to exchange information under DAC2 as from January 1, 2017.

On May 27, 2015, Switzerland signed an agreement with the European Union in order to implement, as from January 1, 2017, an automatic exchange of information based on the CRS. This new agreement will replace the agreement on the taxation of savings that entered into force in 2005. As from January 1, 2017, financial institutions in the EU and Switzerland apply the due diligence procedures envisaged under the new agreement to identify customers who are reportable persons, i.e., for Switzerland residents of any EU Member State. This data was exchanged for the first time in autumn 2018.

As a result of the Law of December 16, 2015, the mandatory automatic exchange of information applies in Belgium (i) as of income year 2016 (first information exchange in 2017) towards the EU Member States (including Austria, irrespective of the fact that the automatic exchange of information by Austria towards other EU Member States is only foreseen as of income year 2017), (ii) as of income year 2014 (first information exchange in 2016) towards the US and (iii), with respect to any other non-EU States that have signed the MCAA.

Investors who are in any doubt as to their position should consult their professional advisers.

MATERIAL CHANGES

Except as otherwise described below and in our Annual Report on Form 20-F for the fiscal year ended December 31, 2024, in those portions of our Current Reports on Form 6-K furnished under the Exchange Act and specifically incorporated by reference herein and as disclosed in this prospectus, no reportable material changes have occurred since December 31, 2024.

LEGAL MATTERS

The validity of the securities being offered by this prospectus and other legal matters concerning this offering relating to Belgian law will be passed upon for us by Baker McKenzie BV/SRL. Legal matters in connection with this offering relating to U.S. federal law will be passed upon for us by K&L Gates, LLP. Certain legal matters concerning this offering will be passed upon for TD Cowen by DLA Piper LLP (US).

EXPERTS

The consolidated financial statements of MDxHealth SA at December 31, 2024 and 2023, and for each of the two years in the period ended December 31, 2024, which are incorporated by reference into this prospectus have been so included in reliance on the report of BDO Réviseurs d’Entreprises SRL, an independent registered public accounting firm, appearing elsewhere herein and in the registration statement given on the authority of such firm as experts in accounting and auditing. The registered business address of BDO Réviseurs d’Entreprises SRL is Da Vincilaan 9, 1930 Zaventem, Belgium.

The audited financial statements of Exosome Diagnostics, Inc. as of June 30, 2025 and for the year then ended included in exhibit 99.1 of MDxHealth SA’s Current Report on Form 6-K dated February 11, 2026, have been incorporated by reference herein in reliance on the report of KPMG LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus, which constitutes a part of the registration statement on Form F-3 and does not contain all of the information contained in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. You should read our registration statements and their exhibits and schedules for further information with respect to us and the securities offered by this prospectus. Statements made in this prospectus concerning the contents of any contract, agreement or other document are summaries of all material information about the documents summarized, but are not complete descriptions of all terms of these documents. If we file any of these documents as an exhibit to the registration statement, we refer you to the copy of the document that has been filed for a complete description of its terms. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

As a foreign private issuer, we are also exempt from the requirements of Regulation FD (Fair Disclosure) which, generally, are meant to ensure that select groups of investors are not privy to specific information about an issuer before other investors. We are, however, still subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5 of the Exchange Act. Since many of the disclosure obligations required of us as a foreign private issuer are different than those required by U.S. domestic reporting companies, our shareholders, potential shareholders and the investing public in general should not expect to receive information about us in the same amount and at the same time as information is received from, or provided by, U.S. domestic reporting companies.

We maintain a corporate website at www.mdxhealth.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus and our website address is included in this prospectus as an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form F-3 under the Securities Act with the SEC with respect to the securities we may offer pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.” The documents we are incorporating by reference into this prospectus are:

●	our Annual Report on Form 20-F for the year ended December 31, 2024, filed with the SEC on March 31, 2025;

●	our Reports on Form 6-K furnished to the SEC on May 2, 2025, May 6, 2025, June 6, 2025, July 3, 2025, August 14, 2025, and February 11, 2026; and

●	the description of our ordinary shares contained in Exhibit 2.1 to our Annual Report on Form 20-F for the year ended December 31, 2023, filed with the SEC on April 30, 2024, including any amendment or report filed for the purpose of updating such description.

We are also incorporating by reference all subsequent Annual Reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) prior to the termination of this offering. In all cases, you should rely on the later information over different information included in this prospectus or any accompanying prospectus supplement.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

MDxHealth SA

CAP Business Center

Zone Industrielle des Hauts-Sarts

4040 Herstal, Belgium

+1 (866) 259-5644

You may also access these documents on our website, www.mdxhealth.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

ENFORCEMENT OF CIVIL LIABILITIES

We are a corporation organized under the laws of Belgium. Certain of our directors are citizens and residents of countries other than the United States, and certain of our assets are located outside of the United States. Accordingly, it may be difficult for investors:

●	to obtain jurisdiction over us or our non-U.S. resident officers and directors in U.S. courts in actions predicated on the civil liability provisions of the U.S. federal securities laws;

●	to enforce judgments obtained in such actions against us or our non-U.S. resident officers and directors;

●	to bring an original action in a Belgian court to enforce liabilities based upon the U.S. federal securities laws against us or our non-U.S. resident officers or directors; and

●	to enforce against us or our directors in non-U.S. courts, including Belgian courts, judgments of U.S. courts predicated upon the civil liability provisions of the U.S. federal securities laws.

The U.S. currently does not have a treaty with Belgium providing for the reciprocal recognition and enforcement of judgments, other than arbitral awards, in civil and commercial matters. Consequently, a final judgment rendered by any federal or state court in the United States, whether or not predicated solely upon U.S. federal or state securities laws, would not automatically be enforceable in Belgium. Actions for the recognition and enforcement of judgments of U.S. courts are regulated by Articles 22 to 25 of the 2004 Belgian Code of Private International Law. Recognition or enforcement does not imply a review of the merits of the case and is irrespective of any reciprocity requirement. A U.S. judgment will, however, not be recognized or declared enforceable in Belgium, unless (in addition to compliance with certain technical provisions) the Belgian courts are satisfied of the following:

●	The effect of the recognition or enforcement of judgment is not manifestly incompatible with (Belgian) public order.

●	The judgment did not violate the rights of the defendant.

●	The judgment was not rendered in a matter where the parties did not freely dispose of their rights, with the sole purpose of avoiding the application of the law applicable according to Belgian international law.

●	The judgment is not subject to further recourse under U.S. law.

●	The judgment is not incompatible with a judgment rendered in Belgium or with a prior judgment rendered abroad that might be recognized in Belgium.

●	The claim was not filed outside Belgium after a claim was filed in Belgium, if the claim filed in Belgium relates to the same parties and the same subject and is still pending.

●	The Belgian courts did not have exclusive jurisdiction to rule on the matter.

●	The U.S. court did not accept its jurisdiction solely on the basis of either the presence of the plaintiff or the location of goods not directly linked to the dispute in the United States.

●	The judgment did not concern the deposit or validity of intellectual property rights when the deposit or registration of those intellectual property rights was requested, done or should have been done in Belgium pursuant to international treaties.

●	The judgment did not relate to the validity, operation, dissolution, or liquidation of a legal entity that has its main seat in Belgium at the time of the petition of the U.S. court.

●	If the judgment relates to the opening, progress or closure of insolvency proceedings, it is rendered on the basis of the European Regulation on Insolvency Proceedings (EU Regulation No. 2015/848 of May 20, 2015) or, if not, that (a) a decision in the principal proceedings is taken by a judge in the state where the most important establishment of the debtor was located or (b) a decision in territorial proceedings was taken by a judge in the state where the debtor had another establishment than its most important establishment – in this latter case, the recognition or declaration of enforcement of the judgment may only concern assets located in the territory of the state where the proceedings were opened.

●	The judgment submitted to the Belgian court is authentic under the laws of the state where the judgment was issued; in case of a default judgment, it can be shown that under locally applicable laws the invitation to appear in court was properly served on the defendant; a document can be produced showing that the judgment is, under the rules of the state where it was issued, enforceable and was properly served on the defendant.

In addition, with regard to the enforcement by legal proceedings of any claim (including the exequatur of foreign court decisions in Belgium), a registration tax of 3% (to be calculated on the total amount that a debtor is ordered to pay) is due, if the sum of money that the debtor is ordered to pay by a Belgian court judgment, or by a foreign court judgment that is either (i) automatically enforceable and registered in Belgium or (ii) rendered enforceable by a Belgian court, exceeds €12,500. The debtor is liable for the payment of the registration tax. A stamp duty is payable for each second (or more) original copies of an enforcement judgment rendered by a Belgian court, with a maximum of €1,450.

Up to $50,000,000

Ordinary Shares

PROSPECTUS

TD Cowen

, 2026

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated February 11, 2026

MDXHEALTH SA

1,867,186 Ordinary Shares

This prospectus relates to up to 1,867,186 ordinary shares, no nominal value, of MDxHealth SA (the “Company”) that the selling securityholder identified in this prospectus may sell from time to time in one or more transactions in amounts, at prices and on terms that will be determined at the time of the offering. The ordinary shares being offered for resale (the “Resale Shares”) were acquired by the selling securityholder in connection with the closing (the “Closing”) of the Company’s acquisition of the Exosome Diagnostics, Inc. business from Bio-Techne Corporation (the “Acquisition”) on September 15, 2025. We issued the ordinary shares to the selling securityholder in a transaction not involving any public offering. See the section entitled “Selling Securityholder” in this prospectus.

Our registration of the Resale Shares covered by this prospectus does not mean that the selling securityholder will offer or sell any of the Resale Shares. The selling securityholder may, upon due and valid issuance of the Resale Shares, offer, sell or distribute all or a portion of the Resale Shares publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from such sales of Resale Shares. We will bear all costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The selling securityholder will bear all commissions and discounts, if any, attributable to their sale of the Resale Shares.

This prospectus describes the general manner in which, upon due and valid issuance of the Resale Shares, the Resale Shares may be offered and sold by the selling securityholder. If necessary, the specific manner in which the Resale Shares may be offered and sold will be described in a supplement to this prospectus. Any such prospectus supplement may also add, update or change information in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with this offering. You should carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectuses, as well as the documents incorporated by reference or deemed to be incorporated by reference into this prospectus, carefully before you invest. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus.

Our ordinary shares are listed on the Nasdaq Capital Market under the symbol “MDXH.” On February 10, 2026, the latest reported sale price for our ordinary shares was $3.62.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings. See “Prospectus Summary — Implications of Being an Emerging Growth Company.”

Our business and an investment in our securities involve significant risks. See “Risk Factors” beginning on page 4 for more information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is      , 2026

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission (the “SEC” or “Commission”), utilizing a “shelf” registration process. Under this shelf process, the selling securityholder may from time to time sell the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities the selling securityholder may offer. From time to time, we may provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with additional information described below under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

When acquiring any securities discussed in this prospectus, you should rely on the information provided in this prospectus and any free writing prospectus we may authorize for use in connection with such offering, including the information incorporated by reference. Neither we, nor the selling securityholder, have authorized anyone to provide you with different information. You should not assume that the information in this prospectus, any prospectus supplement, any free writing prospectus we may authorize for use in connection with such offering, or any document incorporated by reference, is truthful or complete at any date other than the date mentioned on the cover page of those documents. You should also carefully review the section entitled “Risk Factors”, which highlights certain risks associated with an investment in our securities, to determine whether an investment in our securities is appropriate for you.

The selling securityholder is not offering to sell, nor seeking offers to buy, securities in any jurisdictions where such offers and sales are not permitted. The distribution of this prospectus and any accompanying prospectus supplement and the offering of securities in certain jurisdictions or to certain persons within such jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of securities and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We are a limited liability company (naamloze vennootschap/société anonyme) incorporated under the laws of Belgium. Certain of our directors and officers named in this prospectus are not citizens or residents of the United States and a portion of the assets of the directors and officers named in this prospectus and a portion of our assets are located outside of the United States. As a result, it may not be possible for you to effect service of process within the United States upon such persons or to enforce against them or against us in U.S. courts judgments predicated upon the civil liability provisions of the federal securities laws of the United States. There is doubt as to the enforceability in Belgium, either in original actions or in actions for enforcement of judgments of U.S. courts, of civil liabilities predicated on the U.S. federal securities laws.

We are incorporated in Belgium, and a majority of our outstanding securities are owned by non-U.S. residents. Under the rules of the U.S. Securities and Exchange Commission (“SEC”), we are currently eligible for treatment as a “foreign private issuer.” As a foreign private issuer, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as domestic registrants whose securities are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

This prospectus and the information incorporated herein or therein by reference contains market data, industry statistics and other data that have been obtained or compiled from information made available by independent third parties. This prospectus and the information incorporated herein or therein by reference include trademarks, service marks and trade names owned by us or other companies. Solely for convenience, we may refer to our trademarks included or incorporated by reference in this prospectus or any prospectus supplement without the TM or ® symbols, but any such references are not intended to indicate that we will not assert, to the fullest extent permitted under applicable law, our rights to our trademarks or other intellectual property. All trademarks, service marks and trade names included or incorporated by reference in this prospectus or any related prospectus supplement are the property of their respective owners.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to the terms “MDxHealth,” the “Company,” “our company,” “we,” “us,” and “our” refer to MDxHealth SA and its wholly owned subsidiaries.

All references in this prospectus to “$” are to U.S. dollars and all references to “€” are to Euros.

ii

PROSPECTUS SUMMARY

The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC or included in any applicable prospectus supplement. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in any prospectus supplements and in our most recent filings with the SEC including our Annual Reports on Form 20-F and reports on Form 6-K, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities. As used in this prospectus, the terms “we,” “our,” “us,” “MDxHealth,” or the “Company” refer to MDxHealth SA and its subsidiaries, taken as a whole, unless the context otherwise requires it.

About the Company

We are a commercial-stage precision diagnostics company providing non-invasive, clinically actionable and cost-effective urologic solutions to improve patient care. Our core menu of testing solutions, ExoDx for Prostate Cancer (“ExoDx”), Confirm mdx for Prostate Cancer (“Confirm mdx”), and Genomic Prostate Score (“GPS”), provide personalized genomic insights to both physicians and patients navigating the complexities of prostate cancer diagnosis and treatment. Our other testing solutions address related urologic diseases and conditions that are often managed by the same specialists who utilize our core prostate cancer tests. Each of our cutting-edge molecular diagnostic technologies provides patient-specific results enabling tailored approaches that enhance patient well-being while minimizing the need for invasive and unnecessary treatments and procedures.

More than 7,000 physicians have ordered over 500,000 mdxhealth tests. We have established a systematic approach to bring our precision diagnostic solutions to market, centered on proactive engagement, education, and market expansion aimed at healthcare professionals and their patients. Each of our core tests, ExoDx, Confirm mdx and GPS, have been included in prostate cancer detection and treatment guidelines published by the National Comprehensive Cancer Network, a non-profit alliance of the 31 leading cancer centers in the United States, and each core test has also successfully completed formal technical assessment review for Medicare reimbursement, culminating in positive final local coverage determinations.

Building from the foundation of our complementary marketed products, we are committed to sustained growth, with our core management principles defined by a commitment to focus, commercial execution and operating discipline throughout our organization. Our dedicated commercial team concentrates on cultivating relationships with major community urology centers, prioritizing those with significant patient volumes. We foster enduring connections with key physicians and practice groups who serve populations eligible for our solutions. Our overarching objective is to provide comprehensive support to physicians utilizing our tests throughout the entire patient journey, from initial diagnosis to advanced prostate cancer management.

ExoDx Acquisition

On August 5, 2025, we entered into an agreement with Bio-Techne Corporation (“Bio-Techne”), to acquire Exosome Diagnostics, Inc., including the ExoDx test, its CLIA-certified clinical laboratory and related assets. The closing of the acquisition took place on September 15, 2025. Total consideration for the acquisition is up to $15 million, with approximately $5 million in stock paid at closing and, subject to certain conditions, $2.5 million to be paid annually over the following 4 years, with 50% payable in cash and 50% payable in cash or stock at our discretion.

Implications of Being an Emerging Growth Company

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Start-ups Act of 2012, as amended (the “JOBS Act”). As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

●	exemption from the auditor attestation requirement of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, in the assessment of our internal controls over financial reporting; and

●	to the extent that we no longer qualify as a foreign private issuer, (i) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (ii) exemptions from the requirements of holding a non-binding advisory vote on executive compensation, including golden parachute compensation.

We may take advantage of these exemptions until such time that we are no longer an emerging growth company. We will cease to be an emerging growth company upon the earliest to occur of (i) the last day of the fiscal year in which we have more than $1.235 billion in annual revenue; (ii) the date we qualify as a “large accelerated filer” with at least $700 million of equity securities held by non-affiliates; (iii) the issuance, in any three year period, by our company of more than $1.0 billion in non-convertible debt securities held by non-affiliates; and (iv) December 31, 2026.

Implications of Being a Foreign Private Issuer

We are also considered a “foreign private issuer” under U.S. securities laws. In our capacity as a foreign private issuer, we are exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, members of our board of directors and our principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our securities. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. In addition, we are not required to comply with Regulation FD (Fair Disclosure), which restricts the selective disclosure of material information.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We will remain a foreign private issuer until such time that more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of the members of the board of directors are U.S. citizens or residents; (ii) more than 50% of our assets are located in the United States; or (iii) our business is administered principally in the United States.

We have taken advantage of certain reduced reporting and other requirements in this prospectus. Accordingly, the information contained herein may be different from the information you receive from other public companies.

Corporate History and Additional Information

We were incorporated on January 10, 2003 as a company with limited liability (naamloze vennootschap/société anonyme) incorporated and operating under the laws of Belgium. We are registered with the legal entities register (Liège) under enterprise number 0479.292.440. We were publicly listed on Euronext Brussels in June 2006 and we had American Depositary Shares (“ADS”) listed on the Nasdaq Capital Market in November 2021. In November 2023, we completed a share consolidation of our ordinary shares by means of a 1-for-10 reverse split, such that following the share consolidation each ADS represented one ordinary share (instead of 10 ordinary shares previously). Following the share consolidation and also during November 2023, we completed the mandatory exchange of all of our ADSs for one ordinary share each and subsequently terminated our ADS facility. Following a transition period, the Company de-listed its ordinary shares from Euronext Brussels and, as of December 18, 2023, our ordinary shares began solely trading on the Nasdaq Capital Market under the symbol “MDXH”. In October 2010, the Company’s name was changed from OncoMethylome Sciences SA to MDxHealth SA. We have three directly held, wholly owned subsidiaries: MDxHealth, Inc., a Delaware company incorporated in April 2003, MDxHealth B.V., a Dutch company incorporated in September 2015, and Exosome Diagnostics, Inc., a Delaware company incorporated in 2008. Our principal executive office is in Belgium at Zone Industrielle des Hauts-Sarts 4040 Herstal, Belgium and the telephone number is +1 (866) 259-5644. Our agent for service of process in the United States is MDxHealth, Inc., which is located at 15279 Alton Parkway — Suite 100, Irvine, CA 92618. MDxHealth, Inc.’s telephone number is +1 949-812-6979.

THE OFFERING

Ordinary Shares Offered by Selling Securityholder	Up to 1,867,186 ordinary shares

Use of Proceeds	We will not receive any proceeds from the sale of our ordinary shares by the selling securityholder.

Risk Factors	Investing in our ordinary shares involves risks. See “Risk Factors” and other information contained herein or otherwise incorporated by reference herein before deciding to invest in shares of our ordinary shares.

Nasdaq Stock Market Symbol	“MDXH.”

RISK FACTORS

Investing in the securities to be offered pursuant to this prospectus involves a high degree of risk. You should carefully consider the important factors set forth under the heading “Risk Factors” in our most recent Annual Report on Form 20-F filed with the SEC and incorporated herein by reference, which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, and any risk factors and other information described in the applicable prospectus supplement or relevant free writing prospectus for such issuance before investing in any securities that may be offered. For further details, see the sections entitled “Incorporation of Certain Information by Reference” and “Where You Can Find Additional Information.”

Any of the risk factors referred to above could significantly and negatively affect our business, results of operations or financial condition, which may reduce our ability to pay dividends and lower the trading price of our securities. The risks referred to above are not the only ones that we face. Additional risks not currently known by us or risks that we currently deem immaterial may also impair our business and operations. You should only consider investing in our securities if you can bear the risk of loss of your entire investment.

Summary of Risk Factors

●	A sale of a substantial number of shares of common stock by the selling securityholder could cause the price of our common stock to decline.

●	We have a history of losses and expect to incur net losses in the future and may never achieve profitability.

●	We might require substantial additional funding to continue our operations and to respond to business needs or take advantage of new business opportunities, which may not be available on acceptable terms, or at all.

●	Our loan facility contains restrictions that limit our flexibility in operating our business, and if we fail to comply with the covenants and other obligations under our loan agreement, the lenders may be able to accelerate amounts owed under the facility and may foreclose upon the assets securing our obligations.

●	We may engage in acquisitions that are not successful and which could disrupt our business, cause dilution to our stockholders and reduce our financial resources.

●	Our operating results could be subject to significant fluctuation, which could increase the volatility of our stock price and cause losses to our shareholders.

●	The molecular diagnostics industry is highly competitive and characterized by rapid technological changes and we may be unable to keep pace with our competitors.

●	Our financial results have been largely dependent on sales of two tests, Confirm mdx and GPS, and we will need to generate sufficient revenues from these tests and other future solutions to grow our business.

●	We face uncertainties over the reimbursement of our tests by third party payors.

●	Our business may be adversely affected by global macroeconomic conditions and volatility in the capital markets.

●	If we are unable to retain intellectual property protection in relation to our tests or if we are required to expend significant resources to protect our intellectual property position, our competitive position could be undercut.

●	We may be subject to substantial costs and liabilities or be prevented from using technologies incorporated in our tests as a result of litigation or other proceedings relating to patent rights.

●	We rely on strategic collaborative and license arrangements with third parties to develop critical intellectual property. We may not be able to successfully establish and maintain such intellectual property.

●	Due to billing complexities in the diagnostic and laboratory service industry, we may have difficulties receiving timely payment for the tests we perform, and may face write-offs, disputes with payors and patients, and long collection cycles.

●	We face an inherent risk of product liability claims.

●	Failure to attract or retain key personnel or to secure the support of key scientific collaborators could materially adversely impact our business.

●	Our business and reputation will suffer if we are unable to establish and comply with, stringent quality standards to assure that the highest level of quality is observed in the performance of our tests.

●	Our laboratory facilities may become inoperable due to natural or man-made disasters or regulatory sanctions.

●	We rely on a limited number of third-party suppliers for services and items used in the production and operation of our testing solutions, and some of those services and items are supplied from a single source. Disruption of the supply chain, unavailability of third-party services required for the performance of the tests, modifications of certain items or failure to achieve economies of scale could have a material adverse effect on us.

●	Failures in our information technology, storage systems, or our clinical laboratory equipment could significantly disrupt our operations and our research and development efforts.

●	The use of Artificial Intelligence presents new risks and challenges to our business.

●	We expect to make significant investments to research and develop new tests, which may not be successful.

●	Our research and development efforts will be hindered if we are not able to obtain samples, contract with third parties for access to samples or complete timely enrollment in future clinical trials.

●	Failure to comply with governmental payor regulations could result in us being excluded from participation in Medicare, Medicaid or other governmental payor programs, which would adversely affect our business.

●	Failure to comply with federal, state and foreign laboratory licensing and related requirements could cause us to lose the ability to perform our tests, experience disruptions to our business, or become subject to administrative or judicial sanctions.

●	The FDA may change its position with respect to its regulation of the laboratory developed tests we offer or may seek to offer in the future, causing us to incur substantial costs and time delays associated with meeting requirements for pre-market clearance or approval or we could experience decreased demand for or reimbursement of our tests.

●	Delays in receipt of, or failure to obtain, required FDA clearances or approvals for our products in development, or improvements to or expanded indications for our current offerings, could materially delay or prevent us from commercializing or otherwise adversely impact future product commercialization.

●	We expect to rely on third parties to conduct any future studies of our technologies that may be required by the FDA or other U.S. or foreign regulatory bodies, and those third parties may not perform satisfactorily.

●	We conduct business in a heavily regulated industry, and changes in regulations or violations of regulations may, directly or indirectly, adversely affect our results of operations and financial condition and harm our business.

●	Our business is subject to various complex laws and regulations applicable to providers of clinical diagnostic products and services.

●	Failure to comply with privacy, security, and consumer protection laws and regulations could result in fines, penalties and damage to our reputation and have a material adverse effect on our business.

●	Our employees, independent contractors, consultants, commercial partners, and vendors may engage in misconduct or other improper activities, including noncompliance with regulatory standards and requirements.

●	Our operating results could be materially adversely affected by unanticipated changes in tax laws and regulations, adjustments to our tax provisions, exposure to additional tax liabilities, or forfeiture of our tax assets.

●	Certain of our significant shareholders may have different interests from us and may be able to control us, including the outcome of shareholder votes.

●	Holders of our ordinary shares should be aware that the rights provided to holders of our ordinary shares under Belgian corporate law and our Articles of Association differ in certain respects from the rights that you would typically enjoy as a shareholder of a U.S. company under applicable U.S. federal and state laws.

●	Concentration of ownership of our ordinary shares among our existing executive officers, directors and principal shareholders may prevent holders of our ordinary shares from influencing significant corporate decisions.

●	As a foreign private issuer and as permitted by the listing requirements of Nasdaq, we rely on certain home country corporate governance practices rather than the corporate governance requirements of Nasdaq.

●	We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

●	We incur significant costs as a result of operating as a company that is publicly listed on Nasdaq, and our management is required to devote substantial time to compliance initiatives.

●	If we fail to implement and maintain effective internal controls over financial reporting, our ability to produce accurate financial statements on a timely basis could be impaired.

Risks Related to the Offering

A sale of a substantial number of shares of common stock by the selling securityholder could cause the price of our common stock to decline.

The Resale Shares that may be resold by the selling securityholder pursuant to this prospectus, if issued, would currently represent a material portion of the total outstanding shares in the Company, and, following the effectiveness of the registration statement of which this prospectus forms a part, such Resale Shares may be sold by the selling securityholder in the public market without restriction. If the selling securityholder sells, or the market perceives that the selling securityholder intends to sell for various reasons, substantial amounts of such Resale Shares in the public market, the price of our ordinary shares may decline. Additionally, such conditions may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

Risks Related to Our Business and Industry

We have a history of losses and expect to incur net losses in the future and may never achieve profitability.

We have incurred substantial net losses since our inception, and there can be no assurance that we will achieve profitability. As of December 31, 2024, we had an accumulated deficit of $369.5 million and for the year ended December 31, 2024, we had a net loss of $38.1 million and net cash outflows from operating activities of $18.5 million. We expect our losses to continue as a result of costs relating to ongoing research and development and for increased selling and marketing costs for existing and planned testing solutions. These losses have had, and will continue to have, an adverse effect on our working capital, total assets, and stockholders’ equity. Even if we achieve significant revenues, we may not become profitable, and even if we achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis. Failure to become and remain consistently profitable could adversely affect the market price of our common stock and could significantly impair our ability to raise capital or expand our business in accordance with our growth strategy. Historically, we have been able to raise capital at regular occasions. If we are unable to continue to do this, our ability to operate as a going concern could be seriously compromised.

We may not be able to continue as a going concern.

Our consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. We have a history of operating losses and management expects the Company to continue to incur net losses and have significant cash outflows for at least the next twelve months. While these conditions, among others, could raise doubt about our ability to continue as a going concern, these consolidated financial statements have been prepared assuming that the Company will continue as a going concern.

We may require substantial additional funding to continue our operations and to respond to business needs (including repayment of our outstanding debt) or take advantage of new business opportunities, which may not be available on acceptable terms, or at all.

Our capital outlays and operating expenditures are expected to increase over the next several years as commercial operations expand. We expect that we may require additional equity or debt funding from time to time in case of a shortfall in cash inflows from operations or to respond to business needs (including repayment of our outstanding debt) or take advantage of new business opportunities, which may not be available at acceptable terms, or at all. For more information about our cash and cash equivalent position or total liquidity position, see also Item 5B. “Liquidity and Capital Resources” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2024.

Additionally, we have agreed to make material additional payments in connection with recent acquisitions. In connection with our acquisition in 2025 of Exosome Diagnostics, Inc., we agreed to make deferred purchase price payments to Bio-Techne, an aggregate amount of up to $10 million of which remains outstanding. Pursuant to our acquisition in 2022 of the GPS prostate cancer business of Exact Sciences Corporation (“Exact Sciences”), we agreed to pay additional earnout amounts based upon a portion of the reported revenues attributable to the GPS business, an aggregate amount of up to $54.5 million of which remains outstanding. At our option, a portion of the additional payment amounts can be settled in cash or through the issuance of shares, subject to certain restrictions.

If additional funds are raised through the sale of equity, convertible debt or other equity-linked securities, our securityholders’ ownership will be diluted. Any equity securities issued also may provide for rights, preferences or privileges senior to those of holders of shares. If additional funds are raised by issuing debt securities, these debt securities would have rights, preferences and privileges senior to those of shareholders, and the terms of the debt securities issued could impose significant restrictions on our operations.

If adequate funds are not available, we may have to scale back our operations or limit our research and development activities, which may cause us to grow at a slower pace, or not at all, and our business could be adversely affected.

Our credit facility contains restrictions that limit our flexibility in operating our business, and if we fail to comply with the covenants and other obligations under our credit facility, the lenders may be able to accelerate amounts owed under the facility and may foreclose upon the assets securing our obligations.

On May 1, 2024, we entered into a $100 million Credit Agreement (the “Credit Agreement”) with certain funds managed by OrbiMed Advisors LLC (“OrbiMed”) which Credit Agreement was amended in July and August 2024. The Credit Agreement provides for a five-year senior secured credit facility in an aggregate principal amount of up to $100 million, of which (i) $55 million was advanced in May 2024, (ii) $25 million was advanced in March 2025, and (iii) $20 million will be made available, at our discretion, on or prior to March 31, 2026, subject to certain net revenue requirements and other customary conditions. All obligations under the credit agreement are secured by substantially all of our assets, including intellectual property rights. The Credit Agreement matures on May 1, 2029.

We are subject to a number of affirmative and restrictive covenants pursuant to the Credit Agreement, which limit or restrict our ability to (subject to certain qualifications and exceptions): create liens and encumbrances; incur additional indebtedness; merge, dissolve, liquidate or consolidate; make acquisitions, investments, advances or loans; dispose of or transfer assets; pay dividends or make other payments in respect of their capital stock; amend certain material documents; redeem or repurchase certain debt; engage in certain transactions with affiliates; enter into certain restrictive agreements; and engage in certain other activities customary for a senior secured credit facility. In addition, if, for any quarter beginning on June 30, 2025 and until the maturity date of the Credit Agreement, our net revenue does not meet certain minimum amounts, then, subject to certain cure rights specified in the Credit Agreement, we will be required to repay the outstanding principal amount of the Credit Agreement in equal monthly installments, together with accrued interest on the principal repaid and a repayment premium and other fees, until the maturity date of the Credit Agreement. In addition, an event of default will occur if we fail to maintain certain levels of unrestricted cash and cash equivalents during various time periods, including monthly assessments thereof, initially at a minimum level of $20 million and subsequently reducing to a $5 million minimum level following the achievement of certain milestones.

Our obligations under the Credit Agreement are subject to acceleration upon the occurrence of an event of default (subject to applicable notice and grace periods). We may also enter into other debt agreements in the future which may contain similar or more restrictive terms.

Our ability to remain in compliance with financial covenants contained in the Credit Agreement, to request additional advances under the Credit Agreement, and to make scheduled payments required under the Credit Agreement depends on numerous factors, including our financial and operating performance. There can be no assurance that we will maintain a level of cash reserves or cash flows from operating activities sufficient to remain in compliance with applicable financial covenants, to qualify for additional advances under the Credit Agreement, and to permit us to pay the principal, premium, if any, and interest on our existing or future indebtedness. If our cash flows and capital resources prove insufficient, we may be forced to reduce or delay capital expenditures, sell assets or operations, seek additional capital or restructure or refinance our indebtedness. We cannot assure you that we would be able to take any of these actions, or that these actions would permit us to remain in compliance with the Credit Agreement or to meet our scheduled debt service obligations. Failure to comply with the terms and conditions of the Credit Agreement will (subject to applicable notice and grace periods) result in an event of default, which could result in an acceleration of amounts due under the Credit Agreement. We may not have sufficient funds or may be unable to arrange for additional financing to repay our indebtedness or to make any accelerated payments, and OrbiMed could seek to enforce security interests in the collateral securing such indebtedness, which would harm our business. In addition, if we are unable to timely achieve certain minimum revenue and liquidity targets, we will be unable to borrow additional funds pursuant to the Credit Agreement, which could negatively impact our ability to fund our operations.

We may engage in acquisitions that are not successful and which could disrupt our business, cause dilution to our stockholders and reduce our financial resources.

In addition to our acquisition of ExoDx from Bio-Techne in September 2025 and our acquisition of our GPS test from Genomic Health, Inc., a subsidiary of Exact Sciences, in August 2022, we may enter into other transactions in the future to acquire other businesses, products or technologies. We may be unable to realize the anticipated benefits of the acquisitions or do so within the anticipated timeframe. Any acquisitions may not strengthen our competitive position, and these transactions may be viewed negatively by customers or investors. We could incur losses resulting from known or unknown liabilities of the acquired business that are not sufficiently covered by the indemnification we may obtain from the seller. In addition, we may not be able to successfully integrate the acquired personnel, technologies and operations into our existing business in an effective, timely and non-disruptive manner. If we are unable to do so, the disruption to our operations could result in additional costs or could distract management’s attention from other initiatives.

Our operating results could be subject to significant fluctuation, which could increase the volatility of our stock price and cause losses to our shareholders.

Our revenues and results of operations have historically fluctuated significantly and may do so in the future, depending on a variety of factors, including the following:

●	our success in marketing and selling, and changes in demand for, our tests, and the level of reimbursement and collection obtained for such tests;

●	seasonal variations or non-seasonal events or circumstances affecting healthcare provider recommendations for our tests and patient compliance with healthcare provider recommendations, including without limitation, holidays, weather events, and circumstances such as the outbreak of influenza that may limit patient access to medical practices or institutions for diagnostic tests and preventive services;

●	our success in collecting payments from third-party and other payors, patients and collaborative partners, variation in the timing of these payments and recognition of these payments as revenues;

●	the pricing of our tests, including potential changes in the reimbursement rates for claims submitted to the U.S. Centers for Medicare & Medicaid Services (“CMS”) or other healthcare payors;

●	circumstances affecting our ability to provide our tests, including weather events, supply shortages, or regulatory or other circumstances that adversely affect our ability to manufacture our tests or process tests in our clinical laboratories;

●	fluctuations in the amount and timing of our selling and marketing costs and our ability to manage costs and expenses and effectively implement our business; and

●	our research and development activities, including the timing, size, complexity, and cost of clinical studies.

In addition, because the substantial majority of our revenues are generated by sales to customers without either a written contract, a set price, or a payment due date, the amount of revenue that we report is based on estimates of future collections that contain uncertainty and require the use of significant judgment by management. We cannot provide any assurance as to when, if ever, or to what extent, any of the recognized revenues that represent uncollected amounts will be collected. Shortfalls in actual cash collected, as well as changes to expected collectability, of estimated amounts recognized as revenue can materially negatively impact operating results in subsequent periods. See “Risk Factors — Due to billing complexities in the diagnostic and laboratory service industry, we may have difficulties receiving timely payment for the tests we perform, and may face write-offs, disputes with payors and patients, and long collection cycles.” As a result, comparing our operating results on a period-to-period basis may be difficult due to fluctuations resulting from our revenue estimation process, and such comparisons may not be meaningful and should not be relied upon as an indication of our future performance. Resulting fluctuations in revenue may make it difficult in the near term for us, research analysts and investors to accurately forecast our revenue and operating results.

If our revenues or operating results fall below the expectations of investors or public market analysts, the trading price of our common stock could decline substantially.

The molecular diagnostics industry is highly competitive and characterized by rapid technological changes and we may be unable to keep pace with our competitors.

The molecular diagnostics field is characterized by rapid technological changes, frequent new product introductions, changing customer preferences, emerging competition, evolving industry and regulatory compliance standards, reimbursement uncertainty and price competition. Moreover, the molecular diagnostics field is intensely competitive both in terms of service and price, and continues to undergo significant consolidation, permitting larger clinical laboratory service providers to increase cost efficiencies and service levels, resulting in more intense competition.

The market for assessing men at risk for prostate cancer diagnosis or aggressiveness is large. As a result, this market has attracted competitors, some of which possess substantially greater financial, selling, logistical and laboratory resources, more experience in dealing with third-party payors, and greater market penetration, purchasing power and marketing budgets, as well as more experience in providing diagnostic services. Some companies and institutions are developing serum-based tests and diagnostic tests based on the detection of proteins, nucleic acids or the presence of fragments of mutated genes in the blood that are associated with prostate cancer. These competitors could have technological, financial, reputational, and market access advantages over us.

Some of our current and potential competitors may have significant competitive advantages over us, which may make them more attractive to hospitals, clinics, group purchasing organizations and physicians. See “Item 4.B. Business Overview — Competition” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2024, for additional information regarding our competitors and the effects of competition on our business.

We may be unable to compete effectively against our competitors either because their products and services are superior or because they are more effective in developing or commercializing competing products and services. Furthermore, even if we do develop new marketable products or services, our current and future competitors may develop products and services that are more clinically or commercially attractive than ours, and they may bring those products and services to market earlier or more effectively than us. If we are unable to compete successfully against current or future competitors, we may be unable to increase market acceptance for, and sales of, our tests, which could prevent us from increasing or sustaining our revenues or achieving sustained profitability and could cause the market price of our common stock to decline.

Our commercial success will depend on the market acceptance and adoption of our current and future tests.

Healthcare providers typically take a long time to adopt new products, testing practices and clinical treatments, partly because of perceived liability risks and the uncertainty of third-party coverage and reimbursement. It is critical to the success of our sales efforts that we educate enough patients, clinicians and administrators about molecular diagnostics testing, in general, as well as about our testing solutions, and demonstrate their clinical benefits. It is likely that clinicians may not adopt, and third-party payors may not cover or adequately reimburse for, our tests unless they determine, based on published peer-reviewed journal articles and the experience of other clinicians, that they provide accurate, reliable, and cost-effective information.

As the healthcare reimbursement system in the United States evolves to place greater emphasis on comparative effectiveness and outcomes data, we cannot predict whether we will have sufficient data, or whether the data we have will be presented to the satisfaction of any payors seeking such data, in the process of determining and maintaining coverage for our diagnostic tests. The administration of clinical and economic utility studies is expensive and demands significant attention from the management team. There can be no assurance that our clinical studies will be successfully initiated, enrolled or completed. Also, data collected from these studies may not be positive or consistent with our existing data or may not be statistically significant or compelling to the medical community. If the results obtained from ongoing or future studies are inconsistent with certain results obtained from previous studies, adoption of diagnostic services would suffer, and our business would be harmed.

If our tests or the technology underlying our current or future tests do not receive sufficient favorable exposure in peer-reviewed publications, the rate of clinician adoption of our tests and positive reimbursement coverage decisions for our tests could be negatively affected. See “Risk Factors — We face uncertainties over the reimbursement of our tests by third party payors.” The publication of clinical data in peer-reviewed journals is a crucial step in commercializing and obtaining reimbursement for diagnostic tests, and our inability to control when, if ever, our results are published may delay or limit our ability to derive sufficient revenue from any product that is the subject of a study.

Our financial results have been largely dependent on sales of two tests, Confirm mdx and GPS, and we will need to generate sufficient revenues from these tests and other future solutions to grow our business.

Currently, we rely significantly on the sales of Confirm mdx and GPS tests in the United States for our revenues, with these tests combined accounting for approximately 82% of total revenues in the nine months ended September 30, 2025, 80% of total revenue in 2024 and 79% of total revenue in 2023.

We have diversified our revenue through the commercialization of additional precision diagnostic test offerings, including our ExoDx and Resolve mdx tests. However, sales of Confirm mdx and GPS are expected to continue to account for a substantial portion of total revenues for at least the next several years. If reimbursement for our tests were to be revoked or limited either by CMS or commercial payors, this could have an immediate impact on our revenues. While we do not believe that revocation of Medicare reimbursement for Confirm mdx or GPS tests is likely, if this were to occur, the impact could be severe.

The commercial success of our testing solutions and our ability to generate sales will depend on several factors, including:

●	acceptance by the medical community;

●	the number of patients undergoing a prostate biopsy procedure;

●	acceptance, endorsement and formal policy approval of favorable reimbursement for the test by Medicare and other third-party payors;

●	our ability to successfully market the tests;

●	the amount of and nature of competition from other prostate cancer products and procedures;

●	maintaining and defending patent protection for the intellectual property relevant to our products and services; and

●	our ability to establish and maintain adequate commercial distribution, sales force and laboratory testing capabilities.

If we are unable to increase sales and reimbursement of our current testing solutions or successfully develop and commercialize other solutions or enhancements, our revenues and our ability to achieve profitability would be impaired, and the market price of our shares could decline.

We face uncertainties concerning the coverage and reimbursement of our tests by third-party payors.

Successful commercialization of our testing solutions depends, in large part, on the availability of coverage and adequate reimbursement from government and private payors. Favorable third-party payor coverage and reimbursement are essential to meeting our immediate objectives and long-term commercial goals. In the United States, for new diagnostic tests, each private and government payor decides whether to cover the test, the amount it will reimburse clinical laboratories or other providers for a covered test, and any specific conditions for coverage and reimbursement. Healthcare providers may be unlikely to order a specific diagnostic test unless an applicable third-party payor offers meaningful reimbursement for the test. Therefore, adequate coverage and reimbursement is critical to the commercial success of a diagnostic product, and if we are unable to secure and maintain favorable coverage determinations and reimbursement, this will undermine our ability to earn revenue from our products.

Medicare

Reimbursement for diagnostic tests furnished to Medicare beneficiaries (typically patients aged 65 or older) is usually based on a fee schedule set by the CMS, a division of the U.S. Department of Health and Human Services (“HHS”). As a Medicare-enrolled provider with our primary laboratory based in California, we bill Noridian Healthcare Solutions (“Noridian”), the Medicare Administrative Contractor (“MAC”) for California, and our Confirm mdx and GPS tests are subject to Noridian’s local coverage and reimbursement policies. Noridian participates in the Molecular Diagnostic Services Program (“MolDX”), administered by Palmetto GBA, which handles technical assessments for U.S. laboratories that perform molecular diagnostic testing and issues Medicare local coverage determinations and associated coverage documentation (“LCDs”). The Confirm mdx test obtained a positive Medicare LCD under the MolDX program in 2014 and the GPS test obtained a positive Medicare coverage LCD in 2015, each of which provides coverage for Medicare patients throughout the United States. As a Medicare-enrolled provider with a secondary laboratory based in Massachusetts, we bill National Government Services, Inc. (“NGS”), the MAC covering Massachusetts, for tests that are offered by our Waltham, Massachusetts laboratory, including our recently acquired ExoDx test, which obtained a positive Medicare coverage LCD in 2018. As a Medicare-enrolled provider with a secondary laboratory based in Texas, we bill Novitas Solutions (“Novitas”), the MAC covering Texas, for tests that are offered by our Texas laboratory, including our Resolve mdx test, claims for which tests are therefore subject to Novitas’ local coverage and reimbursement policies. Novitas does not at this time participate in the MolDx program, nor does it in practice issue LCDs for all molecular tests that it may reimburse. As a result, molecular tests offered by our Texas laboratory may in certain cases be billed to Novitas using industry-standard coding terms that describe the procedures performed, pursuant to guidance and instructions set forth by the American Medical Association “CPT codebook” as well as associated guidance set forth in the Policy Manual for Medicare Services published by the National Correct Coding Initiative (NCCI). Because of the highly technical nature of interpreting complex and disparate coding policies applicable to certain of the Company’s tests, there can be no assurance that Medicare, or the MACs that determine local Medicare coverage, will continue to issue or follow positive coverage and reimbursement policies and practices and, if issued or followed, that such policies or reimbursement practices will be maintained in the future.

Medicare accounted for approximately 41% of MDxHealth’s revenues in 2024 compared to 39% of MDxHealth’s revenues in 2023. See Note 4 in the Notes to Consolidated Financial Statements included in Part III for further detail.

Commercial payors

Obtaining coverage and reimbursement by commercial payors is a time-consuming and costly process, without a guaranteed outcome, since each commercial payor makes its own decision with respect to whether to cover a particular test and, if so, at what rate to reimburse providers for that test. In addition, several payors and other entities conduct technology assessments of new medical tests and devices and provide the results of these assessments for informational purposes to other parties. These assessments may be used by third-party payors and healthcare providers as grounds to deny coverage for a particular test, or to refuse to use or order a particular test or procedure. Our tests have received initial negative technology assessments from several of these entities and are likely to receive more negative technology assessments. We continue to work with third-party payors to obtain coverage and reimbursement for our tests and to appeal coverage denial decisions based on existing and ongoing studies, peer reviewed publications, and support from physician and patient groups. There are no assurances that commercial payors will continue to issue positive coverage and reimbursement policies and/or contracts and, if issued, that such policies and/or contracts will be maintained in the future. If our tests are considered on a policy-wide level by major third-party payors, whether at our request or on the payor’s own initiative, and the payor determines that such tests are ineligible for coverage and reimbursement, our revenue potential could be adversely impacted.

Our business may be adversely affected by global macroeconomic conditions and volatility in the capital markets.

The growth of our business is, and will continue to be, affected by changes in the overall global economy. Various macroeconomic factors could adversely affect our business and the results of our operations and financial condition, including changes in inflation, high interest rates, foreign currency exchange rates, weakness in general economic conditions and threatened or actual recessions, including those resulting from the current and future conditions in the global financial markets, shifting political landscapes, and budgeting constraints of governmental entities. Cost inflation, including increases in raw material prices, labor rates, transportation costs and tariffs, may continue to impact our profitability. Our ability to recover these cost increases through price increases is significantly limited by the process by which we are reimbursed for our products and services by government and private payors. In addition, disruptions in the U.S., Europe or other economies, including due to geopolitical conflict or uncertainty and changing international trade policies, could disrupt global markets, interrupt global supply chains, and have other potential inflationary or recessionary effects on the global economy.

The volatility of the capital markets could also affect the value of our investments and our ability to liquidate our investments in order to fund our operations. The high interest rate environment and reduced access to capital markets could also adversely affect the ability of our suppliers, distributors, licensors, collaborators, contract manufacturers and other commercial partners to remain effective business partners or to remain in business. The loss of a critical business partner, or a failure to perform by a critical business partner, could have a disruptive effect on our business and could adversely affect our results of operations.

Public health crises, such as the COVID-19 pandemic, have had, and could in the future have, adverse effects on our business and financial results.

Pandemics or disease outbreaks, such as the COVID-19 pandemic, have created and may continue to create significant volatility, uncertainty and economic disruption in the markets in which we sell or plan to sell our current or future tests and in which we operate, and may negatively impact business and healthcare activity globally. For example, in response to the COVID-19 pandemic, governments around the world imposed measures designed to reduce the transmission of COVID-19, patients postponed visits to healthcare providers, certain healthcare providers temporarily closed their offices or restricted patient visits, healthcare provider employees became generally unavailable and there were disruptions in the operations of payors, suppliers and other third parties that are necessary for our tests to be administered. The extent to which fear of exposure to or actual effects of COVID-19, new variants, disease outbreak, epidemic or a similar widespread health concern impacts our business will depend on future developments, which are highly uncertain and cannot be predicted with confidence, such as the speed and extent of geographic spread of the disease, the duration of the outbreak, travel restrictions, the efficacy of vaccination and treatment; impact on the U.S. and international healthcare systems, the U.S. economy and worldwide economy; the timing, scope and effectiveness of U.S. and international governmental response; and the impact on the health, well-being and productivity of our employees; and short- and long-term changes in the behaviors of medical professionals and patients resulting from any such pandemic, outbreak, epidemic or other health concern.

Risks Related to Our Intellectual Property

If we are unable to retain intellectual property protection in relation to our tests or if we are required to expend significant resources to protect our intellectual property position, our competitive position could be undercut.

Our ability to protect our discoveries, know-how and technologies affects our ability to compete and to achieve profitability. We rely on a combination of U.S. and foreign patents and patent applications, copyrights, trademarks and trademark applications, confidentiality or non-disclosure agreements, material transfer agreements, licenses and consulting agreements to protect our intellectual property rights. We also maintain certain company know-how, algorithms, and technological innovations designed to provide us with a competitive advantage in the marketplace as trade secrets. As of December 26th, 2025, we owned or had exclusive rights to more than eighteen patent families related to our molecular technology and cancer-specific biomarkers. Specifically, there are 174 granted or pending patent applications in this group comprised of nineteen issued or allowed U.S. patents, six pending U.S. provisional or non-provisional applications, zero pending international patent applications filed under the Patent Cooperation Treaty and 147 granted or allowed patents in jurisdictions outside the United States, including Japan, Canada, Israel and the major European countries. Our issued U.S. patents expire at various times between 2029 and 2042. Of these issued patents, 9 cover intellectual property used in our Select mdx test, the last of which expires in 2036, 55 cover intellectual property used in our GPS test, the last of which expires in 2038, and 45 cover intellectual property used in our Exosome test the last of which expires in 2042. When these patents expire other companies will no longer be prohibited from incorporating the subject intellectual property into competing tests they may seek to develop.

While we intend to pursue additional and future patent applications, it is possible that pending patent applications and any future applications may not result in issued patents. Additionally, agency workforce reductions or turnover could delay or change the outcome of approvals or decisions on which we rely to protect our intellectual property. Even if patents are issued, third parties may independently develop similar or competing technology that avoids our patents. Third parties may also assert infringement or other intellectual property claims against us or against our licensors, licensees, suppliers or strategic partners. Any actions regarding patents could be costly and time-consuming and could divert the attention of management and key personnel from other areas of our business. Further, we cannot be certain that the steps we have taken will prevent the misappropriation of our trade secrets and other confidential information as well as the misuse of our patents and other intellectual property, particularly in foreign countries with no patent protection.

Although we have licensed and own issued patents in the United States and foreign countries, we cannot be certain the claims will continue to be considered patentable by the U.S. Patent and Trademark Office (the “USPTO”), U.S. courts patent offices and courts in other jurisdictions. The U.S. Supreme Court, other federal courts and/or the USPTO, may change the standards of patentability and any such changes could have a negative impact on our business. For instance, the Federal Circuit has recently ruled on several patent cases, such as Univ. of Utah Research Found. v. Ambry Genetics Corp., 774 F.3d 755 (Fed. Cir. 2014), Ariosa Diagnostics, Inc. v. Sequenom, Inc., 788 F.3d 1371 (Fed. Cir. 2015), Genetic Tech. Ltd. v. Merial LLC, 818 F.3d 1369 (Fed. Cir. 2016), and Cleveland Clinic Found. v. True Health Diagnostics, 859 F.3d 1352 (Fed. Cir. 2017), that some diagnostic method claims are not patent eligible. These decisions have narrowed the scope of patent protection available in certain circumstances or weakened the rights of patent owners in certain situations. Some aspects of our technology involve processes that may be subject to this evolving standard and we cannot guarantee that any of our issued or pending process claims will be patentable as a result of such evolving standards. In addition, this combination of decisions has created uncertainty as to the value of certain issued patents, in particular in the detection of prostate cancer and other cancers.

We may be subject to substantial costs and liabilities or be prevented from using technologies incorporated in our tests as a result of litigation or other proceedings relating to patent rights.

Third parties may assert infringement or other intellectual property claims against us or our licensors, licensees, suppliers or strategic partners. We pursue a patent strategy that we believe provides us with a competitive advantage in the assessment of prostate cancer and is designed to maximize patent protection against third parties in the United States and, potentially, in certain foreign countries. In order to protect or enforce our patent rights, we may have to initiate actions against third parties. Any actions regarding patents could be costly and time-consuming and could divert the attention of management and key personnel from other areas of our business. Additionally, such actions could result in challenges to the validity or applicability of our patents. Because the USPTO maintains patent applications in secrecy until a patent application is published or the patent is issued, we have no way of knowing if others may have filed patent applications covering technologies used by us or our partners. Additionally, there may be third-party patents, patent applications and other intellectual property relevant our technologies that may block or compete with our technologies. Even if third-party claims are without merit, defending a lawsuit may result in substantial expense to us and may divert the attention of management and key personnel. In addition, we cannot provide assurance that we would prevail in any such suits or that the damages or other remedies, if any, awarded against us would not be substantial. Claims of intellectual property infringement may require us, or our strategic partners, to enter into royalty or license agreements with third parties that may not be available on acceptable terms, if at all. These claims may also result in injunctions which could prevent us from further developing and commercializing services or products containing our technologies, which could in turn adversely affect our ability to earn revenues from these services or products.

Also, patents and patent applications owned by us may become the subject of post-grant challenges or interference proceedings in the USPTO to determine validity and the priority of invention, which could result in substantial cost as well as a possible adverse decision as to the validity or priority of invention of the patent or patent application involved. An adverse decision in an interference proceeding may result in the loss of rights under a patent or patent application subject to such a proceeding.

Ultimately, the potential weakening of our intellectual property position as a result of the evolution of case law or otherwise may make us more vulnerable to competition. While we are unable to quantify the impact of this risk given that our patents remain untested in the courts, the impact could be severe if our competitors are able to take advantage of any weakening of our intellectual property position.

We rely on strategic collaborative and license arrangements with third parties to develop critical intellectual property. We may not be able to successfully establish and maintain such intellectual property.

The development and commercialization of our products and services rely, directly or indirectly, upon strategic collaborations and license agreements with third parties. Our dependence on license, collaboration and other similar agreements with third parties may subject us to a number of risks. There can be no assurance that any current contractual arrangements between us and third parties or between our strategic partners and other third parties will be continued on materially similar terms and will not be breached or terminated early. Any failure to obtain or retain the rights to necessary technologies on acceptable commercial terms could require us to re-configure our products and services, which could negatively impact their commercial sale or increase the associated costs, either of which could materially harm our business and adversely affect our future revenues and ability to achieve sustained profitability.

We expect to continue and expand our reliance on collaboration and license arrangements. Establishing new strategic collaborations and license arrangements is difficult and time-consuming. Discussions with potential collaborators or licensors may not lead to the establishment of collaborations on favorable terms, if at all. To the extent we agree to work exclusively with one collaborator in a given area, our opportunities to collaborate with other entities could be limited. Potential collaborators or licensors may reject collaborations with us based upon their assessment of our financial, regulatory or intellectual property position or other factors. Even if we successfully establish new collaborations, these relationships may never result in the successful commercialization of any product or service. In addition, the success of the projects that require collaboration with third parties will be dependent on the continued success of such collaborators. There is no guarantee that our collaborators will continue to be successful and, as a result, we may expend considerable time and resources developing products or services that will not ultimately be commercialized.

If patent regulations or standards are modified, such changes could have a negative impact on our business.

From time to time, the U.S. Supreme Court, other federal courts, the U.S. Congress, or the USPTO may change the standards of patentability and validity of patents within the cancer screening and diagnostics space, and any such changes could have a negative impact on our business.

There have been several cases involving “gene patents” and diagnostic claims that have been considered by the U.S. Supreme Court that have affected the legal concept of subject matter eligibility by seemingly narrowing the scope of the statute defining patentable inventions.

Additionally, in December 2014 and again in 2019, the USPTO published revised guidelines for patent examiners to apply when examining process claims that narrow the scope of patentable subject matter. While these guidelines may be subject to review and modification by the USPTO over time, we cannot assure you that our patent portfolio will not be negatively impacted by the decisions mentioned above, rulings in other cases, or changes in guidance or procedures issued by the USPTO.

Additional substantive changes to patent law, whether new or associated with the America Invents Act — which substantially revised the U.S. patent system — may affect our ability to obtain, enforce or defend our patents. Accordingly, it is not clear what, if any, impact these substantive changes will ultimately have on the cost of prosecuting our patent applications, our ability to obtain patents based on our discoveries, and our ability to enforce or defend our issued patents, all of which could have a material adverse effect on our business.

Risks Related to Our Operations

Due to billing complexities in the diagnostic and laboratory service industry, we may have difficulties receiving timely payment for the tests we perform, and may face write-offs, disputes with payors and patients, and long collection cycles.

Billing for diagnostic and laboratory services is a complex process. We bill many different payors including patients, private insurance companies, Medicare, Medicaid, and employer groups, all of which have different billing requirements.

We are often obligated to bill services in the specific manner required by each particular third-party payor. Failure to comply with these complex billing requirements (including complex federal and state regulations related to billing government health care programs, e.g., Medicare and Medicaid) may significantly hinder our collection and retention efforts, including not only potential write-offs of doubtful accounts and long collection cycles for accounts receivable, but also the potential disgorgement of previously paid claims based on third-party payor program integrity investigations into billing discrepancies, fraud, waste and abuse. With CMS’s recent implementation of a comprehensive oversight regime that consolidated program integrity powers into a single Unified Program Integrity Contractor (“UPIC”), audit and investigatory activity into potential billing fraud, waste and abuse in the industry has in recent years significantly increased. Responding to requests from a UPIC, or other auditor, is often time-consuming and requires dedication of internal, and sometimes external, resources. UPICs also have the authority to implement Medicare payment suspensions during the pendency of an audit, which could significantly impact cash flows, even where no improper billing is ultimately found to have occurred. Commercial payors may also engage in audit activity, requiring timely production of medical documentation in support of billed claims.

We may face patient dissatisfaction, complaints or lawsuits, including to the extent our tests are not fully covered by insurers and patients become responsible for all or part of the price of the test. As a result, patient demand for our tests could be adversely affected. To the extent patients express dissatisfaction with our billing practices to their healthcare providers, those healthcare providers may be less likely to prescribe our tests for other patients, and our business would be adversely affected.

Even if payors agree to cover our tests, our billing and collections process may be complicated by the following and other factors, which may be beyond our control:

●	differences between the list price for our tests and the reimbursement rates of payers;

●	complex and disparate reimbursement rules and requirements;

●	disputes among payors as to which payor is responsible for payment;

●	disparity in coverage among various payors or among various healthcare plans offered by a single payor;

●	payor medical management requirements, including prior authorization requirements;

●	differing information and billing requirements among payors;

●	failure by patients or healthcare providers to provide complete and correct billing information; and

●	limitations and requirement for patient billing, including those related to deductibles, co-payments, and co-insurance originating from contracts with commercial payors.

As a result of the above, we may face write-offs of doubtful accounts, payment suspensions and disgorgement of previously paid claims, disputes with payors and patients, and long collection cycles.

In addition, the substantial majority of tests that we perform for customers are sold without either a written contract, a set price or a payment due date. Generally, the amount of revenue that we report for these test sales represent estimates of our expected collections, based on factors such as payment history, payer coverage, whether there is a reimbursement contract between the payer and us, risks of denial or recoupment for patient ineligibility, non-coverage or error by us or the payor, and any current developments or changes that could impact reimbursement. We cannot provide any assurance as to when, if ever, or to what extent, any of the recognized revenues that represent uncollected amounts will be collected. We monitor the estimated amount to be collected at each reporting period based on actual cash collections and other indicia of expected payor behavior in order to assess whether an adjustment to the estimate is required. Both the estimates and any subsequent adjustments contain uncertainty and require the use of significant judgment by management. Actual results could differ from those estimates and assumptions.

Third-party payers are increasingly focused on controlling healthcare costs, and such efforts, including revisions to coverage and reimbursement policies and practices, further complicate our ability to estimate expected collections and delays our reimbursement of claims. In response to changing and inconsistent payer claims reimbursement practices, particularly among commercial payers, we continue to actively adapt and refine the types and weighting of factors that are utilized to estimate and monitor expected collection amounts for tests performed in both current and prior reporting periods. Changes to estimates are made in the period those adjustments become known. Should the factors underlying our judgments materially change, our accrued revenue and financial results could be further negatively impacted in future periods.

These billing complexities, and the related uncertainty in obtaining payment for our tests, could negatively affect our revenue and cash flow, our ability to sustain profitability, and the consistency and comparability of our results of operations.

We face an inherent risk of product liability claims.

The marketing, sale and use of our tests could lead to product or professional liability claims against us if someone were to allege that our tests failed to perform as they were designed, or if someone were to misinterpret test results or improperly rely on them for clinical decisions. Although we maintain product and professional liability insurance which is deemed to be appropriate and adequate, it may not fully protect us from the financial impact of defending against product liability or professional liability claims or any judgments, fines or settlement costs arising out of any such claims. Furthermore, any product liability lawsuit, with or without merit, could increase our insurance rates or prevent us from securing insurance coverage in the future. Additionally, any product liability lawsuit could harm our reputation, which could impact our results of operations, or cause collaboration partners to terminate existing agreements and potential partners to seek alternate partners, any of which could negatively impact our results of operations.

Failure to attract or retain key personnel or to secure the support of key scientific collaborators could materially adversely impact our business.

Our success in implementing our business strategy depends largely on the skills, experience, and performance of key members of our executive management team and others in key management positions, including Michael McGarrity, our Chief Executive Officer. The collective efforts of our executive management team are critical to us as we continue to develop our technologies, tests, and R&D and sales programs. The loss or incapacity of existing members of our executive management team could adversely affect our operations. If we were to lose one or more of these key employees, we could experience difficulties in finding qualified successors, competing effectively, developing our technologies and implementing our business strategy. Our executives have employment agreements; however, the existence of an employment agreement does not guarantee retention of members of our executive management team. We do not maintain “key person” life insurance on any of our employees.

We have established relationships with leading key opinion leaders and scientists at important research and academic institutions that we believe are key to establishing tests using our technologies as a standard of care for cancer assessment and diagnosis. If our collaborators determine that cancer testing using our technologies are not appropriate options for prostate cancer diagnosis, or superior to available prostate cancer methods, or that alternative technologies would be more effective in the early diagnosis of prostate cancer, we would encounter significant difficulty establishing tests using our technologies as a standard of care for prostate cancer diagnosis, which would limit our revenue growth and profitability.

Our results of operations can be adversely affected by labor shortages, turnover and labor cost increases.

Labor is a significant component of operating our business. A number of factors may adversely affect the labor force available to us or increase labor costs, including high employment levels, federal unemployment subsidies, increased wages offered by other employers, vaccine mandates and other government regulations and our responses thereto. As more employers offer remote work, we may have more difficulty recruiting for jobs that require on-site attendance, such as certain clinical laboratory and sales roles. Although we have not experienced any material labor shortage to date, we have recently observed an overall tightening and increasingly competitive labor market. A sustained labor shortage or increased turnover rates within our employee base, caused by a pandemic or as a result of general macroeconomic factors, could lead to increased costs, such as increased overtime or financial incentives to meet demand and increased wage rates to attract and retain employees, and could negatively affect our ability to efficiently operate our clinical laboratories and overall business. If we are unable to hire and retain employees capable of performing at a high-level, or if mitigation measures we may take to respond to a decrease in labor availability have unintended negative effects, our business could be adversely affected.

Additionally, the operations of our vendors and partners could also suffer from labor shortages, turnover and labor cost increases which could result in supply change disruptions and increases in the costs of the products and services we purchase, each of which could adversely affect our operations.

Our business and reputation will suffer if we are unable to establish and comply with stringent quality standards to assure that the highest level of quality is observed in the performance of our tests.

Inherent risks are involved in providing and marketing cancer tests and related services. Patients and healthcare providers rely on us to provide accurate clinical and diagnostic information that may be used to make critical healthcare decisions. As such, users of our testing solutions may have a greater sensitivity to errors than users of some other types of products and services.

Past or future performance or accuracy defects, incomplete or improper quality and process controls, excessively slow turnaround times, unanticipated uses of our tests or mishandling of samples or test results (whether by us, patients, healthcare providers, courier delivery services or others) can lead to adverse outcomes for patients and interruptions to our services. These events could lead to voluntary or legally mandated safety alerts relating to our tests or our laboratory facilities and could result in the removal of our products and services from the market or the suspension of our laboratories’ operations. Insufficient quality controls and any resulting negative outcomes could result in significant costs and litigation, as well as negative publicity that could reduce demand for our tests and payors’ willingness to cover our tests. Even if we maintain adequate controls and procedures, damaging and costly errors may occur.

Our laboratory facilities may become inoperable due to natural or man-made disasters or regulatory sanctions.

We currently perform testing services in our laboratory facilities located in Irvine, California, Waltham, Massachusetts, and Plano, Texas. These laboratory facilities could become inoperable due to circumstances that may be beyond our control, and such inoperability could adversely affect our business and operations. The facilities, equipment and other business process systems would be costly to replace and could require substantial time to repair or replace. The inability to perform our tests or the backlog of tests that could develop if any of our facilities become inoperable for even a short period of time may result in the loss of customers or harm our reputation, and we may be unable to regain those customers or rebuild our reputation in the future. Although we possess insurance for damage to our property and the disruption of our business, this insurance may not be sufficient to cover all of our potential losses and may not continue to be available to us on acceptable terms, if at all.

The facilities may be damaged or destroyed by natural or man-made disasters, including earthquakes, wildfires, floods, outbreak of disease, acts of terrorism or other criminal activities and power outages, which may render it difficult or impossible for us to perform our tests for some period.

The facilities may also be rendered inoperable because of regulatory sanction. In the United States, we are subject to federal and state laws and regulations regarding the operation of clinical laboratories. Our U.S. laboratory facilities in Irvine, California, Waltham, Massachusetts, and Plano, Texas are certified under the Clinical Laboratory Improvement Amendments (“CLIA”). CLIA and the laws of California and certain other states, impose certification requirements for clinical laboratories, and establish standards for quality assurance and quality control, among other things. Clinical laboratories are subject to inspection by regulators, and to sanctions for failing to comply with applicable requirements. Sanctions available under CLIA include prohibiting a laboratory from running tests, requiring a laboratory to implement a corrective action plan, and imposing civil monetary penalties. Our U.S. laboratory facilities hold certificates of accreditation from CMS to perform high-complexity testing. To renew these certificates, the facilities are subject to survey and inspection every two years. We also hold a certificate of accreditation from the College of American Pathologists (“CAP”), which sets standards that are higher than those contained in the CLIA regulations. CAP is an independent, non-governmental organization of board-certified pathologists that accredits laboratories nationwide on a voluntary basis. Sanctions for failure to comply with CAP or CLIA requirements, including proficiency testing violations, may include suspension, revocation, or limitation of a laboratory’s CLIA certificate, which is necessary to conduct business, as well as the imposition of significant fines or criminal penalties. In addition, our U.S. facilities are subject to regulation under state laws and regulations governing laboratory licensure. Certain states have enacted state licensure laws that are more stringent than CLIA. Failure to maintain CLIA certification, CAP accreditation, or required state licenses could have a material adverse effect on the sales of our tests and results of operations. Many states maintain independent licensure, registration, or certification procedures with which our U.S. facilities must maintain compliance in order to receive and test samples from that location. Maintaining compliance with the myriad of governmental requirements is time and resource intensive, and failure to maintain compliance could result in sanctions.

In order to rely on a third party to perform certain of our tests, we could only use another facility with established state licensure and CLIA accreditation following validation and other required procedures. We cannot assure you that we would be able to find another CLIA certified facility willing to comply with the required procedures, that this laboratory would be willing to perform the tests for us on commercially reasonable terms, or that it would be able to meet our quality or regulatory standards. Alternatively, establishing a redundant facility for certain of our testing would require considerable time and money to secure adequate space, construct the facility, recruit and train employees, and establish the additional operational and administrative infrastructure necessary to support this facility. We also may not be able, or it may take considerable time, to replicate our testing processes or results in a new facility. Additionally, any such new facility would be subject to certification under CLIA and licensing by several states, including California and New York, which could take a significant amount of time and result in delays in our ability to resume operations.

We rely on a limited number of third-party suppliers for services and items used in the production and operation of our testing solutions, and some of those services and items are supplied from a single source. Disruption of the supply chain, unavailability of third-party services required for the performance of the tests, modifications of certain items or failure to achieve economies of scale could have a material adverse effect on us.

To provide our testing services, we are required to obtain customized components and services that are currently available from a limited number of sources. Most of these components and services are sourced externally from external suppliers. Many of the consumable supplies and reagents used as raw materials in our testing process are procured from a limited number of suppliers, some of which are single source. In addition, we rely on a limited number of suppliers, or in some cases a single supplier (for example, for the automation of our deparaffination steps for our Confirm mdx test), for certain services and equipment with which we provide testing services. If we have to switch to a replacement supplier for any of these items that are sub-components or for certain services required for the performance of our tests, or if we have to commence our own manufacturing or testing services to satisfy market demand, we may face delays. For example, in the past, a supplier has delivered critical non-conforming components that failed our acceptance testing, requiring us to audit the supplier and assist the supplier in improving its internal quality processes. In addition, third party suppliers may be subject to circumstances which impact their ability to supply, including enforcement action by regulatory authorities, natural disasters, epidemics, labor disputes, financial difficulties including insolvency, among a variety of other internal or external factors. Any such supply disruptions could in turn result in service disruptions for an extended period of time, which could delay completion of our clinical studies or commercialization activities and prevent us from achieving or maintaining profitability. While we were able to qualify alternative suppliers to address COVID-19 related disruptions, in the future alternative suppliers may be unavailable, may be unwilling to supply, may not have the necessary regulatory approvals, or may not have in place an adequate quality management systems.

Modifications to a service or items, such as modifications to the assembly and packaging of items for our testing services supplied to healthcare providers, or inclusions of certain services or items made by a third-party supplier could require new approvals from the relevant regulatory authorities before the modified service or item may be used. While we have not experienced any material supply chain disruptions to date, if we were to experience such disruptions it could have an immediate impact on revenues, and the impact could be material depending on the length of the supply disruption.

Failures in our information technology, storage systems, or our clinical laboratory equipment could significantly disrupt our operations and our research and development efforts.

Our ability to execute our business strategy depends, in part, on the continued and uninterrupted performance of our information technology (“IT”) systems, which support our operations, including at our clinical laboratories, and our research and development efforts. We depend on our IT systems to receive and process test orders, securely store patient health records and deliver the results of our tests. The integrity and protection of our own data, and that of our customers and employees, is critical to our business. IT systems are vulnerable to damage from a variety of sources, including telecommunications or network failures, malicious human acts from criminal hackers, hacktivists, state-sponsored intrusions, industrial espionage and employee malfeasance, breaches due to employee error and natural disasters. Moreover, despite network security and back-up measures, some of our servers are potentially vulnerable to physical or electronic break-ins, computer viruses, and similar disruptive problems. Cyber-attacks are becoming more sophisticated and frequent, and in some cases have caused significant harm at other companies.

We face four primary risks relative to protecting sensitive and critical personally identifiable information, intellectual property or other proprietary business information about our customers, payors, recipients and collaboration partners, including test results: (1) loss of access risk, (2) inappropriate disclosure or access risk, (3) inappropriate modification risk, and (4) the risk of being unable to identify and audit controls over the first three risks. While we devote significant resources to protect the security of our IT systems, including the personal data and other information that we receive and store, there can be no assurance that any security measures will be effective against current or future security threats. We have experienced and expect to continue to experience attempted cyber-attacks on our IT systems and networks. To date, none of these attempted cyber-attacks has had a material effect on our operations or financial condition. However, any such breach or interruption could compromise our networks and the information stored therein could be accessed by unauthorized parties, publicly disclosed, lost or stolen. Despite the precautionary measures we have taken to prevent unanticipated problems that could affect our IT systems, unauthorized access, loss or disclosure could also disrupt our operations, including our ability to:

●	process tests, provide test results, bill payors or patients;

●	process claims and appeals;

●	provide customer assistance services;

●	conduct research and development activities;

●	collect, process and prepare company financial information;

●	provide information about our tests and other patient and healthcare provider education and outreach efforts through our website; and

●	manage the administrative aspects of our business.

Any such access, disclosure or other loss of information could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, such as the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), as amended by the Health Information Technology for Economic and Clinical Health Act (“HITECH”), similar U.S. state data protection regulations, the European Union’s General Data Protection Regulation (“GDPR”), and other regulations, the breach of which could result in significant penalties and damage to our reputation. In addition, disruptions to our business occurring as a result of system updates and enhancements, such as our efforts to move our precision oncology tests to our technology and services platform, could have a material adverse effect on our financial condition and operating results. There can be no assurance that our process of improving existing systems, developing new systems to support our expanding operations, protecting confidential patient information, and improving service levels will not be delayed or will not give rise to additional systems issues in the future. Although we carry insurance for this purpose, failure to adequately protect and maintain the integrity of our information systems and data, including as a result of a security breach, may result in significant losses that exceed our insurance coverage limits and have a material adverse effect on our financial position, results of operations and cash flows.

The use of Artificial Intelligence presents new risks and challenges to our business.

Artificial Intelligence (“AI”) is increasingly being used across the global business landscape, including in the life sciences and healthcare industries. We have already employed certain AI technologies into our business to enhance our operations, products, technology, and services and expect our use of AI to increase as the technology rapidly evolves and improves.

However, AI innovation presents risks and challenges that could impact our business. AI algorithms may be flawed. Datasets may be insufficient or contain biased information. Ineffective AI development and deployment practices by us or our commercial partners could result in violations of our confidentiality and privacy obligations or applicable laws and regulations, jeopardize our intellectual property rights, cause or contribute to unlawful discrimination, result in the misuse of personally identifiable information, including PHI, or give rise to significant cyber security risks, any of which could have a material adverse effect on our business, results of operations, and financial condition.

We may also face increased competition from other companies that are employing AI and related technologies, some of whom may develop more effective methods than we and any of our commercial partners have, which could have a material adverse effect on our business, results of operations, or financial condition. In addition, uncertainties regarding developing legal and regulatory requirements and standards may require significant resources to modify and maintain business practices to comply with U.S. and foreign laws concerning the use of AI and related technologies, the nature of which cannot be determined at this time.

We expect to make significant investments to research and develop new tests, which may not be successful.

We are seeking to improve the performance of our existing testing solutions and to continue to expand our menu of products and services. For example, in August 2022, we acquired the GPS test from Exact Sciences and in September 2022, we developed and launched Resolve mdx which is a non-invasive urine test that identifies and quantifies infectious bacteria and their antibiotics susceptibility to help ensure patients receive the correct diagnosis and treatment as quickly as possible. In addition, in September 2025 we acquired the ExoDx test from Bio-Techne and we are currently developing an additional product, Monitor mdx, as a non-invasive test to risk stratifies patients for continued active surveillance versus intervention.

Developing new or improved diagnostic tests is a speculative and risky endeavor. Candidate products and services that may initially show promise may fail to achieve the desired results in larger clinical validation studies or may not achieve acceptable levels of clinical accuracy. Results from early studies or trials are not necessarily predictive of future clinical validation or clinical trial results, and interim results of a validation study or trial are not necessarily indicative of final results. From time to time, we may publicly disclose then-available data from clinical validation studies before completion, and the results and related findings and conclusions may be subject to change following the final analysis of the data related to the particular study. As a result, such data should be viewed with caution until the final data are available. Additionally, such data from clinical trials are subject to the risk that one or more of the clinical outcomes may materially change as patient enrollment and/or follow-up continues, and more patient data become available. Significant differences between initial or interim data and final data from either our clinical validation studies or clinical trials could significantly alter our plans to proceed with additional studies or trials, and harm our reputation and business prospects. If we determine that any of our current or future development programs is unlikely to succeed, we may abandon it without any return on our investment into the program. We may need to raise additional capital to bring any new products or services to market, which may not be available on acceptable terms, if at all.

Our research and development efforts will be hindered if we are not able to obtain samples, contract with third parties for access to samples or complete timely enrollment in future clinical trials.

Access to human sample types, such as blood, tissue, stool, or urine is necessary for our research and product development. Acquiring samples from individuals with clinical diagnoses or associated clinical outcomes through purchase or clinical studies is necessary. Lack of available samples can delay development timelines and increase costs of development. Generally, the agreements under which we gain access to human samples are non-exclusive. Other companies may compete with us for access. Additionally, the process of negotiating access to samples can be lengthy and it may involve numerous parties and approval levels to resolve complex issues such as usage rights, institutional review board approval and patient informed consent, privacy rights, publication rights, intellectual property ownership and research parameters. If we are not able to negotiate access to clinical samples with research institutions, hospitals, clinical partners, pharmaceutical companies, or companies developing therapeutics on a timely basis, or at all, or if other laboratories or our competitors secure access to these samples before us, our ability to research, develop and commercialize future products will be limited or delayed. Finally, we may not be able to conduct or complete clinical trials on a timely basis if we are not able to enroll sufficient numbers of patients in such trials, and our failure to do so could have an adverse effect on our research and development and product commercialization efforts.

Risks Related to Regulation of Our Business

Failure to comply with governmental payor regulations could result in us being excluded from participation in Medicare, Medicaid or other governmental payor programs, which would adversely affect our business.

Failure to comply with applicable Medicare, Medicaid and other governmental payor rules could result in our exclusion from participation in one or more governmental payor programs, a requirement to return funds already paid, civil monetary penalties, criminal penalties and/or limitations on the operational function of our laboratories. Additionally, with the recent implementation by CMS of a comprehensive oversight regime that consolidates program integrity powers into a single UPIC, audit and investigatory activity into potential billing fraud, waste and abuse in the industry has increased. These changes have adversely affected and may in the future adversely affect coverage and reimbursement for laboratory services, including the molecular diagnostics testing services we provide. If we were unable to receive reimbursement under a governmental payor program, this would have a severe impact on our revenues, given the importance of reimbursement under these programs in our revenue base.

Failure to comply with federal, state and foreign laboratory licensing and related requirements could cause us to lose the ability to perform our tests, experience disruptions to our business, or become subject to administrative or judicial sanctions.

We are subject to CLIA, a federal law that regulates clinical laboratories that perform testing on specimens derived from humans for the purpose of providing information for the diagnosis, prevention or treatment of disease. CLIA regulations establish specific standards with respect to personnel qualifications, facility administration, proficiency testing, quality control, quality assurance and inspections. Any testing subject to CLIA regulation must be performed in a CLIA certified laboratory. CLIA certification is also required in order for us to be eligible to bill state and federal healthcare programs, as well as commercial payors, for our tests. In addition, some states, including California and New York, require that we hold licenses or permits to test samples from patients in those states, even if our laboratory facilities are not located in those states, and as a result we are also required to maintain standards related to those states’ licensure requirements to conduct testing in our laboratories.

Failure to comply with applicable clinical laboratory licensure requirements may result in a range of enforcement actions, including suspension, limitation or revocation of our CLIA certification and/or state licenses, imposition of a directed plan of action, on-site monitoring, civil monetary penalties, criminal sanctions, inability to receive reimbursement from Medicare, Medicaid and commercial payors, as well as significant adverse publicity. Any sanction imposed under CLIA, its implementing regulations, or state or foreign laws or regulations governing clinical laboratory licensure or our failure to renew our CLIA certification, a state or foreign license or accreditation, could have a material adverse effect on our business, financial condition and results of operations. Even if we were able to bring our laboratory back into compliance, we could incur significant expenses and potentially lose revenue in doing so.

The FDA may change its position with respect to its regulation of the laboratory developed tests we offer or may seek to offer in the future, causing us to incur substantial costs and time delays associated with meeting requirements for pre-market clearance or approval or we could experience decreased demand for or reimbursement of our tests.

Our current tests are regulated as laboratory developed tests (“LDTs”) and we may seek to commercialize future products as LDTs. LDTs are clinical laboratory tests that are developed and validated by a laboratory for its own use.

The FDA historically has taken the position that it has the authority to regulate such tests as medical devices under the Federal Food, Drug, and Cosmetic Act (the “FDCA”) but until recently has for the most part exercised enforcement discretion and has not required clearance, de novo classification, or approval of LDTs prior to marketing.

In May 2024, the FDA issued a final rule (the “LDT Rule”), which amended the FDA’s regulations to make explicit that LDTs are devices under the FDCA. Along with the final rule, the FDA finalized a policy under which the FDA would phase out over the course of three years its historical LDT enforcement discretion, as well as its targeted enforcement discretion policies for certain categories of LDTs. Under the LDT Rule and this policy, (1) from May 2025 to May 2028 various requirements will be phased in including medical device reporting requirements, correction and removal reporting requirements, registration and listing requirements, labeling requirements, investigational use requirements and quality system requirements, (2) beginning in November 2027, premarket review requirements will become applicable to high risk (e.g., Class III) LDTs and (3) beginning in May 2028, premarket review requirements will become applicable to moderate and low risk LDTs. LDTs that were first marketed prior to May 6, 2024 (and have not been significantly modified) (“Grandfathered LDTs”) and LDTs for unmet medical needs manufactured and performed by laboratories integrated in a healthcare system, will not be subject to premarket review and most of the quality system requirements.

On March 31, 2025, the U.S. District Court in the Eastern District of Texas vacated the LDT rule, holding that LDTs are not subject to FDA regulation as “devices” under the FDCA. If the government appeals the decision and it is reversed by an appellate court, implementation and enforcement of the LDT Rule by the FDA may materially impact our development and commercialization of LDTs, including our current tests as well as future tests we may seek to develop. The regulatory approval process may involve, among other things, successfully completing additional clinical studies and submitting a pre-market clearance notice or filing a pre-market approval application with the FDA. Such pre-market clinical testing could delay the commencement or completion of other clinical testing, significantly increase our test development costs, delay commercialization of any future LDTs, and interrupt sales of our current LDTs. Many of the factors that may cause or lead to a delay in the commencement or completion of clinical studies may also ultimately lead to delay or denial of regulatory clearance or approval. If pre-market review is required by the FDA, there can be no assurance that our LDTs will be cleared or approved on a timely basis, if at all, nor can there be assurance that the labeling claims cleared or approved by the FDA will be consistent with our current claims or adequate to support continued adoption of and reimbursement for our LDTs.

If the FDA does not appeal the District Court decision vacating the LDT Rule, or the decision is appealed but is not overturned, the FDA may change its position with respect to its regulation of the laboratory developed tests we offer or may seek to offer in the future. This may include eliminating any pathway for LDTs to be submitted for FDA clearance or approval or by defining different requirements that the FDA views to be in line with the District Court decision, causing us to incur substantial costs and time delays associated with meeting new requirements for pre-market clearance or approval, or causing us to experience decreased demand for or reimbursement for our tests due to an inability to secure FDA clearance or approval. Congress may also enact new legislation to regulate laboratory services and the impact of any such legislation is uncertain.

Delays in receipt of, or failure to obtain, required FDA clearances or approvals for our products in development, or improvements to or expanded indications for our current offerings, could materially delay or prevent us from commercializing or otherwise adversely impact future product commercialization.

Unless otherwise exempted or subject to enforcement discretion, medical devices, which include diagnostic tests, must receive either FDA regulatory approval or clearance before being marketed in the U.S. Our tests and tests that we may develop may be deemed medical devices and require FDA clearance or approval. The FDA determines whether a medical device will require either regulatory approval or clearance based on statutory criteria that include the risk associated with the device and whether the device is similar to an existing, legally marketed product. The process to obtain either regulatory approval or clearance is typically costly, time-consuming, and uncertain. The regulatory approval process is generally more challenging than the clearance process. Even if we design a product that we expect to be eligible for the regulatory clearance process, the FDA may require that the product undergo the regulatory approval process. There can be no assurance that the FDA will ever permit us to market any new product that we develop. Even if regulatory approval or clearance is granted, such approval may include significant limitations on indicated uses, which could materially and adversely affect the prospects of any new medical device.

FDA regulatory approval or clearance is also required for certain enhancements we may make to future FDA-approved or FDA-cleared tests. FDA approval or clearance may also be required to make changes to the processes, equipment, reagents, and other consumables used in connection with a test. The FDA’s approval pathway can be time-consuming and costly and there can be no assurance that the FDA will ultimately approve any premarket approval submitted by us in a timely manner or at all.

In addition, the FDA’s ability to review and clear or approve new products or changes to existing products can be affected by a variety of factors, including government budget and funding levels, statutory, regulatory, and policy changes, the FDA’s ability to hire and retain key personnel and accept the payment of user fees, and other events that may otherwise affect the FDA’s ability to perform routine functions. Average review times at the agency have fluctuated in recent years as a result. In addition, prolonged government shutdowns or global health concerns may prevent or delay the FDA or other regulatory authorities from conducting, at all or in a timely manner, their regular inspections, reviews, or other regulatory activities (including pre-submission engagements). Any such delay in the ability of the FDA or other regulatory authorities to timely review and process our regulatory submissions could have a material adverse effect on our business.

Delays in receipt of, or failure to obtain, clearances or approvals could materially delay or prevent us from commercializing our products or result in substantial additional costs that could decrease our profitability. In addition, even if we receive FDA clearance or approval for a new or enhanced product, the FDA may condition, withdraw, or materially modify its clearance or approval.

We expect to rely on third parties to conduct any future studies of our technologies that may be required by the FDA or other U.S. or foreign regulatory bodies, and those third parties may not perform satisfactorily.

We expect to rely on third parties, such as contract research organizations, medical institutions and clinical investigators to conduct studies of our technologies that may be required by the FDA or other U.S. or foreign regulatory bodies. Our reliance on these third parties for clinical development activities will reduce our control over these activities. These third parties may not complete activities on schedule or conduct studies in accordance with regulatory requirements or our study design. Our reliance on these third parties will not relieve us of our requirement to prepare, and ensure our compliance with, various procedures required under good clinical practices, even though third-party contract research organizations may prepare and comply with their own, comparable procedures. If these third parties do not successfully carry out their contractual duties or regulatory obligations or meet expected deadlines, if the third parties need to be replaced or if the quality or accuracy of the data they obtain is compromised due to the failure to adhere to our clinical protocols or regulatory requirements or for other reasons, our studies may be extended, delayed, suspended or terminated, the study data may be invalidated, and we may not be able to obtain a required regulatory approval.

We conduct business in a heavily regulated industry, and changes in, or violations of, applicable regulations may, directly or indirectly, adversely affect our operational results and financial condition, which could harm our business.

Our business operations and activities may be subject to a range of local, state, federal, and international healthcare laws and regulations, including investigatory and program integrity audits and other oversight federal and state health care programs. These laws and regulations currently include, among others:

●	CLIA (which requires laboratories to obtain certification from the federal government) and state laboratory licensure laws;

●	Federal Trade Commission standards regarding advertising and business practices;

●	FDA laws and regulations;

●	HIPAA (which imposes comprehensive federal standards with respect to the privacy and security of protected health information, and requirements for the use of certain standardized electronic transactions), and the amendments to HIPAA under HITECH (which strengthened and expanded HIPAA privacy and security compliance requirements, increased penalties for violators, extended enforcement authority to state attorneys general and imposed requirements for breach notification);

●	state laws regulating genetic testing and the privacy protection of genetic test results, as well as state laws protecting the privacy and security of health information and personal data and mandating reporting of breaches to affected individuals and state regulators;

●	the federal Anti-Kickback Statute (which prohibits knowingly and willfully offering, paying, soliciting, receiving, or providing remuneration, directly or indirectly, to induce either the referral of an individual, or the furnishing, arranging for, or recommending of an item or service that is reimbursable, in whole or in part, by a federal health care program) and parallel state anti-kickback laws (which contain similar prohibitions on remuneration between referral sources, although these state laws are not always limited in application to items or services reimbursable by federal or state health care programs);

●	the federal False Claims Act (which imposes liability on any person or entity that, among other things, knowingly presents, or causes to be presented, a false or fraudulent claim for payment to the federal government or the improper retention of identified overpayments or other financial obligations to the federal government) and parallel state false claims acts (which contain similar prohibition on presenting false or fraudulent claims, although these state may extend to items or services by any third-party payor, including commercial insurers);

●	the federal Civil Monetary Penalties Law, which prohibits, among other things, the offering or transferring of remuneration to a Medicare or state health care program (e.g., Medicaid) beneficiary if the person knows or should know it is likely to influence the beneficiary’s selection of a particular provider, practitioner, or supplier of services reimbursable by Medicare or a state health care program, unless an exception applies;

●	the federal physician self-referral law, commonly known as the “Stark Law,” which prohibits a physician from making a referral to an entity for certain “designated health services” (“DHS”) payable by Medicare if the physician, or an immediate family member of the physician, has a financial relationship with that entity, unless an exception applies. The Stark Law further prohibits the entity from billing the Medicare program for DHS furnished pursuant to a prohibited referral. In addition, the Stark Law, through the addition of section 1903(s) to the Social Security Act, prohibits the federal government from making federal financial participation payments to state Medicaid programs for DHS furnished as a result of a referral that would violate the Stark Law if Medicare “covered the service to the same extent and under the same conditions” as the state Medicaid Program. The U.S. Department of Justice (“DOJ”) and several state agencies have successfully argued that Section 1903(s) expands the Stark Law to Medicaid-covered claims, even absent a separate state self-referral law prohibiting the same conduct;

●	other federal and state fraud and abuse laws, including (i) the state anti-kickback laws described above, (ii) the state physician self-referral laws, and (iii) the state false claims acts described above;

●	Section 216 of the Protecting Access to Medicare Act of 2014, which requires applicable laboratories to report commercial payor data in a timely and accurate manner beginning in 2017 and every three years thereafter (and in some cases annually);

●	federal and state laws that impose reporting and other compliance-related requirements; and

●	similar foreign laws and regulations that apply to us in the countries in which we operate.

In addition, in October 2018, the Eliminating Kickbacks in Recovery Act of 2018 (“EKRA”), was enacted by the U.S. Congress as part of the Substance Use-Disorder Prevention that Promotes Opioid Recovery and Treatment for Patients and Communities Act. EKRA is an all-payor anti-kickback law that makes it a criminal offense to pay any remuneration to induce referrals to, or in exchange for, patients using the services of a recovery home, a substance use clinical treatment facility, or laboratory. Although it appears that EKRA was intended to reach patient brokering and similar arrangements to induce patronage of substance use recovery and treatment, the language in EKRA is broadly written. Further, certain of EKRA’s exceptions, such as the exception applicable to relationships with employees that effectively prohibits incentive compensation, are inconsistent with the federal anti-kickback statute and regulations, which permit payment of employee incentive compensation, a practice that is common in the industry. Significantly, EKRA permits the DOJ to issue regulations clarifying EKRA’s exceptions or adding additional exceptions, but such regulations have not yet been issued. Laboratory industry stakeholders are reportedly seeking clarification regarding EKRA’s scope and/or amendments to its language.

Our business practices, in operating U.S. clinical laboratories, may face heightened scrutiny from U.S. government enforcement agencies such as the DOJ, the HHS Office of Inspector General (“OIG”), and CMS. The OIG has issued fraud alerts in recent years that identify certain arrangements between clinical laboratories and referring physicians as implicating the federal Anti-Kickback Statute. The OIG has stated that it is particularly concerned about these types of arrangements because the choice of laboratory, as well as the decision to order laboratory tests, typically are made or strongly influenced by the physician, with little or no input from the patient. Moreover, the provision of payments or other items of value by a clinical laboratory to a referring physician could be prohibited under the Stark Law, unless the arrangement meets all criteria of an applicable exception. The government has actively enforced these laws against clinical laboratories in recent years.

These U.S. laws and regulations are complex and are subject to interpretation by the U.S. courts and government agencies. Our failure to comply with such laws and regulations could lead to significant civil or criminal penalties, exclusion from participation in state and federal health care programs, individual imprisonment, disgorgement of profits, contractual damages, reputational harm, diminished profits and future earnings, additional reporting or oversight obligations if we become subject to a corporate integrity agreement or other agreement to resolve allegations of non-compliance with the law, curtailment or restructuring of our operations, or prohibitions or restrictions on our laboratories’ ability to provide or receive payment for our services, any of which could adversely affect our ability to operate our business and pursue our strategy. Even where we are able to successfully defend against any such claims, any potential audit, enforcement action, or litigation would involve substantial internal and external resources, detract from our executives’ day-to-day responsibilities, and result in legal expenditures, all of which could materially adversely affect our results of operations. While we believe that we are in material compliance with all applicable laws and regulations, there remains a risk that one or more government agencies could take a contrary position, or that a private party could file suit under the qui tam provisions of the federal False Claims Act or a similar state law. Such occurrences, regardless of their outcome, could damage our reputation and adversely affect important business relationships with third parties, including managed care organizations, and other private third-party payors.

Our business is subject to various complex laws and regulations applicable to providers of clinical diagnostic products and services.

As a provider of clinical diagnostic products and services, we and our partners are subject to extensive and frequently changing federal, state, local and foreign laws and regulations governing various aspects of our business. In particular, the clinical laboratory and healthcare industry is subject to significant governmental certification and licensing regulations, as well as federal, state and foreign laws regarding:

●	test ordering and billing practices;

●	marketing, sales and pricing practices;

●	health information privacy and security, including HIPAA and comparable state and foreign laws;

●	insurance, including foreign public reimbursement;

●	anti-markup legislation; and

●	consumer protection

We are also required to comply with FDA regulations, including with respect to our labeling and promotion activities. In addition, advertising of our tests is subject to regulation by the Federal Trade Commission, or FTC, and advertising of laboratory services is regulated by certain state laws. Violation of any FDA requirement could result in enforcement actions, such as seizures, injunctions, civil penalties and criminal prosecutions, and violation of any FTC or state law requirement could result in injunctions and other associated remedies, all of which could have a material adverse effect on our business. Most states also have similar regulatory and enforcement authority for medical devices. Additionally, most foreign countries have authorities comparable to the FDA and processes for obtaining marketing approvals. In particular, the entry into application of the European Union’s In Vitro Diagnostic Device Regulation will impose new requirements and create new compliance risks. Obtaining and maintaining these approvals, and complying with all laws and regulations, may subject us to similar risks and delays as those we could experience under FDA, FTC and state regulation. We incur various costs in complying and overseeing compliance with these laws and regulations. The growth of our business and sales organization, the acquisition of additional businesses or products and services and our expansion outside of the U.S. may increase the potential of violating these laws, regulations or our internal policies and procedures.

Healthcare policy has been a subject of extensive discussion in the executive and legislative branches of the federal and many state governments, and healthcare laws and regulations are subject to change. Development of the existing commercialization strategy for our tests and planned development of products in our pipeline has been based on existing healthcare policies. We cannot predict what additional changes, if any, will be proposed or adopted or the effect that such proposals or adoption may have on our business, financial condition and results of operations.

If we, or our partners, fail to comply with these laws and regulations, we could incur significant fines and penalties and our reputation and prospects could suffer. Additionally, any such partners could be forced to cease offering our products and services in certain jurisdictions, which could materially disrupt our business.

Failure to comply with privacy, security, and consumer protection laws and regulations could result in fines, penalties and damage to our reputation and have a material adverse effect on our business.

We are subject to a number of foreign, federal and state laws and regulations protecting the use, disclosure, and confidentiality of certain patient health and personal information, including patient records, and restricting the use and disclosure of that protected information, including state breach notification laws, HIPAA, as amended by HITECH, the European Union’s GDPR, and the California Consumer Privacy Act (“CCPA”), among others.

HIPAA extensively regulates the use and disclosure of individually identifiable health information, known as “protected health information,” and require covered entities, including health plans and most health care providers, to implement administrative, physical and technical safeguards to protect the security of such information. Covered entities must report breaches of unsecured protected health information to affected individuals without unreasonable delay and notification must also be made to the U.S. Department of Health & Human Services, Office for Civil Rights (the “OCR”) and, in certain situations involving large breaches, to the media. Various U.S. state laws and regulations may also require us to notify affected individuals and state agencies in the event of a data breach involving individually identifiable information.

Violations of the HIPAA privacy and security regulations may result in criminal and civil penalties. The OCR enforces the regulations and performs compliance audits. In addition to enforcement by OCR, state attorneys general are authorized to bring civil actions seeking either injunction or damages in response to violations that threaten the privacy of state residents. We follow and maintain a HIPAA compliance program, which we believe complies with the HIPAA privacy and security regulations, but there can be no assurance that OCR or other regulators will agree. The HIPAA privacy regulations and security regulations have and will continue to impose significant costs on us in order to comply with these standards.

We also remain subject to state privacy-related laws, such as the CCPA, that are more restrictive than the privacy regulations issued under HIPAA. These laws vary and could impose additional penalties.

We are also subject to laws and regulations in foreign countries covering data privacy and other protection of health and employee information that may be more onerous than corresponding U.S. laws, including in particular the laws of Europe.

For instance, the GDPR applies across the European Union and includes, among other things, a requirement for prompt notice of data breaches to data subjects and supervisory authorities in certain circumstances and significant fines for non-compliance. The GDPR also requires companies processing personal data of individuals residing in the European Union to comply with EU privacy and data protection rules, even if we do not have a physical presence in the European Union. Noncompliance could result in the imposition of fines, penalties, or orders to stop noncompliant activities.

These laws and regulations, in addition to similar laws and regulations being enacted by other states and counties, impose stringent cybersecurity standards and potentially significant non-compliance penalties, involve the expenditure of significant resources, the investment of significant resources and the investment of significant time and effort to comply. As these laws and regulations continue develop in the United States and internationally, we may be required to expend significant time and resources in order to update existing processes or implement additional mechanisms as necessary to ensure compliance with such cybersecurity laws.

Our employees, independent contractors, consultants, commercial partners, and vendors may engage in misconduct or other improper activities, including noncompliance with regulatory standards and requirements.

We are exposed to the risk of fraud, misconduct, or other illegal activity by our employees, independent contractors, consultants, commercial partners, and vendors. Misconduct by these parties could include intentional, reckless and negligent conduct that fails to: comply with the rules and regulations of the CMS, FDA, and other federal and state government agencies as well as comparable foreign regulatory authorities; provide true, complete and accurate information to such regulatory authorities; comply with manufacturing and clinical laboratory standards; comply with healthcare fraud and abuse laws in the United States and similar foreign fraudulent misconduct laws; or report financial information or data accurately or to disclose unauthorized activities to us. In particular, research, sales, marketing, education, and other business arrangements in the healthcare industry are subject to extensive laws designed to prevent fraud, kickbacks, self-dealing, and other abusive practices, as well as off-label product promotion. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, educating, marketing and promotion, sales and commission, certain customer incentive programs, and other business arrangements generally. Activities subject to these laws also involve the improper use of information obtained in the course of participant recruitment for clinical studies, which could result in regulatory sanctions and cause serious harm to our reputation. We have adopted a code of business conduct and ethics and provide compliance training to our workforce members upon onboarding and annually thereafter, but it is not always possible to identify and deter misconduct by employees and third parties, and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws. If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business, including the imposition of significant fines or other sanctions. Even if it is later determined after an action is instituted against us that we were not in violation of these laws, we may be faced with negative publicity, incur significant expenses defending our actions, and have to divert significant management resources from other matters.

Our operating results could be materially adversely affected by unanticipated changes in tax laws and regulations, adjustments to our tax provisions, exposure to additional tax liabilities, or forfeiture of our tax assets.

We are subject to laws and regulations on tax levies and other charges or contributions in different countries, including transfer pricing and tax regulations for the compensation of personnel and third parties. Our tax structure involves several transfers and transfer price determinations between our parent company and our subsidiaries or other affiliates. Our effective tax rates could be adversely affected by changes in tax laws, treaties and regulations, both internationally and domestically. An increase of the effective tax rates could have an adverse effect on our business, financial position, results of operations and cash flows.

The net operating loss carry forwards of our corporate subsidiaries may be unavailable to offset future taxable income because of restrictions under U.S. tax law. As of December 31, 2024, consolidated net tax loss carry forwards amounted to $333.9 million. Our NOLs generated in tax years ending on or prior to December 31, 2017 are only permitted to be carried forward for 20 taxable years under applicable U.S. federal tax law, and therefore could expire unused. We consider that it is highly likely that we will be unable to use at least a portion of these NOLs, in light of our continued losses. Under tax legislation commonly referred to as the Tax Cuts and Jobs Act (“TCJA”), as modified by the CARES Act, our federal NOLs generated in tax years ending after December 31, 2017 may be carried forward indefinitely and NOLs arising in taxable years beginning after December 31, 2017 and before January 1, 2021 may be carried back to each of the five taxable years preceding the tax year of such loss, but NOLs arising in taxable years beginning after December 31, 2020 may not be carried back. In addition, under the TCJA, as modified by the CARES Act, for taxable years beginning after December 31, 2020, the deductibility of federal NOLs generated in taxable years beginning after December 31, 2017 is limited to 80% of current year taxable income. It is uncertain if and to what extent various states will conform to the TCJA, as modified by the CARES Act.

In addition, under sections 382 and 383 of the Internal Revenue Code of 1986, as amended, or the Code, if a corporation undergoes an “ownership change” (generally defined as a cumulative change in ownership by “5-percent shareholders” that exceeds 50 percentage points over a rolling three-year period), the corporation’s ability to use its pre-change NOLs and certain other pre-change tax attributes to offset post-change income and taxes may be limited. Similar rules may apply under state tax laws. Our existing NOLs and other certain tax attributes may be subject to limitations arising from previous ownership changes. In addition, future changes in our stock ownership, many of which are outside of our control, could result in an ownership change under Sections 382 and 383 of the Code. We have not conducted any studies to determine annual limitations, if any, that could result from such changes in the ownership. Our ability to utilize those NOLs and certain other tax attributes could be limited by an “ownership change” as described above and consequently, we may not be able to utilize a material portion of our NOLs and certain other tax attributes, which could have a material adverse effect on our cash flows and results of operations by effectively increasing our future tax obligations.

Also under Belgian tax law, certain restrictions regarding the use of Belgian tax losses carried forward apply and these losses may also be forfeited upon certain changes of control over Belgian corporate taxpayers.

Given that we have historically generated operating losses, any change in our ability to use NOLs could have a severe impact on us if and when we become profitable. As of December 31, 2024, we had an accumulated deficit of $369.5 million and for the year ended December 31, 2024, we had a net loss of $38.1 million.

Risks Related to Ownership of Our Ordinary Shares

The trading price of our ordinary shares may be volatile due to factors beyond our control, and purchasers of our ordinary shares could incur substantial losses.

The market price of our ordinary shares may be volatile. The stock market in general and the market for biotechnology companies in particular have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, investors may not be able to sell their shares at or above the price originally paid for the security. The market price for our ordinary shares may be influenced by many factors, including:

●	actual or anticipated fluctuations in our financial condition and operating results;

●	the release of new data from our clinical trials;

●	actual or anticipated changes in our growth rate relative to our competitors;

●	competition from existing products or new products that may emerge;

●	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, collaborations or capital commitments;

●	failure to meet or exceed financial estimates and projections of the investment community or that we provide to the public;

●	issuance of new or updated research or reports by securities analysts;

●	fluctuations in the valuation of companies perceived by investors to be comparable to us;

●	currency fluctuations;

●	additions or departures of key management or scientific personnel;

●	disputes or other developments related to proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our technologies;

●	changes to coverage policies or reimbursement levels by commercial third-party payors and government payors and any announcements relating to coverage policies or reimbursement levels;

●	announcement or expectation of additional debt or equity financing efforts;

●	issuances or sales of ordinary shares by us, our insiders or our other holders; and

●	general economic and market conditions.

These and other market and industry factors may cause the market price and demand for our ordinary shares to fluctuate substantially, regardless of our actual operating performance, which may limit or prevent investors from readily selling shares and may otherwise negatively affect the liquidity of the trading market for our ordinary shares.

Certain of our significant shareholders may have different interests from us and may be able to control us, including the outcome of shareholder votes.

As of December 31, 2025, (i) MVM Partners LLP beneficially owned approximately 9.2% of our ordinary shares and has one representative at the board level (Dr. Eric Bednarski), (ii) Bleichroeder LP owned approximately 14.5% of our ordinary shares, (iii) Exact Sciences Corporation beneficially owned approximately 11.6% of our ordinary shares and (iv) AWM Investment Company beneficially owned approximately 9.5% of our ordinary shares. In addition, as long as two of MVM Partners LLP’s funds (MVM V LP and MVM GP (No.5) LP) hold in aggregate 5% of our company’s outstanding shares, they are entitled to have one observer at the board level (see Item 7B. “Related party transactions — MVM Subscription Agreement” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2024). As a result, these shareholders will be able to exercise a significant level of control over all matters requiring stockholder approval, including the election of directors, amendment of our Articles of Association and approval of certain significant corporate transactions. This control could have the effect of delaying or preventing a change of control of the Company or changes in management, in each case, which other shareholders might find favorable, and will make the approval of certain transactions difficult or impossible without the support of these significant shareholders.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, the price of our ordinary shares and their trading volume could decline.

The trading market for our ordinary shares depends in part on the research and reports that securities or industry analysts publish about us or our business. If no or only limited securities or industry analysts cover our company, the trading price for our ordinary shares could be negatively impacted. If one or more of the analysts who cover us downgrades our equity securities or publishes inaccurate or unfavorable research about our business, the price of our ordinary shares would likely decline. If one or more of these analysts ceases coverage of our company or fails to publish reports on us regularly, or downgrades our securities, demand for our ordinary shares could decrease, which could cause the price of our ordinary shares or their trading volume to decline.

We intend to retain all available funds and any future earnings and, consequently, the ability of holders of our ordinary shares to achieve a return on their investment will depend on appreciation in the price of our ordinary shares.

We have never declared or paid any cash dividends on our ordinary shares, and we intend to retain all available funds and any future earnings to fund the development and expansion of our business. In addition, our loan agreement with OrbiMed limits our ability to pay any such dividends. Therefore, holders of our ordinary shares are not likely to receive any dividends for the foreseeable future and the success of an investment in our ordinary shares will depend upon any future appreciation in their value. Consequently, investors may need to sell all or part of their holdings of our ordinary shares after price appreciation, which may never occur, as the only way to realize any future gains on their investment. There is no guarantee that our ordinary shares will appreciate in value or even maintain the price at which our investors have purchased them. Investors seeking cash dividends should not purchase our ordinary shares.

In addition, if we choose to pay dividends in the future, exchange rate fluctuations may affect the amount of Euros that we are able to distribute, and the amount in U.S. dollars that our shareholders receive upon the payment of cash dividends or other distributions we declare and pay in euros, if any. Any dividends will generally be subject to Belgian withholding tax. These factors could harm the value of our ordinary shares.

Holders of our ordinary shares should be aware that the rights provided to holders of our ordinary shares under Belgian corporate law and our Articles of Association differ in certain respects from the rights that you would typically enjoy as a shareholder of a U.S. company under applicable U.S. federal and state laws.

We are a Belgian company with limited liability. Our corporate affairs are governed by our Articles of Association and by the laws governing companies incorporated in Belgium. The rights of shareholders and the responsibilities of members of our Board of Directors may be different from the rights and obligations of shareholders and boards of directors in companies governed by the laws of U.S. jurisdictions. In the performance of its duties, our Board is required by Belgian law to consider the interests of our company, its shareholders, its employees, and other stakeholders. It is possible that some of these parties will have interests that are different from, or in addition to, the interests of our shareholders. See Item 10B. “Memorandum and Articles of Association” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2024.

Concentration of ownership of our ordinary shares among our existing executive officers, directors and principal shareholders may prevent holders of our ordinary shares from influencing significant corporate decisions.

Our executive officers, directors, greater than five percent shareholders and their affiliates beneficially owned approximately 53.4% of our outstanding ordinary shares as of December 31, 2025. Depending on the level of attendance at our general meetings of shareholders, these shareholders, either alone or voting together as a group, will be in a position to determine the outcome of decisions taken at any such general meeting. Any shareholder or group of shareholders controlling more than 50% of the share capital present and voting at our general meetings of shareholders may control any shareholder resolution requiring a simple majority, including the appointment of Board members, as well as certain decisions relating to our capital structure, the approval of certain significant corporate transactions and amendments to our Articles of Association. Among other consequences, this concentration of ownership may prevent or discourage unsolicited acquisition proposals that shareholders may believe are in the best interest of the Company. Some of these persons or entities may have interests different than those of our shareholders.

Future sales, or the perception of future sales, of a substantial number of our ordinary shares could adversely affect the price of our ordinary shares, and actual sales of our equity will dilute current holders of our ordinary shares.

Future sales of a substantial number of our ordinary shares, or the perception that such sales will occur, could cause a decline in the market price of our ordinary shares. Approximately 25.4 million ordinary shares are held by our directors, executive officers and greater than five percent shareholders. If one or more of these securityholders sell substantial amounts of ordinary shares in the public market, or the market perceives that such sales may occur, the market price of our ordinary shares and our ability to raise capital through an issue of equity securities in the future could be adversely affected.

If we issue ordinary shares in future financings, shareholders may experience dilution and, as a result, the price of our ordinary shares may decline.

We may from time-to-time issue additional ordinary shares at a discount from the trading price of our ordinary shares. As a result, holders of our ordinary shares would experience immediate dilution upon the issuance of any of our ordinary shares at such discount. In addition, as opportunities present themselves, we may enter into financing or similar arrangements in the future, including the issuance of debt securities, preference shares or shares. If we issue ordinary shares or other equity or equity-linked securities, holders of our ordinary shares would experience additional dilution and, as a result, the price of our ordinary shares may decline.

It may be difficult for holders of our ordinary shares outside Belgium to serve process on, or enforce foreign judgments against, us or our directors and senior management.

We are a Belgian limited liability company. Less than a majority of the members of our Board of Directors are residents of the United States. All or a substantial portion of the assets of such non-resident persons and a significant portion of our assets are located outside the United States. As a result, it may not be possible for holders of our ordinary shares to effect service of process upon such persons or on us or to enforce against them or us a judgment obtained in U.S. courts. Original actions or actions for the enforcement of judgments of U.S. courts relating to the civil liability provisions of the federal or state securities laws of the United States are not directly enforceable in Belgium.

The United States and Belgium do not currently have a multilateral or bilateral treaty providing for reciprocal recognition and enforcement of judgments, other than arbitral awards, in civil and commercial matters. In order for a final judgment for the payment of money rendered by U.S. courts based on civil liability to produce any effect on Belgian soil, it is accordingly required that this judgment be recognized or be declared enforceable by a Belgian court in accordance with Articles 22 to 25 of the 2004 Belgian Code of Private International Law. Recognition or enforcement does not imply a review of the merits of the case and is irrespective of any reciprocity requirement. A U.S. judgment will, however, not be recognized or declared enforceable in Belgium, unless (in addition to compliance with certain technical provisions) the Belgian courts are satisfied of the following:

●	the effect of the recognition or enforcement of judgment is not manifestly incompatible with (Belgian) public order;

●	the judgment did not violate the rights of the defendant;

●	the judgment was not rendered in a matter where the parties did not freely dispose of their rights, with the sole purpose of avoiding the application of the law applicable according to Belgian international law;

●	the judgment is not subject to further recourse under U.S. law;

●	the judgment is not incompatible with a judgment rendered in Belgium or with a prior judgment rendered abroad that might be recognized in Belgium;

●	the claim was not filed outside Belgium after a claim was filed in Belgium, if the claim filed in Belgium relates to the same parties and the same subject and is still pending;

●	the Belgian courts did not have exclusive jurisdiction to rule on the matter;

●	the U.S. court did not accept its jurisdiction solely on the basis of the presence of the plaintiff or the location of goods not directly linked to the dispute in the United States;

●	the judgment did not concern the deposit or validity of intellectual property rights when the deposit or registration of those intellectual property rights was requested, done or should have been done in Belgium pursuant to international treaties;

●	the judgment did not relate to the validity, operation, dissolution, or liquidation of a legal entity that has its main seat in Belgium at the time of the petition of the U.S. court;

●	if the judgment relates to the opening, progress or closure of insolvency proceedings, it is rendered on the basis of the European Regulation on Insolvency Proceedings (EU Regulation No. 2015/848 of May 20, 2015) or, if not, that (a) a decision in the principal proceedings is taken by a judge in the state where the most important establishment of the debtor was located or (b) a decision in territorial proceedings was taken by a judge in the state where the debtor had another establishment than its most important establishment – in this latter case, the recognition or declaration of enforcement of the judgment may only concern assets located in the territory of the state where the proceedings were opened; and

●	the judgment submitted to the Belgian court is authentic under the laws of the state where the judgment was issued; in case of a default judgment, it can be shown that under locally applicable laws the invitation to appear in court was properly served on the defendant; a document can be produced showing that the judgment is, under the rules of the state where it was issued, enforceable and was properly served on the defendant..

In addition to recognition or enforcement, a judgment by a federal or state court in the United States against us may also serve as evidence in a similar action in a Belgian court if it meets the conditions required for the authenticity of judgments according to the law of the state where it was rendered. The findings of a federal or state court in the United States will not, however, be taken into account to the extent they appear incompatible with Belgian public policy.

Based on the lack of a treaty as described above, U.S. investors may not be able to enforce against us or members of our Board of Directors or our executive management any judgments obtained in U.S. courts in civil and commercial matters, including judgments under the U.S. federal securities laws.

We are an “emerging growth company” and as a result of the reduced disclosure and governance requirements applicable to emerging growth companies, our ordinary shares may be less attractive to investors.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We may take advantage of these exemptions until we are no longer an emerging growth company. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the aggregate market value of our ordinary shares held by non-affiliates exceeds $700 million as of the end of our second fiscal quarter before that time, in which case we would no longer be an emerging growth company as of the following December 31st (the last day of our fiscal year). We cannot predict if investors will find our ordinary shares less attractive because we may rely on these exemptions. If some investors find our ordinary shares less attractive as a result, there may be a less active trading market for our ordinary shares and the price of our ordinary shares may be more volatile.

As a foreign private issuer and as permitted by the listing requirements of Nasdaq, we rely on certain home country corporate governance practices rather than the corporate governance requirements of Nasdaq.

We qualify as a foreign private issuer and our ordinary shares are listed on Nasdaq. In accordance with the listing requirements of Nasdaq, we rely on home country governance requirements and certain exemptions thereunder rather than relying on the corporate governance requirements of Nasdaq. For example, we are exempt from certain rules under the Exchange Act that regulate disclosure obligations and procedural requirements related to the solicitation of proxies, consents or authorizations applicable to a security registered under the Exchange Act, including the U.S. proxy rules under Section 14 of the Exchange Act. In addition, our officers and directors are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and related rules with respect to their purchases and sales of our securities. Moreover, while we currently publish annual and semi-annual reports on our website and file such financial reports with the SEC, we are not required to file periodic reports with the SEC as frequently or as promptly as U.S. public companies. Specifically, we are not required to file quarterly reports on Form 10-Q or current reports on Form 8-K that a domestic company would be required to file under the Exchange Act. Accordingly, there may be less publicly available information concerning our company than there would be if we were not a foreign private issuer.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

As a foreign private issuer, we are not required to comply with all the periodic disclosure and current reporting requirements of the Exchange Act and related rules and regulations. The determination of foreign private issuer status is made annually on the last business day of our most recently completed second fiscal quarter. Accordingly, we will next make a determination with respect to our foreign private issuer status on June 30, 2026. There is a risk that we will lose our foreign private issuer status in the future.

We would lose our foreign private issuer status if, for instance more than 50% of our ordinary shares are owned by U.S. residents or persons and more than 50% of our assets are located in the United States and we continue to fail to meet additional requirements necessary to maintain our foreign private issuer status. The regulatory and compliance costs to us under U.S. securities laws as a U.S. domestic issuer may be significantly greater than the costs we incur as a foreign private issuer. If we are not a foreign private issuer, we will be required to file periodic reports and registration statements on U.S. domestic issuer forms with the SEC, which are more detailed and extensive in certain respects than the forms available to a foreign private issuer. We would be required under current SEC rules to prepare our financial statements in accordance with U.S. GAAP and modify certain of our policies to comply with corporate governance practices associated with U.S. domestic issuers. Such conversion and modifications would involve additional costs. In addition, we may lose our ability to rely upon exemptions from certain corporate governance requirements on U.S. stock exchanges that are available to foreign private issuers, which could also increase our costs.

U.S. holders of our ordinary shares may suffer adverse tax consequences if we are characterized as a passive foreign investment company, or PFIC.

In general, a non-U.S. corporation is a PFIC for U.S. federal income tax purposes for any taxable year in which (i) 50% or more of value of its assets (based on an average of the quarterly values of the assets during such taxable year) consists of assets that produce, or are held for the production of, passive income, or (ii) 75% or more of its gross income consists of passive income. A separate determination must be made after the close of each fiscal year as to whether a non-U.S. corporation is a PFIC for that year. For purposes of the above calculations, a non-U.S. corporation that owns, directly or indirectly, at least 25% by value of the shares of another corporation is treated as if it held its proportionate share of the assets of the other corporation and received directly its proportionate share of the income of the other corporation. Passive income generally includes dividends, interest, investment gains and certain rents and royalties. Cash is generally a passive asset for these purposes. The value goodwill is generally treated as an active asset if it is associated with business activities that produce active income.

If we are a PFIC for any taxable year during which a U.S. Holder (as defined under Item 10E. “Taxation” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2024) holds our ordinary shares, we will continue to be treated as a PFIC with respect to such U.S. Holder in all succeeding years during which the U.S. Holder owns our ordinary shares regardless of whether we continue to meet the PFIC test described above, unless the U.S. Holder makes a specified election once we cease to be a PFIC. If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our ordinary shares, the U.S. Holder may be subject to adverse tax consequences regardless of whether we continue to qualify as a PFIC, including ineligibility for any preferred tax rates on capital gains or on actual or deemed dividends, interest charges on certain taxes treated as deferred, and additional reporting requirements.

Based on the current estimates, and expected future composition, of our income and the value of our assets, including goodwill, we do not expect to be a PFIC for our current taxable year. However, our PFIC status for any taxable year is an annual determination that can be made only after the end of that year and will depend on the composition of our income and assets and the value of our assets from time to time. The determination of whether we are a PFIC is fact-intensive and the applicable law is subject to varying interpretation. There can be no assurance that the U.S. Internal Revenue Service, or IRS, will agree with our position or that the IRS will not successfully challenge our position including our classification of certain income and assets as non-passive or our valuation of our tangible and intangible assets.

A U.S. Holder may in certain circumstances mitigate the adverse tax consequences of the PFIC rules by filing an election to treat the PFIC as a Qualified Electing Fund (“QEF”) or, if shares of the PFIC are “marketable stock” for purposes of the PFIC rules, by making a mark-to-market election with respect to the shares of the PFIC. However, we do not currently intend to provide the information necessary for U.S. Holders to make a QEF election if we were treated as a PFIC for any taxable year and prospective investors should assume that a QEF election will not be available. Furthermore, if a U.S. Holder were to make a mark-to-market election with respect to our ordinary shares, the U.S. Holder would be required to include annually in its U.S. federal taxable income (taxable at ordinary income rates) an amount reflecting any year end increase in the value of its ordinary shares. For further discussion of the PFIC rules and the adverse U.S. federal income tax consequences in the event we are classified as a PFIC, see Item 10E. “Taxation” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2024

The U.S. federal income tax rules relating to PFICs are very complex. Current and prospective U.S. Holders are strongly urged to consult their own tax advisors with respect to the impact of PFIC status on the purchase, ownership and disposition of our ordinary shares, the consequences to them of an investment in a PFIC, any elections available with respect to our ordinary shares and the IRS information reporting obligations with respect to the purchase, ownership and disposition of our ordinary shares of a PFIC.

If a U.S. Holder is treated as owning at least 10% of our ordinary share capital, such holder may be subject to adverse U.S. federal income tax consequences.

If a U.S. Holder (as defined below under Item 10E. “Taxation” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2024) is treated as owning, directly, indirectly or constructively, at least 10% of the value or voting power of our share capital, such U.S. Holder may be treated as a “U.S. shareholder” with respect to each “controlled foreign corporation” in our group, if any. Because our group currently includes at least one U.S. subsidiary, under current law, any of our current non-U.S. subsidiaries and any future newly formed or acquired non-U.S. subsidiaries will be treated as controlled foreign corporations, regardless of whether we are treated as a controlled foreign corporation. A U.S. shareholder of a controlled foreign corporation may be required to annually report and include in its U.S. taxable income its pro rata share of “Subpart F income,” “global intangible low-taxed income” and investments in U.S. property by controlled foreign corporations, regardless of whether we make any distributions. An individual that is a U.S. shareholder with respect to a controlled foreign corporation generally would not be allowed certain tax deductions or foreign tax credits that would be allowed to a U.S. shareholder that is a U.S. corporation. Failure to comply with controlled foreign corporation reporting obligations may subject a U.S. shareholder to significant monetary penalties. We cannot provide any assurances that we will furnish to any U.S. shareholder information that may be necessary to comply with the reporting and tax paying obligations applicable under the controlled foreign corporation rules of the Code. U.S. Holders should consult their tax advisors regarding the potential application of these rules to their investment in our ordinary shares. See Item 10E. “Taxation” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2024 for a more detailed discussion.

We incur significant costs as a result of operating as a company that is publicly listed on Nasdaq, and our management is required to devote substantial time to compliance initiatives.

As a company that is publicly listed on Nasdaq, we are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Nasdaq listing requirements and other applicable securities rules and regulations. Compliance with these rules and regulations is costly, and will become even more costly after we are no longer an “emerging growth company” and/or a foreign private issuer. Further, as Belgian limited liability company listed in the U.S., we are subject to potentially overlapping and disparate multi-jurisdictional laws and rules that potentially impact the disclosure of information. From time to time, this may result in uncertainty regarding compliance matters and result in higher costs necessitated by legal analysis of dual legal regimes, ongoing revisions to disclosure and adherence to heightened governance practices. Moreover, these rules and regulations increase our legal and financial compliance costs and make some activities more time-consuming and costly. For example, we expect that these rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance, which in turn could make it more difficult for us to attract and retain qualified senior management personnel or members for our Board of Directors. These rules and regulations are often subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices.

As a result of being a U.S. public company, we are subject to regulatory compliance requirements, including Section 404 of the Sarbanes-Oxley Act (“Section 404”), and if we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud.

Pursuant to Section 404, our management is required to assess and attest to the effectiveness of our internal control over financial reporting in connection with issuing our consolidated financial statements as of and for each fiscal year. Section 404 also requires an attestation report on the effectiveness of internal control over financial reporting be provided by our independent registered public accounting firm beginning with our annual report following the date on which we are no longer an “emerging growth company.”

The cost of complying with Section 404 significantly increases and management’s attention may be diverted from other business concerns, which could adversely affect our results. We may need to hire more employees in the future or engage outside consultants to comply with these requirements, which will further increase expenses. If we fail to comply with the requirements of Section 404 in the required timeframe, we may be subject to sanctions or investigations by regulatory authorities, including the SEC and Nasdaq. Furthermore, if we are unable to attest to the effectiveness of our internal control over financial reporting, we could lose investor confidence in the accuracy and completeness of our financial reports, and the market price of our ordinary shares could decline. Failure to implement or maintain effective internal control over financial reporting could also restrict our future access to the capital markets and subject each of us, our directors and our officers to both significant monetary and criminal liability. In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expense and a diversion of management’s time and attention from revenue generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate legal proceedings against us and our business, financial position, results and prospects may be adversely affected.

If we fail to implement and maintain effective internal controls over financial reporting, our ability to produce accurate financial statements on a timely basis could be impaired.

We are subject to reporting obligations under U.S. securities laws and the Sarbanes-Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act requires that we include a report from management on the effectiveness of our internal control over financial reporting in our annual report on Form 20-F for the year ended December 31, 2024. If we fail to implement and maintain adequate disclosure controls and procedures, our management may conclude that our internal control over financial reporting is not effective. This conclusion could adversely impact the market price of our ordinary shares due to a loss of investor confidence in the reliability of our reporting processes.

Undetected material weaknesses in our internal controls could lead to financial statement restatements and require us to incur remediation costs. To the extent we experience additional future material weaknesses, investors could lose confidence in the accuracy or completeness of our reported financial information, which could have a negative effect on the trading price of our ordinary shares. Failure to implement or maintain effective internal control over financial reporting could also restrict our future access to the capital markets and subject each of us, our directors and our officers to both significant monetary and criminal liability.

We are required to perform system and process evaluations and testing of our internal controls over financial reporting, to allow our management and our independent public registered accounting firm to report on the effectiveness of our internal control over financial reporting. In addition, our compliance with Section 404 of the Sarbanes-Oxley Act will require that we incur substantial accounting expense, expend significant management effort and we may need to hire additional accounting and financial staff with the appropriate experience and technical accounting knowledge, and compile the system and process documentation necessary to perform the evaluation needed to comply with Section 404 of the Sarbanes-Oxley Act. We may not be able to complete our evaluation, testing and any required remediation in a timely fashion. Any failure to implement required new or improved controls, or difficulties encountered in their implementation could cause us to fail to meet our reporting obligations. In addition, any testing by us conducted in connection with Section 404 of the Sarbanes-Oxley Act, or any subsequent testing by our independent registered public accounting firm, may reveal additional deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses or that may require prospective or retroactive changes to our financial statements or identify other areas for further attention or improvement. We cannot assure you that there will not be additional material weaknesses or significant deficiencies in our internal control over financial reporting in the future.

We may be subject to securities litigation, which is expensive and could divert management’s attention.

The market price of our ordinary shares may be volatile and, in the past, companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns, which could seriously harm our business.

Investors residing in countries other than Belgium may suffer dilution if they are unable to participate in future preferential subscription rights offerings.

Under Belgian law and our constitutional documents, shareholders have a waivable and cancellable preferential subscription right to subscribe pro rata to their existing shareholdings to the issuance, against a contribution in cash, of new shares or other securities entitling the holder thereof to new shares, unless such rights are limited or cancelled by resolution of our general shareholders’ meeting or, if so authorized by a resolution of such meeting, our Board of Directors. The exercise of preferential subscription rights by certain shareholders not residing in Belgium (including those in the United States, Australia, Israel, Canada or Japan as a result of the offering and taking into account the current shareholding and international network of our current Board of Directors) may be restricted by applicable law, practice or other considerations, and such shareholders may not be entitled to exercise such rights, unless the rights and shares are registered or qualified for sale under the relevant legislation or regulatory framework. In particular, we may not be able to establish an exemption from registration in the United States under the Securities Act of 1933, as amended (the “Securities Act”), and we are under no obligation to file a registration statement with respect to any such preferential subscription rights or underlying securities or to endeavor to have a registration statement declared effective under the Securities Act. Shareholders in jurisdictions outside Belgium who are not able or not permitted to exercise their preferential subscription rights in the event of a future preferential subscription rights, equity or other offering may suffer dilution of their shareholdings.

Takeover provisions in the national law of Belgium may make a takeover difficult.

Public takeover bids on our shares and other voting securities, such as warrants or convertible bonds, if any, are subject to the Belgian Act of April 1, 2007 on public takeover bids, as amended and implemented by the Belgian Royal Decree of April 27, 2007, or Royal Decree, and to the supervision by the Belgian Financial Services and Markets Authority, or FSMA. Public takeover bids must be made for all of our voting securities, as well as for all other securities that entitle the holders thereof to the subscription to, the acquisition of or the conversion into voting securities. Prior to making a bid, a bidder must issue and disseminate a prospectus, which must be approved by the FSMA. The bidder must also obtain approval of the relevant competition authorities, where such approval is legally required for the acquisition of our company. However, as the Company no longer qualifies a listed company under Belgian law following de-listing from Euronext Brussels in December 2023, the requirement, provided for by the Belgian Act of April 1, 2007, to launch a mandatory bid for all of our outstanding shares and securities giving access to shares if a person, as a result of its own acquisition or the acquisition by persons acting in concert with it or by persons acting on their account, directly or indirectly holds more than 30% of the voting securities in a company that has its registered office in Belgium and of which at least part of the voting securities are traded on a regulated market or on a multilateral trading facility designated by the Royal Decree no longer applies. This may allow existing shareholders or new investors to acquire significant influence or control over the Company by acquiring the shares in the market without being required to acquire the other outstanding voting securities, as well as for all other securities that entitle the holders thereof to the subscription to, the acquisition of or the conversion into voting securities.

There are several provisions of Belgian company law and certain other provisions of Belgian law, such as merger control, that may apply to us and which may make an unfriendly tender offer, merger, change in management or other change in control, more difficult. These provisions could discourage potential takeover attempts that third parties may consider and thus deprive the shareholders of the opportunity to sell their shares at a premium (which is typically offered in the framework of a takeover bid).

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth are forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can find many (but not all) of these statements by looking for words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “would,” “should,” “could,” “may” or other similar expressions in this prospectus. The sections in our periodic reports, including our Annual Report on Form 20-F for the fiscal year ended December 31, 2024, titled “Information on the Company,” and “Operating and Financial Review and Prospects,” as well as other sections in this prospectus and the documents or reports incorporated by reference in this prospectus, discuss some of the factors that could contribute to these differences. These forward-looking statements include, among other things, statements about:

●	our plans relating to commercializing our tests and related diagnostic products and services (collectively “tests”, “testing solutions” or “solutions”) and the rate and degree of market acceptance of our solutions;

●	the size of the market opportunity for our Confirm mdx, ExoDx, Resolve mdx, Monitor mdx and Genomic Prostate Score (“GPS”) tests and other tests and solutions we may commercialize or may develop;

●	the acceptance of our testing solutions by healthcare providers;

●	the willingness of health insurance companies and other payers to cover our testing solutions and adequately reimburse us for such solutions;

●	our plans relating to the further development of testing solutions;

●	existing regulations and regulatory developments in the United States, Europe and other jurisdictions;

●	our ability to obtain and maintain regulatory approvals and comply with applicable regulations;

●	timing, progress and results of our research and development programs;

●	the period over which we estimate our existing cash will be sufficient to fund our future operating expenses and capital expenditure requirements;

●	our ability to attract and retain qualified employees and key personnel;

●	the scope of protection we are able to establish and maintain for intellectual property rights covering our testing solutions and technology;

●	our ability to operate our business without infringing the intellectual property rights and proprietary technology of third parties;

●	the possibility that the anticipated benefits from our business acquisitions will not be realized in full or at all or may take longer to realize than expected;

●	cost associated with defending intellectual property infringement, product liability and other claims;

●	uncertainties associated with global macroeconomic conditions; and

●	other risks and uncertainties, including those listed under the caption “Risk Factors.”

These statements reflect our views with respect to future events as of the date of this prospectus and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this prospectus and, except as required by law, we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus. We anticipate that subsequent events and developments will cause our views to change. You should read this prospectus and the documents referenced in this prospectus and filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

CAPITALIZATION AND INDEBTEDNESS

The table below sets forth our cash and cash equivalents and capitalization, each as of December 31, 2025.

The following information should be read in conjunction with the consolidated financial statements and related notes incorporated by reference in this prospectus. You should read this table together with our consolidated financial statements and related notes, as well as the sections titled “Operating and Financial Review and Prospects” in our Annual Report on Form 20-F for the year ended December 31, 2024 and the other financial information incorporated by reference in this prospectus. For more details on how you can obtain the documents incorporated by reference in this prospectus, see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

(in thousands)	As of December 31, 2025
Cash and cash equivalents	29,032
Capitalization:
Share capital	219,209
Issuance premium	153,177
Accumulated deficit	(402,092)
Share-based compensation	19,335
Translation reserve	(781)
Total equity	(11,152)
Loans and borrowings
Long-term	76,197
Short-term	-
Total loans and borrowings	76,197
Total capitalization	94,077

USE OF PROCEEDS

We are not selling any securities under this prospectus and we will not receive any proceeds from the sale of the Resale Shares covered hereby. The net proceeds from the sale by the selling securityholder of the Resale Shares offered by this prospectus will be received by the selling securityholder.

The selling securityholder will pay any underwriting discounts and commissions and expenses incurred by the selling securityholder for brokerage, accounting, tax or legal services or any other expenses incurred by the selling securityholder in disposing of any of the Resale Shares. We will bear the costs, fees and expenses incurred in effecting the registration of the Resale Shares covered by this prospectus, including all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel, and our independent registered public accounting firm.

SELLING SECURITYHOLDER

The ordinary shares being offered by the selling securityholder are those received by the selling securityholder in connection with the Closing of the Acquisition. We are registering the ordinary shares in order to permit the selling securityholder to offer the ordinary shares for resale from time to time, upon their issuance. Except for the ownership indicated in the table below or as otherwise described in the footnotes to the table, the selling securityholder has not had any material relationship with us within the past three years.

The table below lists the selling securityholder and other information regarding the beneficial ownership of the selling securityholder. The second column lists the number of ordinary shares beneficially owned by the selling securityholder, based on its ownership of the ordinary shares as of December 31, 2025.

The third column lists the ordinary shares being offered by this prospectus by the selling securityholder.

The fourth column assumes the sale of all of the ordinary shares offered by the selling securityholder pursuant to this prospectus.

The selling securityholder has sole voting and investment power with respect to all of the ordinary shares beneficially owned by them unless otherwise indicated.

Name of Selling Securityholder	Number of Ordinary Shares Beneficially Owned Prior to Offering (1)	Maximum Number of Ordinary Shares to be Sold Pursuant to this Prospectus	Number of Ordinary Shares Beneficially Owned After Offering	Percentage of Ordinary Shares Owned After Offering
Bio-Techne Corporation (2)	1,867,186	1,867,186	-	-

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Ordinary shares underlying options or warrants currently exercisable, or exercisable within 60 days of December 31, 2025, are deemed outstanding for purposes of computing the beneficial ownership of the person holding such options or warrants but are not deemed outstanding for computing the beneficial ownership of any other person. Except where we had knowledge of such ownership, the number presented in this column may not include shares held in street name or through other entities over which the selling securityholder has voting and dispositive power. Includes ordinary shares issuable upon exercise in full of the Warrants.

(2)	Ownership amounts and percentages do not include ordinary shares issuable at the Company’s discretion as additional consideration pursuant to the Equity Purchase Agreement, dated August 5, 2025, by and between the Company and Bio-Techne Corporation. The business address of Bio-Techne Corporation 614 McKinley Place N.E., Minneapolis, MN 55413.

PLAN OF DISTRIBUTION

We are registering the ordinary shares of MDxHealth SA, no nominal value per share, which we refer to herein as “Resale Shares,” issued to the selling securityholder to permit the sale, transfer or other disposition of the Resale Shares by the selling securityholder or its donees, pledgees, transferees or other successors-in-interest from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling securityholder of the Resale Shares. We will bear all fees and expenses incident to our obligation to register the Resale Shares.

The selling securityholder may sell all or a portion of such issued Resale Shares beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Resale Shares are sold through underwriters or broker-dealers, the selling securityholder will be responsible for underwriting discounts or commissions (it being understood that the selling securityholder shall not be deemed to be underwriters solely as a result of their participation in this offering) or agent’s commissions. The Resale Shares may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. The selling securityholder may use any one or more of the following methods when selling Resale Shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the Resale Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	to or through underwriters or purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

●	broker-dealers may agree with the selling securityholder to sell a specified number of such Resale Shares at a stipulated price per Resale Share;

●	through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The selling securityholder also may resell all or a portion of the Resale Shares in open market transactions in reliance upon Rule 144 under the Securities Act, as amended, or the Securities Act, as permitted by that rule, or Section 4(a)(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.

Broker-dealers engaged by the selling securityholder may arrange for other broker-dealers to participate in sales. If the selling securityholder effects such transactions by selling Resale Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling securityholder or commissions from purchasers of the Resale Shares for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2121.01.

In connection with sales of the Resale Shares or otherwise, the selling securityholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Resale Shares in the course of hedging in positions they assume. The selling securityholder may also sell Resale Shares short and if such short sale takes place after the date that this Registration Statement is declared effective by the Commission, the selling securityholder may deliver Resale Shares covered by this prospectus to close out short positions and to return borrowed Resale Shares in connection with such short sales. The selling securityholder may also loan or pledge Resale Shares to broker-dealers that in turn may sell such Resale Shares, to the extent permitted by applicable law. The selling securityholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the selling securityholder has been advised that it may not use Resale Shares the resale of which has been registered on this registration statement to cover short sales of our ordinary shares made prior to the date the registration statement, of which this prospectus forms a part, has been declared effective by the SEC.

The selling securityholder may, from time to time, pledge or grant a security interest in some or all of the Resale Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Resale Shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, amending, if necessary, the list of selling securityholders to include the pledgee, transferee or other successors in interest as selling securityholders under this prospectus. The selling securityholder may also transfer and donate the Resale Shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling securityholder and any broker-dealer or agents participating in the distribution of the Resale Shares may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Selling securityholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the applicable prospectus delivery requirements of the Securities Act including Rule 172 thereunder and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

The selling securityholder has informed the Company that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Resale Shares. Upon the Company being notified in writing by a selling securityholder that any material arrangement has been entered into with a broker-dealer for the sale of ordinary shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling securityholder and of the participating broker-dealer(s), (ii) the number of Resale Shares involved, (iii) the price at which such the Resale Shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In no event shall any broker-dealer receive fees, commissions and markups, which, in the aggregate, would exceed eight percent (8.0%).

Under the securities laws of some U.S. states, the Resale Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some U.S. states the Resale Shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling securityholder will sell any or all of the Resale Shares registered pursuant to the shelf registration statement, of which this prospectus forms a part.

The selling securityholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Resale Shares by the selling securityholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the Resale Shares to engage in market-making activities with respect to the Resale Shares. All of the foregoing may affect the marketability of the Resale Shares and the ability of any person or entity to engage in market-making activities with respect to the Resale Shares.

We will pay all expenses of the registration of the Resale Shares, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that the selling securityholder will pay all underwriting discounts and selling commissions, if any.

DESCRIPTION OF SHARE CAPITAL AND OTHER SECURITIES

Description of Share Capital

The following description of our share capital summarizes certain provisions of our articles of association and the Belgian Companies and Associations Code. Because this description is a summary, it may not contain all information important to you. Accordingly, this description is qualified entirely by references to our articles of association. Copies of our articles of association will be publicly available as an exhibit to the registration statement of which this prospectus forms a part.

The following description includes comparisons of certain provisions of our articles of association and the Belgian Companies and Associations Code applicable to us and the Delaware General Corporation Law, or the DGCL, the law under which many publicly listed companies in the United States are incorporated. Because such statements are summaries, they do not address all aspects of Belgian law that may be relevant to us and our shareholders or all aspects of Delaware law which may differ from Belgian law, and they are not intended to be a complete discussion of the respective rights.

Share Capital

Share Capital and Shares

Our share capital is represented by ordinary shares without nominal value. Our share capital is fully paid-up. Our shares are not separated into classes.

As of December 31, 2024, our share capital amounted to €204,245,492.10, represented by 49,497,334 fully authorized and subscribed and paid-up shares without nominal value. This number does not include outstanding warrants issued by us and granted to certain of our directors, employees and non-employees nor any other capital increases after December 31, 2024. Neither we nor any of our subsidiaries holds any of our own shares.

Pursuant to the notarized deed received by the notary Stijn Raes, a resident notary in Ghent, on October 1, 2025, the board of directors increased the our share capital by an amount of EUR 3,866,208.91 through the issuance of 1,867,186 new shares, fully paid up by contribution in kind, issued at a rounded issue price of EUR 2.07 per share.

On the date of this prospectus, our share capital amounts to €208,111,701.01, represented by 51,364,520 fully authorized and subscribed and paid-up shares without nominal value.

Other Outstanding Securities

In addition to the shares already outstanding, we have granted subscription rights (share options or warrants), which upon exercise will lead to an increase in the number of our outstanding shares.

On the date of this prospectus:

●	5,870,128 new shares are issuable upon exercise of outstanding share options issued by us;

●	1,000,000 new shares are issuable upon the exercise of 1,000,000 warrants granted by us to Exact Sciences;

●	in the context of the fourth amendment to the asset purchase agreement entered into with Exact Sciences, we granted Exact Sciences the right, for a period of five year as from the amendment and subject to applicable corporate approvals, to subscribe for 3,000,000 new shares issuable by us upon exercise of such right; at the occasion of our next ordinary general shareholders’ meeting, we will convene an extraordinary general shareholders’ meeting to approve the issuance of 3,000,000 warrants pursuant to which Exact Sciences will be able to exercise its subscription right; and

●	1,243,060 new shares are issuable upon the exercise of 1,243,060 warrants granted by us to affiliates of OrbiMed.

History of Securities Issuances

All shares issued have been fully paid.

The changes to our actual share capital since January 1, 2023 can be summarized as follows:

Date	Transaction	Increase (reduction) of share capital (in EUR)	Number of shares issued	Class of shares issued	Issue price per Share (in EUR, rounded)	Resulting share capital (in EUR)	Existing shares
February 7, 2023	Capital Increase in Cash	37,119,524.87	100,000,000	Ordinary Shares	0.37	160,658,690.06	262,880,936
March 8, 2023	Capital Increase in Cash	2,812,939.52	7,500,000	Ordinary Shares	0.37	163,471,629.58	270,380,936
October 20, 2023	Capital Increase in kind	831,123.31	2,500,000	Ordinary Shares	0.33	164,302,752.89	272,880,936
November 13, 2023	Share Consolidation	N/A	N/A	N/A	N/A	164,302,752.89	27,288,093
September 27, 2024	Capital Increase in Cash	35,858,359.48	20,000,000	Ordinary Shares	1.79	200,161,112.37	47,288,093
October 29, 2024	Capital Increase in Cash	4,084,379.73	2,209,241	Ordinary Shares	1.84	204,245,492.10	49,497,334
October 1, 2025	Capital Increase in kind	3,866,208.91	1,867,186	Ordinary Shares	2.07	208,111,701.01	51,364,520

On the date of this prospectus, our share capital amounts to €208,111,701.01, represented by 51,364,520 fully authorized and subscribed and paid-up shares without nominal value.

Articles of Association and Other Share Information

Corporate Profile

Our legal and commercial name is MDxHealth SA. We are a public limited liability company incorporated in the form of a naamloze vennootschap/société anonyme under Belgian law. We are registered with the Register of Legal Entities (RPM Liège) under the enterprise number 0479.292.440. Our principal executive and registered offices are located at CAP Business Center, Zone Industrielle des Hauts-Sarts, Rue d’Abhooz 31, 4040 Herstal, Belgium and our telephone number is +1 (866) 259-5644. Our agent for service of process in the United States is MDxHealth, Inc., whose address is 15279 Alton Parkway, Suite 100, Irvine, CA 92618, United States.

We were incorporated in Belgium on January 10, 2003 for an unlimited duration. Our fiscal year ends December 31.

Corporate Purpose

Our corporate purpose as set forth in Article 3 of our articles of association is as follows:

“The Company’s corporate purpose is to engage in Belgium and abroad, in its own name and on behalf of third parties, alone or in collaboration with third parties, in the following activities:

●	All forms of research and development into or involving biological cells and organisms (including gene methylation) and chemical compounds, as well as the industrialization and commercialization of the results thereof;

●	Research and development into biotechnological or derivative products that could have a market value in applications related to human and animal healthcare, diagnostics, pharmacogenomics and therapeutics, based amongst other things on the technology of genetics, genetic engineering and detection, chemistry and cell biology;

●	Commercialization of the aforementioned products and application domains;

●	Acquisition, disposal, exploitation, commercialization and management of intellectual property, property and usage rights, trade marks, patents, drawings, licenses and any other form of know how.

The company is also authorised to engage in all commercial, industrial, financial and real estate transactions which are directly or indirectly related to or which may be beneficial to the achievement of its corporate purpose.

It may, by means of subscription, contribution, merger, collaboration, financial participation or otherwise, take interests or participate in any company, existing or to be incorporated, undertakings, businesses and associations in Belgium or abroad.

The company may manage, re-organize or sell these interests and can also, directly or indirectly, participate in the board of directors, management, control and winding-up of companies, undertakings, business and associations in which it has an interest or a participation.

The company may provide guarantees and security interests for the benefit of these companies, undertakings, businesses and associations, act as their agent or representative, and grant advances, credit, mortgages or other securities.”

Board of Directors

Belgian law does not specifically regulate the ability of directors to borrow money from us.

Directors are expected to arrange their personal and business affairs so as to avoid conflicts of interest with our Company. When the board takes a decision, board members should disregard their personal interests. They should not use business opportunities intended for the Company for their own benefit.

In accordance with article 7:96 of the Belgian Companies and Associations Code, all directors must inform the board of directors and the statutory auditor of the Company of conflicts of interest as they arise and abstain from voting on the matter involved in accordance with the relevant provisions of the Belgian Companies and Associations Code.

Each board member should place the Company’s interests above his/her own. The board members have the duty to look after the interests of all shareholders on an equivalent basis. Each board member should act in accordance with the principles of reasonableness and fairness.

Each board member should inform the board of any conflict of interests that could in their opinion affect their capacity of judgement. In particular, at the beginning of each board or committee meeting, board members should declare whether they have any conflict of interests regarding the items on the agenda.

Each board member should, in particular, be attentive to conflicts of interests that may arise between the Company, its board members, its significant or controlling shareholder(s) and other shareholders. The board members who are proposed by significant or controlling shareholder(s) should ensure that the interests and intentions of these shareholder(s) are sufficiently clear and communicated to the board in a timely manner.

The board should act in such a manner that a conflict of interest, or the appearance of such a conflict, is avoided. In the possible case of a conflict of interest, the board should, under the lead of its chair, decide which procedure it will follow to protect the interests of the Company and all its shareholders. In the next annual report, the board should explain why they chose this procedure. However, where there is a substantial conflict of interests, the board should carefully consider communicating as soon as possible on the procedure followed, the most important considerations and the conclusions.

There are no outstanding loans granted by our Company to any of the members of the board of directors and members of the executive management, nor are there any guarantees provided by our Company for the benefit of any of the members of the board of directors and members of the executive management.

None of the members of the board of directors and members of the executive management has a family relationship with any other of the members of the board of directors and members of the executive management.

The DGCL generally permits transactions involving a Delaware corporation and an interested director of that corporation if (i) the material facts as to the director’s relationship or interest and as to the transaction are disclosed and a majority of disinterested directors consent, (ii) the material facts are disclosed as to the director’s relationship or interest and a majority of shares entitled to vote thereon consent or (iii) the transaction is fair to the corporation at the time it is authorized by the board of directors, a committee of the board of directors or the shareholders.

We rely on a provision in the listing rules of the Nasdaq Stock Market that allows us to follow Belgian corporate law with respect to certain aspects of corporate governance. This allows us to continue following certain corporate governance practices that differ in significant respects from the corporate governance requirements applicable to U.S. companies listed on the Nasdaq Capital Market. In particular, the listing rules of the Nasdaq Stock Market require a majority of the directors of a listed U.S. company to be independent, whereas pursuant to Belgian law, there is no longer a requirement for the Company to have independent directors since the de-listing from Euronext Brussels in December 2023. The listing rules of the Nasdaq Stock Market further require that each of the nominating, compensation and audit committees of a listed U.S. company be comprised entirely of independent directors. However, the Belgian Companies and Associations Code does not require companies that are not listed in the sense of the Belgian Companies and Associations Code to have an audit committee or a nominating committee. At present, our Audit Committee is composed of three independent directors out of three members. Our Corporate Governance and Nominating Committee and our Compensation Committee are each composed of two independent directors out of three members. Our board of directors currently has no plan to change the composition of our Corporate Governance and Nominating Committee or our Compensation Committee.

Form and Transferability of Our Shares

All our ordinary shares are fully paid and rank pari passu in all respects with all other existing and outstanding shares of the Company. All of our shares belong to the same class of securities and are in registered form or in dematerialized form. All of our outstanding shares are fully paid-up and freely transferable, subject to any contractual restrictions. Belgian company law and our articles of association entitle shareholders to request, in writing and at their expense, the conversion of their dematerialized shares into registered shares and vice versa. Any costs incurred as a result of the conversion of shares into another form will be borne by the shareholder. For shareholders who opt for registered shares, the shares will be recorded in our shareholder register.

Currency

Our share capital, which is represented by our outstanding ordinary shares, is denominated in Euros.

Changes to the share capital decided by the shareholders

In principle, changes to our share capital are decided by our shareholders. Our general shareholders’ meeting may at any time decide to increase or reduce the share capital of the Company. Such resolution must satisfy the quorum and majority requirements that apply to an amendment of the articles of association, as described below under “— Right to attend and vote at general shareholders’ meetings” and “— Quorum and majorities.”

Capital increases decided by the board of directors

Subject to the quorum and majority requirements described below under subsection “— Right to attend and vote at general shareholders’ meetings” and subsection “— Quorum and majorities”, the general shareholders’ meeting may authorize our board of directors, within certain limits, to increase our share capital without any further approval of our shareholders. This is the so-called authorized capital. This authorization needs to be limited in time (i.e. it can only be granted for a renewable period of maximum five years).

By virtue of the resolution of the extraordinary general shareholders’ meeting of the Company held on June 30, 2023, as published by excerpt in the Annexes to the Belgian Official Gazette (Belgisch Staatsblad/Moniteur belge) on July 7, 2023 under number 23368447, which entered into force on July 7, 2023, the board of directors of the Company has been granted certain powers to increase our share capital in the framework of the authorized capital. The powers under the authorized capital have been set out in article 6 of the Company’s articles of association. Pursuant to the authorization granted by the extraordinary general shareholders’ meeting, the board of directors was authorized to increase the share capital of the Company on one or several occasions by a maximum aggregate amount of EUR 163,471,629.58 (excluding issue premium, as the case may be). This authorization may be renewed in accordance with the relevant legal provisions.

The board of directors may increase the share capital by contributions in cash or in kind, by capitalization of reserves, whether available or unavailable for distribution, and capitalization of issue premiums, with or without the issuance of new shares, with or without voting rights, that will have the rights as will be determined by the board of directors. The board of directors is also authorized to use this authorization for the issuance of convertible bonds or subscription rights, bonds with subscription rights or other securities.

In the event of a capital increase decided by the board of directors within the framework of the authorized capital, all issue premiums booked, if any, will be accounted for in accordance with the provisions of the articles of association.

The board of directors is authorized, when exercising its powers within the framework of the authorized capital, to restrict or cancel, in the interest of the company, the preferential subscription rights of the shareholders. This restriction or cancellation of the preferential subscription rights can also be done in favor of members of the personnel of the Company or of its subsidiaries, or in favor of one or more persons other than members of the personnel of the Company or of its subsidiaries.

The board of directors is authorized, with the right of substitution, to amend the articles of association, after each capital increase that has occurred within the framework of the authorized capital, in order to bring them in conformity with the new situation of the share capital and the shares

So far, the board of directors has used its powers under the authorised capital (granted on June 30, 2023) (i) on October 20, 2023 by the issuance of 2,500,000 new shares for an aggregate amount of EUR 831,123.31 (all booked as share capital, without issue premium), (ii) on September 27, 2024 by the issuance of 20,000,000 new shares for an aggregate amount of EUR 35,858,359.48 (all booked as share capital, without issue premium), (iii) on October 29, 2024 by the issuance of 2,209,241 new shares for an aggregate amount of EUR 4,084,379.73 (all booked as share capital, without issue premium) an (iv) on October 1, 2025 by the issuance of 1,867,186 new shares for an aggregate amount of EUR 3,866,208.91 (all booked as share capital, without issue premium). As a result, by virtue of this authorisation, the board of directors is still authorised to increase the Company’s share capital by a total amount of EUR 118,831,558.15 (excluding issue premium, if any).

For the sake of completeness, on April 30, 2024, the board of directors also reserved a total amount of EUR 80,000,000.00 to proceed with capital increases within the framework of the authorized capital, subject to certain conditions. While this amount has not yet been utilized by the board of directors, taking into account a hypothetical capital increase for the full amount, by virtue of the June 30, 2023 authorisation, the board of directors is still authorised to increase the Company’s share capital by a total amount of EUR 38,831,558.15 (excluding issue premium, if any).

Preferential Subscription Rights

In the event of a capital increase for cash with the issue of new shares, or in the event of an issue of convertible bonds or subscription rights, the existing shareholders have a preferential right to subscribe, pro rata, to the new shares, convertible bonds or subscription rights. These preferential subscription rights are transferable during the subscription period.

Our general shareholders’ meeting may decide to limit or cancel this preferential subscription right, subject to special reporting requirements. Such decision by the general shareholders’ meeting needs to satisfy the same quorum and majority requirements as the decision to increase our share capital.

The shareholders may also decide to authorize our board of directors to limit or cancel the preferential subscription right within the framework of the authorized capital, subject to the terms and conditions set forth in the Belgian Companies and Associations Code. As mentioned above, our board of directors of the Company has been granted certain powers to increase our share capital in the framework of the authorized capital and to cancel the statutory preferential subscription rights of the shareholders (within the meaning of articles 7:191 and 7:193 of the Belgian Companies and Associations Code). The powers under the authorized capital have been set out in article 6 of the Company’s articles of association.

Generally, unless expressly authorized in advance by the general shareholders’ meeting, the authorization of the board of directors to increase our share capital through contributions in cash with cancellation or limitation of the preferential subscription right of the existing shareholders is suspended as of the notification to us by the Belgian Financial Services and Markets Authority, or the FSMA, of a public takeover bid on our financial instruments. Our general shareholders’ meeting did not grant such express authorization to our board of directors. See also “— Capital increases decided by the board of directors” above.

Under the DGCL, shareholders of a Delaware corporation have no pre-emptive rights to subscribe for additional issues of stock or to any security convertible into such stock unless, and to the extent that, such rights are expressly provided for in the corporation’s certificate of incorporation.

 Acquisition and Sale of own Shares

We may acquire, pledge and dispose of our own shares, profit certificates or associated certificates at the conditions provided for by articles 7:215 and following of the Belgian Companies and Associations Code. These conditions include a prior special shareholders’ resolution approved by at least 75% of the votes validly cast at a general shareholders’ meeting (whereby abstentions are not included in the numerator nor in the denominator) where at least 50% of the share capital and at least 50% of the profit certificates, if any, are present or represented.

Furthermore, shares can only be acquired with funds that would otherwise be available for distribution as a dividend to the shareholders and the transaction must relate to fully paid-up shares or associated certificates. Furthermore, an offer to purchase shares must be made by way of an offer to all shareholders under the same conditions.

Generally, the general shareholders’ meeting or the articles of association determine the amount of shares, profit certificates or certificates that can be acquired, the duration of such an authorization which cannot exceed five years as from the publication of the proposed resolution as well as the minimum and maximum price that the board of directors can pay for the shares. The prior approval by the shareholders is not required if we purchase the shares to offer them to our personnel, in which case the shares must be transferred within a period of 12 months as from their acquisition.

We may, without prior authorization by the general shareholders’ meeting, dispose of the Company’s own shares, profit certificates or associated certificates in the limited number of situations set out in article 7:218 of the Belgian Companies and Associations Code.

As of the date of this annual report, our company does not hold any own shares.

Under the DGCL, a Delaware corporation may purchase or redeem its own shares, unless the capital of the corporation is impaired or the purchase or redemption would cause an impairment of the capital of the corporation.

 Description of the Rights and Benefits Attached to Our Shares

Right to attend and vote at general shareholders’ meetings

Annual meetings of shareholders

Our annual general shareholders’ meeting is held at the registered office of our Company (in Belgium) or at the place determined in the notice convening the general shareholders’ meeting. The meeting is held every year on the last Thursday of May at 15:00 p.m. (Belgian time). If this day would be a Belgian public holiday, the annual general shareholders’ meeting shall be held on the previous business day. At our annual general shareholders’ meeting, the board of directors submits to the shareholders the audited non-consolidated and consolidated annual financial statements and the reports of the board of directors and of the statutory auditor with respect thereto.

The general shareholders’ meeting then decides on the approval of the statutory annual financial statements, the proposed allocation of the Company’s profit or loss, the release from liability of the directors and the statutory auditor, and, when applicable, the (re-)appointment or dismissal of the statutory auditor and/or of all or certain directors. In addition, as relevant, the general shareholders’ meeting must also decide on the approval of the remuneration of the directors and statutory auditor for the exercise of their mandate (see also “— Voting rights attached to the ordinary shares” below).

Special and extraordinary general shareholders’ meetings

Our board of directors or the statutory auditor (or the liquidators, if appropriate) may, whenever the interest of our Company so requires, convene a special or extraordinary general shareholders’ meeting. Pursuant to article 7:126 of the Belgian Companies and Associations Code, such general shareholders’ meeting must also be convened every time one or more shareholders holding, alone or together, at least 10% of our company’s share capital so request. Shareholders that do not hold at least 10% of our share capital do not have the right to have the general shareholders’ meeting convened.

Under the DGCL, special meetings of the shareholders of a Delaware corporation may be called by such person or persons as may be authorized by the certificate of incorporation or by the bylaws of the corporation, or if not so designated, as determined by the board of directors. Shareholders generally do not have the right to call meetings of shareholders, unless that right is granted in the certificate of incorporation or the bylaws.

Notices convening the general shareholders’ meeting

The notice convening the general shareholders’ meeting must state the place, date and hour of the meeting, must include an agenda indicating the items to be discussed and the proposed resolutions, and must be published at least 15 calendar days prior to the general shareholders’ meeting in the Belgian Official Gazette (Belgisch Staatsblad/Moniteur Belge), in a newspaper that is published nation-wide in Belgium, in paper or electronically, and on our company’s website. A publication in a nation-wide newspaper is not needed for annual general shareholders’ meetings taking place on the date, hour and place indicated in the articles of association of the Company if the agenda is limited to the treatment and approval of the financial statements, the annual report of the board of directors, the report of the statutory auditor, and the discharge from liability of the directors and statutory auditor. See also “— Voting Rights attached to the ordinary shares” below. In addition to this publication, the notice has to be distributed at least 15 calendar days prior to the meeting via the normal publication means that the Company uses for the publication of press releases. The term of 15 calendar days prior to the general shareholders’ meeting for the publication and distribution of the convening notice can be reduced to 10 calendar days for a second meeting if, as the case may be, the applicable quorum for the meeting is not reached at the first meeting, the date of the second meeting was mentioned in the notice for the first meeting and no new item is put on the agenda of the second meeting. See also further below under “— Quorum and majorities.”

At the same time as its publication, the convening notice must also be sent to the holders of registered shares, holders of registered convertible bonds, holders of registered subscription rights, holders of registered certificates issued with the co-operation of the Company (if any), and, as the case may be, to the directors and statutory auditor of the Company. This communication needs to be made by e-mail unless the addressee has informed the Company that it wishes to receive the relevant documentation by another equivalent means of communication. If the relevant addressee does not have an e-mail address or if it did not inform the Company thereof, the relevant documentation will be sent by ordinary mail.

Under the DGCL, unless otherwise provided in the certificate of incorporation or bylaws, written notice of any meeting of the shareholders of a Delaware corporation must be given to each shareholder entitled to vote at the meeting not less than ten nor more than sixty days before the date of the meeting and shall specify the place, date, hour and, in the case of a special meeting, the purpose of the meeting.

Formalities to attend the general shareholders’ meeting

All holders of shares, warrants, profit-sharing certificates, non-voting shares, convertible bonds, subscription rights or other securities issued by our company, as the case may be, and all holders of certificates issued with the co-operation of our company (if any) can attend the general shareholders’ meetings insofar as the law or the articles of association entitles them to do so and, as the case may be, gives them the right to participate in voting. The articles of association determine the formalities that shareholders need to fulfill to be admitted to the general shareholders’ meeting. As the case may be, the formalities for the registration of securities holders, and the notification of our company must be described in the notice convening the general shareholders’ meeting.

Our board of directors shall have the ability to determine that the right to attend the general shareholders’ meetings and to exercise the voting right at such meetings (as the case may be) is determined by the registration of the ownership of the securities concerned in the name of the holder of such securities on the third (3rd) business day prior to the date of the relevant general shareholders’ meeting (or such other date as shall be set out in the notice convening the general shareholders’ meeting, but which cannot be earlier than the 15th calendar date before the relevant general shareholders’ meeting), at midnight at the end of such day (Brussels time) (such date and hour being the relevant registration date), by means of the registration of such securities in the relevant (portion of the split) register book for such securities, or in the accounts of a certified account holder or relevant settlement institution for the securities concerned.

Our board of directors can make participation to the general shareholders’ meetings dependent on a requirement of notification by the securities holders concerned to the Company, or to the person appointed for this purpose by the Company, on a date to be determined by the board of directors before the date of the scheduled meeting, that such securities holder intends to attend the meeting, stating the number of securities with which such securities holder wishes to participate. The manner in which such notification must be made (as the case may be) must be set out in the notice convening the general shareholders’ meeting.

Electronic participation

Our board of directors has the possibility to organize the general shareholders’ meeting by means of electronic communication which must (i) allow the Company to verify the capacity and identity of the shareholders using it; (ii) at least enable (a) the securities holders to directly, simultaneously and continuously follow the discussions during the meeting and (b) the shareholders to exercise their voting rights on all points on which the general shareholders’ meeting is required to take a decision; and (iii) allow the securities holders to actively participate to the deliberations and to ask questions during the meeting.

Voting by proxy or remote voting

Each shareholder has, subject to compliance with the requirements set forth above under “— Formalities to attend the general shareholders’ meeting”, the right to attend a general shareholders’ meeting and to vote at the general shareholders’ meeting in person or through a proxy holder, who need not be a shareholder. The appointment of a proxy holder must be made in accordance with the applicable rules of Belgian law, including in relation to conflicts of interest and the keeping of a register.

The notice convening the meeting may allow shareholders to vote remotely in relation to the general shareholders’ meeting, by sending a paper form or, if specifically allowed in the notice convening the meeting, by sending a form electronically (in which case the form shall be signed by means of an electronic signature in accordance with applicable Belgian law). These forms shall be made available by our company. The original signed paper form must be received by our company within the term specified by the articles of association. Voting through the signed electronic form may occur until the last calendar day before the meeting.

Our company may also organize a remote vote in relation to the general shareholders’ meeting through other electronic communication methods, such as, among others, through one or several websites. Our company shall specify the practical terms of any such remote vote in the convening notice.

When votes are cast electronically, an electronic confirmation of receipt of the votes is sent to the relevant shareholders that cast the vote. After the general shareholders’ meeting, shareholders can obtain, at least upon request (which must be made no later than three months after the vote), the confirmation that their votes have been validly recorded and taken into account by the Company, unless that information is already available to them.

Holders of securities who wish to be represented by proxy or vote remotely must, in any case comply with the formalities to attend the meeting, as explained under “— Formalities to attend the general shareholders’ meeting.” Holders of shares without voting rights, profit-sharing certificates without voting rights, convertible bonds, warrants or certificates issued with the cooperation of our company may attend the general shareholders’ meeting but only with an advisory vote.

Voting rights attached to the Ordinary Shares

Each shareholder of the Company is entitled to one vote per ordinary share. Shareholders may vote by proxy, subject to the rules described below in “— Right to attend and vote at general shareholders’ meetings” and “— Voting by proxy or remote voting.”

●	Voting rights can be mainly suspended in relation to shares:

●	which are not fully paid up, notwithstanding the request thereto of the board of directors of the Company;

●	to which more than one person is entitled or on which more than one person has rights in rem (zakelijke rechten/droits réels) on, except in the event a single representative is appointed for the exercise of the voting right vis-à-vis the Company;

●	which entitle their holder to voting rights above the threshold of 25% of the total number of voting rights attached to the outstanding financial instruments of our company on the date of the relevant general shareholders’ meeting, in the event that the relevant shareholder has not notified us at least 20 calendar days prior to the date of the general shareholders’ meeting in accordance with the applicable rules of the Belgian Companies and Associations Code; or

●	of which the voting right was suspended by a competent court.

Pursuant to the Belgian Companies and Associations Code, the voting rights attached to shares owned by the Company, or a person acting in its own name but on behalf of the Company, or acquired by a subsidiary of the Company, as the case may be, are suspended. Generally, the general shareholders’ meeting has sole authority with respect to:

●	the approval of the annual financial statements of the Company;

●	the distribution of profits (except interim dividends (see “— Dividends” below));

●	the appointment and dismissal of directors of the Company;

●	the appointment and dismissal of the statutory auditor of the Company;

●	the granting of release from liability to the directors and the statutory auditor of the Company;

●	the determination of the remuneration of the directors and of the statutory auditor for the exercise of their mandate;

●	the filing of a claim for liability against directors;

●	the decisions relating to the dissolution, merger and certain other reorganizations of the Company; and

●	the approval of amendments to the articles of association.

Quorum and majorities

In general, there is no attendance quorum requirement for a general shareholders’ meeting and decisions are generally passed with a simple majority of the votes of the shares present or represented. However, capital increases (other than those decided by the board of directors pursuant to the authorized capital), decisions with respect to the Company’s dissolution, mergers, de-mergers and certain other reorganizations of the Company, amendments to the articles of association (other than an amendment of the corporate purpose), and certain other matters referred to in the Belgian Companies and Associations Code do not only require the presence or representation of at least 50% of the share capital of our Company but also a majority of at least 75% of the votes cast (whereby abstentions are not included in the numerator nor in the denominator). An amendment of our company’s corporate purpose requires the approval of at least 80% of the votes cast at a general shareholders’ meeting (whereby abstentions are not included in the numerator nor in the denominator), which can only validly pass such resolution if at least 50% of the share capital of the Company and at least 50% of the profit certificates, if any, are present or represented. In the event where the required quorum is not present or represented at the first meeting, a second meeting needs to be convened through a new notice. The second general shareholders’ meeting may validly deliberate and decide regardless of the number of shares present or represented. The special majority requirements, however, remain applicable.

Under the DGCL, the certificate of incorporation or bylaws of a Delaware corporation may specify the number of shares required to constitute a quorum but in no event shall a quorum consist of less than one-third of shares entitled to vote at a meeting. In the absence of such specifications, a majority of shares entitled to vote shall constitute a quorum.

Right to ask questions

Within the limits of article 7:139 of the Belgian Companies and Associations Code, security holders have a right to ask questions to the directors in connection with the report of the board of directors or the items on the agenda of such general shareholders’ meeting. However, directors may, in the interest of the Company, refuse to answer questions when the communication of certain information or facts could cause prejudice to the Company or is contrary to the obligations of confidentiality entered into by them or by the Company.

Shareholders can also ask questions to the statutory auditor in connection with its report. Such questions can be submitted in writing prior to the meeting or can be asked at the meeting. Written questions to the statutory auditor must be submitted to the Company at the same time. The statutory auditor may, in the interest of the Company, refuse to answer questions when the communication of certain information or facts could cause prejudice to the Company or is contrary to its professional secrecy or to obligations of confidentiality entered into by the Company. The statutory auditor has the right to speak at the general meeting in connection with the performance of its duties.

Written and oral questions will be answered during the meeting concerned in accordance with applicable law. In addition, in order for written questions to be considered, the shareholders who submitted the written questions concerned must comply with the formalities to attend the meeting, as explained under “— Formalities to attend the general shareholders’ meeting.”

Dividends

All shares participate equally in the Company’s profits (if any). Pursuant to the Belgian Companies and Associations Code, the shareholders can in principle decide on the distribution of profits with a simple majority vote at the occasion of the annual general shareholders’ meeting, based on the most recent statutory audited financial statements, prepared in accordance with Belgian GAAP and based on a (non-binding) proposal of the Company’s board of directors. The Belgian Companies and Associations Code and the Company’s articles of association also authorize the board of directors to declare interim dividends without shareholder approval. The right to pay such interim dividends is, however, subject to certain legal restrictions.

Our company’s ability to distribute dividends is subject to availability of sufficient distributable profits as defined under Belgian law on the basis of our stand-alone statutory accounts prepared in accordance with Belgian GAAP. In particular, dividends can only be distributed if following the declaration and issuance of the dividends the amount of our net assets on the date of the closing of the last financial year as follows from the statutory non-consolidated financial statements (i.e. summarized, the amount of the assets as shown in the balance sheet, decreased with provisions and liabilities, all in accordance with Belgian accounting rules), decreased with, except in exceptional circumstances, to be disclosed and justified in the notes to the annual accounts, the non-amortized costs of incorporation and extension and non-amortized costs for research and development, does not fall below the amount of the paid-up capital (or, if higher, the issued capital), increased with the amount of non-distributable reserves.

In addition, pursuant to Belgian law and our articles of association, the Company must allocate an amount of 5% of our Belgian GAAP annual net profit (nettowinst/bénéfices nets) to a legal reserve in its stand-alone statutory accounts, until the legal reserve amounts to 10% of our share capital. Our legal reserve currently does not meet this requirement. Accordingly, 5% of our Belgian GAAP annual net profit during future years will need to be allocated to the legal reserve, limiting our ability to pay out dividends to our shareholders.

Under our Credit Agreement with OrbiMed, no distributions can be declared or made without OrbiMed’s consent. In addition, further financial restrictions and other limitations may be contained in future credit agreements. The right to payment of dividends expires five years after the board of directors declared the dividend payable.

Under the DGCL, a Delaware corporation may pay dividends out of its surplus (the excess of net assets over capital), or in case there is no surplus, out of its net profits for either or both of the fiscal year in which the dividend is declared and the preceding fiscal year (provided that the amount of the capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets). Dividends may be paid in the form of shares, property or cash.

Appointment of Directors

Pursuant to the Belgian Companies and Associations Code and the articles of association, the board of directors must consist of at least three directors. Our Company’s Corporate Governance Charter provides that the board of directors should have a composition appropriate to the Company’s purpose, its operations, phase of development, structure of ownership and other specifics. Pursuant to the Belgian Companies and Associations Code and the articles of association of the company, the board of directors should be composed of at least three directors.

Liquidation Rights

Our company can only be voluntarily dissolved by a shareholders’ resolution passed with a majority of at least 75% of the votes cast at a meeting of shareholders where at least 50% of the share capital is present or represented. In the event the required quorum is not present or represented at the first meeting, a second meeting needs to be convened through a new notice. The second meeting of shareholders can validly deliberate and decide regardless of the number of shares present or represented.

Under the DGCL, unless the board of directors approves the proposal to dissolve, dissolution of a Delaware corporation must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. The DGCL allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

In the event of the dissolution and liquidation of our company, the assets remaining after payment of all debts and liquidation expenses will be distributed to the holders of our shares, each receiving a sum on a pro rata basis.

Pursuant to article 7:228 of the Belgian Companies and Associations Code, if, as a result of losses incurred, the ratio of our company’s net assets (determined in accordance with Belgian legal and accounting rules for non-consolidated financial statements) to share capital is less than 50%, the board of directors must convene an extraordinary general shareholders’ meeting within two months as of the date upon which the board of directors discovered or should have discovered this undercapitalization. At this general shareholders’ meeting the board of directors needs to propose either the dissolution of the Company or the continuation of the Company, in which case the board of directors must propose measures to ensure the Company’s continuity. The board of directors must justify its proposals in a special report to the shareholders. Shareholders representing at least 75% of the votes validly cast at this meeting have the right to dissolve the Company, provided that at least 50% of our share capital is present or represented at the meeting.

If, as a result of losses incurred, the ratio of the Company’s net assets to share capital is less than 25%, the same procedure must be followed, it being understood, however, that in that event shareholders representing 25% of the votes validly cast at the meeting can decide to dissolve the Company.

Pursuant to article 7:229 of the Belgian Companies and Associations Code, if the amount of the Company’s net assets has dropped below €61,500 (the minimum amount of share capital of a corporation with limited liability organised under the laws of Belgium (naamloze vennootschap/société anonyme)), any interested party is entitled to request the competent court to dissolve the Company. The court can order the dissolution of the Company or grant a grace period within which the Company is to remedy the situation.

If the Company is dissolved for any reason, the liquidation must be carried out by one or more liquidators appointed by the general shareholders’ meeting and whose appointment has been ratified by the enterprise court. Any balance remaining after discharging all debts, liabilities and liquidation costs must first be applied to reimburse, in cash or in kind, the paid-up capital of the shares not yet reimbursed. Any remaining balance shall be equally distributed amongst all the shareholders.

Specific legislation and jurisdiction

Notification of significant shareholdings

Pursuant to Article 7:83 of the Belgian Companies and Associations Code, a notification to the Company is required by all natural persons and legal persons that directly or indirectly acquire dematerialized voting securities representing the share capital or not of a limited liability company, at the latest within five working days following the day of acquisition, of the number of securities it holds, when the voting rights attached to these securities reach 25% or more of the total voting rights at the time of the transaction requiring notification. This notification is also compulsory within the same period in case of a transfer of securities when as a result the voting rights fall below the 25% threshold mentioned above.

The obligation to disclose significant shareholdings as well as certain other provisions of Belgian law (e.g., merger control and authorized capital) that may apply to the Company, may make an unsolicited tender offer, merger, change in management or other change in control, more difficult. Such provisions could discourage potential takeover attempts that third parties may consider and that other shareholders may consider to be in their best interest and could adversely affect the market price of the shares. These provisions may also deprive shareholders of the opportunity to sell their shares at a premium (which is typically offered in the context of a takeover bid).

In accordance with U.S. federal securities laws, holders of our ordinary shares will be required to comply with disclosure requirements relating to their ownership of our securities. Any person that, after acquiring beneficial ownership of our ordinary shares, is the beneficial owners of more than 5% of our outstanding ordinary shares must file with the SEC a Schedule 13D or Schedule 13G, as applicable, disclosing the information required by such schedules, including the number of our ordinary shares that such person has acquired (whether alone or jointly with one or more other persons). In addition, if any material change occurs in the facts set forth in the report filed on Schedule 13D (including a more than 1% increase or decrease in the percentage of the total shares beneficially owned), the beneficial owner must promptly file an amendment disclosing such change.

Public Takeover Bids

Public takeover bids for the Company’s shares and other securities giving access to voting rights (such as subscription rights or convertible bonds, if any) are subject to supervision by the FSMA. Any public takeover bid must be extended to all of the Company’s voting securities, as well as all other securities giving access to voting rights. Prior to making a bid, a bidder must publish a prospectus which has been approved by the FSMA prior to publication.

Belgium has implemented the Thirteenth Company Law Directive (European Directive 2004/25/EC of 21 April 2004) by the Belgian Act of 1 April 2007 on public takeover bids, as amended, or the Belgian Takeover Act, and the Belgian Royal Decree of 27 April 2007 on public takeover bids, as amended, or the Belgian Takeover Decree. As the Company no longer qualifies a listed company under Belgian law since its de-listing from Euronext Brussels in December 2023, the requirement, provided for by the Belgian Act of April 1, 2007, to launch a mandatory bid for all of our outstanding shares and securities giving access to shares if a person, as a result of its own acquisition or the acquisition by persons acting in concert with it or by persons acting on their account, directly or indirectly holds more than 30% of the voting securities in a company that has its registered office in Belgium and of which at least part of the voting securities are traded on a regulated market or on a multilateral trading facility designated by the Belgian Royal Decree of 27 April 2007 no longer applies. This may allow existing shareholders or new investors to acquire significant influence or control over the Company by acquiring the shares in the market without being required to acquire the other outstanding voting securities, as well as for all other securities that entitle the holders thereof to the subscription to the acquisition of or conversion into voting securities.

There are several provisions of Belgian company law and certain other provisions of Belgian law, such as merger control, that may apply towards the Company and which may create hurdles to an unsolicited tender offer, merger, change in management or other change in control. These provisions could discourage potential takeover attempts that other shareholders may consider to be in their best interest and could adversely affect the market price of the shares of the Company. These provisions may also have the effect of depriving the shareholders of the opportunity to sell their shares at a premium.

In addition, pursuant to Belgian company law, the board of directors of Belgian companies may in certain circumstances, and subject to prior authorization by the shareholders, deter or frustrate public takeover bids through dilutive issuances of equity securities (pursuant to the “authorized capital”) or through share buy-backs (i.e. purchase of own shares). In principle, the authorization of the board of directors to increase the share capital of the Company through contributions in kind or in cash with cancellation or limitation of the preferential subscription right of the existing shareholders is suspended as of the notification to the Company by the FSMA of a public takeover bid on the securities of the Company. The general shareholders’ meeting can, however, under certain conditions, expressly authorize the board of directors to increase the capital of the Company in such case by issuing shares in an amount of not more than 10% of the existing shares at the time of such a public takeover bid. (see also “— Rights attached to the ordinary shares”, “— Changes to the share capital” and “— Capital increases decided by the board of directors”).

The Company’s articles of association do not provide for any specific protective mechanisms against public takeover bids.

Squeeze-out

Pursuant to article 7:82 of the Belgian Companies and Associations Code or the regulations promulgated thereunder, a person or legal entity, or different persons or legal entities acting alone or in concert, who own, at least 95% of the securities with voting rights in a limited liability company are entitled to acquire the totality of the securities with voting rights in that company following a squeeze-out offer. With the exception of the securities for which the owner has expressly indicated in writing that he does not wish to relinquish them, the securities not offered at the end of the procedure shall be deemed to have passed automatically to the person making a squeeze-out offer with consignment of the price.

Limitations on the Right to Own Securities

Neither Belgian law nor our articles of association impose any general limitation on the right of non-residents or foreign persons to hold our securities or exercise voting rights on our securities other than those limitations that would generally apply to all shareholders.

Exchange Controls and Limitations Affecting Shareholders

There are no Belgian exchange control regulations that impose limitations on our ability to make, or the amount of, cash payments to residents of the United States.

We are in principle under an obligation to report to the National Bank of Belgium certain cross-border payments, transfers of funds, investments and other transactions in accordance with applicable balance-of-payments statistical reporting obligations. Where a cross-border transaction is carried out by a Belgian credit institution on our behalf, the credit institution will in certain circumstances be responsible for the reporting obligations.

Securities Exercisable for Ordinary Shares (Equity Incentives)

See “Management — Compensation of Our Directors and Executives — Warrant Plans” for a description of securities granted by our board of directors to our directors, members of the executive management team, employees and other service providers.

Listing

Our ordinary shares are listed on the Nasdaq Capital Market under the symbol “MDXH.”

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is Computershare.

TAXATION

Material Belgian Tax Consequences

General

The following paragraphs are a summary of material Belgian tax consequences of the ownership and disposal of our ordinary shares by an investor. The summary is based on laws, treaties and regulatory interpretations in effect in Belgium on the date of this document, all of which are subject to change, including changes that could have retroactive effect.

The summary only discusses Belgian tax aspects which are relevant to U.S. holders of our ordinary shares (“Holders”). This summary does not address Belgian tax aspects which are relevant to persons who are residents in Belgium or engaged in a trade or business in Belgium through a permanent establishment or a fixed base in Belgium. This summary does not purport to be a description of all of the tax consequences of the ownership and disposal of our ordinary shares and does not take into account the specific circumstances of any particular investor, some of which may be subject to special rules, or the tax laws of any country other than Belgium. This summary does not describe the tax treatment of investors that are subject to special rules, such as banks, insurance companies, collective investment undertakings, dealers in securities or currencies, persons that hold, or will hold, ordinary shares in a position in a straddle, share-repurchase transaction, conversion transactions, synthetic security or other integrated financial transactions. Investors should consult their own advisers regarding the tax consequences of an investment in ordinary shares in the light of their particular circumstances, including the effect of any state, local or other national laws, treaties and regulatory interpretation thereof.

Dividend Withholding Tax

As a general rule, under current Belgian law, a withholding tax of 30% is levied on the gross amount of dividends paid on or attributed to our ordinary shares, subject to such relief as may be available under applicable domestic or tax treaty provisions. Dividends subject to the dividend withholding tax include all benefits attributed to our ordinary shares. A reimbursement of fiscal capital made in accordance with the Belgian Companies and Associations Code is partly considered to be a distribution of the existing taxed reserves (irrespective whether incorporated into the capital or not) and/or the tax-free reserves incorporated into the capital. The proportion is determined on the basis of the ratio between certain taxed reserves and tax-free reserves incorporated into the capital on the one hand and, on the other hand, the aggregate of such reserves and the fiscal capital. In principle, fiscal capital includes paid-up statutory share capital, and subject to certain conditions, the paid-up issue premiums and the cash amounts subscribed to at the time of the issue of profit sharing certificates.

In case of a redemption by us of own shares, the redemption distribution (after deduction of the portion of fiscal capital represented by the redeemed shares) can be treated as a dividend which in certain circumstances may be subject to a withholding tax of 30%, subject to such relief as may be available under applicable domestic or tax treaty provisions. No Belgian withholding tax will be triggered if this redemption is carried out on a stock exchange and meets certain conditions. In case of a liquidation of our Company, any amounts distributed in excess of the fiscal capital will also be treated as a dividend which in principle is subject to a 30% withholding tax, subject to such relief as may be available under applicable domestic or tax treaty provisions.

For non-residents, the dividend withholding tax, if any, will be the only tax on dividends in Belgium, unless the non-resident holds ordinary shares in connection with a business conducted in Belgium, through a fixed base in Belgium or a Belgian permanent establishment.

Relief of Belgian Dividend Withholding Tax

Under the Belgium-United States Tax Treaty (the “Treaty”), there is a reduced Belgian withholding tax rate of 15% on dividends paid by us to a U.S. resident which beneficially owns the dividends and is entitled to claim the benefits of the Treaty under the limitation of benefits article included in the Treaty, (a “Qualifying Holder”). If such Qualifying Holder is a company that owns directly at least 10% of our voting stock, the Belgian withholding tax rate is further reduced to 5%. No withholding tax is however applicable if the Qualifying Holder does not carry on a business in Belgium through a permanent establishment situated therein, with which our shares are effectively connected and, is: (i) a company that is a resident of the United States that has owned directly ordinary shares representing at least 10% of our capital for a 12-month period ending on the date the dividend is declared, or (ii) a pension fund that is a resident of the United States, provided that such dividends are not derived from the carrying on of a business by the pension fund or through an associated enterprise.

Under the normal procedure, we or our paying agent must withhold the full Belgian withholding tax (without taking into account the (reduced) Treaty rate). Qualifying Holders may make a claim for reimbursement for amounts withheld in excess of the rate defined by the Treaty. The reimbursement form (Form 276 Div-Aut.) may be obtained online on the website of the Belgian tax authorities. The reimbursement form is to be sent as soon as possible to the tax authorities and in each case within a term of five years starting from the first of January of the year the withholding tax was paid to the Belgian Treasury. Qualifying Holders may also, subject to certain conditions, obtain the reduced Treaty rate at source. Qualifying Holders should deliver a duly completed Form 276 Div-Aut., accompanied by a duly stamped and signed form 6166 to us no later than ten days after the date on which the dividend is paid or attributed (whichever comes first). U.S. holders should consult their own tax advisors as to whether they qualify for reduction in withholding tax upon payment or attribution of dividends, and as to the procedural requirements for obtaining a reduced withholding tax upon the payment of dividends or for making claims for reimbursement.

Additionally, pursuant to Belgian domestic tax law, dividends paid or attributed to non-resident individuals who do not use our shares in the exercise of a professional activity may be exempt from non-resident individual income tax up to the taxable amount of EUR 859 (for income year 2026 – hence EUR 257.7 of non-resident individual income tax if the 30% withholding tax rate is applicable). Consequently, if Belgian withholding tax has been levied on dividends paid or attributed to our shares, such Belgian non-resident may request in his or her non-resident income tax return that any Belgian withholding tax levied on dividends up to the amount of EUR 859 (for income year 2026) be credited and, as the case may be, reimbursed. However, if no Belgian non-resident income tax return has to be filed by the non-resident individual, any Belgian withholding tax levied on dividends up to such an amount could in principle be reclaimed by filing a request thereto addressed to the designated tax official. Such a request has to be made at the latest on December 31 of the calendar year following the calendar year in which the relevant dividend(s) have been received, together with an affidavit confirming the non-resident individual status and certain other formalities which are determined by Royal Decree. For the avoidance of doubt, all dividends paid or attributed to the non-resident individual are taken into account to assess whether the maximum amount of EUR 859 (for income year 2026) is reached (and hence not only the amount of dividends paid or attributed on our shares).

Withholding tax is also not applicable, pursuant to Belgian domestic tax law, on dividends paid to certain U.S. pension funds provided that the U.S. pension fund (i) qualifies as a non-resident saver for Belgian withholding tax purposes (i.e., it has a separate legal personality and fiscal residence outside of Belgium and without a permanent establishment or fixed base in Belgium), (ii) has a corporate purpose that consists solely in managing and investing funds collected in order to pay legal or complementary pensions, (iii) has activity that is limited to the investment of funds collected in the exercise of its statutory purpose, without any profit making activity and (iv) is exempt from income taxes in the United States. Furthermore, such pension fund may not contractually be obligated to redistribute the dividends to any beneficial owner of such dividends for whom it would manage our ordinary shares nor obligated to pay a manufactured dividend with respect to our ordinary shares under a securities borrowing transaction (save in certain particular cases as described in Belgian law) and subject to certain procedural formalities. A pension fund not holding the shares — which give rise to dividends — for an uninterrupted period of 60 days in full ownership amounts to a rebuttable presumption that the arrangement or series of arrangements which are connected to the dividend distributions, are not genuine. The withholding tax exemption will in such case be rejected, unless counterproof is provided by the OFP that the arrangement or series of arrangements are genuine.

Under Belgian domestic tax law, a withholding tax exemption is available to dividends paid to a non-resident corporate shareholder (located in a Member State of the European Union or in a country with which Belgium has entered in a double tax treaty including sufficient information exchange provisions) provided that (i) at the date of payment or attribution of the dividend it holds a participation in our company representing at least 10% of our share capital, (ii) this holding is held or will be held in full ownership for an uninterrupted period of at least one year, (iii) this non-resident corporate shareholder is tax resident of the country where it is established according to the tax laws of and the bilateral tax treaties established by such country, (iv) this non-resident corporate shareholder is subject to a corporate income tax regime similar to Belgian corporate income tax regime without benefitting from a tax regime that derogates from our ordinary tax regime and (v) its legal form is (similar to one of the legal forms) listed in the annex of the E.U. directive dated July 23, 1990 (90/435/EC) as amended by the directive of December 22, 2003 (2003/123/EC). The withholding tax exemption will apply provided that certain procedural formalities are complied with.

Please note that this withholding tax exemption will not be applicable to dividends which are connected to an arrangement or a series of arrangements (“rechtshandeling of geheel van rechtshandelingen”/“acte juridique ou un ensemble d’actes juridiques”) for which the Belgian Tax Administration, taking into account all relevant facts and circumstances, has proven, unless evidence to the contrary, that this arrangement or this series of arrangements is not genuine (“kunstmatig”/“non authentique”) and has been put in place for the main purpose or one of the main purposes of obtaining the dividend received deduction, the above dividend withholding tax exemption or one of the advantages of the Parent-Subsidiary Directive in another EU Member State. An arrangement or a series of arrangements is regarded as not genuine to the extent that they are not put into place for valid commercial reasons which reflect economic reality.

If the Holder holds the above-mentioned minimum participation for less than one year, at the time the dividends are paid on, we must levy the withholding tax but we do not need to transfer it to the Belgian Treasury provided that the Holder provides us or our paying agent, at the latest upon the attribution of the dividends, its qualifying status, with a certificate confirming – in addition to its qualifying status and the fulfilment of the relevant conditions – , the date as of which the Holder has held the minimum participation, and the Holder’s commitment to hold it for an uninterrupted period of at least one year. The Holder must also inform us or our paying agent when the one-year period has expired or if its shareholding drops below 10% of our share capital before the end of the one-year holding period. Upon satisfying the one-year shareholding requirement, the dividend withholding tax which was temporarily withheld will be paid to the Holder.

Finally, a withholding tax exemption is available, pursuant to Belgian domestic tax law, to dividends paid to a non-resident corporate shareholder (located in the European Economic Area or in a country with which Belgium has entered in a double tax treaty including sufficient information exchange provisions) to the extent that at the date of payment or attribution of the dividend it holds a participation in our company representing less than 10% of our share capital but the acquisition value of which is at least €2.5 million (and which participation qualifies as financially fixed asset in case the Holder does not qualify as SME according to Belgian law) and provided that certain other conditions are met, i.e., that (i) this holding is held or will be held in full ownership for an uninterrupted period of at least one year (ii) this non-resident corporate shareholder is subject to a corporate income tax regime similar to Belgian corporate income tax regime without benefitting from a tax regime that derogates from our ordinary tax regime, and (iii) its legal form is (similar to one of the legal forms) listed in the annex I, part A, of the E.U. directive dated November 30, 2011 (2011/96/EU) as amended by the directive of July 8, 2014 (2014/86/EU). This reduced withholding tax will apply only if and to the extent that our ordinary Belgian withholding tax cannot be credited or reimbursed to the non-resident corporate shareholder referred to above and subject to certain procedural formalities.

Capital Gains and Losses

Pursuant to the Treaty, capital gains and/or losses realized by a Qualifying Holder from the sale, exchange or other disposition of ordinary shares do not fall within the scope of application of Belgian domestic tax law.

Capital gains realized on ordinary shares by a corporate Holder which is not entitled to claim the benefits of the Treaty under the limitation of benefits article included in the Treaty are generally not subject to taxation in Belgium unless the corporate Holder is acting through a Belgian permanent establishment or a fixed place in Belgium to which our ordinary shares are effectively connected. Capital losses are not deductible.

Private individual Holders who are not entitled to claim the benefits of the Treaty under the limitation of benefits article included in the Treaty and which are holding ordinary shares as a private investment will, as a rule, not be subject to tax on any capital gains arising out of a disposal of ordinary shares. Losses will, as a rule, not be deductible in Belgium.

However, if the gain realized by such individual Holders on ordinary shares is deemed to be realized outside the scope of the normal management of such individual’s private estate and the capital gain is obtained or received in Belgium, the gain will in principle be taxable at 33% as miscellaneous income. The Official Commentary to the ITC 1992 stipulates that occasional transactions on a stock exchange regarding ordinary shares should not be considered as transactions realized outside the scope of normal management of one’s own private estate.

Capital gains realized by such individual Holders on the disposal of ordinary shares for consideration, outside the exercise of a professional activity, to a non-resident company (or a body constituted in a similar legal form), to a foreign state (or one of its political subdivisions or local authorities) or to a non-resident legal entity who is established outside the European Economic Area, are in principle taxable at a rate of 16.5% if, at any time during the five years preceding the sale, such individual Holders has owned directly or indirectly, alone or with his/her spouse or with certain relatives, a substantial shareholding in us (that is, a shareholding of more than 25% of our shares).

Capital gains realized by a Holder upon the redemption of ordinary shares or upon our liquidation will generally be taxable as a dividend. See section “Dividend Withholding Tax.”

It is foreseen in the governmental agreement (but not yet implemented) that, as of January 1, 2026, capital gains (calculated as of the market value on December 31, 2025) are subject to the so-called ‘solidarity contribution’. The capital gains will then be taxed at a standard rate of 10%, with an annual exemption of EUR 10,000. Shareholders, holding at least 20% will be subject to a regime with progressive rates (1.25-10%), whereby the exemption is increased to EUR 1,000,000 (which is to be spread over a five-year period). Capital losses can then be offset to capital gains within the same category of financial asset, which arise within the same taxable period.

Estate and Gift Tax

There is no Belgian estate tax on the transfer of ordinary shares upon the death of a Belgian non-resident.

Donations of ordinary shares made in Belgium may or may not be subject to gift tax in Belgium depending on the modalities under which the donation is carried out.

Belgian Tax on Stock Exchange Transactions

A tax on stock exchange transactions (taxe sur les opérations de bourse/taks op de beursverrichtingen) is generally levied on the purchase and the sale and on any other acquisition and transfer for consideration of existing ordinary shares on the secondary market carried out by a Belgian resident investor through a professional intermediary if (i) executed in Belgium through a professional intermediary, or (ii) deemed to be executed in Belgium, which is the case if the order is directly or indirectly made to a professional intermediary established outside of Belgium, either by private individuals having their usual residence in Belgium, or legal entities for the account of their seat or establishment in Belgium.

The applicable rate amounts to 0.35% of the consideration paid but with a cap of €1,600 per transaction and per party. The tax is due separately from each party to any such transaction, i.e., the seller (transferor) and the purchaser (transferee), both collected by the professional intermediary.

However, if the intermediary is established outside of Belgium, the tax will in principle be due by the ordering private individual or legal entity, unless that individual or entity can demonstrate that the tax has already been paid. Professional intermediaries established outside of Belgium can, subject to certain conditions and formalities, appoint a Belgian representative for tax purposes, which will be liable for the tax on stock exchange transactions in respect of the transactions executed through the professional intermediary.

Belgian non-residents who purchase or otherwise acquire or transfer, for consideration, ordinary shares in Belgium for their own account through a professional intermediary may be exempt from the tax on stock exchange transactions if they deliver a sworn affidavit to the intermediary in Belgium confirming their non-resident status.

In addition, no stock exchange tax is payable by: (i) professional intermediaries described in Article 2, 9° and 10° of the Belgian Act of August 2, 2002 acting for their own account, (ii) insurance companies described in Article 6 of the Belgian Act of 13 March 2016 on the status and control of insurance and reinsurance companies, (iii) professional retirement institutions referred to in Article 2, 1° of the Belgian Act of October 27, 2006 relating to the control of professional retirement institutions acting for their own account, (iv) collective investment institutions acting for their own account, or (v) regulated real estate companies (for the stock exchange tax only).

No stock exchange tax will thus be due by Holders on the subscription, purchase or sale of ordinary shares, if the Holders are acting for their own account. In order to benefit from this exemption, the Holders must file with the professional intermediary in Belgium a sworn affidavit evidencing that they are non-residents for Belgian tax purposes.

Belgian Annual Tax on Securities Accounts

The Belgian Act of February 17, 2021 introduced a annual tax on securities accounts due on securities accounts held through an intermediary if the average value of the taxable financial instruments held on this securities account exceeds €1 million during a reference period of 12 consecutive months. This annual tax on securities accounts is introduced because the previous tax on securities accounts was annulled by the Belgian Constitutional Court.

The annual tax on securities accounts is due irrespective of whether the holder of a securities account is a physical person or a legal entity. If the holder of a securities account is a Belgian resident, the annual tax on securities accounts will be applicable both to securities accounts held in Belgium as well as securities accounts held abroad. For non-residents, only securities accounts held in Belgium fall in scope of the annual tax on securities accounts. A double tax treaty could prevent Belgium to levy the annual tax on securities accounts.

Certain exemptions exist to mitigate the impact of the annual tax on securities accounts on the financial sector. As such, securities accounts held by certain financial undertakings are exempt.

All securities held on a securities account are targeted, such as shares, bonds, participations in investment funds and investment companies, but also derived products, such as index trackers, turbos, real estate certificates and cash. The rate of the annual tax on securities accounts amounts to 0.15% on securities accounts of which the average value exceeds €1 million during a reference period of 12 consecutive months. In order to avoid that the payment of the tax would result in a decrease of the average value below the €1 million threshold, the rate is limited to 10% of the difference between the taxable base and €1 million in those cases. The reference period is a subsequent period of 12 months starting on October 1 and ending September 30 of the subsequent year subject to certain changes in specific circumstances. The average value is calculated by taking the average of the securities accounts values on December 31, March 31, June 30 and September 30.

The tax must be declared and paid by the Belgian resident intermediary with whom the securities account is held. If a securities account is held with a non-resident intermediary, the holder of the securities account itself is responsible for the declaration and the payment of the annual tax on securities accounts. Alternatively, the foreign intermediary could also voluntarily appoint a recognized responsible representative in Belgium to declare and pay the tax.

In case of non-declaration, late, inaccurate or incomplete declaration, as well as non-payment or late payment, a penalty varying from 10% to 200% of the tax due can be imposed. Every holder of the securities account is jointly and severally liable to pay these penalties. The Act furthermore includes a general anti-abuse provision pursuant to which the following is not allowed: (i) distributing taxable financial instruments over different securities accounts to avoid the threshold of €1 million for an individual account, (ii) converting taxable financial instruments into nominative securities (the latter are out of scope of the tax); (iii) transferring a securities account to a foreign legal entity which then transfers the securities to a foreign securities account, etc. In the aforementioned circumstances, there is a refutable presumption that abuse exists. However, the Act also includes situations in which there is an irrefutable presumption of abuse (specific anti-abuse provisions). As such, the following transactions taking place as of October 30, 2020 onwards will be considered to constitute abuse: (i) splitting of a securities account into multiple securities accounts held by the same intermediary; and (ii) the conversion of taxable financial instruments held in a securities account to nominal financial instruments. However, in its judgment of October 27, 2022, the Belgian Constitutional Court annulled the specific anti-abuse provisions as well as the retroactive effect up to October 30, 2020 of the general anti-abuse provision. As a result, only the general anti-abuse provision can still be validly applied and, moreover, only as of February 26, 2021.

Prospective Holders should consult their own tax advisors as to whether they are subject to the annual tax on securities accounts.

Proposed Financial Transactions Tax

On 14 February 2013, the EU Commission adopted the Draft Directive on a common Financial Transaction Tax (“FTT”). Earlier negotiations for a common transaction tax among all 28 EU Member States had failed. The current negotiations between the Participating Member States (i.e. Austria, Belgium, France, Germany, Greece, Italy, Portugal, Slovakia, Slovenia and Spain) are seeking a compromise under “enhanced cooperation” rules, which require consensus from at least nine nations. Estonia already left the negotiations by declaring it would not introduce the FTT.

The Draft Directive currently stipulates that once the FTT enters into force, the Participating Member States shall not maintain or introduce taxes on financial transactions other than the FTT (or VAT as provided in the Council Directive 2006/112/EC of 28 November 2006 on the common system of value added tax). For Belgium, the tax on stock exchange transactions should thus be abolished once the FTT enters into force.

Pursuant to the Draft Directive, the FTT would be payable on financial transactions provided at least one party to the financial transaction is established or deemed established in a Participating Member State and there is a financial institution established or deemed established in a Participating Member State which is a party to the financial transaction, or is acting in the name of a party to the transaction. The FTT would, however, not apply to (inter alia) primary market transactions referred to in article 5(c) of Regulation (EC) No 1287/2006, including the activity of underwriting and subsequent allocation of financial instruments in the framework of their issue.

The rates of the FTT would be fixed by each Participating Member State but for transactions involving financial instruments other than derivatives shall amount to at least 0.1% of the taxable amount. The taxable amount for such transactions would in general be determined by reference to the consideration paid or owed in return for the transfer or the market price (whichever is higher). The FTT should be payable by each financial institution established or deemed established in a Participating Member State which is either a party to the financial transaction, or acting in the name of a party to the transaction or where the transaction has been carried out on its account. Where the FTT due has not been paid within the applicable time limits, each party to a financial transaction, including persons other than financial institutions, would become jointly and severally liable for the payment of the FTT due.

In case of implementation any sale, purchase or exchange of shares would become subject to the FTT at a minimum rate of 0.1% provided the above mentioned prerequisites are met. The issuance of new shares would not be subject to the FTT.

In January 2019, Germany and France proposed that a French-style FTT be levied on the acquisition of shares of listed companies whose head office is in a Member State of the European Union and whose market capitalization exceeds EUR 1 billion on 1 December of the preceding year. The tax should be levied on the transfer of ownership when shares of listed public limited companies are acquired. Initial public offerings, market making and intraday trading should not be taxable.

The tax rate should be no less than 0.2 per cent.

On 11 March 2019, the finance ministers of the Participating Member States met in the margins of the Ecofin meeting. There is consensus among the ministers that the FTT should continue to be negotiated according to the Franco-German proposal.

However, the introduction of the FTT remains subject to negotiations between the Participating Member States. It may therefore be altered prior to any implementation, of which the eventual timing and fate remains unclear. Additional EU Member States may decide to participate or drop out of the negotiations. The project will be terminated if the number of Participating Member States falls below nine.

In the framework of the Multiannual Financial Framework (MFF)/Own Resources negotiations, the European Parliament supported the introduction of the FTT as an Own Resource. The Commission agreed to issue a declaration as part of the overall political agreement. The Commission has recently clarified that “should there be an agreement on this Financial Transaction Tax, the Commission will make a proposal in order to transfer revenues from this Financial Transaction Tax to the EU budget as an own resource. If there is no agreement by end of 2022, the Commission will, based on impact assessments, propose a new own resource, based on a new Financial Transaction Tax. The Commission shall endeavor to make these proposals by June 2024 in view of its introduction by 1 January 2026”.

In February 2021, EU Member States have been consulted on their current position regarding the FTT.

On 18 May 2021, the Commission again mentioned in a Communication that it will propose additional new own resources, which could include a Financial Transaction Tax.

In June 2023, the Commission stated that “the prospects of reaching an agreement” on the FTT in the future were “limited” adding there was “little expectation that any proposal would be agreed in the short term.”

In the Work Program for 2026, the European Commission indicated that it intends to withdraw the FTT proposal.

Prospective investors should consult their own professional advisors in relation to the FTT.

Common Reporting Standard

Following recent international developments, the exchange of information is governed by the Common Reporting Standard (“CRS”). On March 13, 2025, the total of jurisdictions that have signed the multilateral competent authority agreement (“MCAA”) amounts to 126. The MCAA is a multilateral framework agreement to automatically exchange financial and personal information, with the subsequent bilateral exchanges coming into effect between those signatories that file the subsequent notifications.

Under CRS, financial institutions resident in a CRS country are required to report, according to a due diligence standard, financial information with respect to reportable accounts, which includes interest, dividends, account balance or value, income from certain insurance products, sales proceeds from financial assets and other income generated with respect to assets held in the account or payments made with respect to the account. Reportable accounts include accounts held by individuals and entities (which include trusts and foundations) with fiscal residence in another CRS country. The standard includes a requirement to look through passive entities to report on the relevant controlling persons.

On December 9, 2014, EU Member States adopted Directive 2014/107/EU on administrative cooperation in direct taxation (“DAC2”), which provides for mandatory automatic exchange of financial information as foreseen in CRS. DAC2 amends the previous Directive on administrative cooperation in direct taxation, Directive 2011/16/EU and replaces the EC Council Directive 2003/48EC on the taxation of savings income (commonly referred to as the “Savings Directive”) as from January 1, 2016. Austria has been nonetheless allowed to exchange information under DAC2 as from January 1, 2017.

On May 27, 2015, Switzerland signed an agreement with the European Union in order to implement, as from January 1, 2017, an automatic exchange of information based on the CRS. This new agreement will replace the agreement on the taxation of savings that entered into force in 2005. As from January 1, 2017, financial institutions in the EU and Switzerland apply the due diligence procedures envisaged under the new agreement to identify customers who are reportable persons, i.e., for Switzerland residents of any EU Member State. This data was exchanged for the first time in autumn 2018.

As a result of the Law of December 16, 2015, the mandatory automatic exchange of information applies in Belgium (i) as of income year 2016 (first information exchange in 2017) towards the EU Member States (including Austria, irrespective of the fact that the automatic exchange of information by Austria towards other EU Member States is only foreseen as of income year 2017), (ii) as of income year 2014 (first information exchange in 2016) towards the US and (iii), with respect to any other non-EU States that have signed the MCAA.

Investors who are in any doubt as to their position should consult their professional advisers.

MATERIAL CHANGES

Except as otherwise described below and in our Annual Report on Form 20-F for the fiscal year ended December 31, 2024, in those portions of our Current Reports on Form 6-K furnished under the Exchange Act and specifically incorporated by reference herein and as disclosed in this prospectus, no reportable material changes have occurred since December 31, 2024.

LEGAL MATTERS

Unless otherwise indicated in an applicable prospectus supplement, the validity of the securities being offered by this prospectus and other legal matters concerning this offering relating to Belgian law will be passed upon for us by Baker McKenzie BV/SRL. In addition, certain legal matters in connection with any offering of securities by this prospectus may be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of the offering by such underwriters, dealers or agents.

EXPERTS

The consolidated financial statements of MDxHealth SA at December 31, 2024 and 2023, and for each of the two years in the period ended December 31, 2024, which are incorporated by reference into this prospectus have been so included in reliance on the report of BDO Réviseurs d’Entreprises SRL, an independent registered public accounting firm, appearing elsewhere herein and in the registration statement given on the authority of such firm as experts in accounting and auditing. The registered business address of BDO Réviseurs d’Entreprises SRL is Da Vincilaan 9, 1930 Zaventem, Belgium.

The audited financial statements of Exosome Diagnostics, Inc. as of June 30, 2025 and for the year then ended included in exhibit 99.1 of MDxHealth SA’s Current Report on Form 6-K dated February 11, 2026, have been incorporated by reference herein in reliance on the report of KPMG LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus, which constitutes a part of the registration statement on Form F-3, does not contain all of the information contained in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. You should read our registration statements and their exhibits and schedules for further information with respect to us and the securities offered by this prospectus. Statements made in this prospectus concerning the contents of any contract, agreement or other document are summaries of all material information about the documents summarized, but are not complete descriptions of all terms of these documents. If we file any of these documents as an exhibit to the registration statement, we refer you to the copy of the document that has been filed for a complete description of its terms. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

As a foreign private issuer, we are also exempt from the requirements of Regulation FD (Fair Disclosure) which, generally, are meant to ensure that select groups of investors are not privy to specific information about an issuer before other investors. We are, however, still subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5 of the Exchange Act. Since many of the disclosure obligations required of us as a foreign private issuer are different than those required by U.S. domestic reporting companies, our shareholders, potential shareholders and the investing public in general should not expect to receive information about us in the same amount and at the same time as information is received from, or provided by, U.S. domestic reporting companies.

We maintain a corporate website at www.mdxhealth.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus and our website address is included in this prospectus as an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form F-3 under the Securities Act with the SEC with respect to the securities we may offer pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.” The documents we are incorporating by reference into this prospectus are:

●	our Annual Report on Form 20-F for the year ended December 31, 2024, filed with the SEC on March 31, 2025;

●	our Reports on Form 6-K furnished to the SEC on May 2, 2025, May 6, 2025, June 6, 2025, July 3, 2025, August 14, 2025, and February 11, 2026; and

●	the description of our ordinary shares contained in Exhibit 2.1 to our Annual Report on Form 20-F for the year ended December 31, 2023, filed with the SEC on April 30, 2024, including any amendment or report filed for the purpose of updating such description.

We are also incorporating by reference all subsequent Annual Reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) prior to the termination of this offering. In all cases, you should rely on the later information over different information included in this prospectus or any accompanying prospectus supplement.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

MDxHealth SA

CAP Business Center

Zone Industrielle des Hauts-Sarts

4040 Herstal, Belgium

+1 (866) 259-5644

You may also access these documents on our website, www.mdxhealth.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

EXPENSES

The following is an estimate of the expenses (all of which are to be paid by us) that we may incur in connection with the securities being registered hereby, other than the SEC registration fee.

SEC registration fee	$814.83
FINRA filing fee	(1)
Legal fees and expenses	(1)
Accounting fees and expenses	(1)
Printing expenses	(1)
Miscellaneous expenses	(1)

Total	$(1)

(1)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

ENFORCEMENT OF CIVIL LIABILITIES

We are a corporation organized under the laws of Belgium. Certain of our directors are citizens and residents of countries other than the United States, and certain of our assets are located outside of the United States. Accordingly, it may be difficult for investors:

●	to obtain jurisdiction over us or our non-U.S. resident officers and directors in U.S. courts in actions predicated on the civil liability provisions of the U.S. federal securities laws;

●	to enforce judgments obtained in such actions against us or our non-U.S. resident officers and directors;

●	to bring an original action in a Belgian court to enforce liabilities based upon the U.S. federal securities laws against us or our non-U.S. resident officers or directors; and

●	to enforce against us or our directors in non-U.S. courts, including Belgian courts, judgments of U.S. courts predicated upon the civil liability provisions of the U.S. federal securities laws.

The U.S. currently does not have a treaty with Belgium providing for the reciprocal recognition and enforcement of judgments, other than arbitral awards, in civil and commercial matters. Consequently, a final judgment rendered by any federal or state court in the United States, whether or not predicated solely upon U.S. federal or state securities laws, would not automatically be enforceable in Belgium. Actions for the recognition and enforcement of judgments of U.S. courts are regulated by Articles 22 to 25 of the 2004 Belgian Code of Private International Law. Recognition or enforcement does not imply a review of the merits of the case and is irrespective of any reciprocity requirement. A U.S. judgment will, however, not be recognized or declared enforceable in Belgium, unless (in addition to compliance with certain technical provisions) the Belgian courts are satisfied of the following:

●	The effect of the recognition or enforcement of judgment is not manifestly incompatible with (Belgian) public order.

●	The judgment did not violate the rights of the defendant.

●	The judgment was not rendered in a matter where the parties did not freely dispose of their rights, with the sole purpose of avoiding the application of the law applicable according to Belgian international law.

●	The judgment is not subject to further recourse under U.S. law.

●	The judgment is not incompatible with a judgment rendered in Belgium or with a prior judgment rendered abroad that might be recognized in Belgium.

●	The claim was not filed outside Belgium after a claim was filed in Belgium, if the claim filed in Belgium relates to the same parties and the same subject and is still pending.

●	The Belgian courts did not have exclusive jurisdiction to rule on the matter.

●	The U.S. court did not accept its jurisdiction solely on the basis of either the presence of the plaintiff or the location of goods not directly linked to the dispute in the United States.

●	The judgment did not concern the deposit or validity of intellectual property rights when the deposit or registration of those intellectual property rights was requested, done or should have been done in Belgium pursuant to international treaties.

●	The judgment did not relate to the validity, operation, dissolution, or liquidation of a legal entity that has its main seat in Belgium at the time of the petition of the U.S. court.

●	If the judgment relates to the opening, progress or closure of insolvency proceedings, it is rendered on the basis of the European Regulation on Insolvency Proceedings (EU Regulation No. 2015/848 of May 20, 2015) or, if not, that (a) a decision in the principal proceedings is taken by a judge in the state where the most important establishment of the debtor was located or (b) a decision in territorial proceedings was taken by a judge in the state where the debtor had another establishment than its most important establishment – in this latter case, the recognition or declaration of enforcement of the judgment may only concern assets located in the territory of the state where the proceedings were opened.

●	The judgment submitted to the Belgian court is authentic under the laws of the state where the judgment was issued; in case of a default judgment, it can be shown that under locally applicable laws the invitation to appear in court was properly served on the defendant; a document can be produced showing that the judgment is, under the rules of the state where it was issued, enforceable and was properly served on the defendant.

In addition, with regard to the enforcement by legal proceedings of any claim (including the exequatur of foreign court decisions in Belgium), a registration tax of 3% (to be calculated on the total amount that a debtor is ordered to pay) is due, if the sum of money that the debtor is ordered to pay by a Belgian court judgment, or by a foreign court judgment that is either (i) automatically enforceable and registered in Belgium or (ii) rendered enforceable by a Belgian court, exceeds €12,500. The debtor is liable for the payment of the registration tax. A stamp duty is payable for each second (or more) original copies of an enforcement judgment rendered by a Belgian court, with a maximum of €1,450.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

MDXHEALTH SA

1,867,186 Ordinary Shares

PROSPECTUS

, 2026

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Under Belgian law, the directors of a company may be liable for damages to our company in case of improper performance of their duties. Our directors may be liable to our company and to third parties for infringement of our articles of association or Belgian company law. Under certain circumstances, directors may be criminally liable. We maintain liability insurance for the benefit of our directors and members of our executive management team.

We maintain liability insurance for our directors and officers, including insurance against liability under the Securities Act of 1933, as amended, and have entered into agreements with our directors and executive officers to provide contractual indemnification. With certain exceptions and subject to limitations on indemnification under Belgian law, these agreements will provide for indemnification for damages and expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding arising out of his or her actions in that capacity.

These agreements may discourage shareholders from bringing a lawsuit against our directors and executive officers for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and executive officers, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these insurance agreements.

Certain of our non-employee directors may, through their relationships with their employers or partnerships, be insured and/or indemnified against certain liabilities in their capacity as members of our board of directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 9. Exhibits

The following exhibits have been filed as part of this registration statement:

1.1*	Form of Underwriting Agreement
1.2	Sales Agreement, dated April 30, 2024, between the Company and Cowen and Company, LLC (incorporated by reference to Exhibit 1.1 to the Registrant’s Report on Form 6-K (No. 001-40996) filed with the Commission on May 1, 2024)
3.1	Articles of Association of MDxHealth SA (English Translation) (incorporated by reference to Exhibit 3.1 to the Registrant’s Report on Form 6-K (No. 001-40996) filed with the Commission on October 29, 2024)
3.2	Corporate Governance Charter of MDxHealth SA (English Translation) (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form F-1 (No. 333-260213) filed with the Commission on October 13, 2021)
5.1	Opinion of Baker McKenzie BV/SRL
5.2	Opinion of Baker McKenzie BV/SRL
5.3	Opinion of Baker McKenzie BV/SRL
23.1	Consent of BDO Réviseurs d’Entreprises SRL, Independent Registered Public Accounting Firm
23.2	Consent of Baker McKenzie BV/SRL (included in Exhibit 5.1, Exhibit 5.2 and Exhibit 5.3)
23.3	Consent of KPMG LLP
24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 to the Registrant's Registration Statement on Form F-3 (No. 333-292463) filed with the Commission on December 29, 2025)
107**	Filing Fee Table

*	To be subsequently filed, if applicable, by an amendment to this registration statement or by a Report on Form 6-K.
**	Previously filed.

Item 10. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-1, Form S-3, Form SF-3, or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, California, on February 11, 2026.

MDxHealth SA

By:	/s/ Michael McGarrity
Name:	Michael McGarrity
Title:	Chief Executive Officer

POWERS OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

February 11, 2026	/s/ Michael McGarrity
Michael McGarrity Chief Executive Officer and Director (Principal Executive Officer)

February 11, 2026	/s/ Scott McMahan
Scott McMahan Vice President of Finance and Interim Chief Financial Officer (Principal Financial and Accounting Officer)

February 11, 2026	*
Koen Hoffman (acting through Ahok BV) Chairman of the Board of Directors

February 11, 2026	*
Dr. Sanford Jay Siegel (acting through Qaly-Co Sàrl) Director

February 11, 2026	*
Hilde Windels (acting through Hilde Windels BV) Director

February 11, 2026	*
Michael Holder

February 11, 2026	*
Dr. Eric Bednarski Director

February 11, 2026	*
Donnie (Don) M. Hardison Director

*	/s/ Michael McGarrity
	Name:	Michael McGarrity
Attorney-in-fact

SIGNATURE OF AUTHORIZED US REPRESENTATIVE OF REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of MDxHealth SA, has signed this registration statement on Form F-3 on February 11, 2026.

MDxHealth, Inc.

By:	/s/ Michael McGarrity
Name:	Michael McGarrity
Title:	Chief Executive Officer